     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996

                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           PINNACLE BANC GROUP, INC.
             (Exact name of registrant as specified in its charter)

           ILLINOIS                          6711                  36-3190818
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           2215 YORK ROAD, SUITE 208
                           OAK BROOK, ILLINOIS 60521
                                 (708) 574-3550
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                            MR. JOHN J. GLEASON, JR.
                           2215 YORK ROAD, SUITE 208
                           OAK BROOK, ILLINOIS 60521
                                 (708) 574-3550
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

           RICHARD W. BURKE                          MARY M. SJOQUIST
     Burke, Warren & MacKay, P.C.               Muldoon, Murphy & Faucette
            One IBM Plaza                       5101 Wisconsin Avenue N.W.
   330 N. Wabash Street, Suite 2200               Washington, D.C. 20016
       Chicago, Illinois 60611                        (202) 362-0840
            (312) 840-7000

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF                              MAXIMUM          MAXIMUM         AMOUNT OF
    SECURITIES TO BE          MAXIMUM AMOUNT     OFFERING PRICE      AGGREGATE      REGISTRATION
       REGISTERED            TO BE REGISTERED       PER UNIT      OFFERING PRICE         FEE
Common Stock, $4.69 par
 value per share.........  1,456,362 shares(1)     $25.875(2)     $42,807,004.08    $14,759.86(3)

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the transactions described herein.

(2) Estimated in accordance with Rule 457(f)(1) for the purpose of calculating the registration fee, with the market value of Financial Security Common Stock being exchanged in the transaction for Pinnacle Common Stock being based upon the last sale reported for Financial Security Common Stock as reported by Nasdaq on July 26, 1996.

(3) Pursuant to Rule 457(b) under the Securities Act, $8,592.54 of the registration fee was paid on July 11, 1996 in connection with the filing of preliminary joint proxy materials.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                             CROSS REFERENCE SHEET

ITEM OF FORM S-4                                                                 LOCATION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Facing Page; Cross Reference Sheet; Outside Front
                                                                   Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Prospectus; Table of
                                                                   Contents; Available Information; Incorporation of
                                                                   Certain Information by Reference
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary; Risk Factors; Comparative Per Share Data
       4.  Terms of the Transaction.............................  Summary; The Merger; Comparative Rights of
                                                                   Stockholders; Appendix I;
       5.  Pro Forma Financial Information......................  Pro Forma Capitalization Unaudited; Pro Forma
                                                                   Consolidated Financial Information (Unaudited)
       6.  Material Contacts with the Company Being Acquired....  Not Applicable
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to Be Underwriters.......  Not Applicable
       8.  Interests of Named Experts and Counsel...............  Experts; Legal Opinions
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Undertakings
      10.  Information with Respect to S-3 Registrants..........  Not Applicable
      11.  Incorporation of Certain Information by Reference....  Not Applicable
      12.  Information with Respect to S-2 or S-3 Registrants...  Summary; Business of Pinnacle; Supervision and
                                                                   Regulation of Pinnacle; Comparative Per Share Data;
                                                                   Pinnacle Consolidated Historical Summary Financial
                                                                   Data; Experts
      13.  Incorporation of Certain Information by Reference....  Incorporation of Certain Information by Reference
      14.  Information with Respect to Registrants Other than
            S-2 or S-3 Registrants..............................  Not Applicable
      15.  Information with Respect to S-3 Companies............  Not Applicable
      16.  Information with Respect to S-2 or S-3 Companies.....  Summary; Business of Financial Security; Comparative
                                                                   Per Share Data; Financial Security Consolidated
                                                                   Historical Summary Financial Data; Experts
      17.  Information with Respect to Companies Other than S-2
            or S-3 Companies....................................  Not Applicable
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Incorporation of Certain Information by Reference;
                                                                   Summary -- The Meetings; The Meetings; The Merger
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited, or in an Exchange Offer....  Not Applicable

                            FINANCIAL SECURITY CORP.
                                   LETTERHEAD

                                                                   July 31, 1996

Dear Stockholder:

    It is my pleasure to invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Financial Security Corp. ("Financial Security"), to be held at Financial Security's offices located at 1209 North Milwaukee Avenue, Chicago, Illinois on September 11, 1996 at 3:00 p.m., Chicago time.

    The purpose of this meeting is to consider and vote upon the Agreement and Plan of Merger, dated as of April 22, 1996, between Pinnacle Banc Group, Inc. ("Pinnacle") and Financial Security (the "Merger Agreement"), pursuant to which, among other things, Financial Security will be merged with and into Pinnacle (the "Merger"). Pinnacle is the holding company for Pinnacle Bank, Pinnacle Bank of the Quad-Cities and Pinnacle Bank F.S.B. A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus.

    The following items relating to the Special Meeting and the Merger are enclosed:

    1.  Joint Proxy Statement/Prospectus;

    2.  Proxy Card (White);

    3.  Election Form (Blue) as described below;

    4. A white postage-paid return envelope addressed to Harris Trust and Savings Bank for the Proxy Card; and

    5. A blue postage-paid return envelope addressed to Harris Trust and Savings Bank for the Election Form.

    At the effective time of the Merger, each outstanding share of Financial Security Common Stock will be converted into and represent the right to receive either (i) .8803 shares (the "Exchange Ratio") of Pinnacle Common Stock, subject to adjustment as described in the enclosed Joint Proxy Statement/ Prospectus (the "Stock Distribution"); (ii) $28.50 in cash (the "Cash Distribution") (provided that the number of shares of Financial Security Common Stock for which stockholders elect to receive cash will not exceed 45% of the outstanding shares of Financial Security Common Stock); or (iii) an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution (the "Combined Distribution" and together with the "Stock Distribution" and the "Cash Distribution," the "Merger Consideration").

    YOU WILL HAVE THE OPPORTUNITY TO ELECT WHETHER TO RECEIVE THE STOCK DISTRIBUTION, THE CASH DISTRIBUTION OR THE COMBINED DISTRIBUTION. ENCLOSED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS IS AN ELECTION FORM (THE "ELECTION FORM") WHEREBY YOU MAY INDICATE YOUR ELECTION. IN ORDER FOR AN ELECTION FORM (BLUE) TO BE DEEMED EFFECTIVE, SUCH ELECTION FORM MUST BE PROPERLY COMPLETED, EXECUTED AND RETURNED TO HARRIS TRUST AND SAVINGS BANK, THE EXCHANGE AGENT, BY 5:00 P.M., CHICAGO TIME ON SEPTEMBER 10, 1996. OTHERWISE, YOU WILL RECEIVE THE STOCK DISTRIBUTION.

    Depending on the number of Financial Security stockholders choosing the Cash Distribution, Financial Security stockholders who elect to receive the Cash Distribution may receive a combination of cash and Pinnacle Common Stock in order to preserve the favorable tax treatment of the Merger.

    The consideration received in connection with the Stock Distribution and the Combined Distribution is subject to possible adjustment depending on the Pinnacle Average Stock Price (as defined in the Merger Agreement) prior to the Effective Time, and as discussed in greater detail in the Joint Proxy
Statement/Prospectus. Because the market value of Pinnacle Common Stock will fluctuate, the market value of Pinnacle Common Stock that Financial Security stockholders may receive upon actual consummation of the Merger will increase or decrease prior to, as well as after, the consummation of the Merger. The Cash
Distribution is not subject to any possible adjustment in connection with the Pinnacle Average Stock Price.

    Pinnacle Common Stock trades on the Nasdaq Small Cap Market under the symbol "PINN." The per share closing price of Pinnacle Common Stock on July 26, 1996, the latest practicable trading date before the printing of the Joint Proxy Statement/Prospectus was $30.00. There can be no assurance what the market value of Pinnacle Common Stock will be at the Effective Time. Depending upon fluctuations in the price of Pinnacle Common Stock during the measurement period for the determination of the Pinnacle Average Stock Price, the market value of Pinnacle Common Stock may be more or less than $30.00. You are advised to obtain a current market quotation for the shares of Pinnacle Common Stock.

    As described in the Joint Proxy Statement/Prospectus, consummation of the Merger is subject to certain conditions including approval of the Merger by various regulatory agencies. In addition, the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Financial Security Common Stock and the holders of two-thirds of the issued and outstanding shares of Pinnacle Common Stock is required.

    THE FINANCIAL SECURITY BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FINANCIAL SECURITY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The proposed Merger has been approved by the Financial Security Board as being in the best interest of Financial Security and its stockholders. The Board reached this decision after careful consideration of a number of factors, including the written opinion of Hovde Financial, Inc. ("Hovde"), its financial adviser, as of the date of the execution of the Merger Agreement, that the Merger Consideration is fair from a financial point of view to Financial Security stockholders. A written opinion, dated as of the date of the enclosed Joint Proxy Statement/Prospectus, of Hovde is reproduced in full in Appendix II to the accompanying Joint Proxy Statement/Prospectus.

    The enclosed Joint Proxy Statement/Prospectus explains in detail the terms of the Merger, as well as other information relating to Pinnacle and Financial Security. Please carefully review and consider all of this information.

    YOUR PARTICIPATION IN THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE SPECIAL MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD (WHITE). HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

    Thank you for your attention to this important matter.

                                          Sincerely yours,

                                          /s/ Daniel K. Augustine
                                          Daniel K. Augustine
                                          President and Chief Executive Officer.

    FINANCIAL SECURITY STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES REPRESENTING SHARES OF FINANCIAL SECURITY COMMON STOCK AT THIS TIME. A LETTER OF TRANSMITTAL SETTING FORTH INSTRUCTIONS REGARDING THE SURRENDER OF SUCH CERTIFICATES AND THE ISSUANCE OF CERTIFICATES REPRESENTING SHARES OF PINNACLE COMMON STOCK WILL BE FURNISHED TO FINANCIAL SECURITY STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

                            FINANCIAL SECURITY CORP.
                            1209 N. MILWAUKEE AVENUE
                            CHICAGO, ILLINOIS 60622
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE FINANCIAL SECURITY CORP. STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders ("Special Meeting") has been called by the Financial Security Corp. ("Financial Security") Board of Directors and will be held at Financial Security's offices located at 1209 North Milwaukee Avenue, Chicago, Illinois on September 11, 1996 at 3:00 p.m. for the purpose of considering and voting upon the following matters:

        1. PROPOSED MERGER. To consider and vote upon the Agreement and Plan of Merger between Pinnacle Banc Group Inc. ("Pinnacle") and Financial Security, dated as of April 22, 1996 (the "Merger Agreement"), providing for the merger of Financial Security with and into Pinnacle (the "Merger"). The Merger Agreement is attached to the accompanying Joint Proxy Statement/ Prospectus as Appendix I.

        2. OTHER BUSINESS. To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed July 26, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only holders of common stock of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of Financial Security's stockholders entitled to vote at the Special Meeting will be available for examination, during ordinary business hours, at the executive offices of Financial Security, 1209 N. Milwaukee Avenue, Chicago, Illinois, for a ten day period prior to the Special Meeting and such list shall also be available for examination at the Special Meeting.

    Stockholders  of  Financial Security  who  comply with  the  requirements of
Section 262 of the Delaware General Corporation Law will be entitled, if the Merger is consummated, to seek an appraisal of their shares of common stock. See "The Merger -- Dissenter's Rights" in, and Appendix III to, the accompanying Joint Proxy Statement/Prospectus.

                                          By Order of the Board of Directors,

                                          /s/ Frank M. Swiderski
                                          Frank M. Swiderski, Secretary

July 31, 1996
Chicago, Illinois

THE BOARD OF DIRECTORS OF FINANCIAL SECURITY RECOMMENDS THAT THE HOLDERS OF FINANCIAL SECURITY COMMON STOCK VOTE TO APPROVE THE MERGER AGREEMENT.

                           PINNACLE BANC GROUP, INC.
                                   LETTERHEAD

                                                                   July 31, 1996

Dear Stockholder:

    It is my pleasure to invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Pinnacle Banc Group, Inc. ("Pinnacle") to be held at 2215 York Road, Oak Brook, Illinois 60521 on September 11, 1996 at 10:00 a.m., Chicago time.

    The purpose of this meeting is to consider and vote upon the Agreement and Plan of Merger, dated as of April 22, 1996, between Financial Security Corp ("Financial Security") and Pinnacle (the "Merger Agreement"), pursuant to which, among other things, Financial Security will be merged with and into Pinnacle (the "Merger") and Pinnacle will issue shares of its authorized common stock, par value $4.69 per share ("Pinnacle Common Stock"), to holders of common stock of Financial Security (other than Pinnacle or any of its subsidiaries) and holders of Financial Security stock options that are exchanged for shares of Pinnacle Common Stock. Financial Security is the holding company for Security Federal Savings and Loan Association of Chicago.

    At the effective time of the Merger, each outstanding share of Financial Security Common Stock (other than shares held by Pinnacle or any of its subsidiaries) will be converted into and represent the right to receive (upon a Financial Security stockholder's election) either (i) .8803 shares (the "Exchange Ratio") of Pinnacle Common Stock, subject to adjustment as described in the enclosed Joint Proxy Statement/Prospectus (the "Stock Distribution");
(ii) $28.50 in cash (the "Cash Distribution") (provided that the number of shares of Financial Security Common Stock for which stockholders elect to receive cash will not exceed 45% of the outstanding shares of Financial Security Common Stock); or (iii) an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution (the "Combined Distribution" and together with the "Stock Distribution" and the "Cash Distribution," the "Merger Consideration").

    Pursuant to Section 11.20 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), Pinnacle stockholders would not be entitled to vote on the proposal to approve and adopt the Merger Agreement if the shares of Pinnacle Common Stock to be issued in connection with the Merger did not exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. While Pinnacle Common Stock must constitute at least fifty-five percent (55%) of the aggregate consideration payable by Pinnacle in connection with the Merger, it is not certain how many shares of Pinnacle Common Stock will be issued in connection with the Merger and whether such shares will exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. As a result, Pinnacle has scheduled the Pinnacle Meeting to approve and adopt the Merger Agreement. Approval of the Merger by holders of two-thirds of the issued and outstanding shares of Pinnacle Common Stock is a condition to, and required for, consummation of the Merger. The Merger also requires regulatory approval and the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Financial Security Common Stock. On September 11, 1996, Financial Security stockholders will consider the approval and adoption of the Merger Agreement.

    THE PINNACLE BOARD  OF DIRECTORS  BELIEVES THAT THE  MERGER IS  IN THE  BEST
INTERESTS OF PINNACLE AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The enclosed Joint Proxy Statement/Prospectus explains in detail the terms of the Merger, as well as other information relating to Pinnacle and Financial Security. Please carefully review and consider all of this information.

    YOUR PARTICIPATION IN THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE SPECIAL MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU

MAY VOTE IN PERSON, IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

    Thank you for your attention to this important matter.

                                          Sincerely yours,

                                          /s/ John J. Gleason
                                          John J. Gleason, Jr.
                                          Vice Chairman of the Board
                                          and Chief Executive Officer

                           PINNACLE BANC GROUP, INC.
                                 2215 YORK ROAD
                                   SUITE 208
                           OAK BROOK, ILLINOIS 60521
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE PINNACLE BANC GROUP, INC. STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders has been called by the Pinnacle Banc Group, Inc. ("Pinnacle") Board of Directors and will be held at 2215 York Road, Oak Brook, Illinois 60521, on September 11, 1996 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

        1. PROPOSED MERGER. To consider and vote upon the Agreement and Plan of Merger, dated as of April 22, 1996 (the "Merger Agreement"), providing for the merger of Financial Security Corp. with and into Pinnacle (the "Merger"). The Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix I.

        2. OTHER BUSINESS. To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    Only those Pinnacle stockholders of record at the close of business on July 26, 1996 will be entitled to notice of and to vote at the meeting. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Pinnacle Common Stock entitled to vote at the meeting is required to approve the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Financial Security common stock is required to approve and adopt the Merger Agreement.

                                          By Order of the Board of Directors,

                                          /s/ Richard W. Burke
                                          Richard W. Burke, Secretary

July 31, 1996
Oak Brook, Illinois

THE PINNACLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF PINNACLE COMMON STOCK VOTE TO APPROVE THE MERGER PROPOSAL.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. STOCKHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

                             JOINT PROXY STATEMENT
                                       OF
                            FINANCIAL SECURITY CORP.
                      FOR A SPECIAL MEETING TO BE HELD ON
                               SEPTEMBER 11, 1996
                                      AND
                           PINNACLE BANC GROUP, INC.
                      FOR A SPECIAL MEETING TO BE HELD ON
                               SEPTEMBER 11, 1996
                             ---------------------

                                 PROSPECTUS OF
                           PINNACLE BANC GROUP, INC.
                                UP TO 1,456,362
               SHARES OF COMMON STOCK (PAR VALUE $4.69 PER SHARE)
                            ------------------------

    This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Financial Security Corp., a Delaware corporation ("Financial Security"), with and into Pinnacle Banc Group, Inc., an Illinois corporation ("Pinnacle"), with Pinnacle as the surviving corporation in the Merger, as contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 22, 1996, between Pinnacle and Financial Security. A copy of the Merger Agreement is included as Appendix I hereto and incorporated by reference herein.

    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of Pinnacle and Financial Security in connection with the solicitation of proxies by the respective Boards of Directors of Pinnacle and Financial Security for use at the special meetings of stockholders of Pinnacle and Financial
Security, each to be held on September 11, 1996, including any respective adjournments or postponements of such meetings. At such meetings or any adjournments or postponements thereof, the stockholders of Pinnacle and Financial Security will be asked to consider and vote on a proposal to approve and adopt the Merger Agreement pursuant to which, among other things, Financial Security will be merged with and into Pinnacle.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Pinnacle with respect to the shares of its common stock, par value $4.69 per share ("Pinnacle Common Stock") to be issued to holders of common stock of Financial Security, par value $.01 per share ("Financial Security Common Stock") and to holders of outstanding stock options of Financial Security who receive shares of Pinnacle Common Stock in consideration therefor pursuant to the terms of the Merger Agreement.

    Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Financial Security Common Stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive either (i) .8803 shares (the "Exchange Ratio") of Pinnacle Common Stock, subject to adjustment as described herein (the "Stock Distribution"); (ii) $28.50 in cash (the "Cash Distribution") (provided that the number of shares of Financial Security Common Stock subject to an election to receive cash will not exceed 45% of the outstanding shares of Financial Security Common Stock); or
(iii) an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution (the "Combined Distribution" and together with the "Stock Distribution" and the "Cash Distribution," the "Merger Consideration"). Pursuant to the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Pinnacle Common Stock. For a more complete description of the Merger Agreement and the terms of the Merger, see "THE MERGER."

    Each Financial Security stockholder will have the opportunity to elect whether to receive either the Stock Distribution (a "Stock Election," in which case, such holder's shares shall be deemed to be "Stock Election Shares"), the Cash Distribution (a "Cash Election," in which case, such holder's shares shall be deemed to be "Cash Election Shares"), or a Combined Distribution (a "Combined Election," in which case, such holder's shares shall be deemed to be "Combined Election Shares"). ENCLOSED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS IS AN ELECTION FORM FOR USE BY THE STOCKHOLDERS OF FINANCIAL SECURITY (THE "ELECTION FORM") WHEREBY STOCKHOLDERS MAY INDICATE A STOCK ELECTION, CASH ELECTION OR COMBINED ELECTION. IN ORDER FOR AN ELECTION FORM TO BE DEEMED TO BE EFFECTIVE, SUCH ELECTION FORM MUST BE PROPERLY COMPLETED AND DULY EXECUTED BY THE FINANCIAL SECURITY STOCKHOLDER AND RETURNED TO HARRIS TRUST AND SAVINGS BANK (THE "EXCHANGE AGENT") BY 5:00 P.M., CHICAGO TIME, ON THE DAY PRIOR TO THE DATE OF THE SPECIAL MEETING OF FINANCIAL SECURITY OR SEPTEMBER 10, 1996 (THE "ELECTION DEADLINE"). IF A COMPLETED ELECTION FORM IS NOT RECEIVED BY THE ELECTION DEADLINE, A FINANCIAL SECURITY STOCKHOLDER SHALL RECEIVE THE STOCK DISTRIBUTION. SEE "THE MERGER -- ELECTION PROCEDURES".

    The Exchange Ratio is equal to the quotient of the agreed value of Financial Security Common Stock per share, $28.50, divided by the per share value of Pinnacle Common Stock during a ten day trading period prior to the execution of the Merger Agreement, $32.375.

    Pursuant to the Merger Agreement, if the Pinnacle Average Stock Price (as defined below) is less than $30.00 per share but greater than $27.99 per share, the Exchange Ratio shall be adjusted to equal the quotient of $26.00 divided

                                                        (CONTINUED ON NEXT PAGE)
by the Pinnacle Average Stock Price. However, if the Pinnacle Average Stock Price is greater than $35.00 per share but does not exceed $37.00 per share, the Exchange Ratio shall be adjusted to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price. The Pinnacle Average Stock Price is defined as the average of the closing prices per share of Pinnacle Common Stock reported by the Nasdaq Small Cap Market (the "Nasdaq SCM") on the ten trading days on which one or more trades actually occur immediately prior to the second business day preceding the consummation of the Merger (the "Closing Date").

    However, if the Pinnacle Average Stock Price is less than $28.00 per share, the Exchange Ratio shall be further adjusted to .9286 and Financial Security shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Pinnacle agrees to further adjust the Exchange Ratio to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price. Conversely, if the Pinnacle Average Stock Price exceeds $37.00 per share, the Exchange Ratio shall be further adjusted to .8378 and Pinnacle shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Financial Security agrees to further adjust the Exchange Ratio to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price.

    The market price of Pinnacle Common Stock to be received in the Merger is subject to fluctuation and such fluctuation may result in an increase or decrease in the value of the Stock Distribution or the Combined Distribution to be received by Financial Security stockholders in the Merger. See "THE MERGER -- Merger Consideration".

    Neither Financial Security nor Pinnacle is required to exercise its right to terminate the Merger Agreement based on the market value of Pinnacle Common Stock at the Effective Time. No decision can be made unless and until it can reasonably be anticipated that the Pinnacle Average Stock Price will trigger the termination rights whereupon the appropriate board of directors will make a determination based on the relevant circumstances existing at that time.

    The Cash Distribution is not subject to any possible adjustment in connection with the Pinnacle Average Stock Price.

    The outstanding shares of Pinnacle Common Stock and Financial Security Common Stock are listed on the Nasdaq SCM and the Nasdaq National Market (the "Nasdaq National Market"), respectively under the symbols "PINN" and "FNSC", respectively. The per share closing price of Pinnacle Common Stock and Financial Security Common Stock on the Nasdaq SCM and the Nasdaq National Market, respectively on July 26, 1996, the latest practicable trading date before the printing of this Joint Proxy Statement/Prospectus, was $30.00 and $25.875, respectively. Financial Security stockholders are advised to obtain current market quotations for Pinnacle Common Stock.

    Consummation of the Merger is subject to the approval of the holders of two-thirds of the issued and outstanding shares of Pinnacle Common Stock and a majority of the issued and outstanding shares of Financial Security Common Stock and the receipt of required regulatory approvals as well as other customary conditions.

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH STOCKHOLDER OF FINANCIAL SECURITY, SEE "RISK FACTORS".

                            ------------------------

    THE SHARES OF PINNACLE COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF PINNACLE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                            ------------------------

    This Joint Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to stockholders of Pinnacle and Financial Security on or about July 31, 1996.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JULY 30, 1996.

                             AVAILABLE INFORMATION

    Pinnacle and Financial Security are subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, Pinnacle and Financial Security each file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information regarding Pinnacle and Financial Security filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511 or Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material, with respect to Pinnacle and Financial Security can be inspected at the offices of the Nasdaq Stock Market Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    This Joint Proxy Statement/Prospectus constitutes a part of a registration statement filed by Pinnacle with the SEC under the Securities Act of 1933, as amended ("Securities Act"). As permitted by the Rules and Regulations of the SEC, this Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by Pinnacle with the SEC under the Securities Act with respect to Pinnacle Common Stock and to which reference is hereby made. Copies of the Registration Statement are available for inspection and copying as set forth above.

    Any statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

    No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Joint Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by Pinnacle or Financial Security. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor the distribution of any of the securities to which this Joint Proxy Statement/Prospectus relates shall, at any time, imply that the information herein is correct as of any time subsequent to the date hereof.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, previously filed with the SEC by Pinnacle (File No. 0-18283) and Financial Security (File No. 0-19510) pursuant to the Exchange Act are incorporated by reference herein:

    (i) Pinnacle's Annual Report on Form 10-K for the year ended December 31, 1995;

    (ii) Pinnacle's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

   (iii) Pinnacle's Current Report on Form 8-K, dated April 29, 1996;

   (iv) Financial Security's Form 10-KSB for the year ended December 31, 1995;

    (v) Financial Security's Form 10-QSB/A for the quarter ended March 31, 1996; and

   (vi) Financial Security's Current Report on Form 8-K, dated April 23, 1996, respectively.

    All documents filed by Pinnacle and Financial Security pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of their respective special meeting of stockholders are hereby incorporated by reference in this Joint Proxy Statement/ Prospectus and will be deemed a part hereof from the date of filing of such documents.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus or any supplement hereto.

    Also incorporated by reference herein is the Agreement and Plan of Merger, between Pinnacle and Financial Security, dated as of April 22, 1996, which is attached to this Joint Proxy Statement/ Prospectus as Appendix I.

    All information contained in this Joint Proxy Statement/Prospectus with respect to Pinnacle has been supplied by Pinnacle, and all information with respect to Financial Security has been supplied by Financial Security.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO PINNACLE AND FINANCIAL SECURITY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. PINNACLE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM MR. JOHN J. GLEASON, JR., VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER, PINNACLE BANC GROUP, INC., 2215 YORK ROAD, SUITE 208, OAK BROOK, ILLINOIS 60521, (708) 574-3550. FINANCIAL SECURITY DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM MR. FRANK M. SWIDERSKI, SECRETARY, FINANCIAL SECURITY CORP., 1209 N. MILWAUKEE AVENUE, CHICAGO, ILLINOIS 60622, (312) 227-7020. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY SEPTEMBER 1, 1996.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          4
SUMMARY....................................................................................................          8
    PARTIES TO THE MERGER..................................................................................          8
      Pinnacle.............................................................................................          8
      Financial Security...................................................................................          8
    THE MEETINGS...........................................................................................          9
      Pinnacle Meeting.....................................................................................          9
      Financial Security Meeting...........................................................................         10
    THE MERGER.............................................................................................         11
      General..............................................................................................         11
      Merger Consideration.................................................................................         11
      Recommendation of the Boards of Directors............................................................         12
      Opinion of Financial Advisor.........................................................................         12
      Election Procedures..................................................................................         12
      Closing Date.........................................................................................         13
      Conduct of Business Pending the Merger...............................................................         13
      Conditions to the Consummation of the Merger and Regulatory Approvals................................         13
      Termination..........................................................................................         14
      Termination Fee......................................................................................         14
      Accounting Treatment.................................................................................         14
      Resales of Pinnacle Common Stock by Affiliates.......................................................         14
      Interests of Certain Persons in the Merger...........................................................         15
      Certain Tax Consequences of the Merger...............................................................         15
      Certain Differences in Rights of Stockholders........................................................         15
      Common Stock Listing.................................................................................         16
      Dissenters' Rights...................................................................................         16
    COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION......................................................         16
    COMPARATIVE PER SHARE DATA.............................................................................         18
    PINNACLE CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA................................................         19
    FINANCIAL SECURITY CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA......................................         20
RISK FACTORS...............................................................................................         22
  Dependence on Key Personnel..............................................................................         22
  Holding Company Structure................................................................................         22
  Investment Portfolio.....................................................................................         22
  Impact of Government Monetary Policies...................................................................         22
  Allowance for Loan Losses................................................................................         23
  Competitive Banking Environment..........................................................................         23
  Control by Principal Stockholders........................................................................         23
  Limited Liquidity of Pinnacle Common Stock...............................................................         23
THE MEETINGS...............................................................................................         24
  Pinnacle Meeting.........................................................................................         24
  Financial Security Meeting...............................................................................         26
THE MERGER.................................................................................................         28

                                                                                                               PAGE
                                                                                                             ---------
  General..................................................................................................         28
  Background of the Merger.................................................................................         28
  Reasons for the Merger...................................................................................         30
  Recommendations of the Boards of Directors...............................................................         31
  Opinion of Financial Security's Financial Advisor........................................................         32
  Merger Consideration.....................................................................................         36
  Election Procedures......................................................................................         37
  Surrender of Certificates................................................................................         38
  Fractional Shares........................................................................................         38
  Effective Time and Closing Date..........................................................................         38
  Representations and Warranties...........................................................................         39
  Conduct of Business of Financial Security Pending the Merger.............................................         39
  Conduct of Business of Pinnacle Pending the Merger.......................................................         40
  Conditions to Consummation of the Merger.................................................................         41
  Regulatory Approvals.....................................................................................         41
  Waiver and Amendment.....................................................................................         42
  No Solicitation..........................................................................................         43
  Termination and Termination Fee..........................................................................         43
  Accounting Treatment.....................................................................................         44
  Expenses.................................................................................................         44
  Resales of Pinnacle Common Stock by Affiliates...........................................................         45
  Management and Operations After the Merger...............................................................         45
  Interests of Certain Persons in the Merger...............................................................         45
  Certain Tax Consequences of the Merger...................................................................         48
  Certain Differences in Rights of Stockholders............................................................         52
  Common Stock Listing.....................................................................................         52
PRO FORMA CAPITALIZATION (UNAUDITED).......................................................................         53
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)...................................................         55
BUSINESS OF PINNACLE.......................................................................................         63
  Pinnacle's Management's Discussion and Analysis of Financial Condition and Results of Operations.........         64
  Pinnacle's Statistical Disclosure........................................................................         80
BUSINESS OF FINANCIAL SECURITY.............................................................................         90
  Financial Security's Management's Discussion and Analysis of Financial Condition and Results of
   Operations..............................................................................................         91
  Financial Security's Statistical Disclosure..............................................................        101
SUPERVISION AND REGULATION OF PINNACLE.....................................................................        117
DESCRIPTION OF PINNACLE CAPITAL STOCK......................................................................        119
  Common Stock.............................................................................................        119
  Security Ownership of Management.........................................................................        119
  Preferred Stock..........................................................................................        121
DISSENTER'S RIGHTS.........................................................................................        121
COMPARATIVE RIGHTS OF STOCKHOLDERS.........................................................................        124
  Special Meetings of Stockholders.........................................................................        124
  Stockholder Action by Written Consent....................................................................        124
  Required Stockholder Vote for Certain Actions............................................................        124
  Amendment of Articles or By-laws.........................................................................        126
  Inspection of Stockholder Lists..........................................................................        127

                                                                                                               PAGE
                                                                                                             ---------
  Appraisal Rights in Mergers..............................................................................        127
  Directors and Classes of Directors; Vacancies and Removal of Directors...................................        127
  Notice of Director Nominations...........................................................................        128
  Dividends and Other Distributions........................................................................        129
  Director and Officer Discretion..........................................................................        129
  Indemnification..........................................................................................        130
  Anti-Takeover Statutes...................................................................................        130
FINANCIAL SECURITY STOCKHOLDER PROPOSALS...................................................................        131
PINNACLE STOCKHOLDER PROPOSALS.............................................................................        131
EXPERTS....................................................................................................        132
LEGAL OPINIONS.............................................................................................        132
INDEX TO FINANCIAL INFORMATION.............................................................................        F-1

APPENDIX I   Agreement and Plan of Merger

APPENDIX II   Opinion of Hovde Financial, Inc.

APPENDIX III  Section 262 of Delaware General Corporation Law

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. AS THIS SUMMARY IS NECESSARILY INCOMPLETE, REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND APPENDICES HERETO.

                             PARTIES TO THE MERGER

PINNACLE

    Pinnacle Banc Group, Inc. ("Pinnacle"), is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and a savings and loan holding company registered under the Home Owners Loan Act of 1933, as amended (the "HOLA"), and is engaged in the business of banking through the ownership of subsidiary banks. Pinnacle is subject to regulation by the Federal Reserve Bank (the "Federal Reserve"), the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), the Illinois Commissioner of Banks and Trust Companies (the "Commissioner of Banks") and the Securities and Exchange Commission (the "SEC"). Pinnacle owns one hundred percent (100%) of the issued and outstanding shares of common stock of Pinnacle Bank, Pinnacle Bank of the Quad-Cities (the "Quad-Cities Bank") and Pinnacle Bank, F.S.B., formerly known as Batavia Savings Bank, F.S.B. ("Pinnacle Savings" and collectively with Pinnacle Bank and Pinnacle Bank of the Quad-Cities, the "Pinnacle Subsidiary Banks"). Pinnacle is a legal entity separate and distinct from the Pinnacle Subsidiary Banks. The major source of Pinnacle's revenues is dividends from the Pinnacle Subsidiary Banks. At March 31, 1996, Pinnacle had total consolidated assets of $807,498,000, total loans of $318,032,000, total deposits of $703,392,000 and total stockholders' equity of $77,935,000. The Pinnacle Subsidiary Banks have twelve banking locations in the metropolitan areas of Chicago and the Quad-Cities, Illinois.

    Pinnacle Bank and Quad-Cities Bank are full service commercial banks encompassing most of the usual functions of commercial and savings banking including commercial, consumer, and real estate lending; installment credit lending; collections; safe deposit operations; and other services tailored for individual customer needs. The banks also offer a full range of deposit services to individuals and businesses which include demand, savings and time deposits, as well as providing trust services to customers. Pinnacle Bank provides nondeposit-based products, including mutual funds and annuities through affiliation with an independent broker.

    Pinnacle Savings is a federally-chartered savings bank which is principally engaged in the business of attracting savings and other funds from the general public and investing these funds, principally by originating residential mortgage loans and investing in investment grade securities. In addition to residential mortgage loans, Pinnacle Savings makes commercial, consumer and installment loans. Pinnacle Savings offers a full range of deposit services including demand, savings and time deposits.

    Additional information concerning Pinnacle is included under "BUSINESS OF PINNACLE" herein and incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

    The executive offices of Pinnacle are located at 2215 York Road, Suite 208, Oak Brook, Illinois 60521. Pinnacle's telephone number at that address is (708) 574-3550.

FINANCIAL SECURITY

    Financial Security Corp. ("Financial Security") was incorporated under Delaware law in July, 1991. On December 29, 1992, Financial Security acquired Security Federal Savings and Loan Association of Chicago, Chicago, Illinois
("Security Federal"), as a part of Security Federal's conversion from a federally chartered mutual savings association to a federally chartered stock savings association. Financial Security is a savings and loan holding company and is subject to regulation by the OTS, the FDIC and the SEC. Currently, Financial Security does not transact any material business other than through its subsidiary, Security Federal. At March 31, 1996, Financial Security had total consolidated assets of $273,965,000, total loans of $188,219,000, including loans held for sale, total deposits of $188,777,000 and total stockholders' equity of $39,372,000.

    Security Federal is a member of the Federal Home Loan Bank System, and its deposit accounts are insured to the maximum allowable amount by the FDIC. Security Federal conducts business through its two offices which are located in Chicago and Niles, Illinois. Security Federal's principal business has been and continues to be attracting retail deposits from the general public, and investing those deposits, together with funds generated from operations and borrowings, primarily in one-to four-family residential mortgage loans and, to a lesser extent, multi-family residential mortgage loans, mortgage-backed securities, purchased mortgage servicing rights, U.S. Government and Federal agency securities, and other investment securities.

    Additional information concerning Financial Security is included under "BUSINESS OF FINANCIAL SECURITY" and incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

    The executive offices of Financial Security are located at 1209 North Milwaukee Avenue, Chicago, Illinois 60622. Financial Security's telephone number at that address is (312) 227-7020.

                                  THE MEETINGS

PINNACLE MEETING

    MEETING DATE. The Pinnacle Meeting of Stockholders (the "Pinnacle Meeting") will be held at 2215 York Road, Oak Brook, Illinois 60521 on September 11, 1996, at 10:00 a.m., Chicago time, and at the place, date and time designated for any and all adjournments or postponements thereof. See "THE MEETINGS -- Pinnacle Meeting."

    RECORD DATE. Only holders of record of shares of Pinnacle Common Stock at the close of business on July 26, 1996 (the "Pinnacle Record Date") are entitled to notice of and to vote at the Pinnacle Meeting. See "THE MEETINGS -- Pinnacle Meeting."

    MATTERS TO BE CONSIDERED. At the Pinnacle Meeting, holders of shares of Pinnacle Common Stock will consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and pursuant to which Pinnacle will issue shares of Pinnacle Common Stock to holders of Financial Security Common Stock (other than Pinnacle or any of its subsidiaries) electing to receive Pinnacle Common Stock in consideration therefor and holders of Financial Security stock options who receive shares of Pinnacle Common Stock in consideration of said options. See "THE MEETINGS -- Pinnacle Meeting." Pursuant to Section 11.20 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), Pinnacle stockholders would not be entitled to vote on the proposal to approve and adopt the Merger Agreement if the shares of Pinnacle Common Stock to be issued in connection with the Merger did not exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. While Pinnacle Common Stock must constitute fifty-five percent (55%) of the aggregate consideration payable by Pinnacle in connection with the Merger, it is not certain how many shares of Pinnacle Common Stock will be issued in connection with the Merger and whether such shares will exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. As a result, Pinnacle has scheduled the Pinnacle Meeting to approve and adopt the Merger Agreement. Approval of the Merger by the Pinnacle stockholders is a condition to, and required for, consummation of the Merger. See "THE MEETINGS -- Pinnacle Meeting."

    VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Pinnacle Common Stock is required for approval and adoption of the Merger Agreement. Therefor, abstentions and broker non-votes will have the same effect as votes against the approval and adoption of the Merger Agreement. As of the Pinnacle Record Date, there were 4,302,716 shares of

Pinnacle Common Stock entitled to be voted at the Pinnacle Meeting. With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Pinnacle Meeting may authorize the adjournment of the meeting. See "THE MEETINGS -- Pinnacle Meeting."

    SECURITY OWNERSHIP. As of the Pinnacle Record Date, directors and executive officers of Pinnacle held in the aggregate 2,192,632 shares (excluding option shares), or approximately 50.96% of the then issued and outstanding shares of Pinnacle Common Stock. The directors and executive officers of Pinnacle have indicated that they intend to vote such shares of Pinnacle Common Stock for approval and adoption of the Merger at the Pinnacle Meeting. Accordingly, holders of an additional 15.71% of the outstanding shares of Pinnacle Common Stock entitled to vote must vote such shares in favor of the Merger in order for such proposals to be approved. As of May 31, 1996, neither Financial Security and its subsidiaries, nor, to the knowledge of Financial Security, the directors and executive officers of Financial Security and their affiliates, held any outstanding shares of Pinnacle Common Stock. See "THE MEETINGS -- Pinnacle Meeting."

    Pursuant to the Merger Agreement, affiliates of Pinnacle or the Pinnacle Subsidiary Banks, including officers, employees, directors or holders of greater than ten percent of the outstanding shares of Pinnacle Common Stock have agreed not to purchase any Pinnacle Common Stock during the thirty business days prior to the consummation of the Merger.

FINANCIAL SECURITY MEETING

    MEETING DATE. The Financial Security Special Meeting of Stockholders (the "Financial Security Meeting") will be held at 1209 North Milwaukee Avenue, Chicago, Illinois on September 11, 1996, at 3:00 p.m., Chicago time, and at the place, date and time designated for any and all adjournments or postponements thereof. See "THE MEETINGS -- Financial Security Meeting."

    RECORD DATE. Only holders of record of shares of Financial Security Common Stock at the close of business on July 26, 1996 (the "Financial Security Record Date") are entitled to notice of and to vote at the Financial Security Meeting. See "THE MEETINGS -- Financial Security Meeting."

    MATTERS TO BE CONSIDERED. At the Financial Security Meeting, holders of shares of Financial Security Common Stock will vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. See "THE MEETINGS -- Financial Security Meeting."

    VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Financial Security Common Stock outstanding is required for approval and adoption of the Merger Agreement and the transactions contemplated thereby. Therefor, abstentions and broker non-votes will have the same effect as votes against the approval and adoption of the Merger Agreement. As of the Financial Security Record Date, there were 1,550,846 shares of Financial Security Common Stock entitled to be voted at the Financial Security Meeting. With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Financial Security Meeting may authorize the adjournment of the meeting. Approval of the Merger by the stockholders of Financial Security is a condition to, and required for, consummation of the Merger. See "THE MEETINGS
- -- Financial Security Meeting."

    SECURITY OWNERSHIP. As of the Financial Security Record Date, directors and executive officers of Financial Security and their affiliates held, or controlled the vote of, an aggregate of 225,187 shares of Financial Security Common Stock (excluding option shares), or approximately 14.52% of the then outstanding shares of Financial Security Common Stock. The directors and executive officers of Financial Security have indicated that they intend to vote such shares of Financial Security Common Stock for approval and adoption of the Merger at the Financial Security Meeting. Accordingly, holders of an additional 35.49% of the outstanding shares of Financial Security Common Stock entitled to vote must vote such shares in favor of the Merger Agreement in order for such proposal to be approved. As of the Financial Security Record Date, neither Pinnacle and its subsidiaries, nor, to the knowledge of Pinnacle, the directors and executive officers of Pinnacle and their affiliates, held any outstanding shares of Financial Security Common Stock. See "THE MEETINGS -- Financial Security Meeting."

                                   THE MERGER

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT, WHICH IS ATTACHED HERETO AS APPENDIX I AND INCORPORATED BY REFERENCE HEREIN.

GENERAL

    The stockholders of Pinnacle and Financial Security are each being asked to separately consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which Financial Security will be merged with and into Pinnacle, with Pinnacle being the surviving corporation in the Merger. The name of the surviving corporation in the Merger will be "Pinnacle Banc Group, Inc."

MERGER CONSIDERATION

    At  the  effective  time of  the  Merger (the  "Effective  Time"), Financial
Security will merge with and into Pinnacle in accordance with the Merger Agreement whereby the separate existence of Financial Security will cease. Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Financial Security Common Stock outstanding immediately prior to the consummation of the Merger will be converted into and represent the right to receive (upon a Financial Security stockholder's election) either (i)
 .8803 shares (the "Exchange Ratio") of Pinnacle Common Stock, subject to adjustment as described below (the "Stock Distribution"); (ii) $28.50 in cash (the "Cash Distribution") (provided that the number of shares of Financial Security Common Stock subject to an election to receive cash will not exceed 45% of the outstanding shares of Financial Security Common Stock); or (iii) an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution (the "Combined Distribution" and together with the "Stock Distribution" and the "Cash Distribution," the "Merger Consideration"). Pursuant to the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Pinnacle Common Stock.

    The Exchange Ratio is equal to the quotient of the agreed value of Financial Security Common Stock per share, $28.50, divided by the per share value of Pinnacle Common Stock during a ten day trading period prior to the execution of the Merger Agreement, $32.375.

    Pursuant to the Merger Agreement, if the Pinnacle Average Stock Price (as defined below) is less than $30.00 per share but greater than $27.99 per share, the Exchange Ratio shall be adjusted to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price. However, if the Pinnacle Average Stock Price is greater than $35.00 per share but does not exceed $37.00 per share, the Exchange Ratio shall be adjusted to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price. The Pinnacle Average Stock Price is defined as the average of the closing prices per share of Pinnacle Common Stock reported by the Nasdaq Small Cap Market (the "Nasdaq SCM") on the ten trading days on which one or more trades actually occur immediately prior to the second business day preceding the Closing Date.

    However, if the Pinnacle Average Stock Price is less than $28.00 per share, the Exchange Ratio shall be further adjusted to .9286 and Financial Security shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Pinnacle agrees to further adjust the Exchange Ratio to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price. Conversely, if the Pinnacle Average Stock Price exceeds $37.00 per share, the Exchange Ratio shall be further adjusted to .8378 and Pinnacle shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Financial Security agrees to further adjust the Exchange Ratio to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price.

    The market price of Pinnacle Common Stock to be received in the Merger is subject to fluctuation and such fluctuation may result in an increase or decrease in the value of the Stock Distribution or the Combined Distribution to be received by Financial Security stockholders in the Merger.

    Neither Financial Security nor Pinnacle is required to exercise its right to terminate the Merger Agreement based on the market value of Pinnacle Common Stock at the Effective Time. No decision can be made unless and until it can reasonably be anticipated that the Pinnacle Average Stock Price will trigger the termination rights whereupon the appropriate board of directors will make a determination based on the relevant circumstances existing at that time. You are advised to obtain a current market quotation for the shares of Pinnacle Common Stock. See "COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION."

    The Cash Distribution is not subject to any possible adjustment in connection with the Pinnacle Average Stock Price. See "THE MERGER -- Merger Consideration" and "-- Election Procedures".

    In addition, the Merger Consideration may be adjusted pursuant to changes in the value of the Bennett Portfolio as discussed under "THE MERGER -- Termination and Termination Fee" and "BUSINESS OF FINANCIAL SECURITY -- Loan Portfolio."

    In addition, each option to purchase shares of Financial Security Common Stock shall be converted at the Effective Time into such number of shares of Pinnacle Common Stock as are equal in value to (i) the product of (A) the number of shares of Financial Security Common Stock subject to Financial Security stock options; (B) the Exchange Ratio; and (C) the Pinnacle Average Stock Price; less
(ii) the aggregate exercise price for the number of shares of Financial Security Common Stock subject to the options.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

    The Board of Directors of each of Pinnacle and Financial Security unanimously recommends that the stockholders of their respective companies vote FOR approval of the Merger Agreement. The Boards of Directors of both Pinnacle and Financial Security, after consideration of the terms and conditions of the Merger Agreement and other factors deemed relevant, believe that the terms of the Merger Agreement are fair to, and in the best interests of, Pinnacle and its stockholders and Financial Security and its stockholders, respectively. See "THE MERGER -- Background of the Merger," "-- Reasons for the Merger" and "-- Recommendations of the Boards of Directors."

OPINION OF FINANCIAL ADVISOR

    Financial Security has received the opinion of Hovde Financial, Inc., an investment banking firm ("Hovde"), that the Merger Consideration to be received by the holders of Financial Security Common Stock pursuant to the terms of the Merger is fair to the Financial Security stockholders from a financial point of view. Hovde's opinion is directed only to the consideration to be received by the holders of Financial Security Common Stock and does not constitute a recommendation to any holders of Financial Security Common Stock as to how such holders of Financial Security Common Stock should vote at the Financial Security Meeting or as to any other matter. For additional information concerning Hovde and its opinion, see "THE MERGER -- Opinion of Financial Advisor". The opinion of such firm is attached as Appendix II to this Joint Proxy Statement/Prospectus.

ELECTION PROCEDURES

    Each Financial Security stockholder will have the opportunity to make a Stock Election, a Cash Election, or a Combined Election. ENCLOSED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS IS THE ELECTION FORM FOR USE BY THE STOCKHOLDERS OF FINANCIAL SECURITY WHEREBY STOCKHOLDERS MAY INDICATE A STOCK ELECTION, CASH ELECTION OR COMBINED ELECTION. IN ORDER FOR AN ELECTION FORM TO BE DEEMED TO BE EFFECTIVE, SUCH ELECTION FORM MUST BE PROPERLY COMPLETED AND DULY EXECUTED BY THE FINANCIAL SECURITY STOCKHOLDERS AND RETURNED TO HARRIS TRUST AND SAVINGS BANK (THE "EXCHANGE AGENT") BY 5:00 P.M., CHICAGO TIME, ON THE DAY PRIOR TO THE DATE OF THE FINANCIAL SECURITY MEETING OR SEPTEMBER 10, 1996 (THE "ELECTION DEADLINE").

    Each separate entry on Financial Security's list of stockholders shall be presumed to represent a separate and distinct holder of record of Financial Security Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise, in which case, each beneficial owner will be treated as a separate holder and, either directly or through such nominee, may submit a separate Election Form. Any election may be revoked or changed by the person submitting an Election

Form or any other person to whom the subject shares are subsequently transferred by submission of a later dated Election Form properly completed and duly executed, received by the Exchange Agent by the Election Deadline.

    Any stockholder who fails to deliver a properly completed and duly executed Election Form to the Exchange Agent by the Election Deadline shall be deemed to have made no election (a "No Election," in which case, such holder's shares shall be deemed to be "No Election Shares"). No Election Shares will be treated as Stock Election Shares for purposes of determining the type and amount of the Merger Consideration payable pursuant to the Merger.

    In the event the number of shares of Pinnacle Common Stock distributable in respect of the Stock Election Shares and the Combined Election Shares is less than fifty-five percent (55%) of the Merger Consideration or such greater amount as required by the Minimum Share Notice (as defined below), the Exchange Agent will reallocate the Merger Consideration payable to each holder of the Cash Election Shares pro rata (based upon the number of Cash Election Shares owned by such holder as compared with the total number of Cash Election Shares owned by all holders) such that holders of Cash Election Shares will receive the number of shares of Pinnacle Common Stock which in the aggregate will equal fifty-five percent (55%) of the Merger Consideration or the amount set forth in the Minimum Share Notice. The balance of the Merger Consideration, if any, will be paid in cash. The Minimum Share Notice is the notice that the law firm of Muldoon, Murphy & Faucette, counsel to Financial Security ("Muldoon"), will issue to the Exchange Agent if the total number of shares of Pinnacle Common Stock issuable to all holders of the Stock Election Shares and Combined Election Shares is insufficient to allow Muldoon to issue its opinion concerning the tax free nature of the Merger.

    Following consummation of the Merger, the Exchange Agent will distribute the applicable Merger Consideration in exchange for shares of Financial Security Common Stock. See "THE MERGER -- Election Procedures" and "-- Surrender of Certificates".

CLOSING DATE

    The Closing Date of the Merger will be within thirty (30) business days after (i) the expiration of all applicable waiting periods in connection with approvals of governmental authorities and (ii) all conditions to the consummation of the Merger have been satisfied or waived in accordance with the terms of the Merger Agreement, or at another time agreed to in writing by Pinnacle and Financial Security. Subject to obtaining all requisite approvals, Pinnacle and Financial Security currently anticipate that the Merger will be consummated in September, 1996. See "THE MERGER -- Effective Time and Closing Date".

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the terms of the Merger Agreement, Financial Security has agreed that until the Effective Time, it will conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking practice and use its best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the appropriate services of its officers and key employees. In addition, Financial Security has agreed to consult with Pinnacle prior to taking certain action as well as not to pay cash dividends on shares of Financial Security Common Stock prior to October 22, 1996, without the prior approval of Pinnacle. Pinnacle has agreed that until the Effective Time, it and the Pinnacle Subsidiary Banks will carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and prudent banking practice. See "THE MERGER -- Conduct of Business of Financial Security Pending the Merger"; " -- Conduct of Business of Pinnacle Pending the Merger."

CONDITIONS TO THE CONSUMMATION OF THE MERGER AND REGULATORY APPROVALS

    Consummation of the Merger is subject to satisfaction of a number of conditions, including approval of the Merger Agreement by the stockholders of Pinnacle and Financial Security, the receipt of all regulatory approvals required in connection with the Merger Agreement and the transactions contemplated thereby, receipt of opinions of counsel and the satisfaction of other customary closing conditions. See "THE MERGER -- Conditions to Consummation of the Merger."

    Pinnacle has filed applications with the OTS and the Federal Reserve for prior approval to consummate the Merger. Such applications are currently pending. See "THE MERGER -- Regulatory Approvals." There can be no assurance as to whether or when the regulatory approvals will be obtained.

    All of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, with the exception of conditions relating to approval of the Merger Agreement by Financial Security and Pinnacle, the receipt of all regulatory approvals, the requirement that the Registration Statement be declared effective under the Securities Act, and the requirement that Pinnacle Common Stock be listed on the Nasdaq National Market. The Merger Agreement may be amended or supplemented at any time by written agreement of the parties upon the approval of the Pinnacle Board and the Financial Security Board. See "THE MERGER -- Waiver and Amendment."

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether prior to or after its approval by the stockholders of Pinnacle and Financial Security, by mutual consent of the parties in writing, or by either party upon the occurrence of specified events. The Merger Agreement provides that either party may terminate the Merger Agreement if the Merger is not consummated by March 31, 1997, but the parties can extend that date by mutual consent to a date to be determined by them. The Merger Agreement may also be terminated as a result of an increase or decrease in the Pinnacle Average Stock Price as discussed herein. In addition, Pinnacle may terminate the Merger Agreement based on a decline in the value of certain office equipment leases held by Security Federal unless Financial Security agrees to reduce the Merger Consideration to reflect such decline. Pinnacle's and Financial Security's rights to terminate the Merger Agreement are more fully described in "THE MERGER
- -- Merger Consideration," "-- Waiver and Amendment" and "-- Termination and Termination Fee" and "BUSINESS OF FINANCIAL SECURITY -- Loan Portfolio."

TERMINATION FEE

    Under the Merger Agreement, upon the occurrence of specified events, Financial Security must pay Pinnacle a fee of $600,000 (the "Termination Fee"). The specified events relate generally to the Financial Security Board failing to support the Merger and unopposed offers by, or transactions or proposed transactions with, third parties. The Termination Fee may discourage competing offers from third parties to acquire Financial Security and is intended to increase the likelihood that the Merger will be consummated. See "THE MERGER -- Termination and Termination Fee."

ACCOUNTING TREATMENT

    The Merger will be treated as a purchase for accounting purposes. See "THE MERGER -- Accounting Treatment" and "PRO FORMA FINANCIAL STATEMENTS."

RESALES OF PINNACLE COMMON STOCK BY AFFILIATES

    The resale of Pinnacle Common Stock issued to "affiliates" (as such term is defined by Rule 145 as promulgated by the SEC under the Securities Act) of Financial Security in connection with the Merger will be subject to certain restrictions. Such shares may only be sold pursuant to (i) a separate registration statement relating to such affiliates' shares of Pinnacle Common Stock, (ii) the terms and conditions of Rule 145 under the Securities Act, or
(iii) some other exemption from registration. See "THE MERGER -- Resales of Pinnacle Common Stock by Affiliates."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Financial Security's management and of the Financial Security Board have certain interests in the Merger that are in addition to their interests as stockholders of Financial Security generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification, and the continuation of certain employee benefits. See "THE MERGER -- Management and Operations After the Merger." The Merger Agreement also provides that Pinnacle will honor the terms of the employment agreements and change in control agreements between Financial Security and current officers and employees, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time. In addition, the Merger Agreement provides for accelerated vesting of Financial Security options and their exchange for Pinnacle Common Stock.

    The Financial Security Board was aware of these interests and considered them among other matters in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER -- Interests of Certain Persons in the Merger."

CERTAIN TAX CONSEQUENCES OF THE MERGER

    It is a condition to the obligation of Pinnacle and Financial Security to consummate the Merger that Pinnacle and Financial Security shall have received an opinion of Muldoon, counsel to Financial Security, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Merger is so treated, no gain or loss will be recognized for federal income tax purposes by Pinnacle or Financial Security as a result of the Merger or by a holder of Financial Security Common Stock upon receipt solely of Pinnacle Common Stock pursuant to the Merger. Cash received by a holder of Financial Security Common Stock (i) in consideration of his or her shares of Financial Security Common Stock pursuant to a Cash Distribution or a Combined Distribution, or (ii) in lieu of a fractional share interest in Pinnacle Common Stock will be treated as received in exchange for such Financial Security Common Stock or such fractional share interest in Pinnacle Common Stock, as the case may be, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the adjusted tax basis of the share of Financial Security Common Stock surrendered or portion thereof allocable to a fractional share interest in Pinnacle, as the case may be. Such gain or loss should be capital gain or loss if such share of Financial Security Common Stock or fractional share interest in Pinnacle is held as a capital asset by such stockholder and will be long-term capital gain or loss if held for more than one year at the Effective Time. However, if the cash payment has the effect of a distribution of a dividend, the amount of taxable income recognized generally will equal the amount of cash received; such income generally will be taxable as a dividend; and no loss (or other recovery of such stockholder's tax basis for the shares of Financial Security Common Stock surrendered in the exchange) generally will be recognized by such stockholder. The determination of whether a cash payment has the effect of a distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code. PINNACLE AND FINANCIAL SECURITY STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF VARIOUS STATE, LOCAL AND FOREIGN TAX LAWS. See "THE MERGER -- Conditions to the Merger" and "-- Certain Tax Consequences of the Merger."

CERTAIN DIFFERENCES IN RIGHTS OF STOCKHOLDERS

    Upon completion of the Merger, stockholders of Financial Security who receive shares of Pinnacle Common Stock in exchange for Financial Security Common Stock will become stockholders of Pinnacle and their rights as such will be governed by Pinnacle's Certificate of Incorporation and By-laws, and will be governed by Illinois law. The rights of stockholders of Pinnacle are different in certain respects from the rights of stockholders of Financial Security. For a summary of these differences, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."

COMMON STOCK LISTING

    Pinnacle has agreed to cause the shares of Pinnacle Common Stock to become listed on the Nasdaq National Market including the shares to be issued in the Merger. The obligation of each of Pinnacle and Financial Security to consummate the Merger is subject to the listing of shares of Pinnacle Common Stock on the Nasdaq National Market. See "THE MERGER -- Common Stock Listing" and "RISK FACTORS."

DISSENTERS' RIGHTS

    Under the provisions of the Delaware General Corporation Law (the "DGCL"), holders of Financial Security Common Stock who assert dissenters' rights will have a statutory right to have the value of their shares appraised. To perfect this right, a holder of Financial Security Common Stock must not vote such shares in favor of the Merger at the Financial Security Meeting (this may be done by marking the proxy either to vote against the approval of the Merger Agreement or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Section 262 of the DGCL including delivering written demand for appraisal of such Financial Security Common Stock. See "THE MERGER -- Dissenters' Rights" and Appendix III hereto.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

    Pinnacle Common Stock and Financial Security Common Stock are listed for trading on the Nasdaq SCM and the Nasdaq National Market, respectively under the symbols "PINN" and "FNSC," respectively. The following table sets forth, for the periods indicated, the high and low sales prices per share of Pinnacle Common Stock and Financial Security Common Stock on the Nasdaq SCM and the Nasdaq National Market, respectively, as well as the quarterly cash dividends per share paid by Pinnacle on the shares of Pinnacle Common Stock. No dividends on Financial Security Common Stock have been paid with the exception of a special dividend of $1.00 per share paid on February 7, 1995.

                                                     PINNACLE COMMON
                                                                          CASH DIVIDENDS     FINANCIAL SECURITY
                                                        STOCK (1)          PER SHARE OF         COMMON STOCK
                                                   --------------------   PINNACLE COMMON   --------------------
QUARTER ENDED                                        HIGH        LOW           STOCK          HIGH        LOW
- -------------------------------------------------  ---------  ---------  -----------------  ---------  ---------
March 31, 1993...................................      32.50      30.00            .24          15.13      12.75
June 30, 1993....................................      36.75      31.00            .24          15.25      13.13
September 30, 1993...............................      34.00      31.50            .24          15.00      12.25
December 31, 1993................................      36.50      33.00            .24          15.25      14.00
March 31, 1994...................................      36.50      30.50            .27          15.50      14.88
June 30, 1994....................................      33.00      30.50            .27          20.00      14.75
September 30, 1994...............................      33.00      26.50            .27          18.75      17.50
December 31, 1994................................      30.50      26.75            .27          18.50      14.75
March 31, 1995...................................      31.50      26.75            .29          18.25      14.25
June 30, 1995....................................      33.25      29.00            .29          17.75      16.25
September 30, 1995...............................      32.00      28.00            .29          20.00      16.50
December 31, 1995................................      34.00      29.00            .29          22.25      19.00
March 31, 1996...................................      34.00      30.50            .31          26.25      20.75
June 30, 1996....................................      34.50      28.00            .31        26.50      24.00

- ------------------------
(1) Stock prices are rounded to nearest 1/8.

    The following table sets forth the last reported sales price per share of Pinnacle Common Stock and Financial Security Common Stock on the Nasdaq SCM and the Nasdaq National Market, respectively, on April 19, 1996, the last date before the execution of the Merger Agreement on which shares of Pinnacle Common Stock or Financial Security Common Stock traded, and on July 26, 1996, the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus, and equivalent per share prices for Financial Security Common Stock based on the Pinnacle Common Stock prices:

                                                                                                EQUIVALENT PRICE
                                                                                FINANCIAL        PER FINANCIAL
                                                                             SECURITY COMMON        SECURITY
                                                     PINNACLE COMMON STOCK        STOCK            SHARE (1)
                                                    -----------------------  ---------------  --------------------
April 19, 1996                                             $   31.50           $     24.50         $    27.73
July 26, 1996                                              $   30.00           $    25.875         $    26.41

- ------------------------
(1) Represents  the  equivalent  of  one  share  of  Financial  Security   Stock
    calculated by multiplying the last reported sales price per share of Pinnacle Common Stock on the indicated date by the Exchange Ratio, (.8803).

    The market price of Pinnacle Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective Time. Fluctuations in the market price of Pinnacle Common Stock may result in an increase or decrease in the value of the Stock Distribution or the Combined Distribution to be received by holders of Financial Security Common Stock in the Merger. See "THE MERGER."

    As of the Pinnacle Record Date, the 4,302,716 outstanding shares of Pinnacle Common Stock were held by approximately 335 record owners and, as of the Financial Security Record Date, the 1,550,846 outstanding shares of Financial Security Common Stock were held by approximately 240 record owners, not including the number of persons or entities holding stock in nominee or street name through various brokers or banks.

                           COMPARATIVE PER SHARE DATA

    The following table presents Pinnacle and Financial Security's historical per share data for the periods specified. The information is based on the historical financial statements of Pinnacle and Financial Security. The pro forma income statement data disclose adjustments assuming the Merger was consummated at the beginning of the periods indicated. The pro forma balance sheet data disclose adjustments assuming the Merger was consummated on the date indicated. The pro forma income statement data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the period presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. The pro forma financial data is provided for comparative purposes only. The information presented below should be read in conjunction with the historical and pro forma financial information included elsewhere in the Joint Proxy Statement/Prospectus and with the separate consolidated financial statements of both Pinnacle and Financial Security, including applicable notes, included elsewhere in this Joint Proxy Statement/Prospectus.

                                               PER SHARE OF PINNACLE COMMON
                                                    STOCK (UNAUDITED)
                                               ----------------------------
                                                  FOR THE         FOR THE
                                                THREE MONTHS    YEAR ENDED
                                               ENDED MARCH 31   DECEMBER 31
                                               --------------   -----------
                                                    1996           1995
                                               --------------   -----------
Historical
  Net income -- fully diluted................      $ 0.36         $ 2.83
  Book value.................................       17.90          18.05
  Dividends..................................        0.31           1.16
Pro forma (Maximum) [A]
  Net income -- fully diluted................      $ 0.34         $ 2.38
  Book value.................................       21.49          21.75
  Dividends..................................        0.23           0.87
Pro forma (Minimum) [B]
  Net income -- fully diluted................      $ 0.34         $ 2.51
  Book value.................................       20.11          20.36
  Dividends..................................        0.26           0.98

                                                  PER SHARE OF FINANCIAL
                                                  SECURITY COMMON STOCK
                                                       (UNAUDITED)
                                               ----------------------------
                                                  FOR THE         FOR THE
                                                THREE MONTHS    YEAR ENDED
                                               ENDED MARCH 31   DECEMBER 31
                                               --------------   -----------
                                                    1996           1995
                                               --------------   -----------
Historical
  Net income -- fully diluted................      $ 0.35         $ 1.33
  Book value.................................       25.85          25.92
  Dividends..................................      --               1.00
Pro forma (Maximum) [A]
  Net income -- fully diluted................      $ 0.30         $ 2.10
  Book value.................................       18.92          19.15
  Dividends..................................        0.20           0.77
Pro forma (Minimum) [B]
  Net income -- fully diluted................      $ 0.30         $ 2.21
  Book value.................................       17.70          17.92
  Dividends..................................        0.23           0.86

- ------------------------
[A] Assumes maximum amount of Pinnacle shares issued, or 100% of the purchase price of $47,150,000, which equates to 1,456,362 shares at $32.375 per share.

[B] Assumes minimum amount of Pinnacle shares issued, or 55% of the purchase price of $47,150,000, which equates to 800,999 shares at $32.375 per share.

            PINNACLE CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA

    The selected financial data and other data presented below are qualified in their entirety by reference to the consolidated financial statements of Pinnacle incorporated by reference herein. Interim unaudited data at and for the three months ended March 31, 1996 and 1995 reflect, in the opinion of management of Pinnacle, all adjustments consisting of normal recurring adjustments necessary for the fair presentation of such data. Results of the three months ended March 31, 1996 are not necessarily indicative of the results that may be achieved for the full year.

                                        FOR THE THREE MONTHS
                                           ENDED MARCH 31                       YEARS ENDED DECEMBER 31
                                       ----------------------  ----------------------------------------------------------
                                          1996        1995        1995        1994        1993        1992        1991
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            (UNAUDITED)      (IN THOUSANDS; EXCEPT PER SHARE DATA)
Interest income......................  $  12,306   $  14,262   $  53,297   $  42,920   $  40,779   $  42,054   $  44,362
Interest expense.....................      6,415       6,169      25,739      16,640      17,670      20,233      23,708
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income................      5,891       8,093      27,558      26,280      23,109      21,821      20,654
Provision for loan losses............     -0-             75      -0-            900       1,700       1,753         680
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income after provision
   for loan losses...................      5,891       8,018      27,558      25,380      21,409      20,068      19,974
Other income.........................      1,761       1,919       7,225       5,461       5,616       5,413       4,934
Net securities gains (losses)........        264         346       4,731     (9,845)       8,740      10,950       4,741
Other expense........................      5,665       6,055      23,882      21,060      20,467      20,282      18,133
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before taxes..................      2,251       4,228      15,632        (64)      15,298      16,149      11,516
Income taxes (benefit)...............        694         822       3,139     (2,319)       4,005       3,235         978
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before cumulative effect of
 change in accounting for income
 taxes...............................      1,557       3,406      12,493       2,255      11,293      12,914      10,538
  Cumulative effect of change in
   accounting for income taxes.......     -0-         -0-         -0-         -0-          1,700      -0-         -0-
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net income.........................  $   1,557   $   3,406   $  12,493   $   2,255   $  12,993   $  12,914   $  10,538
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Per common share data:
Earnings per share -- fully diluted
  Income before cumulative effect of
   change in accounting for income
   income taxes......................  $    0.36   $    0.77   $    2.83   $    0.51   $    2.50   $    2.81   $    2.25
    Net income.......................       0.36        0.77        2.83        0.51        2.87        2.81        2.25
  Book value.........................      17.90       16.68       18.05       15.62       15.81       14.03       12.33
  Dividends paid.....................       0.31        0.29        1.16        1.08        0.96        0.88        0.80
Average common and common equivalent
 shares outstanding on a fully
 diluted basis.......................      4,382       4,434       4,419       4,460       4,528       4,597       4,685
At end of period:
  Total assets.......................  $ 807,489   $ 813,184   $ 818,697   $ 684,892   $ 722,382   $ 746,195   $ 580,501
  Loans..............................    318,032     314,735     309,600     248,404     248,076     241,918     195,940
  Portfolio funds....................    425,109     423,192     443,755     389,316     420,742     453,007     336,744
  Deposits...........................    703,392     703,928     712,805     599,879     633,613     660,756     509,474
  Notes payable......................     20,700      29,700      20,600       5,400      -0-         14,509       7,400
  Stockholders' equity...............     77,935      73,684      78,961      68,836      70,856      63,295      56,919
Selected financial ratios:
  Return on average assets...........       0.78%       1.67%       1.55%       0.32%       1.80%       1.94%       1.86%
  Return on average equity...........       8.72       20.68       18.09        3.35       18.88       21.49       19.50
  Net interest margin................       3.33        4.58        3.90        4.28        3.70        3.87        4.36
  Dividend payout....................      87.18       37.62       40.89      213.70       33.22       31.13       35.48
  Average equity to average assets...       8.93        8.08        8.55        9.61        9.52        9.05        9.53
  Allowance for loan losses to period
   end loans.........................       1.90        2.00        1.95        1.70        1.43        1.24        1.28
  Net charge-offs to average loans...      (0.05)      (0.16)       0.05        0.09        0.48        0.75        0.52
  Nonperforming assets to period end
   assets............................       0.92        0.94        1.01        0.54        1.29        0.74        1.33

       FINANCIAL SECURITY CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA

    The selected financial data and other data presented below are qualified in their entirety by reference to the consolidated financial statements of Financial Security Corp., by reference herein. Interim unaudited data at and for the three months ended March 31, 1996 and 1995 reflect, in the opinion of management of Financial Security, all adjustments consisting of normal recurring adjustments necessary for the fair presentation of such data. Results of the three months ended March 31, 1996 are not necessarily indicative of the results that may be achieved for the full year.

                                     AT MARCH 31,                        AT DECEMBER 31,
                                    --------------  ----------------------------------------------------------
                                         1996          1995        1994        1993      1992 (2)    1991 (1)
                                    --------------  ----------  ----------  ----------  ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL DATA:
  Total assets....................   $  273,965     $ 277,057   $ 272,362   $ 261,596   $ 238,458   $ 219,106
  Loans receivable, net...........      186,639       190,496     198,201     199,498     162,627     179,149
  Loans held for sale, net........        1,581         3,483       7,411       --          --          --
  Interest-earning deposits.......        9,508         6,627       3,616       9,416       4,444       2,244
  Federal funds sold..............        --              746         850       1,200       1,200       --
  Securities held-to-maturity.....        1,152         1,341      29,733      20,613       2,994      15,989
  Securities available-for-sale...       55,349        54,135      10,184      15,532      52,533       9,613
  Purchased mortgage servicing
   rights.........................        9,033         8,616       7,766       --          --          --
  Foreclosed real estate, net.....        1,191         1,321       3,799       3,734       6,828       5,166
  Deposits........................      188,777       193,845     186,555     199,522     197,323     187,986
  Borrowed funds..................       41,500        39,345      42,417      19,789       1,160       7,800
  Stockholders' equity,
   substantially restricted.......       39,372        38,768      38,690      37,835      34,791      18,947

                                          AT OR FOR THE
                                          QUARTER ENDED             AT OR FOR THE YEAR ENDED DECEMBER 31,
                                          --------------  ----------------------------------------------------------
                                          MARCH 31, 1996     1995        1994        1993      1992 (2)    1991 (1)
                                          --------------  ----------  ----------  ----------  ----------  ----------
                                                                    (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL RATIOS AND OTHER
 DATA:
  Return on average assets (4)..........         0.79%         0.75%       0.72%       1.59%       0.72%     (0.26)%
  Return on average stockholders' equity
   (4)..................................         5.64%         5.69%       5.01%      10.75%       8.45%     (2.90)%
  Average stockholders' equity to
   average assets.......................        14.06%        13.12%      14.40%      14.78%       8.50%       8.90%
  Stockholders' equity, substantially
   restricted to total assets...........        14.37%        13.99%      14.21%      14.46%      14.59%       8.45%
  Interest rate spread during period....         2.75%         2.78%       3.43%       4.10%       4.21%       3.41%
  Net interest margin (3)...............         3.31%         3.30%       3.99%       4.71%       4.53%       3.84%
  Non-performing loans to total loans...         3.02%         2.01%       3.13%       3.86%       5.60%       6.78%
  Non-performing assets to total
   assets...............................         2.57%         2.00%       3.81%       4.37%       6.68%       7.90%
  Allowance for loan losses to loans
   receivable, net......................         1.24%         1.16%       1.57%       1.90%       2.35%       1.60%
  Allowance for loan losses to non-
   performing loans.....................        41.21%        57.85%      49.98%      49.25%      41.90%      23.68%
  Allowance for loan losses to non-
   performing assets....................        33.23%        41.24%      31.71%      33.18%      23.94%      16.61%
  Average interest-earning assets to
   average interest-bearing
   liabilities..........................         1.12X         1.11X       1.15X       1.16X       1.07X       1.07X
  Net interest income to noninterest
   expenses.............................         1.18X         1.22X       1.39X       1.51X       1.99X       1.44X
  Noninterest expenses to average assets
   (4)..................................         2.56%         2.49%       2.72%       2.95%       2.16%       2.22%
  Number of deposit accounts............       16,635        16,979      15,827      15,985      16,664      16,473
  Loan originations.....................    $   1,467     $  21,643   $  23,054   $  32,281   $  17,513   $  26,478

- ------------------------------
(1) Includes Security Federal and its subsidiary only.

(2) Includes Financial Security since December 29, 1992.

(3) Calculation is based upon net interest income before provision for loan losses divided by average interest-earning assets.

(4) Annualized.

                                                QUARTER ENDED MARCH
                                                        31,                          YEAR ENDED DECEMBER 31,
                                                --------------------  -----------------------------------------------------
                                                  1996       1995       1995       1994       1993     1992 (2)   1991 (1)
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA:
  Total interest income.......................  $   5,081  $   4,996  $  21,235  $  19,644  $  19,688  $  20,728  $  20,604
  Total interest expense......................      2,983      2,938     12,657      9,623      8,716     10,726     12,823
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net interest income before provision for
     loan losses..............................      2,098      2,058      8,578     10,021     10,972     10,002      7,781
  Provision for loan losses...................         75        100        100        200        572      1,800      2,256
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net interest income after provision for
     loan losses..............................      2,023      1,958      8,478      9,821     10,400      8,202      5,525
  Noninterest income:
    Equity in earnings of limited partnership
     investment in purchased mortgage
     servicing rights.........................        228        185        668        136     --         --         --
    Gain (loss) on sale of:
      Mutual funds............................     --         --         --            (10)       (39)       (51)        42
      Securities held-to-maturity.............     --         --         --            (33)    --         --              1
      Securities available-for-sale...........     --             25        152        (89)       360         21         (8)
      Trading account securities..............     --         --         --         --         --            153     --
      Loans...................................         61     --             76     --         --         --         --
    Insurance commissions.....................         17         20         69         76         94         99         86
    Other.....................................        178         87        176        160        273        191        142
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total noninterest income................        484        317      1,141        240        688        413        263
  Noninterest expense:
    Compensation and benefits.................        832        757      2,885      2,752      2,789      2,265      2,155
    Office occupancy and equipment............        151        157        716        686        634        595        594
    Federal deposit insurance premiums........        115        110        457        493        455        438        397
    Loss from foreclosed real estate
     operations...............................        107         97        259        243        286         26        152
    Provision for loss on foreclosed real
     estate...................................     --         --             79        579        430        198        131
    Prior conversion costs....................     --         --         --         --         --         --            614
    Provision for loss on investments.........        138        127        893        410      1,005     --         --
    Other.....................................        428        469      1,750      2,021      1,682      1,513      1,371
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total noninterest expense...............      1,771      1,717      7,039      7,184      7,281      5,035      5,414
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and cumulative
   effect of change in accounting principle...        736        558      2,580      2,877      3,807      3,580        374
  Income tax expense..........................        188         54        468        970      1,400      1,905        931
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) before cumulative effect
   of change in accounting principle..........  $     548  $     504  $   2,112  $   1,907  $   2,407  $   1,675  $    (557)
  Cumulative effect of change in accounting
   principle..................................     --         --         --         --          1,508     --         --
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net Income (loss)...........................  $     548  $     504  $   2,112  $   1,907  $   3,915  $   1,675  $    (557)
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Primary earnings per share..................  $    0.35  $    0.31  $    1.35  $    1.17  $    2.28     --         --
  Fully diluted earnings per share............  $    0.35  $    0.31  $    1.33  $    1.17  $    2.27     --         --

- ------------------------------
(1) Includes Security Federal and its subsidiary only.

(2) Includes Financial Security since December 29, 1992.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONCERNING PINNACLE AND THE PINNACLE SUBSIDIARY BANKS IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY.

DEPENDENCE ON KEY PERSONNEL

    Pinnacle is highly dependent on the continued services of its executive officers, including Mr. John J. Gleason, Chairman of the Board; Mr. John J. Gleason, Jr., Vice Chairman of the Board and Chief Executive Officer; Mr. William P. Gleason, President and Mr. Kenneth C. Whitener, Jr., Executive Vice President and Chief Investment Officer. Mr. John J. Gleason is the father of Mr. John J. Gleason, Jr. and Mr. William P. Gleason. Pinnacle does not have an employment agreement with any of these officers. The loss of the services of any of these officers or of certain other key personnel could adversely affect Pinnacle. Pinnacle is the beneficiary of a $3,000,000 key-person term life insurance policy on Mr. John J. Gleason.

HOLDING COMPANY STRUCTURE

    Pinnacle is a holding company whose principal asset is all of the outstanding common stock of the Pinnacle Subsidiary Banks. Pinnacle's ability to pay its expenses and dividends to stockholders depends primarily on receipt of sufficient dividends from the Pinnacle Subsidiary Banks. Dividend payments by financial institutions are subject to limitations under state and federal banking laws and regulations. The Pinnacle Subsidiary Banks had the capacity to pay dividends of $2.2 million as of April 1, 1996 without prior regulatory approval and have the ability to pay future dividends based on the future earnings of the Pinnacle Subsidiary Banks. The Pinnacle Subsidiary Banks paid dividends of $10 million in 1995 and $2.3 million in 1996 (through March 31, 1996). Pinnacle believes that existing federal and state laws and regulations will not have a material effect on the ability of the Pinnacle Subsidiary Banks to continue paying dividends to Pinnacle in accordance with its dividend policy.

INVESTMENT PORTFOLIO

    Pinnacle's investment portfolio consists primarily of U.S. Government securities. At March 31, 1996, eighty-seven percent (87%) of total investment portfolio assets were invested in U.S. Government securities and thirteen percent (13%) were invested in other investment securities including mortgage backed and collateralized mortgage obligations, state and municipal banks, corporate bonds and equity securities. At that same date, Pinnacle's holdings of below investment grade fixed maturity securities were immaterial. The fair value of Pinnacle's investments varies with changes in economic and market conditions. Pinnacle's investment portfolio is accounted for as available for sale. As a result, unrealized gains or losses on securities held by Pinnacle are recorded as an adjustment to stockholders' equity. In addition, management undertakes sales of securities based on the slope of the yield curve and its assessment of interest rate risk at different maturities. These sales can result in significant gains or losses on the sale of securities which can materially affect Pinnacle's net income. The fair value of Pinnacle's securities at March 31, 1996 exceeded the carrying value by $7.7 million.

IMPACT OF GOVERNMENT MONETARY POLICIES

    The earnings of banks and bank holding companies are affected by the policies of regulatory authorities including the Federal Reserve which regulates the money supply. Among the methods employed by the Federal Reserve are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial and savings banks in the past and are expected to continue to do so in the future.

ALLOWANCE FOR LOAN LOSSES

    The Pinnacle Subsidiary Banks' allowance for loan losses is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Pinnacle Subsidiary Banks' control and such losses may exceed current estimates. At March 31, 1996, Pinnacle had total nonperforming loans of approximately $7,185,000. At the same date, Pinnacle's allowance for loan losses was $6,040,000, or 1.90% of total loans and eighty-four percent (84%) of total nonperforming loans. There can be no assurance, however, that such allowance will be adequate to cover actual losses.

COMPETITIVE BANKING ENVIRONMENT

    Intense competition exists in all aspects of business in which Pinnacle and the Pinnacle Subsidiary Banks are presently engaged, not only with other commercial banks and trust companies but also with thrifts, finance companies, personal loan companies, credit unions, leasing companies, money market mutual funds, investment firms, mortgage bankers, and other financial institutions serving the metropolitan areas of Chicago and the Quad-Cities.

    Commercial and savings banks compete on the basis of price, including interest rates paid on deposits and charged on loans, convenience and quality of service. This competition includes banks which are many times larger than the Pinnacle Bank Subsidiaries, including banks in the primary marketing areas of each Pinnacle Subsidiary Bank which have recently become affiliated through parent holding companies owning significantly larger banking institutions. Each Pinnacle Subsidiary Bank is encountering increased competition from non-bank financial institutions. Thrift deposits constitute a substantial portion of all financial institutions' deposits in Illinois. Thrifts are able to compete aggressively with commercial banks in the important area of consumer lending. Credit unions and small loan companies each are significant factors in the consumer loan market. Insurance companies, investment firms and retailers are all significant competitors for various types of business. Many of the competitors of the Pinnacle Subsidiary Banks are larger and have greater resources than the Pinnacle Subsidiary Banks, and there are no assurances that the Pinnacle Subsidiary Banks will be able to compete effectively against such companies in the future.

CONTROL BY PRINCIPAL STOCKHOLDERS

    As of April 30, 1996, the directors and executive officers of Pinnacle owned approximately fifty-one percent (51%) of the outstanding Pinnacle Common Stock. As of the same date, Pinnacle's Chairman of the Board, John J. Gleason, Pinnacle's Vice Chairman and Chief Executive Officer, John J. Gleason, Jr., and Pinnacle's Executive Vice President and Chief Investment Officer, Kenneth C. Whitener, Jr., owned in the aggregate approximately 30% of the outstanding Pinnacle Common Stock. While the percentage ownership of Pinnacle Common Stock held by Pinnacle's officers and directors will be reduced by the issuance of shares of Pinnacle Common Stock to holders of Financial Security Common Stock pursuant to the Merger, the officers and directors of Pinnacle will own a significant percentage of the issued and outstanding shares of Pinnacle Common Stock after the Effective Time of the Merger. See "DESCRIPTION OF PINNACLE CAPITAL STOCK -- Security Ownership of Management."

LIMITED LIQUIDITY OF PINNACLE COMMON STOCK

    Although there presently is a public market for the Pinnacle Common Stock on the Nasdaq SCM, trading volume is limited. In 1995, the total volume of shares traded was 221,188 for a daily average of 864 shares. As of June 30, 1996, total trading volume in 1996 has been 211,254 shares for a daily average of 1,677 shares. Because of the limited trading volume in shares of Pinnacle Common Stock, the market price for shares of Pinnacle Common Stock could be subject to broad fluctuations dependent upon the demand for and supply of shares of Pinnacle Common Stock available for purchase and sale. In addition, because of the limited trading volume in shares of Pinnacle Common Stock, investors may not be able to liquidate their shares of Pinnacle Common stock without the possibility of triggering or suffering a decline in the market price of Pinnacle Common Stock. While it is a condition to each party's obligations to consummate the Merger Agreement that Pinnacle Common Stock be approved for listing on the Nasdaq National Market, there can be no assurance that trading volume will increase.

    In addition, due to the limited trading volume in shares of Pinnacle Common Stock, it is possible that the Pinnacle Average Stock Price -- the average of the closing prices per share of Pinnacle Stock reported by the Nasdaq SCM on the ten trading days on which one or more trades actually occurs immediately prior to the second business day preceding the consummation of the Merger -- will not accurately reflect the value of Pinnacle Common Stock at the Effective Time. In the event of strong demand to purchase shares of Pinnacle Common Stock during the ten day measuring period prior to the Effective Time, the Pinnacle Average Stock Price may be artificially inflated. Similarly, weak demand for the shares of Pinnacle Common Stock during the ten day measuring period prior to the Effective Time may artificially deflate the Pinnacle Average Stock Price.

                                  THE MEETINGS

    This Joint Proxy Statement/Prospectus is being provided to the stockholders of Pinnacle and Financial Security in connection with the Pinnacle Meeting and the Financial Security Meeting. The meetings will be held on the date, at that time, in the locations and to consider the matters set forth under the subheadings "-- Pinnacle Meeting" and "-- Financial Security Meeting". The Pinnacle Board of Directors and the Financial Security Board of Directors are soliciting proxies for use at their respective meetings. The applicable form of proxy is being provided to the respective holders of Pinnacle Common Stock and Financial Security Common Stock with this Joint Proxy Statement/ Prospectus.

PINNACLE MEETING

    MEETING DATE. The Pinnacle Meeting will be held at 2215 York Road, Oak Brook, Illinois 60521, on September 11, 1996, at 10:00 a.m., Chicago time, and at the place, date and time designated for any and all adjournments or postponements thereof. This Joint Proxy Statement/Prospectus is being sent to holders of Pinnacle Common Stock and accompanies a form of proxy (the "Pinnacle proxy") which is being solicited by the Pinnacle Board of Directors for use at the Pinnacle Meeting and at any and all adjournments or postponements thereof.

    RECORD DATE. The Pinnacle Board of Directors has fixed the close of business on July 26, 1996 as the date for determining holders of Pinnacle Common Stock who will be entitled to notice of, and to vote at, the Pinnacle Meeting. Only holders of record of Pinnacle Common Stock at the close of business on the Pinnacle Record Date will be entitled to notice of and to vote at the Pinnacle Meeting. As of the Pinnacle Record Date, there were outstanding and entitled to vote at the Pinnacle Meeting 4,302,716 shares of Pinnacle Common Stock.

    Each holder of record of shares of Pinnacle Common Stock on the Pinnacle Record Date will be entitled to cast one vote per share at the Pinnacle Meeting on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby including the Merger and the issuance by Pinnacle of shares of Pinnacle Common Stock to holders of Financial Security Common Stock (other than Pinnacle or any of its subsidiaries) electing to receive Pinnacle Common Stock in consideration therefor and Financial Security stock options that are exchanged for shares of Pinnacle Common Stock in connection with the Merger. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Pinnacle Common Stock entitled to vote at the Pinnacle Meeting is necessary to constitute a quorum. With a quorum, or in the absence of such, the affirmative vote of the majority of shares represented at the Pinnacle Meeting may authorize adjournment of the meeting. Abstentions and broker non-votes (the proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the Pinnacle Meeting for purposes of determining the presence of a quorum.

    MATTERS TO BE CONSIDERED. At the Pinnacle Meeting, holders of shares of Pinnacle Common Stock will vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and the issuance by Pinnacle of shares of Pinnacle Common Stock to former holders of Financial Security Common Stock (other than Pinnacle or any of its subsidiaries) electing to receive Pinnacle Common Stock in consideration therefor and Financial Security stock options that are exchanged for shares of Pinnacle Common Stock in connection with the Merger. Pursuant to Section 11.20 of the IBCA, Pinnacle stockholders would not be entitled to vote on the proposal to approve and adopt the Merger Agreement if the shares of Pinnacle Common Stock to be issued in connection with the Merger did not exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. While Pinnacle Common Stock must constitute fifty-five percent (55%) of the aggregate consideration payable by Pinnacle in connection with the Merger, it is not certain how many shares of Pinnacle Common Stock will be issued in connection with the Merger and whether such shares will exceed twenty percent (20%) of the shares of Pinnacle Common Stock outstanding immediately prior to the Effective Time. As a result, Pinnacle has scheduled the Pinnacle Meeting to approve and adopt the Merger Agreement. Approval and adoption of the Merger Agreement is a condition to, and required for, consummation of the Merger. See "THE MERGER -- Conditions to the Merger."

    VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding shares of Pinnacle Common Stock is required for approval and adoption of the Merger Agreement. Therefore, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger. With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Pinnacle Meeting may authorize the adjournment of the meeting.

    A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY CARD OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

    SECURITY OWNERSHIP. As of the Pinnacle Record Date, directors and executive officers of Pinnacle held in the aggregate 2,192,632 shares of Pinnacle Common Stock (excluding option shares), or approximately 50.96% of the then outstanding shares of Pinnacle Common Stock entitled to vote at the Pinnacle Meeting. The directors and executive officers of Pinnacle have indicated their intention to vote such shares in favor of the approval and adoption of the Merger Agreement at the Pinnacle Meeting. Accordingly, holders of an additional 15.71% of the outstanding shares of Pinnacle Common Stock entitled to vote must vote such shares in favor of the Merger Agreement for such proposal to be approved. As of such date, neither Financial Security and its subsidiaries, nor, to the knowledge of Financial Security, the directors and executive officers of Financial Security and their affiliates, held any outstanding shares of Pinnacle Common Stock.

    Pursuant to the Merger Agreement, affiliates of Pinnacle or the Pinnacle Subsidiary Banks, including officers, employees, directors or holders of greater than ten percent (10%) of the outstanding shares of Pinnacle Common Stock have agreed to not purchase any Pinnacle Common Stock during the thirty business days prior to the consummation of the Merger.

    PROXIES. Shares of Pinnacle Common Stock represented by properly executed proxies received prior to or at the Pinnacle Meeting will, unless such proxies have been revoked, be voted at the Pinnacle Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PINNACLE PROXY, THE SHARES WILL BE VOTED IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    Any Pinnacle proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted, either by delivering to the Corporate Secretary of Pinnacle a written notice of revocation bearing a later date than the date of the Pinnacle proxy or a later dated proxy relating to the same shares or by attending the Pinnacle Meeting and voting in person. Attendance at the Pinnacle Meeting will not in itself constitute the revocation of a proxy.

    The Pinnacle Board is not aware of any business to be acted upon at the Pinnacle Meeting other than as described herein. If however, other matters are properly brought before the meeting, or any adjournment thereof, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

    In addition to solicitation by mail, directors, officers and employees of Pinnacle, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Pinnacle, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees. fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. See "THE MERGER -- Expenses."

    HOLDERS OF PINNACLE COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO PINNACLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FINANCIAL SECURITY MEETING

    MEETING DATE. The Financial Security Meeting will be held at 1209 North Milwaukee Avenue, Chicago, Illinois September 11, 1996 at 3:00 p.m. Chicago time, and at the place, date and time designated for any and all adjournments or postponements thereof. This Joint Proxy Statement/ Prospectus is being sent to holders of Financial Security Common Stock and accompanies a form of proxy (the "Financial Security proxy") which is being solicited by the Financial Security Board for use at the Financial Security Meeting and at any and all adjournments or postponements thereof.

    RECORD DATE. The Financial Security Board has fixed the close of business on July 26, 1996 as the date for determining holders of Financial Security Common Stock who will be entitled to notice of, and to vote at, the Financial Security Meeting. Only holders of record of Financial Security Common Stock at the close of business on the Financial Security Record Date are entitled to notice of and to vote at the Financial Security Meeting. As of the Financial Security Record Date there were outstanding and entitled to vote at the Security Federal Meeting 1,550,846 shares of Financial Security Common Stock.

    Each holder of record of shares of Financial Security Common Stock on the Financial Security Record Date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the stockholders at the Financial Security Meeting, except as described below. As provided in Financial Security's Certificate of Incorporation, recordholders of Financial Security Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Financial Security Common Stock (the "Financial Security Limit") are not entitled to any vote with respect to the shares held in excess of the Financial Security Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as a person acting in concert with, such person or entity. A vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of outstanding shares of Financial Security Common Stock entitled to vote at the Financial Security Meeting is necessary to constitute a quorum. With a quorum, or in the absence of such, the affirmative vote of a majority of shares represented at the Financial Security Meeting may authorize adjournment of the meeting. Abstentions and broker non-votes will be treated as shares present at the Financial Security Meeting for determining the presence of the quorum.

    MATTERS TO BE CONSIDERED. At the Financial Security Special Meeting, holders of shares of Financial Security Common Stock will vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

    VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Financial Security Common Stock is required for approval and adoption of the Merger Agreement. Therefor, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Financial Security Meeting may authorize the adjournment of the meeting. Approval of the Merger by the stockholders of Financial Security is a condition to, and required for, consummation of the Merger. See "THE MERGER -- Conditions to the Merger."

    A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY CARD OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

    SECURITY OWNERSHIP.   As of the  Financial Security Record  Date, 1996,  the
directors and executive officers of Financial Security held in the aggregate 225,187 shares of Financial Security Common Stock (excluding option shares), or approximately 14.52% of the voting power of the then outstanding shares of Financial Security Common Stock entitled to vote at the Financial Security Meeting. The directors and executive officers of Financial Security have indicated their intention to vote such shares in favor of the approval and adoption of the Merger Agreement at the Financial Security Meeting. Accordingly, holders of an additional 35.49% of the outstanding shares of Financial Security Common Stock entitled to vote must vote such shares in favor of the Merger Agreement in order for such proposal to be approved. As of such date, neither Pinnacle and its subsidiaries, nor, to the knowledge of Pinnacle, the directors and executive officers of Pinnacle and their affiliates, held any outstanding shares of Financial Security Common Stock.

    Pursuant to the Security Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP"), each participant is entitled to direct the trustee with respect to voting of the shares of Financial Security Common Stock allocated to such participant's accounts. First Bankers Trust Company, N.A. has been appointed as the corporate trustee for the ESOP (the "ESOP Trustee"). Subject to its duties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote all allocated shares held in the ESOP in accordance with the instructions received. As of the Financial Security Record Date, 51,439 of the 115,909 shares of Financial Security Common Stock in the ESOP had been allocated to participating employees. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock, subject to the provisions of ERISA.

    PROXIES. Shares of Financial Security Common Stock represented by properly executed proxies received prior to or at the Financial Security Meeting will, unless such proxies have been revoked, be voted at the Financial Security Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed Financial Security proxy, the shares will be voted in favor of the approval and adoption of the Merger Agreement.

    Any Financial Security proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Corporate Secretary of Financial Security a written notice of revocation bearing a later date than the Financial Security proxy or a later dated proxy relating to the same shares of Financial Security Common Stock or by attending the Financial Security Meeting and voting in person. Attendance at the Financial Security Meeting will not in itself constitute the revocation of a proxy. If a stockholder's shares are not registered in his own name the stockholder will need additional documentation from the record holder to vote personally at the Financial Security Meeting.

    The Financial Security Board is not aware of any business to be acted upon at the Financial Security Meeting other than as described herein. IF, HOWEVER, OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE FINANCIAL SECURITY MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS APPOINTED AS PROXIES WILL HAVE THE DISCRETION TO VOTE OR ACT THEREON ACCORDING TO THEIR BEST JUDGEMENT.

    In addition to solicitation by mail, Morrow & Co., a proxy solicitation firm, will assist Financial Security in soliciting proxies for the Financial Security Meeting and will be paid a fee estimated to be $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers, and employees of Financial Security, who will not be specifically compensated for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to Financial Security beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. The cost of soliciting proxies in the form enclosed herewith will be borne by Financial Security. See "THE MERGER -- Expenses."

    HOLDERS OF FINANCIAL SECURITY COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO FINANCIAL SECURITY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    HOLDERS OF FINANCIAL SECURITY COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES WITH THEIR PROXY CARDS. A LETTER OF TRANSMITTAL SETTING FORTH INSTRUCTIONS REGARDING THE SURRENDER OF SUCH CERTIFICATES WILL BE FURNISHED TO THE FINANCIAL SECURITY STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

                                   THE MERGER

    THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS CONCERNING THE TERMS OF THE MERGER IS NOT COMPLETE AND IS QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX I AND INCORPORATED BY REFERENCE HEREIN. ALL STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    Pursuant to the Merger Agreement, Financial Security will be merged with and into Pinnacle with Pinnacle being the surviving corporation in the Merger. As soon as possible after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, Pinnacle and Financial Security will file articles of merger with the Secretary of State of the State of Illinois and a certificate of merger with the Secretary of State of the State of Delaware for the Merger. The Merger will become effective at that time and on the date specified in the articles of merger and the certificate of merger.

    Upon consummation of the Merger, and depending upon their election, the stockholders of Financial Security will be entitled to receive either the Stock Distribution, the Cash Distribution, or the Combined Distribution in consideration for their shares of Financial Security Common Stock held and thereupon shall cease to be stockholders of Financial Security, and the separate existence and corporate organization of Financial Security shall cease. Pinnacle shall succeed to all the rights, responsibilities and property of Financial Security. The members of the Board of Directors of Pinnacle and the officers of Pinnacle immediately prior to the Effective Time will be the members of the Board of Directors and the officers of Pinnacle immediately after the Effective Time. The name of the surviving corporation in the Merger will be "Pinnacle Banc Group, Inc.".

BACKGROUND OF THE MERGER

    Originally chartered in 1907 as a federally-chartered building and loan association, Security Federal converted to a stock form of organization (the "Conversion") and formed Financial Security as its holding company in December 1992. The period subsequent to the Conversion has been one of continued and substantial change in the banking industry, characterized by heightened regulatory scrutiny, and intensifying competition and consolidation.

    As part of Financial Security's continuing efforts to enhance stockholder value and in response to the changing banking industry environment, Financial Security interviewed a number of investment banking firms during late 1994 and 1995. On September 21, 1995, Financial Security selected Hovde to provide investment advisory services. In particular, the Financial Security Board hired Hovde to provide direction and guidance with regard to methods of enhancing stockholder value on a going forward basis, including remaining independent, acquiring another financial institution or branches of another financial institution, or being acquired.

    In mid-November 1995, the Financial Security Board, taking into account Hovde's previous presentation as well as the continuing consolidation of the banking industry, particularly in the Midwest, decided to explore possible merger opportunities with another financial institution as a possible method of enhancing stockholder value. The Financial Security Board authorized Hovde to identify prospective merger partners, provide advice regarding any preliminary indications of interest, and assist in any negotiations that might occur. Hovde contacted approximately 32 potential merger partners, which were chosen based on criteria established by Hovde and Financial Security. As a result of these contacts, 24 financial institutions entered into confidentiality agreements with Financial Security and received confidential information packets regarding Financial Security. Financial Security received preliminary expressions of interest, which were within parameters set by Financial Security and Hovde, from five potential acquirors. Additional parties submitted indications of interest that were unacceptable to Financial Security because of pricing levels or timing constraints. Subsequent to conducting preliminary due diligence, Financial Security received three written and two verbal updated or revised preliminary indications of interest.

    On March 1, 1996, the Financial Security Board met to consider, among other things, the preliminary indications of interest. At this meeting, a report was presented by Hovde discussing the preliminary indications of interest and the potential acquirors. The presentation included information regarding potential acquirors, a review of the preliminary terms of each proposal and an analysis of numerous other recent transactions involving thrift institutions of similar size and involving thrift institutions in the Midwest. The Financial Security Board authorized Hovde to continue to develop the terms of the preliminary indications of interest.

    On March 11, 1996, the Financial Security Board met to further consider two of the five indications of interest and interviewed the two institutions which submitted such indications of interest. At the meeting, Hovde made a presentation regarding the terms and structure of the proposed transactions. Additionally, Financial Security's legal counsel made a presentation regarding the Financial Security Board's fiduciary responsibilities. Following the presentation and a discussion, the Financial Security Board decided to pursue Pinnacle's indication of interest which provided for the exchange of shares for consideration of $27.87 per share in stock or a combination of cash and stock; however, the Financial Security Board authorized such action only if Pinnacle increased its offer to $28.50 per share. The Financial Security Board declined to pursue the second indication of interest primarily because of the pricing level, which was below the Pinnacle offer, the form of consideration and tax implications of such consideration.

    On March 14, 1996, the Financial Security Board held its regular meeting and legal counsel and its financial advisors were present by phone. The Financial Security Board considered the revised offer of Pinnacle which had been increased to $28.50. At the meeting, Hovde presented the following financial analysis: contribution analysis, financial implications of the acquisition analysis and comparative stockholder rates of return analysis. The Financial Security Board discussed these items as well as other material items of the Pinnacle offer. The Financial Security Board authorized the negotiation of a definitive merger agreement by management, Hovde and its legal counsel.

    During the next several weeks the parties conducted due diligence and negotiated specific terms and conditions of the Merger. On April 11, 1996, the Financial Security Board held its regular meeting to consider the proposed merger with Pinnacle. At the meeting, Financial Security's legal counsel and Hovde made presentations regarding the proposed transaction. The Financial Security Board was presented a draft merger agreement, and the Financial Security Board reviewed its terms and conditions with legal counsel. The Hovde presentation included a comparative analysis of numerous other transactions involving institutions with similar asset size and equity levels located nationwide, in the Midwest and in Illinois only. In addition, the Hovde presentation included a contribution analysis, a discounted cash flow analysis, a financial implications to stockholders analysis, and a comparative stockholder return analysis discussed in greater detail below. At the conclusion of its presentation Hovde gave its opinion that the Merger Consideration to be received was fair, from a financial point of view, to Financial Security's stockholders. Following the presentations and a discussion by the Financial Security Board, the Financial Security Board authorized management and legal counsel to finalize the negotiations of the definitive agreement.

    On April 22, 1996, the Financial Security Board held a special meeting. After a discussion of the final terms of the Merger Agreement and an update by Hovde of its financial presentation, the Financial Security Board approved the Merger Agreement, authorized its execution and recommended approval of the Merger Agreement by stockholders. Subsequently, the Merger Agreement was executed and a press release was issued announcing the Merger.

REASONS FOR THE MERGER

    PINNACLE. Pinnacle's corporate objective is to enhance shareholder value by effectively leveraging Pinnacle's equity base and to achieve returns on equity and assets in excess of peer group performance. One of the methods that management utilizes to accomplish this objective is the acquisition of other financial institutions. In negotiating the terms of the Merger and in considering its recommendation for the approval of the Merger Agreement, the Pinnacle Board considered a number of factors, including, without limitation: the business, operations and financial condition of Financial Security; the prospects of the combined institution; the increased market presence and enhanced opportunities for growth made possible by the Merger; the growth of Pinnacle's loan portfolio and attendant increase in Pinnacle's loan to asset ratio; an increase in the liquidity of shares of Pinnacle Common Stock; the ability to consummate the acquisition with a minimal increase in debt; the growth of Pinnacle's total assets to a figure in excess of one billion dollars; and the expectation that the Merger generally will be a tax-free transaction to Pinnacle and its stockholders. In view of the variety of factors considered in connection with its evaluation of the Merger, the Pinnacle Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. THE PINNACLE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS AND RECOMMENDS THE STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

    FINANCIAL SECURITY. The Financial Security Board, with the assistance of outside financial and legal advisors has evaluated the financial, legal and market conditions bearing on the decision to recommend the Merger. The terms of the Merger, including the price, are a result of arm's length negotiations between representatives of Pinnacle and Financial Security. In reaching its determination that the Merger Agreement is fair to, and in the best interest of Financial Security and holders of Financial Security Common Stock, the Financial Security Board considered a number of factors, from a short and long term perspective, including, without limitation, the following:

    (i) the Financial Security Board's familiarity with and review of Financial Security's business, financial condition, results of operations, management, and prospects, including but not limited to its potential growth, development, productivity and profitability, and the business risks associated therewith;

    (ii) the environment in which Financial Security currently operates and will be likely to operate in the future, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry, particularly in Financial Security's market area;

   (iii) information concerning the business, operations, asset quality and prospects of Pinnacle;

   (iv) the oral and written presentations and the oral and written opinions of Financial Security's financial advisor, Hovde, that the Merger Consideration was fair to the holders of Financial Security Common Stock from a financial point of view;

    (v) the Financial Security Board's belief that the terms of the proposed form of Merger Agreement with Pinnacle were attractive in that it would allow Financial Security stockholders to elect to receive stock, cash or a combination thereof as specified in the Merger Agreement and potentially permit stockholders who receive stock to defer any tax liability and to become stockholders in Pinnacle, an institution with strong operations, management, and earnings performance;

   (vi) the expectation that Pinnacle will continue to provide quality service to the community and customers served by Financial Security and the expectation that Pinnacle would likely maintain Security Federal's offices;

   (vii) the  compatibility   of   the  respective   business   and   management
         philosophies of Financial Security and Pinnacle;

  (viii) the addition of products and services, as well as greater convenience through additional locations, which will be afforded Financial Security customers as a result of the Merger; and

   (ix) the alternative strategic courses available to Financial Security, including remaining independent or exploring other indications of interest from other potential acquirors.

    Certain members of the Board of Directors have interests in addition to their interests as stockholders generally, including certain payments that will be made as a result of the Merger under various benefit plans of Financial Security. See "-- Interests of Certain Persons in the Merger."

    In view of the variety of factors considered in connection with its evaluation of the Merger, the Financial Security Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. THE FINANCIAL SECURITY BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS AND RECOMMENDS THE STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    PINNACLE. The Pinnacle Board of Directors has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and has determined that the Merger Agreement is fair to, and in the best interests of, Pinnacle and its stockholders. THE PINNACLE BOARD OF DIRECTORS THEREFOR UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE PINNACLE MEETING. For a discussion of the factors considered by the Pinnacle Board of Directors in reaching its decision to approve the Merger Agreement, see "-- Reasons for the Merger -- Pinnacle."

    FINANCIAL SECURITY. The Financial Security Board has approved and adopted the Merger Agreement and the transactions contemplated thereby and has determined that the Merger Agreement is fair to, and in the best interests of, Financial Security and its stockholders. THE FINANCIAL SECURITY BOARD OF DIRECTORS THEREFOR UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE FINANCIAL SECURITY SPECIAL MEETING. For a discussion of the factors considered by the Financial Security Board of Directors in reaching its decision to approve the Merger Agreement, see "-- Background of the Merger" and "-- Reasons for the Merger -- Financial Security."

OPINION OF FINANCIAL SECURITY'S FINANCIAL ADVISOR

    Hovde has delivered to the Financial Security Board its opinion that, based upon and subject to the various considerations set forth in its written opinion dated April 22, 1996, the Merger Consideration is fair from a financial point of view to the stockholders of Financial Security as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by Financial Security upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.

    The opinion has been updated as of July 26, 1996 and the full text of that opinion which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix II. Stockholders of Financial Security should read this opinion in its entirety.

    HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF FINANCIAL SECURITY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FINANCIAL SECURITY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    The following is a brief summary of the analyses performed by Hovde in connection with its fairness opinion:

    During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of Pinnacle and Financial Security and material prepared in connection with the Merger, including, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning Financial Security and Pinnacle, including the consolidated financial statements of Financial Security and Pinnacle for each of the three years ended December 31, 1995, and the balance sheet and income statement of Financial Security and Pinnacle for the subsequent quarterly period ended March 31, 1996; (iii) the nature and terms of recent acquisition and merger transactions involving thrift institutions and thrift holding companies that Hovde considered reasonably similar to Financial Security in size, financial character, operating character, historical performance and geographic market; and (iv) financial and other information provided to Hovde by the management of Pinnacle and Financial Security. Hovde conducted meetings with members of senior management of Financial Security and Pinnacle for purposes of reviewing the future prospects of Financial Security and Pinnacle. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking and thrift industries and its general experience in securities valuations.

    In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information it reviewed and has relied upon the accuracy of the representations of the parties contained in the Merger Agreement. Hovde has not made any independent evaluation or appraisal of any properties, assets or liabilities of Financial Security. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of Pinnacle and Financial Security made pursuant to the Merger Agreement, and did not independently attempt to verify any of such information.

    In connection with its opinion, Hovde performed various analyses with respect to Financial Security. The following is a brief summary of such analyses, certain of which were presented to the Financial Security Board by Hovde prior to the execution of the Merger Agreement. These analyses have been updated as of the mailing of this Joint Proxy Statement/Prospectus.

    ANALYSIS OF THE MERGER CONSIDERATION. Hovde reviewed the value of the Merger Consideration to be received by each Financial Security stockholder. Hovde calculated that the Merger Consideration equated to approximately 121.62% of Financial Security's fully diluted tangible book value at December 31, 1995, a multiple of approximately 22.3 times Financial Security's earnings for the 12 months ended December 31, 1995, and a premium to core deposits of approximately 5.18%.

    SUMMARY OF PROPOSALS. Hovde summarized the sales process, the parties contacted and the level of interest expressed by each party, including the value of the aggregate consideration offered to the stockholders of Financial Security.

    Hovde also compared the significant terms of the Pinnacle proposal to that of the other bidders submitting proposals, including the value of the consideration offered. This analysis showed, among other things, that the value of the Pinnacle proposal of $28.50 per share of Financial Security Common Stock was considered higher than the value per share offered by the other bidders, especially given that the stockholders of Financial Security could elect three different options with respect to the form of consideration, including an all stock, tax-deferred exchange. Hovde examined the trading price and volume for Pinnacle Common Stock and the relationship between the trading characteristics of the common stocks of the other companies, as well as to a peer group of comparable companies.

    ANALYSIS OF SELECTED MERGERS. As part of its analysis, Hovde reviewed four sets of mergers: (i) selected mergers involving thrifts headquartered anywhere in the United States announced between January 1, 1988 and March 31, 1996 in which the total assets of the seller were greater than $100 million and the tangible equity/asset ratio was greater than twelve percent (12%) (the "Nationwide Mergers"); (ii) selected mergers involving thrifts headquartered in the Midwest announced between January 1, 1992 and March 31, 1996 in which the total assets of the seller were greater than $100 million and the tangible equity/asset ratio was greater than twelve percent (12%) (the "Midwestern Mergers"); (iii) all mergers involving thrifts headquartered in Illinois completed since January 1, 1993 and announced before March 31, 1996 in which the total assets of the seller were greater than $100 million and the tangible equity/asset ratio was greater than twelve percent (12%) (the "Illinois Mergers"); and (iv) selected mergers involving thrifts headquartered anywhere in the United States announced between January 1, 1988 and March 31, 1996 in which the total assets of the seller were greater than $100 million and the non-performing assets to total assets ratio was between two percent (2%) and five percent (5%) (the "High Non-Performers"). The Nationwide Mergers consisted of 40 mergers involving thrifts headquartered anywhere in the United States; the Midwestern Mergers consisted of 13 mergers of thrifts headquartered in the Midwest; the Illinois Mergers consisted of four thrifts headquartered in Illinois; and the High Non-Performers consisted of 61 mergers involving thrifts headquartered anywhere in the United States. For each transaction, Hovde calculated the multiple of the offer value to the acquired company's: (i) earnings per share ("EPS") for the twelve months preceding ("LTM") the announcement date of the transaction; (ii) book value per share; (iii) tangible book value per share; and (iv) the tangible book premium to core deposits.

    The calculations for the Nationwide Mergers yielded a range of multiples of offer value to LTM EPS of 10.0 times to 44.6 times, with an average of 19.0 times and a median of 16.4 times; a range of multiples of offer value to book value of 0.77 times to 1.44 times, with an average of 1.19 times and a median of
1.22 times; a range of multiples of offer value to tangible book value of 0.77 times to 1.44 times, with an average of 1.20 times and a median of 1.23 times; and a range of tangible book premium to core deposits of -3.70% to 13.48%, with an average of 4.74% and a median of 5.44%.

    The calculations for the Midwestern Mergers yielded a range of multiples of offer value to LTM EPS of 12.9 times to 44.6 times, with an average of 22.0 times and a median of 17.0 times; a range of multiples of offer value to book value of 1.04 times to 1.36 times, with an average of 1.22 times and a median of
1.23 times; a range of multiples of offer value to tangible book value of 1.04 times to 1.36 times, with an average of 1.22 times and a median of 1.23 times; and a range of multiples of tangible book premium to core deposits of 1.47% to 6.61%, with an average of 5.03% and a median of 5.44%.

    The calculations of the Illinois Mergers yielded a range of multiples of offer value to LTM EPS of 12.9 times to 27.6 times, with an average of 17.6 times and a median of 14.9 times; a range of multiples of offer value to book value of 1.04 times to 1.36 times, with an average of 1.19 times and a median of

1.19 times; a range of multiples of offer value to tangible book value of 1.04 times to 1.36 times, with an average of 1.19 times and a median of 1.19 times; and a range of tangible book premium to core deposits of 1.47% to 5.44%, with an average of 3.77% and a median of 4.09%.

    The calculations of the High Non-Performers yielded a range of multiples of offer value to LTM EPS of 4.6 times to 37.1 times, with an average of 16.4 times and a median of 14.2 times; a range of multiples of offer value to book value of
0.43 times to 1.94 times, with an average of 1.28 times and a median of 1.28 times; a range of multiples of offer value to tangible book value of 0.63 times to 2.06 times, with an average of 1.35 times and a median of 1.29 times; and a range of tangible book premium to core deposits of -3.70% to 14.03%, with an average of 3.61% and a median of 3.10%.

    Hovde compared these multiples with the corresponding multiples for the Merger, valuing the shares of Pinnacle Common Stock that would be received pursuant to the Merger Agreement at $28.50 per share of Financial Security Common Stock. In calculating the multiples for the Merger, Hovde used Financial Security's EPS for the 12 months ended December 31, 1995, book value per share and tangible book value per share as of December 31, 1995, and Hovde calculated that Financial Security's LTM EPS, book value per share, tangible book value per share and tangible book premium to core deposits were 22.3 times, 1.21 times,
1.21 times, and 5.18%, respectively.

    No company or  transaction used  in the above  analysis as  a comparison  is identical to Financial Security, Pinnacle or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

    CONTRIBUTION ANALYSIS. Hovde prepared a contribution analysis showing percentages of assets, deposits, common equity, and 1995 and estimated 1996 net income contributed to the combined company on a pro forma basis by Financial Security and Pinnacle. This analysis showed, assuming Pinnacle's stock price was at $32.375 per share, that Financial Security, as of December 31, 1995, would contribute 25.28% of pro forma consolidated total assets, 21.38% of deposits, 32.93% of common equity, 14.46% of 1995 net income and 15.48% of estimated 1996 net income. The stockholders of Financial Security would own approximately 24.98% of the pro forma common shares outstanding of Pinnacle, assuming Pinnacle's stock price was at $32.375 per share.

    FINANCIAL IMPLICATIONS TO FINANCIAL SECURITY STOCKHOLDERS. Hovde prepared an analysis of the financial implications of the Pinnacle offer to a Financial Security stockholder. This analysis indicated that on a pro forma equivalent basis, at a $28.50 price per share of Financial Security Common Stock with Pinnacle trading at $32.375 per share, a stockholder of Financial Security would achieve an increase in earnings per share of over sixty-one percent (61%), an increase in per share dividends of over nine percent (9%) and a decrease in fully diluted book value per share of approximately twenty-one percent (21%) in 1996 as a result of the consummation of the Merger.

    COMPARATIVE STOCKHOLDER RETURNS. Hovde presented an analysis of comparative theoretical stockholder returns in several scenarios, including Financial Security remaining independent, Financial Security being acquired in 2000 and Financial Security being acquired by Pinnacle at $28.50 per share. This analysis, which was based on the net present value of projected dividend streams and projected 1996 common stock valuations (using current price-to-earnings multiples), indicated total stockholder returns of 9.77% if Financial Security remained independent, 12.84% for a merger in 2000 on the terms specified in the following paragraph, and 18.11% based on the acceptance of the offer from Pinnacle at $28.50 per share with the Pinnacle Common Stock trading at an assumed price of $32.375 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Hovde performed a discounted cash flow analysis to determine a present value per share of Financial Security Common Stock assuming Financial Security continued to operate as a stand-alone entity and was acquired at a later date. This present value was determined by projecting Financial Security's after-tax net income for the five years ended December 31, 1996 through 2000. Projected net income was determined through consultation with Financial Security's management and generally included aggressive growth in assets (ranging from a low of three percent (3%) in 1996 and increasing to five percent (5%) in 2000), as well as progressively higher net income as a percent of average assets (increasing from 0.72% for 1996 to 1.05% for the twelve months ended December 31, 2000). "Terminal value" per share of Financial Security's Common Stock was determined by applying a price to earnings multiple of 20.24 times against Financial Security's projected earnings at December 31, 2000. The present value of the terminal value was then determined using an annual discount rate of thirteen percent (13%). The above calculations resulted in a present value per fully diluted share of Financial Security Common Stock of $26.90 per share.

    Although the summary set forth above does not purport to be a complete description of the analysis performed by Hovde, the material analysis performed by Hovde in rendering its opinion has been summarized above. However, the preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hovde believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis, without considering all factors and analysis, would create an incomplete view of the process underlying the analysis by which Hovde reached its opinion. In addition, Hovde may have given various analyses more or less weight than other analyses, but no analysis was given materially more weight than any other analysis. Also, Hovde may have deemed various assumptions more or less probable than other assumptions so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Hovde's view of the actual value of Financial Security or the combined company.

    In performing its analysis, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Financial Security and Pinnacle. The analysis performed by Hovde is not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analysis. Such analysis was prepared solely as part of Hovde's analysis of the fairness of the Merger Consideration, from a financial point of view, to the holders of Financial Security Common Stock. The analysis does not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde used in its analysis various projections of future performance prepared by the management of Financial Security. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analysis. Hovde's opinion does not address the relative merits of the Merger as compared to any other business combination in which Financial Security might engage. In addition, as described above, Hovde's opinion to the Financial Security Board was one of many factors taken into consideration by the Financial Security Board in making its determination to approve the Merger Agreement.

    Based upon the foregoing analyses and other investigations and assumptions set forth in its opinions, without giving specific weight to any one factor or comparison, Hovde determined that the Merger Consideration was fair from a financial point of view to the stockholders of Financial Security.

    THE SUMMARY OF THE PRESENTATION BY HOVDE TO THE FINANCIAL SECURITY BOARD AS SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH
PRESENTATION. THE PREPARATION OF A FAIRNESS OPINION INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSES AND THE APPLICATION OF THOSE METHODS TO THE PARTICULAR CIRCUMSTANCES, AND, THEREFOR, SUCH AN OPINION IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. FURTHERMORE, IN ARRIVING AT ITS OPINION, HOVDE DID NOT ATTRIBUTE ANY PARTICULAR WEIGHT TO ANY ANALYSIS OR FACTOR CONSIDERED BY IT, BUT RATHER MADE QUALITATIVE JUDGMENTS AS TO THE SIGNIFICANCE AND RELEVANCE OF EACH ANALYSIS AND FACTOR. ACCORDINGLY, HOVDE BELIEVES THAT ITS ANALYSES AND THE SUMMARY SET FORTH ABOVE MUST BE CONSIDERED AS A WHOLE AND THAT SELECTING PORTIONS OF ITS

ANALYSES, WITHOUT CONSIDERING ALL FACTORS AND ANALYSES, COULD CREATE AN INCOMPLETE VIEW OF THE PROCESS UNDERLYING THE ANALYSES SET FORTH IN ITS REPORT TO THE FINANCIAL SECURITY BOARD AND ITS FAIRNESS OPINION. IN PERFORMING ITS ANALYSES, HOVDE MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF PINNACLE OR FINANCIAL SECURITY. THE ANALYSES PERFORMED BY HOVDE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR ACTUAL FUTURE PERFORMANCE.

    Hovde will receive a fee of approximately $470,000 for services rendered in connection with advising Financial Security regarding the Merger Agreement, including the fairness opinion and financial advisory services provided to Financial Security, plus reimbursement of out-of-pocket expenses. As of the date of this Joint Proxy Statement/Prospectus, Hovde has received $127,874 of such fee.

MERGER CONSIDERATION

    Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Financial Security Common Stock outstanding immediately prior to consummation of the Merger will be converted into and represent the right to receive (upon a Financial Security stockholder's election) either (i)
 .8803 shares of Pinnacle Common Stock, subject to adjustment (the "Stock Distribution"); (ii) $28.50 in cash (the "Cash Distribution") (provided that the number of shares of Financial Security Common Stock subject to an election to receive cash will not exceed 45% of the outstanding shares of Financial Security Common Stock); or (iii) an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution (the "Combined Distribution" and together with the Stock Distribution and the Cash Distribution, the "Merger Consideration"). The Merger Agreement provides that the Exchange Ratio, shall be adjusted to reflect any split, combination, stock dividend or stock distribution with respect to Pinnacle Common Stock effected by Pinnacle prior to the Effective Time.

    The Exchange Ratio is equal to the quotient of the agreed value of Financial Security Common Stock per share, $28.50, divided by the per share value of Pinnacle Common Stock during a ten day trading period prior to the execution of the Merger Agreement, $32.375.

    Pursuant to the Merger Agreement, if the Pinnacle Average Stock Price (as defined below) is less than $30.00 per share but greater than $27.99 per share, the Exchange Ratio shall be adjusted to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price. However, if the Pinnacle Average Stock Price is greater than $35.00 per share but does not exceed $37.00 per share, the Exchange Ratio shall be adjusted to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price. The Pinnacle Average Stock Price is defined as the average of the closing prices per share of Pinnacle Common Stock reported by the Nasdaq SCM on the ten trading days on which one or more trades actually occur immediately prior to the second business day preceding the Closing Date.

    However, if the Pinnacle Average Stock Price is less than $28.00 per share, the Exchange Ratio shall be further adjusted to .9286 and Financial Security shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Pinnacle agrees to further adjust the Exchange Ratio to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price. Conversely, if the Pinnacle Average Stock Price exceeds $37.00 per share, the Exchange Ratio shall be further adjusted to .8378 and Pinnacle shall have the option to terminate the Merger Agreement unless not later than two days prior to the Closing Date, Financial Security agrees to further adjust the Exchange Ratio to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price.

    The market price of Pinnacle Common Stock to be received in the Merger is subject to fluctuation and such fluctuation may result in an increase or decrease in the value of the Stock Distribution or the Combined Distribution to be received by Financial Security stockholders in the Merger.

    Neither Financial Security nor Pinnacle is required to exercise its right to terminate the Merger Agreement based on the market value of Pinnacle Common Stock at the Effective Time. No decision can be made unless and until it can reasonably be anticipated that the Pinnacle Average Stock Price will trigger the termination rights whereupon the Boards will make a determination based on the relevant circumstances existing at that time.

    The Cash Distribution is not subject to any possible adjustment in connection with the Pinnacle Average Stock Price.

    Pursuant to the Merger Agreement, options to purchase shares of Financial Security Common Stock shall be converted at the Effective Time into shares of Pinnacle Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger".

ELECTION PROCEDURES

    Each Financial Security stockholder will have the opportunity to elect whether to receive either the Stock Distribution (a "Stock Election," in which case, such holder's shares shall be deemed to be "Stock Election Shares"), the Cash Distribution (a "Cash Election," in which case, such holder's shares shall be deemed to be "Cash Election Shares"), or a Combined Distribution (a "Combined Election," in which case, such holder's shares shall be deemed to be "Combined Election Shares"). ENCLOSED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS IS AN ELECTION FORM FOR USE BY THE STOCKHOLDERS OF FINANCIAL SECURITY (THE "ELECTION FORM") WHEREBY STOCKHOLDERS MAY INDICATE A STOCK ELECTION, CASH ELECTION OR COMBINED ELECTION. IN ORDER FOR AN ELECTION FORM TO BE DEEMED TO BE EFFECTIVE, SUCH ELECTION FORM MUST BE PROPERLY COMPLETED AND DULY EXECUTED BY THE FINANCIAL SECURITY STOCKHOLDERS AND RETURNED TO HARRIS TRUST AND SAVINGS BANK (THE "EXCHANGE AGENT") BY 5:00 P.M., CHICAGO TIME, ON THE DAY PRIOR TO THE DATE OF THE FINANCIAL SECURITY MEETING OR SEPTEMBER 10, 1996 (THE "ELECTION DEADLINE").

    Each separate entry on Financial Security's list of stockholders shall be presumed to represent a separate and distinct holder of record of Financial Security Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise, in which case, each beneficial owner will be treated as a separate holder and, either directly or through such nominee, may submit a separate Election Form. Any election may be revoked or changed by the person submitting an Election Form or any other person to whom the subject shares are subsequently transferred by submission of a later dated Election Form properly completed and duly executed, received by the Exchange Agent by the Election Deadline.

    Any stockholder who fails to deliver a properly completed and duly executed Election Form to the Exchange Agent by the Election Deadline shall be deemed to have made no election (a "No Election," in which case, such holder's shares shall be deemed to be "No Election Shares"). No Election Shares will be treated as Stock Election Shares for purposes of determining the type and amount of the Merger Consideration payable pursuant to the Merger.

    In the event the number of shares of Pinnacle Common Stock distributable in respect of the Stock Election Shares and the Combined Election Shares is less than fifty-five percent (55%) of the Merger Consideration or such greater amount as required by the Minimum Share Notice (as defined below), the Exchange Agent will reallocate the Merger Consideration payable to each holder of the Cash Election Shares pro rata (based upon the number of Cash Election Shares owned by such holder as compared with the total number of Cash Election Shares owned by all holders) such that holders of Cash Election Shares will receive the number of shares of Pinnacle Common Stock which in the aggregate will equal fifty-five percent (55%) of the Merger Consideration or the amount set forth in the Minimum Share Notice. The balance of the Merger Consideration, if any, will be paid in cash. The amount of cash will be determined by computing the value of the Merger Consideration which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Financial Security Common Stock owned at the Effective Time by the per share value of the Merger Consideration and subtracting from the amount described above the value of the shares of the

Pinnacle Common Stock to be issued. The Minimum Share Notice is the notice that Muldoon, Murphy and Faucette, counsel to Financial Security ("Muldoon") will issue to the Exchange Agent if the total number of shares of Pinnacle Common Stock issuable to all holders of Stock Election Shares and Combined Election Shares is insufficient to allow Muldoon to issue its opinion concerning the tax free nature of the Merger.

SURRENDER OF CERTIFICATES

    Within ten (10) days after the Effective Time, the Exchange Agent is required to mail to each holder of record of Financial Security Common Stock a letter of transmittal and instructions for use in effecting the surrender of such holder's Financial Security Common Stock certificates.

    FINANCIAL SECURITY STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

    Upon surrender to the Exchange Agent of one or more certificates of Financial Security Common Stock, together with a properly completed letter of transmittal, the Exchange Agent will cause to be issued and mailed the Merger Consideration after receipt of all required documentation pursuant to the Merger Agreement. The surrendered certificates of Financial Security Common Stock will thereupon be canceled. A Pinnacle Common Stock certificate may be issued in a name other than the name in which the surrendered Financial Security Common Stock certificate is registered only if a certificate representing such Financial Security Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect a transfer to the new name and by evidence that any applicable stock transfer taxes have been paid.

    No dividends or other distributions declared after the Effective Time with respect to Pinnacle Common Stock payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered certificate of Financial Security Common Stock until such holder of record shall have surrendered such Financial Security Common Stock certificate in good and proper form. After the subsequent surrender and exchange of a certificate, the holder thereof shall be entitled to receive any such dividends or distributions, without interest thereon, which theretofore became payable with respect to Pinnacle Common Stock represented by such certificate. Any shares of Pinnacle Common Stock or cash in the exchange fund maintained by the Exchange Agent and not exchanged for Financial Security Common Stock certificates within eighteen months after the Effective Time shall be returned by the Exchange Agent to Pinnacle which shall thereafter act as exchange agent subject to the rights of holders of unsurrendered Pinnacle Common Stock certificates.

FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Pinnacle Common Stock will be issued upon the surrender for exchange of certificates representing Financial Security Common Stock, no dividend or distribution of Pinnacle will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a Pinnacle stockholder. Each Financial Security stockholder who would be entitled to a fractional share of Pinnacle Common Stock in the Merger will receive a cash payment (without interest) determined by multiplying (i) the Pinnacle Average Stock Price by (ii) the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the Merger Agreement.

EFFECTIVE TIME AND CLOSING DATE

    The Effective Time of the Merger will be the time and date specified in the articles of merger to be filed with the Secretary of State of the State of Illinois and the certificate of merger to be filed with the Secretary of State of the State of Delaware. Such filing will occur only after the receipt of all requisite regulatory approvals and the approval of the Merger by the requisite votes of Pinnacle's and Financial Security's respective stockholders and the satisfaction or waiver of all other conditions to the Merger. The Closing Date of the Merger will be within thirty (30) business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of the Merger have been satisfied or waived in accordance with the terms of the Merger Agreement, or at another time agreed to in writing by Pinnacle and Financial Security.

    Subject to obtaining all requisite approvals, Pinnacle and Financial Security currently anticipate that the Merger will be consummated in September, 1996. The Merger Agreement provides that either party may terminate the Merger Agreement if the Merger is not consummated by March 31, 1997, but the parties can extend that date by mutual consent to a date to be determined by them. See "-- Waiver and Amendment" and "-- Termination and Termination Fee."

REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, each of Pinnacle and Financial Security has made certain customary representations and warranties relating to, among other things, the parties' respective organization, authority relative to the Merger Agreement, capitalization, subsidiaries, required consents and approvals, taxes, employee benefit plans, material contracts, litigation, compliance with applicable laws, environmental matters, the reliability of financial statements and the absence of material adverse changes in the parties' businesses, financial condition, operations or properties. Pursuant to the Merger Agreement, it is a condition to consummation of the Merger that the representations and warranties contained in the Merger Agreement be true and correct in all material respects on the dates of the Merger Agreement and as of the Effective Time. See "--Conditions to Consummation of the Merger." For detailed information on the representations and warranties contained in the Merger Agreement, see the Merger Agreement attached hereto as Appendix I and incorporated by reference herein.

CONDUCT OF BUSINESS OF FINANCIAL SECURITY PENDING THE MERGER

    Financial Security has agreed that until the Effective Time of the Merger, it will conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking practice and use its best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the appropriate services of its officers and key employees. Without limiting the generality of the foregoing, Financial Security has agreed that it will not, and it will not cause its subsidiaries to, without the prior written consent of
Pinnacle:

    (i) Amend its certificate of incorporation, charter or by-laws;

    (ii) Issue any shares of its or their capital stock or issue or grant any stock options, warrants or commitments regarding issuance of its capital stock;

   (iii) Increase or reduce the number of shares of its or their capital stock or otherwise modify, change or amend the voting rights with preferences attributable to any such capital stock;

   (iv) Except as required by business necessity or as required by law, adopt or modify any of its employee benefit plans;

    (v) Except as contemplated by the Merger Agreement, enter into any amendment of any contract of employment or take or grant any general or individual wage or salary increase other than in the ordinary course of business or any increase in the manner or amount of compensation or fringe benefits payable to its employees;

   (vi) Sell, transfer or lease any of its assets or properties having a book value in excess of $200,000 except in the ordinary course of business (other than securities, classified assets or real estate owned having a book value less than $1,000,000);

   (vii) Waive, release, transfer or change in any respect leases, licenses or agreements other than in the ordinary course of business;

  (viii) Subject any asset or property to a lien or other encumbrance other than in the ordinary course of business which would not have a material adverse effect on Pinnacle;

   (ix) Enter into any leases, licenses or agreements obligating payments in excess of $25,000 per annum;

    (x) Declare, set aside, pay or make a dividend or redeem any shares of Financial Security Common Stock, except for the payment of quarterly cash dividends not to exceed after tax earnings for the quarter prior to such dividend as the Financial Security Board may declare beginning on October 22, 1996;

   (xi) Incur any indebtedness for borrowed money except for deposit liabilities and otherwise incurred in the ordinary course of business;

   (xii) Cancel or compromise any debt or claim which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a material adverse effect on Financial Security or on any of its stockholders;

  (xiii) Change  its method  of accounting  in effect  as of  December 31, 1995,
         except  as  required  by  changes  in  generally  accepted   accounting
         principles or by regulatory agencies;

  (xiv) Settle  any  claim, action  or  proceeding involving  any  liability for
        payments  in  excess   of  $50,000,  or   which  would  place   material
        restrictions on the operations of Financial Security;

   (xv) Fail to notify Pinnacle promptly of its receipt of any letter from any regulatory authority advising that it is contemplating issuing any order, direct or extraordinary supervisory letter to it;

  (xvi) Fail to remain in compliance with any capital requirements of any regulatory agency to which it is subject;

  (xvii) Fail to maintain and keep its properties in as good repair and condition as at the execution of the Merger Agreement except for ordinary wear and tear;

 (xviii) Except  in  the  ordinary  course  of  business  and  consistent   with
         applicable laws and regulations, make any loan or loan commitment to any of its officers, directors or stockholders holding more than five percent (5%) of the issued and outstanding shares of Financial Security Common Stock;

  (xix) Make, commit to make or commit to renew, any loan or purchase agreement, or commit to purchase any securities, for an amount in excess of $1,000,000; or

   (xx) Agree to make any commitment to take any action or do any of the foregoing.

CONDUCT OF BUSINESS OF PINNACLE PENDING THE MERGER

    Pinnacle has agreed that until the Effective Time, it and the Pinnacle Subsidiary Banks will carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and prudent banking practices. Without limiting the generality of the foregoing, Pinnacle has agreed that it will not, and will not cause the Pinnacle Subsidiary Banks to, without the prior written consent of Financial Security:

    (i) Take any action that would cause the representations and warranties contained in the Merger Agreement to fail to be true and correct or that would materially effect the ability of Pinnacle or any of the Pinnacle Subsidiary Banks to perform its covenants and agreements contained in the Merger Agreement or to consummate the transactions contemplated thereby;

    (ii) Take any action that would materially effect or delay the ability of Financial Security or Pinnacle to obtain any necessary approvals, consents or waivers of any governmental entity required to consummate the transactions contemplated by the Merger Agreement;

   (iii) Consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless such person shall expressly assume the obligations of Pinnacle under the Merger Agreement;

   (iv) Declare or pay any dividend on, or make any other distributions with respect of Pinnacle Common Stock except for regular dividends and distributions in Pinnacle Common Stock;

    (v) Amend its certificate of incorporation or by-laws; or

   (vi) Authorize or enter into any agreement or commitment to do any of the foregoing.

CONDITIONS TO CONSUMMATION OF THE MERGER

    The respective obligations of Pinnacle and Financial Security to consummate the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions, including, but not limited to: (i) the Merger Agreement shall have been approved by the requisite votes of the holders of Pinnacle Common Stock and Financial Security Common Stock; (ii) all necessary regulatory approvals, consents or waivers required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; (iii) the Registration Statement on Form S-4 filed with the SEC relating to the shares of Pinnacle Common Stock to be issued in the Merger shall have been declared effective and shall not be subject to a stop order; (iv) neither Pinnacle nor Financial Security shall be subject to any order, decree or injunction which enjoins or prohibits the consummation of the Merger; (v) Pinnacle shall have received all state securities law and "blue sky" authorizations necessary to consummate the transactions contemplated by the Merger Agreement; (vi) the shares of Pinnacle Common Stock shall have been approved for listing on the Nasdaq National Market; and (vii) Muldoon shall have issued an opinion to Pinnacle and Financial Security to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code.

    In addition, the obligation of Pinnacle to consummate the Merger is subject to the satisfaction by Financial Security or waiver by Pinnacle of the following conditions: (i) Financial Security shall have performed or complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed by or complied with by it at or prior to the Effective Time except where the failure to perform such obligation, covenant or agreement would not, individually or in the aggregate, result in a material adverse effect on Financial Security or its subsidiaries; and (ii) the representations and warranties of Financial Security contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time, as well as other customary closing conditions, such as receipt of legal opinions and officers' certificates.

    In addition, the obligation of Financial Security to consummate the Merger is subject to the satisfaction by Pinnacle or waiver by Financial Security of the following conditions: (i) Pinnacle shall have performed or complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed by or complied with by it at or prior to the Effective Time except where the failure to perform such obligation, covenant or agreement would not, individually or in the aggregate, result in a material adverse effect on Pinnacle or its subsidiaries; (ii) the representations and warranties of Pinnacle contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time; and (iii) Financial Security shall have received an updated fairness opinion from Hovde upon mailing of this Joint Proxy Statement/Prospectus, as well as other customary closing conditions such as receipt of legal opinions and officer certificates.

REGULATORY APPROVALS

    The Merger is subject to prior approval by the OTS under HOLA. Section 10(e) of HOLA requires that the application be evaluated by taking into consideration the financial and managerial resources and the future prospects of Pinnacle and Financial Security and their respective subsidiaries, the risks to the federal deposit insurance funds and the convenience and needs of relevant communities. In addition, Section 10(e)(2) of HOLA requires that the Director of the OTS not approve any proposed acquisition (i) which would result in a monopoly, or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States, or (ii) the effect of which, in any section of the country, may be substantially to lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless it finds that the anti-competitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the communities to be served. The OTS has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the OTS must also assess the records of the depository institution subsidiaries of both parties under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the OTS analyze, and take into account when evaluating an application, each institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. The OTS may also request additional information. The OTS procedures provide for publication of notice of the application and public comment and/or requests for agency hearings. Pinnacle filed its application with the OTS on June 12, 1996, and the application is currently pending.

    In addition, the Merger is subject to prior approval of the Federal Reserve pursuant to Section 4 of the BHC Act. Under Section225.23(a) of the Federal Reserve's Regulation Y, Pinnacle is required to give notice to the Federal Reserve requesting prior approval of Pinnacle's proposal to acquire Financial Security. The Federal Reserve's procedures involve public notice of the receipt of the notice application and an opportunity for public comment and/or requests for agency hearings on the application. In evaluating a notice application of this nature, the Federal Reserve considers, among other things, the financial and managerial resources of the notificant and its subsidiaries and the company to be acquired and the effect of the proposed transaction on those resources. Generally, the Federal Reserve considers whether the proposed transaction by the notificant can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh any possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, and unsound banking practices). The Federal Reserve also considers the CRA records of the relevant depository institution's subsidiaries of both parties. The Federal Reserve may also deny the notice application if the notificant fails to provide all information requested by the Federal Reserve. Pinnacle filed its notice application on July 1, 1996, and the notice is currently pending.

    The Merger cannot proceed in the absence of all regulatory approvals. See "-- Conditions to the Merger." Pinnacle and Financial Security have agreed to take all reasonable actions necessary to obtain approvals and comply with the requirements of the OTS and the Federal Reserve. Although no significant difficulties are anticipated in obtaining regulatory approval, there can be no assurance that such approvals will be obtained or that there will not be delays in processing the applications.

    Pinnacle and Financial Security are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained, and if such approval or actions are obtained, there can be no assurance as to the timing thereof.

WAIVER AND AMENDMENT

    Prior to the Effective Time of the Merger and subject to applicable law, Pinnacle and Financial Security may extend the time for performance of any obligations of the other under the Merger Agreement, waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement and waive compliance with any agreements or conditions of the other contained in the Merger Agreement. Subject to applicable law, Pinnacle and Financial Security may also amend the Merger Agreement at any time before or after approval of the Merger Agreement by the stockholders of Pinnacle and Financial Security, provided that any amendment effected after approval of such stockholders may not adversely affect such stockholders, including by the alteration of the amount or kind of the Merger Consideration.

NO SOLICITATION

    Financial Security has agreed that neither it and its subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney, or accountant retained by Financial Security or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Financial Security) with respect to a merger, consolidation or similar transaction involving any purchase of all or any significant portion of assets or any equity securities of Financial Security or any of its subsidiaries (any such proposal, an "Acquisition Proposal"). Pursuant to the Merger Agreement, Financial Security will notify Pinnacle promptly of the relevant details relating to all inquiries and proposals which it may receive relating to any Acquisition Proposal. Notwithstanding the foregoing, Financial Security may engage in negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity related to an Acquisition Proposal if, the Financial Security Board of Directors, after consultation with outside legal counsel, determines in good faith that such action is necessary for the Financial Security Board of Directors to comply with its fiduciary duties to stockholders under applicable law and promptly notifies Pinnacle of any inquiries, proposals, negotiations or discussions in respect of any such Acquisition Proposal together with details as to the identity of the persons making such inquiry, proposals or seeking such negotiations or discussions and the terms and conditions thereof.

TERMINATION AND TERMINATION FEE

    The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, by: (i) the mutual consent of Pinnacle and Financial Security, as expressed by a majority vote of their respective Boards of Directors; (ii) either Pinnacle or Financial Security as expressed by their respective Boards of Directors, if the Merger has not occurred by March 31, 1997, provided that the failure of the Merger to so occur will not be due to the failure to perform or comply with any covenant or agreement contained in the Merger Agreement by the party seeking to terminate; (iii) either Pinnacle or Financial Security (provided the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if the other party to the Merger Agreement has (A) failed to perform or comply with any covenant or agreement contained in the Merger Agreement which failure or non-compliance is material in the context of the transactions contemplated by the Merger Agreement, or (B) made any inaccuracies, omissions or breaches in the representations, warranties, covenants or agreements contained in the Merger Agreement the circumstances of which either individually or in the aggregate have, or reasonably could be expected to have a material adverse effect on the other party, which have not been cured within 30 days after the date on which written notice of such breach is given to the party committing such breach; (iv) either Financial Security or Pinnacle by written notice to the other party if (A) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger shall have been denied; (B) any governmental authority issues a final unappealable order enjoining or otherwise prohibiting consummation of the Merger; or (C) the holders of Financial Security Common Stock or Pinnacle Common Stock fail to approve and adopt the Merger Agreement; provided no party shall have the right to terminate the Merger Agreement pursuant to this clause (iv) if the occurrence of item (A), (B) or (C) is attributable to the party's failure to perform or observe the covenants and agreements set forth in the Merger
Agreement; (v) Pinnacle, if there has occurred an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a material adverse effect on Financial Security, and Financial Security shall not have remedied such event, condition, change or occurrence within 30 days from notice of termination; (vi) Pinnacle, if the Pinnacle Average Stock Price exceeds $37.00 per share and Financial Security does not agree to decrease the Exchange Ratio to equal the quotient of $31.00 divided by the Pinnacle Average Stock Price; (vii) Financial Security, if the Pinnacle Average Stock Price is less than $28.00 per share and Pinnacle does not agree to increase the Exchange Ratio to equal the quotient of $26.00 divided by the Pinnacle Average Stock Price; and (viii) Pinnacle, if five days prior to the Closing Date, the value of certain office equipment leases which were purchased by Security Federal from Bennett Funding Group, Inc. (the "Bennett Portfolio") has decreased by an amount in excess of $375,000 before any related tax savings and Financial Security does not agree two days prior to the Closing Date to reduce the consideration payable pursuant to the Merger Agreement by the amount of the loss in the Bennett Portfolio in excess of $375,000 less any tax savings attributable to the loss. See "BUSINESS OF FINANCIAL SECURITY -- Loan Portfolio."

    If, prior to October 22, 1997, the Merger has not been consummated and (i) any person other than Pinnacle acquires beneficial ownership of fifty percent (50%) or more of the then outstanding Financial Security Common Stock; (ii) Financial Security, without Pinnacle's prior written consent, (A) enters into an agreement to engage in an Acquisition Transaction (as defined below) with a party other than Pinnacle or (B) the Financial Security Board recommends that the stockholders of Financial Security approve or accept an Acquisition Transaction with a third party, or (iii) if a bona fide proposal is made by a third party to engage in an Acquisition Transaction and after such proposal is made (A) Financial Security breaches the Merger Agreement which materially impairs Financial Security's ability to consummate the Merger and such breach entitles Pinnacle to terminate the Merger Agreement; (B) the Financial Security Meeting is not held or is canceled prior to the termination of the Merger Agreement for reasons other than Pinnacle's fault or (C) Financial Security's Board of Directors withdraws or modifies its recommendation in a manner adverse to Pinnacle, then, in such case, Financial Security is required to pay Pinnacle a termination fee of $600,000 following such termination. Notwithstanding the foregoing, Financial Security will not be obligated to pay the termination fee if Financial Security validly terminates the Merger Agreement under certain conditions. For purposes of the Merger Agreement, "Acquisition Transaction" means a (x) merger or consolidation, or any similar transaction, involving Financial Security, (y) purchase, lease or other acquisition of all or substantially all of the assets of Financial Security or (z) purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing fifty percent (50%) or more of the voting power of Financial Security; provided the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Financial Security and/or its subsidiaries.

    In the event of the termination and abandonment of the Merger Agreement and the Merger pursuant to the above, the Merger Agreement, other than provisions relating to confidentiality of information obtained by the parties and to the payment of expenses relating to the Merger, shall become void and of no effect, without any liability on the part of any party or its directors or officers, provided that nothing contained in the Merger Agreement will serve to relieve any party from liability for a willful breach of the Merger Agreement.

ACCOUNTING TREATMENT

    The Merger is to be accounted for as a purchase in accordance with generally accepted accounting principles as outlined in Accounting Principles Board Opinion No. 16, "Business Combinations." Under the purchase method of accounting, the excess of purchase price paid over the fair market value of assets and liabilities acquired (goodwill) is recorded as an intangible asset and such asset is amortized as an expense over the period estimated to be benefitted. Under the purchase method of accounting, the reported income of Pinnacle will include the results of operations of Financial Security only as of and from the Effective Time.

EXPENSES

    All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except Pinnacle and Financial

Security shall each pay one-half of the costs incurred in connection with the printing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus. All fees payable to Hovde in connection with the Merger will be paid by Financial Security.

RESALES OF PINNACLE COMMON STOCK BY AFFILIATES

    The shares of Pinnacle Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued pursuant to the terms of the Merger Agreement to any holder of Financial Security Common Stock or to any holder of Financial Security stock options who may be deemed to be an "affiliate" of Financial Security for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Pinnacle Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

    Financial Security has agreed in the Merger Agreement to use its reasonable efforts to cause each director, executive officer and other person who may be deemed an affiliate (for purposes of Rule 145) of such party to execute and deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Pinnacle Common Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act.

    This Joint Proxy Statement/Prospectus cannot be used for resales of Pinnacle Common Stock received by any person who may be deemed an "affiliate" of Pinnacle or Financial Security.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Pursuant to the Merger Agreement, the current directors and executive officers of Pinnacle will be the directors and executive officers of the surviving corporation in the Merger. Following the consummation of the Merger, Security Federal will become a wholly owned subsidiary of Pinnacle. In the future, Pinnacle may merge Security Federal into Pinnacle Bank. After consummation of the Merger, Security Federal will conduct its business largely as presently conducted.

    All persons who are employees of Financial Security or Security Federal immediately prior to the Effective Time shall, after the Effective Time, become employees of Pinnacle, one of the Pinnacle Subsidiary Banks or Security Federal. Pinnacle has agreed to use its best efforts to reasonably identify within (30) thirty days of the Effective Time the employees of Financial Security and Security Federal to whom Pinnacle intends to offer employment; provided, however, that Pinnacle shall not have any duty or obligation to continue to employ any former employees of Financial Security or Security Federal beyond the Effective Time.

    Pinnacle will pay a severance benefit to each person, other than those persons who have entered into written agreements with Financial Security and Security Federal and that are identified in the Merger Agreement, who is an employee of Financial Security or Security Federal at the Effective Time of the Merger and who is terminated without cause within twelve months of the Effective Time. Terminated employees shall receive any benefit provided to similarly situated employees of Pinnacle upon termination including four weeks of salary plus one additional week of salary for every year of credited service up to a maximum of sixteen weeks. For purposes of the foregoing, former employees of Financial Security and Security Federal will receive credit for service with Financial Security or Security Federal to the same extent and in the manner as if such employees had been employed by Pinnacle.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Financial Security's management may be deemed to have interests in the Merger in addition to their interests as stockholders of Financial Security generally. In each case, the Board of Directors of Financial Security was aware of their potential interests, and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    INDEMNIFICATION. Pursuant to the Merger Agreement, Pinnacle has agreed that, for a period of six years following the Effective Time (or until the final disposition of any claims made during that time period), it will indemnity the present and former directors and officers of Financial Security or its subsidiaries against  any costs  or  expenses (including  reasonable  attorneys'
fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the indemnified party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law or, if greater, as provided in Financial Security's Certificate of Incorporation in effect on the date of the Merger Agreement. In addition, Pinnacle and Financial Security have agreed that Financial Security shall obtain officers and directors liability insurance at Financial Security's current levels and scope for all persons who are officers and directors of Financial Security and Security Federal for a period of six years after the Effective Time, provided the aggregate cost of such insurance shall not exceed $50,000. In connection with the execution of the Merger Agreement, each of the directors of Financial Security and its subsidiaries stated that they were unaware of any acts or omissions in his or her capacity as a director and/or officer of Financial Security or its subsidiaries which would give rise to a claim for indemnification from Financial Security or its subsidiaries which are reasonably likely to have a material adverse effect on Financial Security or its subsidiaries.

    EMPLOYMENT  AGREEMENTS.    Financial  Security  and  Security  Federal  have
employment agreements with Ivan F. Kovac, Daniel K. Augustine, Patrick Hunt and Frank Swiderski.

    Pursuant to the employment agreements, if termination, voluntary or involuntary, results from a change in control of Financial Security or Security Federal, the executive, or in the event of death, his beneficiary, would be entitled to a severance payment equal to the greater of (i) three times the executive's average annual compensation including any commissions, bonuses, benefit plan contributions, fees and severance payments for the past three years, or (ii) the payments otherwise remaining under the terms of the employment agreement. Financial Security or Security Federal would also continue the executive's life, health, accident, dental and disability coverage for the remaining unexpired terms of the agreements. In the event of a change in control, the severance payment to the executive will be limited to one (1) dollar less than the triggering amount as described in Section 280G of the Code, the triggering amount being equal to approximately three times the average of the past five years of taxable income received by the executive from Financial Security or Security Federal, but only if such limiting amount is greater than the amount of the severance payment set out in the employment agreement less any applicable excise tax required on such severance payment under Sections 280G and 4999 of the Code. The Merger would constitute a change in control under the agreements.

    Pursuant to the Merger Agreement, Pinnacle will honor, in accordance with their terms, all existing employment agreements unless otherwise mutually agreed to by Pinnacle and the individual executive officer. In connection with the execution of the Merger Agreement, Messrs. Kovac, Augustine, Hunt and Swiderski entered into letters of understanding providing for the amendment of their respective employment agreements limiting any change in control payment to an amount equal to one dollar less than the amount which would trigger 280G of the Code. As a result, lump sum severance payments of $414,801, $484,557, $164,430 and $273,924 will be paid to Messrs. Kovac, Augustine, Hunt and Swiderski, respectively. If the Merger is not consummated prior to December 31, 1996, the payment will be subject to adjustment. Pinnacle may negotiate new employment agreements with certain of the executive officers.

    Messrs. Augustine, Hunt and Swiderski also may enter into consulting agreements with Pinnacle in the amount of $204,000, $36,200 and $25,000, respectively. Pinnacle believes that the continued service of these executives will assist in fully preserving the ongoing business operation of Security Federal.

    In addition, Financial Security and Security Federal have change in control agreements with Messrs. Preissner, Yamtich and Sylvestrak. Each change in control agreement provides that following a change in control of Financial Security or Security Federal, if the executive's employment is terminated or if the executive terminates his employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the executive would be entitled to receive a payment equal to three times his then current annual salary. Financial Security and Security Federal would also continue the executive's life, medical, dental and disability coverage for a period of thirty-six months following a change in control. As a result, if the executives are terminated, a severance payment of $201,000, $210,900 and $222,300 would be paid to Messrs. Preissner, Yamtich, and Sylvestrak, respectively. The Merger would constitute a change in control under the agreements.

    Pursuant to the Merger Agreement, Pinnacle will honor, in accordance with their terms, all existing change in control contracts unless otherwise mutually agreed to by Pinnacle and the individual officer. Pinnacle may negotiate new change in control agreements with certain officers.

    STOCK OPTIONS. Each option to purchase shares of Financial Security Common Stock shall be converted at the Effective Time into such number of shares of Pinnacle Common Stock as are equal in value to (i) the product of (A) the number of shares of Financial Security Common Stock subject to Financial Security stock options, (B) the Exchange Ratio and (C) the Pinnacle Average Stock Price, less
(ii) the aggregate exercise price for the number of shares of Financial Security Common Stock subject to Financial Security stock options. No fractional shares shall be issued by Pinnacle with regard to Financial Security stock options.

    EFFECT ON FINANCIAL SECURITY EMPLOYEE BENEFITS PLANS. All employees of Financial Security immediately prior to the Effective Time of the Merger who are employed by Pinnacle or any of the Pinnacle Bank Subsidiaries immediately following the Effective Time of the Merger ("Transferred Employees") may participate in pension and welfare plans maintained by Pinnacle after the Effective Time to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, any incentive compensation plan. Pinnacle shall provide to employees of Financial Security and Security Federal who become employees of Pinnacle, a Pinnacle Subsidiary Bank or Security Federal, employee benefits on terms and conditions which, when taken as a whole, are substantially the same as those provided by Pinnacle or the Pinnacle Subsidiary Banks to their similarly situated officers and employees. Except as otherwise prohibited by law, Transferred Employees' service with Financial Security will be recognized as service with Pinnacle for purposes of eligibility to participate and vest, if applicable (but not for purposes of benefit accrual) under Pinnacle's benefit plans.

    Pinnacle will assume and honor in accordance with their terms all existing written employment, severance, change in control and other compensation agreements, including the Supplemental Employee Stock Retirement Plan and the Supplemental Retirement Agreement between Financial Security and any of its subsidiaries, and any officer, director or employee of Financial Security or any of its subsidiaries. Pursuant to the Merger Agreement, Financial Security shall
(i) make a sufficient contribution to the Security Federal Savings and Loan Association Retirement Plan (the "Security Federal Pension") to fully fund the Security Federal Pension on a termination basis; (ii) terminate the Security Federal Pension on or prior to the Effective Time and (iii) terminate the Security Federal Savings and Loan Association Employee Stock Ownership Plan (the "Security Federal ESOP") and the Security Federal ESOP loan shall be repaid; provided, however, a final determination letter shall be obtained from the IRS before termination of the plans.

    In addition, all grants and awards under the Financial Security option and award plans will become fully vested upon the consummation of the Merger. With respect to any outstanding share awards, employees will be able to elect to receive either the Stock Election, Cash Election or Combination Election.

    OTHER AGREEMENTS. Mr. Robert Genetski, a member of the Financial Security Board of Directors and the Director of Research and Asset Management Chicago Capitol, Inc., has provided economic forecasting, commentary and consultation for Pinnacle on an as-needed basis since July 1990. Mr. Genetski receives $1,000 per quarter from Pinnacle in consideration of such services. The Financial Security Board of Directors was aware of Mr. Genetski's relationship with Pinnacle throughout the negotiation of the Merger Agreement.

CERTAIN TAX CONSEQUENCES OF THE MERGER

    It is a condition to the obligation of Pinnacle and Financial Security to consummate the Merger that Pinnacle and Financial Security shall have received an opinion of Muldoon, counsel to Financial Security, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a)of the Code. Assuming the Merger is so treated, no gain or loss will be recognized for federal income tax purposes by Pinnacle or Financial Security as a result of the Merger or by a holder of Financial Security Common Stock, upon receipt solely of Pinnacle Common Stock pursuant to the Merger. Cash received by a holder of Financial Security Common Stock (i) in consideration of his or her shares of Financial Security Common Stock pursuant to a Cash Distribution or a Combined Distribution, or (ii) in lieu of a fractional share interest in Pinnacle Common Stock will be treated as received in exchange for such Financial Security Common Stock or such fractional share interest in Pinnacle Common Stock, as the case may be, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the adjusted tax basis of the share of Financial Security Common Stock surrendered or portion thereof allocable to a fractional share interest in Pinnacle, as the case may be. Such gain or loss should be capital gain or loss if such share of Financial Security Common Stock or fractional share interest in Pinnacle is held as a capital asset by such stockholder and will be long-term capital gain or loss if held for more than one year at the Effective Time. However, if the cash payment has the effect of a distribution of a dividend, the amount of taxable income recognized generally will equal the amount of cash received; such income generally will be taxable as a dividend; and no loss (or other recovery of such stockholder's tax basis for the shares of Financial Security Common Stock surrendered in the exchange) generally will be recognized by such stockholder. The determination of whether a cash payment has the effect of a distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code.

    IMPACT OF SECTION 302 OF THE CODE. The determination of whether a cash payment has the effect of the distribution of a dividend generally will be made in accordance with the provisions of Section 302 of the Code. A cash payment to a Financial Security stockholder will be considered not to have the effect of the distribution of a dividend under Section 302 of the Code and such stockholder will recognize capital gain or loss only if the cash payment (i) results in a "complete redemption" of such stockholder's actual and constructive stock interest, (ii) results in a "substantially disproportionate" reduction in such stockholder's actual and constructive stock interest, or (iii) is "not essentially equivalent to a dividend."

    A cash payment will result in a "complete redemption" of a stockholder's stock interest and such stockholder will recognize capital gain or loss if such stockholder does not actually or constructively own any stock after the receipt of the cash payment. A reduction in a stockholder's stock interest will be "substantially disproportionate" and such stockholder will recognize capital gain or loss if (i) the percentage of outstanding shares actually and constructively owned by such stockholder after the receipt of the cash payment is less than eighty percent (80%) of the percentage of outstanding shares actually and constructively owned by such stockholder immediately prior to the receipt of the cash payment. A cash payment will qualify as "not essentially equivalent to a dividend" and a stockholder will recognize capital gain or loss if it results in a meaningful reduction in the percentage of outstanding shares actually and constructively owned by such stockholder. No specific tests apply to determine whether a reduction in a stockholder's ownership interest is meaningful; rather, such determination will be made based on all the facts and circumstances applicable to such Financial Security stockholder. No general guidelines dictating the appropriate interpretation of facts and circumstances have been announced by the courts or issued by the Internal Revenue Service (the "Service"). However, the Service has indicated in Revenue Ruling 76-385 that a minority stockholder (I.E., a holder who exercises no control over corporate affairs and whose proportionate stock interest is minimal in relation to the number of shares outstanding) generally is treated as having had a "meaningful reduction" in interest if a cash payment reduces such holder's actual and constructive stock ownership to any extent.

    With regard to Financial Security stockholders who receive Pinnacle Common Stock and cash in the Merger, the determination of whether a cash payment has the effect of a distribution of a dividend will be made as if the Financial Security Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of Pinnacle Common Stock followed immediately by a redemption of such shares by Pinnacle for the cash payment (a "deemed Pinnacle redemption"). Under this analysis, the determination of whether a cash payment qualifies as a substantially disproportionate reduction of interest or is not essentially equivalent to a dividend will be made by comparing (i) the stockholder's actual and constructive stock interest in Pinnacle before the deemed Pinnacle redemption (determined as if such stockholder had received solely Pinnacle Common Stock in the Merger) with (ii) such stockholder's actual and constructive stock interest in Pinnacle after the deemed Pinnacle redemption.

    With regard to Financial Security stockholders who receive only cash (i) in exchange for shares of Financial Security Common Stock pursuant to the Merger, or (ii) as a result of the exercise of appraisal rights, Muldoon has noted in its opinion that many tax practitioners believe that the determination of whether a cash payment has the effect of a distribution of a dividend should be made in accordance with the deemed Pinnacle redemption analysis discussed above; i.e., as if the Financial Security Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of Pinnacle Common Stock followed immediately by a redemption of such shares by Pinnacle for the cash payment. However, under the traditional analysis, which apparently continues to be used by the Service, Section 302 of the Code will apply as though the cash payment were made by Financial Security in a hypothetical redemption of Financial Security Common Stock immediately prior to, and in a transaction separate from, the Merger (a "deemed Financial Security redemption"). Accordingly, under the traditional analysis, the determination of whether a cash payment results in a complete REDEMPTION of interest, qualifies as a substantially disproportionate reduction of interest or is not essentially equivalent to a dividend will be made by comparing (x) the stockholder's actual and constructive stock interest in Financial Security before the deemed
Financial Security redemption, with (y) such stockholder's actual and constructive stock interest in Financial Security after the deemed Financial Security redemption (but before the Merger). The law is unclear regarding whether the approach of the Service is correct, and Muldoon has rendered no opinion on the correctness of the Service's approach. Muldoon has noted in its opinion that because the traditional analysis, as applied by the Service, is more likely to result in DIVIDEND TREATMENT than the deemed Pinnacle redemption analysis, each Financial Security stockholder who receives solely cash in exchange for all of the Financial Security Common Stock he or she actually owns should discuss with his or her tax advisor which analysis is applicable.

    The determination of ownership for purposes of the three foregoing tests will be made by taking into account both shares owned actually by such stockholder and shares owned constructively by such stockholder pursuant to
Section 318 of the Code. Under Section 318 of the Code, a stockholder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such stockholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such stockholder (or related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a stockholder's interest has occurred for purposes of Section 302 of the Code. These exceptions apply only to Financial Security stockholders who receive, in the Merger, solely cash in return for the Financial Security Common Stock they actually own.

    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND WILL GENERALLY DEPEND UPON THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FINANCIAL SECURITY STOCKHOLDER, FINANCIAL SECURITY STOCKHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER.

    Each  Financial  Security  stockholder's  ability  to  elect  the  type   of
consideration he or she receives pursuant to the Merger affords each such stockholder the opportunity to select that type of consideration which will best serve his or her personal tax and financial planning needs. However, each Financial Security stockholder should be aware that his or her ability to satisfy (or, alternatively, fail to satisfy) any of the foregoing tests and thereby avoid (or, alternatively, obtain) dividend treatment may be affected by any redesignation of the stockholder's election by the Exchange Agent.

    Each party's obligation to consummate the Merger is subject to the condition that it shall have received from Muldoon an opinion to the effect that the tax consequences of the Merger will in all material respects be as described in this section and that such opinion shall not have been withdrawn. Such opinion is subject to the conditions and assumptions stated therein and relies upon various representations made by Pinnacle, Financial Security and certain stockholders of Financial Security. The opinion is attached as an exhibit to the Registration Statement and copies of the opinion will be available, without charge, to Pinnacle and Financial Security stockholders upon written request. An opinion of counsel, unlike a private letter ruling from the Service, has no binding effect on the Service. The Service could take a position contrary to the opinion of Muldoon and, if the matter is litigated, a court may reach a decision contrary to the opinion. The Service is not expected to issue a ruling on the tax consequences of the Merger, and no such ruling has been requested.

    THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FINANCIAL SECURITY STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH FINANCIAL SECURITY STOCKHOLDER.

    The following represents a summary of the opinion of Muldoon of the material federal income tax consequences of the Merger to Pinnacle, Financial Security and holders of Financial Security Common Stock. The discussion is based upon the Code, regulations promulgated by the United States Treasury Department, rulings of the Service and judicial and administrative decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary assumes that shares of Financial Security Common Stock are held as "capital assets" within the meaning of Section 1221 of the Code (i.e., property generally held for investment). In addition, this summary does not address all of the tax consequences that may be relevant to a holder of Financial Security Common Stock in light of such holder's particular circumstances or to holders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations or insurance companies. In addition, this discussion does not address the tax consequences to holders of options under the Financial Security stock option plans or to holders of Financial Security Common Stock who received such stock as compensation. The opinion of counsel referred to in this section will be based on facts existing at the date hereof and at the Effective Time and, in rendering the opinion of counsel referred to in this section, such counsel assumes the absence of changes in existing facts and will require and rely upon representations contained in certificates of officers of Pinnacle, Financial Security and others.

    HOLDERS OF FINANCIAL SECURITY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

    If the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a) of the Code, with the following federal income tax consequences:

        (1) Financial Security stockholders who receive solely shares of Pinnacle Common Stock in exchange for their Financial Security Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

        (2) A Financial Security stockholder who receives only cash (i) in exchange for shares of Financial Security Common Stock pursuant to the Merger, or (ii) as a result of the exercise of appraisal rights, will realize gain or loss for federal income tax purposes (determined separately as to each block of Financial Security Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such stockholder, and (y) such stockholder's tax basis for the shares of Financial Security Common Stock surrendered in exchange therefor, provided that the cash payment does not have the effect of the distribution of a dividend. Any such gain or loss will be recognized for federal income tax purposes and will be treated as capital gain or loss. However, if the cash payment does have the effect of the distribution of a dividend, the amount of taxable income recognized generally will equal the amount of cash received; such income generally will be taxable as a dividend; and no loss (or other recovery of such stockholder's tax basis for the shares of Financial Security Common Stock surrendered in the exchange) generally will be recognized by such stockholder. The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code. See "-- Impact of Section 302 of the Code," above.

        (3) A Financial Security stockholder who receives shares of Pinnacle Common Stock and cash in exchange for shares of Financial Security Common Stock in the Merger will realize a gain (determined separately as to each block of Financial Security Common Stock exchanged) if (i) the sum of the amount of cash and the fair market value of the shares of Pinnacle Common Stock received by such stockholder exceeds (ii) such stockholder's tax basis for the shares of Financial Security Common Stock surrendered in exchange therefor. The amount of such gain that is recognized for federal income tax purposes will be limited to the amount of cash received. If the amount of cash received exceeds the amount of gain realized, only the amount of gain realized will be recognized for federal income tax purposes. Any such gain recognized will be taxable as capital gain, provided that the cash payment does not have the effect of the distribution of a dividend. Any loss realized will not be recognized for federal income tax purposes. Under section 356 of the Code, the determination of whether a cash payment has the effect of the distribution of a dividend generally will be made in accordance with the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code. See "-- Impact of Section 302 of the Code" above.

        (4) The aggregate adjusted tax basis of the shares of Pinnacle Common Stock received by each Financial Security stockholder in the Merger (including any fractional share of Pinnacle Common Stock deemed to be received, as described in paragraph (6) below), will be equal to the aggregate adjusted tax basis of the shares of Financial Security Common Stock surrendered, decreased by the amount of any cash received and increased by the amount of any gain (or dividend) recognized.

        (5) The holding period of the shares of Pinnacle Common Stock (including any fractional share of Pinnacle Common Stock deemed to be received, as described in paragraph (6) below) will include the holding period of the shares of Financial Security Common Stock exchanged therefor.

        (6) A Financial Security stockholder who receives cash in the Merger in lieu of a fractional share of Pinnacle Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by Pinnacle in return for the cash. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Pinnacle Common Stock allocable to the fractional share.

CERTAIN DIFFERENCES IN RIGHTS OF STOCKHOLDERS

    Upon completion of the Merger, stockholders of Financial Security who receive shares of Pinnacle Common Stock in exchange for Financial Security Common Stock will become stockholders of Pinnacle and their rights as such will be governed by Pinnacle's Articles of Incorporation and By-laws, and will be governed by Illinois law. The rights of stockholders of Pinnacle are different in certain respects from the rights of stockholders of Financial Security. For a summary of these differences, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."

COMMON STOCK LISTING

    Pinnacle has agreed to cause the shares of Pinnacle Common Stock to become listed on the Nasdaq National Market including the shares to be issued in the Merger. The obligation of each of Pinnacle and Financial Security to consummate the Merger is subject to the approval of trading on the Nasdaq National Market of the shares of Pinnacle Common Stock. See "RISK FACTORS."

                      PRO FORMA CAPITALIZATION (UNAUDITED)

    The following table sets forth, in thousands, as of March 31, 1996, the pro forma capitalization of Pinnacle upon completion of the Merger assuming the issuance of 1,456,362 common shares of Pinnacle, or 100% of the purchase price. This table should be read in conjunction with the financial statements and notes thereto which appear elsewhere herein. The table assumes that the Merger was consummated on March 31, 1996.

Maximum Amount of Pinnacle Shares Issued:

                                                           PINNACLE    FINANCIAL   PRO FORMA      PINNACLE
                                                         PRE-PURCHASE  SECURITY   ADJUSTMENTS   POST-PURCHASE
                                                         ------------  ---------  ------------  -------------
                                                                            (IN THOUSANDS)
Notes payable..........................................   $   20,700   $  -0-     $   -0-        $    20,700
                                                         ------------  ---------  ------------  -------------
                                                         ------------  ---------  ------------  -------------
Stockholders' equity:
Preferred Stock
  1,000 shares authorized, none issued.................      -0-          -0-         -0-            -0-
Common stock, $4.69 par value..........................       20,410          18      6,827A          27,237
  20,000,000 shares authorized                                                          (19)B
  Pre-merger:                                                                             1C
    4,354,138 issued and outstanding
  Pro forma:
    5,810,500 issued and outstanding
Surplus................................................       18,001      16,730     40,323A          58,324
                                                                                    (18,039)B
                                                                                      1,309C
Retained earnings......................................       32,987      27,536    (27,536)B         32,987
Treasury stock.........................................      -0-          (3,826)     3,826B         -0-
Benefit plans, net.....................................      -0-            (892)       892B         -0-
Unrealized gains in securities available for sale, net
 of deferred taxes.....................................        6,537        (194)     -0-              6,343
                                                         ------------  ---------  ------------  -------------
    Total stockholders' equity.........................   $   77,935   $  39,372  $   7,584      $   124,891
                                                         ------------  ---------  ------------  -------------
                                                         ------------  ---------  ------------  -------------

- ------------------------
[A] Issuance of 1,456,362 shares of common stock at $32.375 per share representing 100% of the purchase price of $47,150,000.

[B] Elimination of Financial Security equity accounts in accordance with the purchase method of accounting.

[C] Exercise of 131,039 Financial Security stock options at $10 per share.

                      PRO FORMA CAPITALIZATION (UNAUDITED)

    The following table sets forth, in thousands, as of March 31, 1996, the pro forma capitalization of Pinnacle upon completion of the Merger assuming the issuance of 800,999 common shares of Pinnacle, or 55% of the purchase price. This table should be read in conjunction with the financial statements and notes thereto which appear elsewhere herein. The table assumes that the Merger was consummated on March 31, 1996.

Minimum Amount of Pinnacle Shares Issued:

                                                            PINNACLE    FINANCIAL    PRO FORMA      PINNACLE
                                                          PRE-PURCHASE  SECURITY    ADJUSTMENTS   POST-PURCHASE
                                                          ------------  ---------  -------------  -------------
                                                                             (IN THOUSANDS)
Notes payable...........................................   $   20,700   $  -0-     $     5,017C    $    25,717
                                                          ------------  ---------  -------------  -------------
                                                          ------------  ---------  -------------  -------------
Stockholders' equity:
Preferred Stock
  1,000 shares authorized, none issued..................      -0-          -0-          -0-            -0-
Common stock, $4.69 par value...........................       20,410          18        3,755A         24,165
  20,000,000 shares authorized                                                             (19)B
  Pre-merger:                                                                                1D
    4,354,138 issued and outstanding
  Pro forma:
    5,155,137 issued and outstanding
Surplus.................................................       18,001      16,730       22,178A         40,179
                                                                                       (18,039)B
                                                                                         1,309D
Retained earnings.......................................       32,987      27,536      (27,536)B        32,987
Treasury stock..........................................      -0-          (3,826)       3,826B        -0-
Benefit plans, net......................................      -0-            (892)         892B        -0-
Unrealized gains in securities available for sale, net
 of deferred taxes......................................        6,537        (194)      -0-              6,343
                                                          ------------  ---------  -------------  -------------
    Total stockholders' equity..........................   $   77,935   $  39,372  $   (13,633)    $   103,674
                                                          ------------  ---------  -------------  -------------
                                                          ------------  ---------  -------------  -------------

- ------------------------
[A] Issuance of 800,999 shares of common stock at $32.375 per share representing
    55% of the purchase price of $47,150,000.

[B] Elimination of Financial Security equity accounts in accordance with the purchase method of accounting.

[C] Additional debt to be incurred by Pinnacle for a part of the cash portion of the purchase price. The cash portion of the purchase price is estimated to be $21,217,000, in which the remaining portion not funded by debt will be funded by a special dividend and excess cash. See Notes to Pro Forma Statements.

[D] Exercise of 131,039 Financial Security stock options at $10 per share.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

    The following unaudited pro forma consolidated statements of condition as of March 31, 1996 and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 1996 and for the year ended December 31, 1995 have been prepared to reflect the proposed Merger between Pinnacle and Financial Security as if the Merger had occurred on January 1, 1995 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Statements, which are based on estimates made for the purpose of preparing these pro forma financial statements. The total Merger Consideration, the number of shares of Pinnacle Common Stock issued, the amount of cash payments to Financial Security stockholders, debt financing needed, cost recorded in excess of fair value of net assets acquired, pro forma earnings per share, and book value per share could vary based on changes in the Pinnacle Average Stock Price. The actual adjustments to the accounts of Financial Security will be made on the basis of more exact appraisals and evaluations that will be made as of the effective date of the transaction and may, therefore, differ from those reflected in these pro forma financial statements. In the opinion of Pinnacle's management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances. If the Merger is consummated as described above, the transaction will be accounted for as a purchase. Accordingly, the consolidated results of operations of Financial Security and Pinnacle will be included in the consolidated financial statements of Pinnacle for periods subsequent to the Effective Time of the Merger.

    These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Pinnacle and Financial Security presented elsewhere in the Joint Proxy Statement/Prospectus. The unaudited pro forma consolidated statements of condition at March 31, 1996 are not necessarily indicative of the combined financial position had the transaction been effective at March 31, 1996. The unaudited pro forma consolidated statements of income are not necessarily indicative of either the results of operations that would have occurred had the Merger been effective at the beginning of each period or of the future results of operations of Pinnacle.

                 SELECTED PRO FORMA FINANCIAL DATA (UNAUDITED)

                                                                              FOR THE THREE
                                                                                 MONTHS           FOR THE YEAR
                                                                                  ENDED               ENDED
Maximum Amount of Pinnacle Shares Issued: [A]                                MARCH 31, 1996     DECEMBER 31, 1995
                                                                           -------------------  -----------------
                                                                           (IN THOUSANDS; EXCEPT PER SHARE DATA)
Earnings:
  Net interest income....................................................     $       7,917        $    35,847
  Provision for loan losses..............................................                75                100
  Net income.............................................................             1,962             13,998
  Net income per share -- fully diluted..................................              0.34               2.38
Balance Sheet: (end of period)
  Total assets...........................................................     $   1,089,920
  Loans, net of unearned income..........................................           510,901
  Deposits...............................................................           892,441
  Notes payable..........................................................            20,700
  Stockholders' equity...................................................           124,891
  Common shares issued and outstanding...................................             5,811


                                                                              FOR THE THREE
                                                                                 MONTHS           FOR THE YEAR
                                                                                  ENDED               ENDED
Minimum Amount of Pinnacle Shares Issued: [B]                                MARCH 31, 1996     DECEMBER 31, 1995
                                                                           -------------------  -----------------
                                                                           (IN THOUSANDS; EXCEPT PER SHARE DATA)
Earnings:
  Net interest income....................................................     $       7,618        $    34,502
  Provision for loan losses..............................................                75                100
  Net income.............................................................             1,756             13,111
  Net income per share -- fully diluted..................................              0.34               2.51
Balance Sheet: (end of period)
  Total assets...........................................................     $   1,073,720
  Loans, net of unearned income..........................................           510,901
  Deposits...............................................................           892,441
  Notes payable..........................................................            25,717
  Stockholders' equity...................................................           103,674
  Common shares issued and outstanding...................................             5,155

- ------------------------
[A] Assumes maximum amount of Pinnacle shares issued, or 100% of the purchase price of $47,150,000 which equates to 1,456,362 shares at $32.375 per share.

[B] Assumes minimum amount of Pinnacle shares issued, or 55% of the purchase price of $47,150,000 which equates to 800,999 shares at $32.375 per share.

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               AT MARCH 31, 1996
                    MAXIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                         PINNACLE     FINANCIAL      PRO FORMA        PINNACLE
                                                       PRE-PURCHASE   SECURITY      ADJUSTMENTS     POST- PURCHASE
                                                       ------------  -----------  ----------------  -------------
                                                                             (IN THOUSANDS)
Assets:
  Cash and due from banks............................   $   24,012   $       794  $       1,310D    $      26,116
  Federal funds sold.................................        2,900                                          2,900
  Interest-bearing deposits..........................        2,747         9,508                           12,255
  Securities.........................................      422,362        58,576                          480,938
  Loans..............................................      318,032       190,561          2,308D          510,901
  Less: allowance for loan losses....................       (6,040)       (2,342)                          (8,382)
                                                       ------------  -----------  ----------------  -------------
    Net loans........................................      311,992       188,219          2,308           502,519
  PMSRs..............................................                      9,033                            9,033
  Premises and equipment.............................       16,516         3,086         (1,850)D          17,752
  Goodwill and other intangibles.....................       18,706                        6,698D           25,404
  Other assets.......................................        8,254         4,749                           13,003
                                                       ------------  -----------  ----------------  -------------
    Total............................................   $  807,489   $   273,965  $       8,466     $   1,089,920
                                                       ------------  -----------  ----------------  -------------
                                                       ------------  -----------  ----------------  -------------
Liabilities:
  Deposits...........................................   $  703,392   $   189,049                    $     892,441
  Borrowed funds.....................................                     41,500                           41,500
  Notes payable......................................       20,700                                         20,700
  Other liabilities..................................        5,462         4,044  $        (218)D          10,388
                                                                                          1,100E,D
                                                       ------------  -----------  ----------------  -------------
    Total liabilities................................      729,554       234,593            882           965,029
                                                       ------------  -----------  ----------------  -------------
Stockholders' equity:
  Common stock.......................................       20,410            18            (19)G          27,237
                                                                                          6,827A
                                                                                              1D
  Additional paid-in capital.........................       18,001        16,730        (18,039)G          58,324
                                                                                         40,323A
                                                                                          1,309D
  Retained earnings..................................       32,987        27,536        (27,536)G          32,987
  Treasury stock.....................................                     (3,826)         3,826G         -0-
  Employee benefit plans.............................                       (892)           892G         -0-
  Unrealized gain (loss) on securities available for
   sale..............................................        6,537          (194)                           6,343
                                                       ------------  -----------  ----------------  -------------
    Total stockholders' equity.......................       77,935        39,372          7,584           124,891
                                                       ------------  -----------  ----------------  -------------
    Total............................................   $  807,489   $   273,965  $       8,466     $   1,089,920
                                                       ------------  -----------  ----------------  -------------
                                                       ------------  -----------  ----------------  -------------

                       See notes to pro forma statements.

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               AT MARCH 31, 1996
                    MINIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                         PINNACLE     FINANCIAL      PRO FORMA        PINNACLE
                                                       PRE-PURCHASE   SECURITY      ADJUSTMENTS     POST- PURCHASE
                                                       ------------  -----------  ----------------  -------------
                                                                             (IN THOUSANDS)
Assets:
  Cash and due from banks............................   $   24,012   $       794  $       1,310D    $      26,116
                                                                                          8,000B
                                                                                        (21,217)B
                                                                                          8,200B
                                                                                          5,017B
  Federal funds sold.................................        2,900                                          2,900
  Interest-bearing deposits..........................        2,747         9,508         (6,100)B           6,155
  Securities.........................................      422,362        58,576        (10,100)B         470,838
  Loans..............................................      318,032       190,561          2,308D          510,901
  Less: allowance for loan losses....................       (6,040)       (2,342)                          (8,382)
                                                       ------------  -----------  ----------------  -------------
    Net loans........................................      311,992       188,219          2,308           502,519
  PMSRs..............................................                      9,033                            9,033
  Premises and equipment.............................       16,516         3,086         (1,850)D          17,752
  Goodwill and other intangibles.....................       18,706                        6,698D           25,404
  Other assets.......................................        8,254         4,749                           13,003
                                                       ------------  -----------  ----------------  -------------
    Total............................................   $  807,489   $   273,965  $      (7,734)    $   1,073,720
                                                       ------------  -----------  ----------------  -------------
                                                       ------------  -----------  ----------------  -------------
Liabilities:
  Deposits...........................................   $  703,392   $   189,049                    $     892,441
  Borrowed funds.....................................                     41,500                           41,500
  Notes payable......................................       20,700                $       5,017B           25,717
  Other liabilities..................................        5,462         4,044           (218)D          10,388
                                                                                          1,100E,D
                                                       ------------  -----------  ----------------  -------------
    Total liabilities................................      729,554       234,593          5,899           970,046
                                                       ------------  -----------  ----------------  -------------
Stockholders' Equity:
  Common stock.......................................       20,410            18            (19)G          24,165
                                                                                          3,755A
                                                                                              1D
  Additional paid-in capital.........................       18,001        16,730        (18,039)G          40,179
                                                                                         22,178A
                                                                                          1,309D
  Retained earnings..................................       32,987        27,536        (27,536)G          32,987
  Treasury stock.....................................                     (3,826)         3,826G                0
  Employee benefit plans.............................                       (892)           892G                0
  Unrealized gain (loss) on securities available for
   sale..............................................        6,537          (194)                           6,343
                                                       ------------  -----------  ----------------  -------------
    Total stockholders' equity.......................       77,935        39,372        (13,633)          103,674
                                                       ------------  -----------  ----------------  -------------
    Total............................................   $  807,489   $   273,965  $      (7,734)    $   1,073,720
                                                       ------------  -----------  ----------------  -------------
                                                       ------------  -----------  ----------------  -------------

                       See notes to pro forma statements.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    MAXIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                                            FINANCIAL     PRO FORMA      PINNACLE
                                                                PINNACLE    SECURITY     ADJUSTMENTS   POST-PURCHASE
                                                                ---------  -----------  -------------  -------------
                                                                       (IN THOUSANDS; EXCEPT PER SHARE DATA)
Interest income...............................................  $  12,306   $   5,081    $     (72)F    $    17,315
Interest expense..............................................      6,415       2,983                         9,398
                                                                ---------  -----------      ------     -------------
  Net interest income.........................................      5,891       2,098          (72)           7,917
Provision for loan losses.....................................     -0-             75                            75
                                                                ---------  -----------      ------     -------------
  Net interest income after provision for loan losses.........      5,891       2,023          (72)           7,842
Other operating income........................................      1,761         484                         2,245
Net securities gains..........................................        264         -0-                           264
Other operating expense.......................................      5,665       1,771          112F           7,536
                                                                                               (12)F
                                                                ---------  -----------      ------     -------------
Income before income taxes....................................      2,251         736         (172)           2,815
Provision (benefit) for income taxes..........................        694         188          (29)I            853
                                                                ---------  -----------      ------     -------------
NET INCOME....................................................  $   1,557   $     548    $    (143)     $     1,962
                                                                ---------  -----------      ------     -------------
                                                                ---------  -----------      ------     -------------
Earnings per share:
  Fully diluted...............................................  $    0.36   $    0.35                   $      0.34
Weighted average number of shares outstanding:
  Fully diluted...............................................      4,382       1,579                         5,838

                    MINIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                                            FINANCIAL     PRO FORMA      PINNACLE
                                                                PINNACLE    SECURITY     ADJUSTMENTS   POST-PURCHASE
                                                                ---------  -----------  -------------  -------------
                                                                       (IN THOUSANDS; EXCEPT PER SHARE DATA)
Interest income...............................................  $  12,306   $   5,081    $     (72)F    $    17,103
                                                                                              (212)H
Interest expense..............................................      6,415       2,983           87C           9,485
                                                                ---------  -----------      ------     -------------
  Net interest income.........................................      5,891       2,098         (371)           7,618
Provision for loan losses.....................................          0          75                            75
                                                                ---------  -----------      ------     -------------
  Net interest income after provision for loan losses.........      5,891       2,023         (371)           7,543
Other operating income........................................      1,761         484                         2,245
Net securities gains..........................................        264           0                           264
Other operating expense.......................................      5,665       1,771          112F           7,536
                                                                                               (12)F
                                                                ---------  -----------      ------     -------------
  Income before income taxes..................................      2,251         736         (471)           2,516
Provision (benefit) for income taxes..........................        694         188         (122)I            760
                                                                ---------  -----------      ------     -------------
NET INCOME....................................................  $   1,557   $     548    $    (349)     $     1,756
                                                                ---------  -----------      ------     -------------
                                                                ---------  -----------      ------     -------------
Earnings per share:
  Fully diluted...............................................  $    0.36   $    0.35                   $      0.34
Weighted average number of shares outstanding:
  Fully diluted...............................................      4,382       1,579                         5,183

                       See notes to pro forma statements.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    MAXIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                                          FINANCIAL    PRO FORMA      PINNACLE
                                                               PINNACLE   SECURITY    ADJUSTMENTS   POST-PURCHASE
                                                               ---------  ---------  -------------  -------------
                                                                     (IN THOUSANDS; EXCEPT PER SHARE DATA)
Interest income..............................................  $  53,297  $  21,235        (289)F    $    74,243
Interest expense.............................................     25,739     12,657                       38,396
                                                               ---------  ---------      ------     -------------
  Net interest income........................................     27,558      8,578        (289)          35,847
Provision for loan losses....................................                   100                          100
                                                               ---------  ---------      ------     -------------
  Net interest income after provision for loan losses........     27,558      8,478        (289)          35,747
Other operating income.......................................      7,225        989                        8,214
Net securities gains.........................................      4,731        152                        4,883
Other operating expense......................................     23,882      7,039         447F          31,321
                                                                                            (47)F
                                                               ---------  ---------      ------     -------------
  Income before income taxes.................................     15,632      2,580        (689)          17,523
Provision (benefit) for income taxes.........................      3,139        468         (82)I          3,525
                                                               ---------  ---------      ------     -------------
NET INCOME...................................................  $  12,493  $   2,112   $    (607)     $    13,998
                                                               ---------  ---------      ------     -------------
                                                               ---------  ---------      ------     -------------
Earnings per share:
  Fully diluted..............................................  $    2.83  $    1.33                  $      2.38
Weighted average number of shares outstanding:
  Fully diluted..............................................      4,419      1,587                        5,875

                    MINIMUM AMOUNT OF PINNACLE SHARES ISSUED

                                                                          FINANCIAL   PRO FORMA      PINNACLE
                                                               PINNACLE   SECURITY   ADJUSTMENTS   POST-PURCHASE
                                                               ---------  ---------  ------------  -------------
                                                                     (IN THOUSANDS; EXCEPT PER SHARE DATA)
Interest income..............................................  $  53,297  $  21,235  $    (289)F    $    73,282
                                                                                          (961)H
Interest expense.............................................     25,739     12,657        384C          38,780
                                                               ---------  ---------  ------------  -------------
  Net interest income........................................     27,558      8,578     (1,634)          34,502
Provision for loan losses....................................                   100                         100
                                                               ---------  ---------  ------------  -------------
  Net interest income after provision for loan losses........     27,558      8,478     (1,634)          34,402
Other operating income.......................................      7,225        989                       8,214
Net securities gains.........................................      4,731        152                       4,883
Other operating expense......................................     23,882      7,039        447F          31,321
                                                                                           (47)F
                                                               ---------  ---------  ------------  -------------
  Income before income taxes.................................     15,632      2,580     (2,034)          16,178
Provision (benefit) for income taxes.........................      3,139        468       (540)I          3,067
                                                               ---------  ---------  ------------  -------------
NET INCOME...................................................  $  12,493  $   2,112  $  (1,494)     $    13,111
                                                               ---------  ---------  ------------  -------------
                                                               ---------  ---------  ------------  -------------
Earnings per share:
  Fully diluted..............................................  $    2.83  $    1.33                 $      2.51
Weighted average number of shares outstanding:
  Fully diluted..............................................      4,419      1,587                       5,220

                       See notes to pro forma statements.

NOTES TO PRO FORMA STATEMENTS
The Merger will be accounted for as a purchase and certain adjustments will have to be made with respect to the acquired assets and liabilities and related income and expenses of Pinnacle based on estimated fair market values. The pro forma adjustments contained in the Pro Forma Consolidated Financial Statements represent preliminary adjustments. The actual adjustments will be made on the basis of appraisals and evaluations as of the Effective Date and these adjustments are not expected to differ materially from the pro forma information.

    The Pro Forma Consolidated Financial Statements have been prepared based on the maximum and the minimum amount of Pinnacle shares which could be issued in the Merger.

    [A] The maximum amount of Pinnacle common stock, $4.69 par value, which could be issued in the Merger is 1,456,362 shares, or 100% of the purchase price of $47,149,720 at a value of $32.375 per share. The minimum amount of Pinnacle common stock which could be issued in the Merger is 800,999 shares, or 55% of the purchase price.

    [B] The maximum amount of cash (corresponding to the minimum amount of shares issued) is approximately $21,217,000, or 45% of the purchase price. Cash to be paid to Financial Security's shareholders will be incurred as follows:

        1. Conversion of certain of Security Federal's securities to fund an $8,000,000 special dividend to Pinnacle.

        2. Use of excess cash in the form of interest-bearing deposits and securities at Financial Security, in the amount of $8,200,000.

        3. The remaining portion will be incurred as debt to Pinnacle in the amount of $5,017,000.

        Securities   converted  will  total   $10,100,000  and  interest-bearing
       deposits used will total $6,100,000.

    [C] Pro forma interest expense on the debt incurred has been calculated based on the average LIBOR rate on similar acquisition debt of Pinnacle of 6.89% for the first three months of 1996 and 7.65% for 1995.

    [D] The following table sets forth the allocation of the excess purchase price to the specific assets acquired:

Total purchase price..................................  $47,150,000
March 31, 1996 equity of Financial Security, net of
 SFAS No. 115 adjustment of $(194,000)................   39,566,000
Exercise of 131,039 Financial Security stock options
 at $10 per share.....................................    1,310,000
                                                        -----------
  Adjusted Financial Security equity..................   40,876,000
                                                        -----------
Excess of purchase price over adjusted equity.........    6,274,000
Plus adjustments to reflect assets at fair value:
Termination benefits..................................   (1,100,000)
Land and buildings....................................   (1,850,000)
Real estate mortgages.................................    2,308,000
                                                        -----------
                                                           (642,000)
Deferred Taxes........................................      218,000
                                                        -----------
Net...................................................     (424,000)
                                                        -----------
Excess of cost over fair value of net assets acquired
 (goodwill)...........................................  $ 6,698,000
                                                        -----------
                                                        -----------

    [E]  In accordance  with the  Emerging Issues  Task Force  ("EITF") Abstract
       Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, costs for the voluntary employee termination benefits and relocation costs could be assumed by Pinnacle as of the date of the purchase, and therefore included in the allocation of the acquisition. These amounts are estimated to be $1,100,000 at this time and the actual amount, which could differ materially, will be determined as soon as possible after consummation date in accordance with EITF No. 95-3 and accrued within the appropriate time period.

    [F] The amortization of goodwill and other purchase accounting adjustments is as follows:

                                                 ESTIMATED LIFE      ANNUAL
                                                     (YEARS)      AMORTIZATION
                                                 ---------------  ------------
Real estate mortages...........................             8      $  289,000
Land and Buildings.............................            39         (47,000)
Goodwill.......................................            15         447,000
                                                                  ------------
                                                                   $  689,000
                                                                  ------------
                                                                  ------------

    [G] Elimination of Financial Security equity accounts is made in accordance with the purchase method of accounting.

    [H] Reflects a reduction in interest income on interest-bearing deposits and securities of $339,000 and $622,000, respectively, to (i) fund an $8,000,000 special dividend from Security Federal to Pinnacle and (ii) the use of excess interest-bearing deposits and securities of $8,200,000 at the parent company only level of Financial Security to fund a part of the cash portion of the purchase price.

    [I] Represents the tax effect at a rate of 34% of the purchase accounting adjustments, the interest expense which would result from additional debt, and reduction in interest income on interest-bearing deposits and securities.

                              BUSINESS OF PINNACLE

    Pinnacle is a multi-bank holding company registered under the BHC Act and a savings and loan holding company under HOLA, and is engaged in the business of banking through the ownership of subsidiary banks. At March 31, 1996, Pinnacle had total consolidated assets of $807,498,000, total loans of $318,032,000, total deposits of $703,392,000, and total stockholders' equity of $77,935,000. Pinnacle has twelve banking locations in the metropolitan areas of Chicago and Quad-Cities, Illinois.

    Pinnacle, formerly First Cicero Banc Corporation ("FCBC") was organized under the laws of the State of Illinois on August 24, 1979 for the purpose of acquiring the First National Bank of Cicero (the "Cicero Bank"). On April 30, 1988, Pinnacle merged (the "1988 Merger") with First Harvey Banc Corporation ("FHBC"), parent company of First National Bank in Harvey (the "Harvey Bank") and LaGrange Park Banc Corporation ("LPBC"), parent company of Bank of LaGrange Park (the "LaGrange Park Bank"). FHBC and LPBC were affiliated with FCBC through common ownership. In connection with the 1988 Merger, the name of Pinnacle was changed to its present name.

    Since the 1988 Merger, SBH Corp., parent company of Bank of Silvis (the "Silvis Bank"), was merged into Pinnacle on September 29, 1989. The Berwyn National Bank (the "Berwyn Bank") was purchased on February 1, 1992. The Henry County Bank was purchased on March 27, 1992. Batavia Financial Corporation, parent company of Pinnacle Bank, F.S.B. ("Pinnacle Savings"), was merged into Pinnacle on December 31, 1992.

    On December 7, 1992, the Silvis Bank merged with the Henry County Bank with the resulting bank named Pinnacle Bank of the Quad-Cities ("Quad-Cities Bank"). On July 9, 1993, the Cicero Bank, Harvey Bank and Berwyn Bank were merged with and into the LaGrange Park Bank with the resultant bank named Pinnacle Bank. On January 6, 1995, Acorn Financial Corp. ("AFC") and its subsidiary bank, Suburban Trust & Savings Bank ("STSB") were purchased. AFC was liquidated into Pinnacle and STSB was merged into Pinnacle Bank.

    Pinnacle owns one hundred percent (100%) of the common stock of Pinnacle Bank, Quad-Cities Bank and Pinnacle Savings. Pinnacle is a legal entity separate and distinct from Pinnacle Subsidiary Banks. The major source of Pinnacle's revenues is dividends from the Pinnacle Subsidiary Banks.

    Pinnacle Bank and Quad-Cities Bank are full service commercial banks encompassing most of the usual functions of commercial and savings banking including commercial, consumer, and real estate lending; installment credit lending; collections; safe deposit operations; and other services tailored for individual customer needs. The banks also offer a full range of deposit services to individuals and businesses which include demand, savings and time deposits, as well as providing trust services to customers. Pinnacle Bank provides nondeposit-based products, including mutual funds and annuities through affiliation with an independent broker.

    Pinnacle Bank, a state banking corporation organized under the laws of Illinois, was formed on July 9, 1993 through the merger of the Cicero Bank, Harvey Bank and Berwyn Bank with and into the LaGrange Park Bank. The Cicero Bank was originally organized in 1921, the Harvey Bank in 1937, the Berwyn Bank in 1937 and the LaGrange Park Bank in 1962. The Bank's main office is located in Cicero, Illinois, with full service branches in Harvey, Berwyn, Oak Park, LaGrange Park and Westmont and limited service facilities in Cicero and North Riverside. At March 31, 1996, the Bank had total assets of $614 million.

    The Quad-Cities Bank was organized as a state banking corporation with the name Bank of Silvis under the laws of the State of Illinois in 1950. On December 7, 1992, The Henry County Bank, organized as a state banking corporation under the laws of the State of Illinois in 1968, was merged with and into Bank of Silvis and the name of the merged entity was changed to Pinnacle Bank of the Quad-Cities. Pinnacle Bank of the Quad Cities main office is located in Silvis, Illinois, with a full service branch located in Green Rock, Illinois. Each community is part of the Quad-Cities area of Illinois. At March 31, 1996, Pinnacle Bank of the Quad Cities had total assets of $106 million.

    Pinnacle Savings is a federally-chartered savings bank which is principally engaged in the business of attracting savings and other funds from the general public and investing these funds, principally by originating residential mortgage loans and investing in investment grade securities. In addition to residential mortgage loans, Pinnacle Savings makes commercial, consumer and installment loans. The bank offers a full range of deposit services including demand, savings and time deposits.

    Pinnacle Savings was originally organized as an Illinois state chartered savings and loan association in 1909. Pinnacle Savings converted to a federal mutual charter in 1983. Pinnacle Savings amended its charter in August, 1990 in connection with the conversion from a mutual thrift to a federal stock savings bank and changed its name to Batavia Savings Bank, F.S.B. from Batavia Savings and Loan. Pinnacle Savings' main office is located in Batavia, Illinois with a full service branch located in Elburn. Currently, Pinnacle Savings is leasing its previously owned branch in Elburn. A new Elburn branch opened in June 1996. At March 31, 1996, Pinnacle Savings had total assets of $68 million.

    Pinnacle continually seeks acquisition opportunities with other financial institutions in which it may pay cash or issue shares of Pinnacle Common Stock or other equity securities. As of the date of this Joint Proxy Statement/Prospectus, Pinnacle has no present agreements or understandings to acquire or merge with any other businesses.

    Additional information concerning Pinnacle is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

PINNACLE'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
1995

NET INCOME

    Consolidated net income was $1,557,000, or $0.36 per share, on a fully diluted basis for the three months ended March 31, 1996 (the "first quarter"), a per share decrease of 53% from the $3,406,000, or $0.77 per share earned in the first three months of 1995. The annualized return on average assets was 0.78% for the first three months of 1996 and 1.67% for the first three months of 1995. For each period, the return on average equity was 8.7% and 20.7%, respectively. Return on average assets and equity for the same periods, calculated using the effects of SFAS No. 115 would not be materially different.

    The primary factor for the lower earnings was a 27% decrease in net interest income in the first quarter of 1996 compared with the same period of one year ago. The decrease results with the narrowing of Pinnacle's net interest margin to 3.33% compared to 4.58% for the first three months of 1995. The relatively low interest rate environment, coupled with Pinnacle's high volume of U. S. Government securities and level yield curve have continued to put pressure on the net interest margin, compressing it throughout 1995 and into the first quarter of 1996. A decrease in average earning assets has also contributed to the decrease in the net interest margin.

    Other income, excluding net securities gains, decreased 8% compared with the same period of 1995. Other expenses decreased 6%, more than offsetting the decrease in other income.

    NET INTEREST INCOME

    The primary component of Pinnacle's consolidated earnings is net interest income, or the difference between interest income on earning assets and interest paid on supporting liabilities. The net interest margin is net interest income expressed as a percentage of average earning assets. Pinnacle's earning assets consist of loans, securities, interest-bearing deposits at financial institutions and Federal funds sold. Supporting liabilities primarily consist of deposits, short-term borrowings and Pinnacle's notes payable. A portion of
Pinnacle's interest income is earned on tax exempt investments such as state and municipal bonds. In an effort to state this tax exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable equivalent basis.

    During the first three months of 1996, Pinnacle's average earning assets were $736,820,000, a 2% decrease from the comparable period of the previous year. The decrease in average assets was primarily in Federal funds sold and non-taxable securities, as a result of the net decrease in deposits. The net interest margin for the first three months of 1996 was 3.33%, down from 4.58% of the same period a year ago. Net interest income on a fully taxable equivalent basis was $6,143,000 for the first three months of 1996, or 28% lower than the comparable period in 1995. Actual net interest income decreased 27% as a result of the shrinkage of both the net interest margin and average earning assets.

    The yield earned on total earning assets was 6.82% for the first three months of 1996 compared to 7.88% for the same period of 1995. The decrease resulted from the lower level of yields earned on taxable securities and loans. The average rate on interest-bearing deposits and Federal funds sold remained relatively flat, increasing by only 3 basis points. The average rate on taxable securities was 5.38% for the first three months of 1996 compared to 7.13% of the same period a year ago. The decrease in the yield on taxable securities was primarily a result of the lower level of rates paid on these securities compared to those carried a year ago. The average volume of taxable securities increased $29 million in the comparable period, with the corresponding decrease in non-taxable securities. The average rate on non-taxable securities increased 63 basis points, while the average balance decreased $22 million. The decrease in average balances was due to the sale late in the first quarter of 1995 of certain non-taxable securities which were acquired from AFC with lower rates, as well as normal maturities of the non-taxable portfolio. The rate earned on loans decreased 15 basis points due primarily to the decrease in the prime rate since the first quarter of 1995 as well as generally lower interest rates on certain types of loans, primarily real estate.

    The average cost of interest-bearing liabilities increased only 29 basis points to 4.06% from 3.77% paid in the first three months of 1995. The average rate paid on interest-bearing demand deposits and savings deposits remained relatively flat while rates paid on money market deposits increased 52 basis points. The average rate paid on other time deposits increased 65 basis points. Pinnacle has taken action at appropriate intervals to adjust the rates on all deposit accounts to not only keep them in line with market rates, but to meet the needs of its particular customer bases. For example, two of the subsidiary banks have added a third level of interest rates for certain of its high balance money market customers, with rates comparable to money market mutual funds. This move was done to lessen the loss of these deposits to those non-bank types of investments. Management began late in 1994 and throughout 1995 to increase interest rates on certain time deposits to also keep in line with market rates. Generally, rates on time deposits have remained flat or dropped slightly in the first quarter of 1996, however, the effect of the increases in previous quarters has added to the increase in these rates paid. The increase in rates paid on other time deposits have caused customers to switch their savings deposits into other time deposits, as evidenced by the decrease in the average balance in savings deposits and the corresponding increase in the average balance of other time deposits.

    The average balance in short-term borrowings decreased $2 million, primarily resulting from less liquidity needs at Pinnacle's savings bank. The average rate paid on notes payable decreased 94 basis points as these notes are tied to either prime or LIBOR-based indices, which have decreased since the first quarter of 1995. The average balance in notes payable decreased approximately $8 million due to paydowns by Pinnacle.

    Although the average balance of interest-bearing liabilities decreased from the first quarter of 1995, the increase in rates paid, as well as the shift of deposits to higher paying deposit categories, resulted in total interest expense being $245,000 higher in the first three months of 1996 compared to the same period of 1995.

    A detailed Analysis of Net Interest Income for the three month periods ended March 31, 1996 and 1995 is included on Page 80.

    PROVISION FOR LOAN LOSSES

    Management records a provision for loan losses in an amount sufficient to maintain the allowance for loan losses at a level commensurate with the risks in the loan portfolio. The allowance for loan losses is adjusted through charges to current income based on factors such as past loan loss experience, management's evaluation of known potential losses in the loan portfolio, and prevailing economic conditions.

    There was no provision for loan losses in the first three months of 1996 compared to $75,000 for the first three months of 1995. In the fourth quarter of 1995, Pinnacle reversed the provision for loan losses made in the first quarter due to several factors, including the level of allowance for possible loan losses to total loans, which has been steadily increasing for the last five years, management's assessment of the overall adequacy for allowance for loan losses, as well as the downward trend of net charge-offs to loans. Pinnacle had net recoveries of $17,000 in the first three months of 1996 compared to net recoveries of $52,000 in 1995. The allowance for loan losses was $6,040,000, or 1.90% of total loans, at March 31, 1996, compared to 1.95% at December 31, 1995.

    Total nonperforming assets totalled $7,399,000, down $900,000 from a total of $8,299,000 at December 31, 1995. Nonperforming assets consisted of $5,331,000 in nonaccrual loans, $946,000 in loans past due greater than 90 days and still accruing, $908,000 in restructured loans, and $214,000 in other real estate owned. Over fifty percent of these nonperforming assets resulted from the acquisition of AFC in 1995. The investment in impaired loans at quarter end totalled $5,731,000 and are included in the totals above.

    NON-INTEREST INCOME AND EXPENSE

    The major components of Pinnacle's non-interest income consist of service charges on deposit accounts and other banking income, trust fees and net gains or losses on the sale of securities. Fees on banking services and other income decreased $235,000. The decrease was due primarily to a $319,000 gain on the sale of an installment note in the first quarter of 1995. Absent the effect of that gain, other income increased $84,000, including an increase in fees earned on the sale of non-bank investment products of $28,000. Trust fees increased 16% on a period-to-period basis. Total trust assets under management amounted to $244,000,000, or an 11% increase of a year ago.

    Gains on the sale of securities, on a pre-tax basis, were $264,000 in the first three months of 1996 compared to net gains of $346,000 in the same period of 1995. The net gains in 1996 are related to the sales in Pinnacle's U. S. Government securities portfolio.

    Security sales relating to Pinnacle's U. S. Government securities portfolio are made as part of Pinnacle's disciplined portfolio funds management system. The timing of these sales and the determination of the acceptable maturity for the reinvestment of the proceeds is made dependent on the slope of the yield curve and on management's assessment of the acceptable interest rate risk for Pinnacle. The use of the securities portfolio to manage interest rate risk is especially crucial to Pinnacle because of the fact that its loan to asset ratio is an unusually low 39%. This results in a securities portfolio significantly larger than comparable financial institutions.

    Management has always viewed the gains recorded on this program as closely related to its net interest income as opposed to one-time security gains or losses. Accordingly, since implementation of the program, the yield on Pinnacle's U. S. Government portfolio has outperformed the U. S. Treasury yield by 32 basis points and by including the net gain since inception of the program, the total yield is 142 basis points higher than the same Index. For the first quarter of 1996, due to the relative flatness of the yield curve, the portfolio has only outperformed the Index by 18 basis points and by including the net gain, by 48 basis points.

    Non-interest expense decreased 6% for the first three months of 1996 compared to the same period last year. The decrease was in other expense, which dropped 26% primarily due to lower FDIC insurance premiums which decreased $338,000, and a reduction in data processing expenses of $116,000 due to one-time conversion costs incurred during the first quarter of 1995. Employee compensation and benefits increased only 1% on a quarter-to-quarter basis, where the increase in salaries due to normal raises of approximately 4% were offset by the planned reduction in staff that occurred after the acquisition of AFC in 1995. Occupancy expense increased 16% due to the increase in certain real estate tax accruals, as well as greater depreciation due to a new branch building at one of Pinnacle's subsidiary banks which was put into service in the second quarter of 1995.

    INCOME TAXES

    Pinnacle's Federal income tax return is prepared on a consolidated basis including the accounts of its subsidiary banks. The provision for income taxes was $694,000 for the first three months of 1996 compared with $822,000 for the first three months of 1995. The lower provision for taxes in the first three months of 1996 was primarily the result of lower pre-tax income in the first quarter of 1996.

BALANCE SHEET

    Total consolidated assets were $807,489,000 at March 31, 1996, or a 1% drop from year-end 1995. The decrease, primarily in cash and cash equivalents, was the result of the reduction in deposits, primarily demand and savings deposits.

    Pinnacle's securities portfolio is its most significant balance sheet asset. Total securities were $422,362,000 at March 31, 1996 and consisted of U. S. Government securities amounting to $367,952,000, mortgage-backed securities and CMO's of $9,565,000, state and municipal bonds of $24,571,000, and corporate and other securities of $20,274,000. The total securities outstanding at March 31, 1996 was down 1% from year-end 1995, however, the portfolio at quarter-end retained relatively the same mix.

    U. S. Government securities amounted to $367,952,000, or 46% of assets at March 31, 1996. The average maturity of these securities was approximately four months. Certain U. S. Government securities (primarily U. S. Treasury bills) are part of Pinnacle's term taxable securities strategy which has been designed to manage Pinnacle's interest rate risk and to take advantage of the slope in the yield curve. The decision to undertake intermittent sales of these securities is based on management's assessment of economic conditions. For example, management will undertake sales of securities based on the slope of the yield curve and its determination that the reinvestment of the proceeds into a longer or shorter term security is an acceptable alternative given management's assessment of interest rate risk. At March 31, 1996, U. S. Government securities had gross unrealized losses of $261,000 on a pre-tax basis.

    Other securities held by Pinnacle, amounting to $54,410,000, at March 31, 1996, consisted of mortgage-backed, CMO's, state and municipal, and corporate and equity securities. At quarter end, these securities had gross unrealized gains of $8,003,000 and gross unrealized losses of $39,000 on a pre-tax basis. Currently, Pinnacle is not using derivative products for hedging or other purposes.

    Total loans amounted to $318,032,000 at March 31, 1996, up 3% from year-end 1995. The increase was part of a strategic effort on management's part to increase the loan portfolio without sacrificing credit quality of the portfolio. The increase was primarily in commercial loans, which increased 5% or approximately $4,400,000. At March 31, 1996, 28% of the loans were commercial, real estate loans amounted to 56%, and installment loans were 16% of the portfolio. Pinnacle's loan to asset ratio was 39% at March 31, 1996.

    Goodwill   and  other  intangibles  amounted   to  $18,706,000,  or  24%  of
stockholders' equity, at March 31, 1996.

    Total deposits were $703,392,000 at March 31, 1996, or 1% lower than year-end 1995. The decrease in deposits was primarily in transaction accounts, including both noninterest-bearing and interest-bearing demand of approximately $7,100,000, which balances fluctuate based on customer needs and are not as rate sensitive as savings and time deposits. There was also an approximate $4,700,000 drop in savings deposits. Offsetting the drop in savings deposits was an increase in other time deposits of approximately $2,300,000. Management believes the drop in savings deposits is the result of the customers attempting to earn higher rates by moving to non-bank products and special term deposits at other financial institutions or brokerage-type companies. Changing demographics of certain of the banking center locations has also led to the shift and loss of deposits. Management continues to take an active role to increase and maintain interest rates on deposits and provide products to reduce the disintermediation of funds. As evidenced by the shift in deposits to other time deposits, customers are more willing to commit their funds to defined periods of time; Pinnacle's rates and new deposit products are not only attracting new customers, but maintaining existing customers. At March 31, 1996, the percentage of total deposits for each category were: Noninterest-bearing deposits, 13%; Interest-bearing demand deposits, 12%; Savings accounts (including money market accounts), 36%; and Other time deposits, 39%.

    Pinnacle's notes payable were $20,700,000 at March 31, 1996. Outstandings consist of $18,000,000 remaining on the note used to purchase AFC, and $2,700,000 drawn on Pinnacle's revolving line which is used for purchasing equity securities and other corporate needs. At year-end 1995, outstandings consisted of $20,000,000 on the AFC note and $600,000 drawn on the revolving line.

CAPITAL RESOURCES

    Total stockholders' equity of Pinnacle was $77,935,000 at March 31, 1996 and $78,961,000 at December 31, 1995. The ratio of equity to assets was 9.65% and 9.64% at each period end, respectively.

    The Federal Reserve Board ("Board") regulations prescribe capital requirements for bank holding companies. Pinnacle must have a Leverage Capital Ratio with a minimum level of Tier One capital to total assets of 3.00%. Tier One capital consists of common stock, additional paid-in capital, retained earnings and is exclusive of Pinnacle's allowance for loan losses, goodwill and other intangibles, and unrealized gains (losses) on securities available for sale. In addition, the Board has issued Risk-Based Capital Guidelines with a minimum standard of total regulatory capital to risk weighted assets of 8.00%. The structure of Pinnacle's balance sheet results in a Risk-Based Capital Ratio significantly in excess of the guidelines.

    The following table provides an analysis of the minimum capital requirements (as defined), ratios and the excess over the minimum which Pinnacle holds as capital as of March 31, 1996, in thousands (except percentages).

                                                              MINIMUM     MINIMUM                          EXCESS
                                                             REQUIRED    REQUIRED    ACTUAL     ACTUAL      OVER
                                                               RATIO      AMOUNT      RATIO     AMOUNT     MINIMUM
                                                            -----------  ---------  ---------  ---------  ---------
Leverage Capital..........................................        3.00%  $  23,663       6.74% $  52,693  $  29,030
Risk-based Capital:
  Tier One................................................        4.00      12,726      16.56     52,693     39,967
  Total (Tier Two)........................................        8.00      25,452      17.81     56,670     31,218

    At December 31, 1995, Pinnacle's total risk-based capital ratio was 18.09%.

    In addition, each of Pinnacle's subsidiary banks must meet similar minimum capital requirements as prescribed by Federal and state banking regulatory authorities. At March 31, 1996, Pinnacle and each of its subsidiary banks was in compliance with the current capital guidelines and are considered "well-capitalized" under regulatory standards.

    Book value per share was $17.90 at March 31, 1996 compared to $18.05 at December 31, 1995. Dividends amounting to $0.31 per share were paid in the first three months of 1996.

LIQUIDITY

    As characteristic of the banking industry, Pinnacle's indicators of liquidity are principally its deposit base, loan and investment portfolios. On a short term basis, adjustments are made in these categories based on deposit fluctuations and loan demand. Longer term, liquidity is determined by growth objectives, rate pricing policies and the ability to borrow debt or raise equity. In general,

Pinnacle is able to meet deposit withdrawals and to fund loan demand through earnings and the maturity or sale of securities. Pinnacle would also be able to respond to short term cash flow needs through short term borrowings. On a longer term basis, Pinnacle has the ability to incur debt or to raise equity through the sale of preferred or common stock.

    Pinnacle's cash flows are comprised of three general types. Cash flows from operating activities are primarily Pinnacle's net income. Cash flows from investing activities consist of loans made to and collected from customers; and purchases, sales and maturities of securities available for sale. Cash flows from financing activities are determined by Pinnacle's deposit base and from Pinnacle's ability to borrow and repay debt and issue or repurchase stock. For the three months ended March 31, 1996, cash flows were generated from a
$9,400,000 decrease in securities. Cash flow uses and needs included a $9,400,000 decrease in deposits, an $8,400,000 net loan principal advanced, and $1,400,000 to pay dividends. Pinnacle's net cash position decreased $14,500,000 with the decrease primarily in Federal funds sold of $11,200,000 and the remainder in cash and due from banks.

    Pinnacle's subsidiary banks have a relatively stable base of deposits and any increased loan demand can be sufficiently funded without a material change in its balance sheet. Pinnacle's corporate strategy includes profitable acquisitions. Certain acquisitions would be primarily funded with debt. Reductions of debt would be made from Pinnacle's earnings.

    At March 31, 1996, Pinnacle had a line of credit of $10,000,000 with an unaffiliated bank from which $2,700,000 had been drawn. The outstanding $18,000,000 note related to the AFC acquisition and is secured by the stock of Pinnacle's subsidiary banks.

    Regulatory requirements exist which influence Pinnacle's liquidity and cash flow needs. These requirements include the maintenance of satisfactory capital ratios on a consolidated and subsidiary bank basis, restrictions on the amount of dividends which a subsidiary bank may pay and reserve requirements with the Federal Reserve Bank. Based on these restrictions, at April 1, 1996, bank subsidiaries could have declared approximately $2,244,000 in dividends without requesting approval of the applicable Federal or State regulatory agency. In addition, Pinnacle has made loan commitments which could result in increased cash flow requirements for loans. Management is of the opinion that these regulatory requirements and loan commitments will not have a significant impact on the liquidity of Pinnacle. Management is not aware of any known trends, events or uncertainties that will have, or that are reasonably likely to have, a material effect on Pinnacle except the pending acquisition of Financial Security. Management is also not aware of any current recommendations by the regulatory authorities which, if implemented, would have an adverse material effect on Pinnacle. There are several issues which have been pending before Congress, including recapitalization of the SAIF fund, and the elimination of the Thrift Charter. The recapitalization of the SAIF fund is estimated to cost Pinnacle Bank approximately $1,000,000 on a pre-tax basis.

IMPACT OF NEW ACCOUNTING STANDARDS

    Effective January 1, 1996, Pinnacle adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The standard requires evaluation of impairment of long-lived assets to be reviewed when indicators of impairment are present. Indicators of impairment include, but are not limited to a significant decrease in the market value of an asset or a significant change in the manner an asset is used. The cost of the impaired asset is then compared to its fair value, and any impairment is recorded in current earnings. There was no effect of the adoption of this standard on the financial position and results of operations of Pinnacle.

    In October, 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. The statement is effective for fiscal years beginning after December 15, 1995. This statement establishes accounting and reporting standards for stock-based awards, such as stock options, granted in fiscal years beginning after December 15, 1994. SFAS No. 123 establishes a fair value of accounting for stock options, with compensation expense reported for the fair value of these types of instruments in current earnings. Entities may elect not to adopt the fair value method of accounting, but are required to make pro forma disclosures of net income and earnings per share as if the statement was adopted. Pinnacle has elected not to adopt the provisions of SFAS No. 123 and will make pro forma disclosures on the effects, which are anticipated to be immaterial, in the 1996 Annual Report to Shareholders.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

NET INCOME

    Consolidated net income was $12,493,000, or $2.83 per share, on a fully diluted basis in 1995, an increase from the $2,255,000, or $0.51 per share, earned in 1994. The return on average assets was 1.55% for 1995 and 0.32% for 1994. For each year, the return on average equity was 18.1% and 3.4%, respectively. Return on average assets and equity for 1995, calculated including the effects of SFAS No. 115 would not be materially different.

    Net income for 1995 included pre-tax securities gains of $4,730,000 compared with $(9,845,000) of net securities losses in 1994. The majority of the securities gains were taken in the second quarter of 1995 and were part of the ongoing term portfolio management system which Pinnacle has followed since 1988.

    Net interest income increased 5%, primarily as a result of the increase in average earning assets of 14% due to the acquisition of Acorn Financial Corp ("AFC").

    Other factors contributing to the improved earnings for Pinnacle was a decrease in the provision for loan losses and the increase in other operating income due to the acquisition. Other operating expense was up 13% also primarily due to the acquisition.

    The results for 1995 include the acquisition of AFC and its subsidiary bank, Suburban Trust & Savings Bank, on January 6, 1995. AFC was liquidated into Pinnacle and concurrent with the liquidation, Suburban Trust & Savings Bank ("Suburban") was merged with Pinnacle Bank, a wholly-owned subsidiary of Pinnacle. The acquisition was accounted for as a purchase. Results of operations of Suburban, including purchase accounting adjustments, are included in the operating results of Pinnacle Bank.

    NET INTEREST INCOME

    Pinnacle's average earning assets were $744,318,000 in 1995, or 14% higher than the previous year. The increase in average earning assets was due to the acquisition. The net interest margin for 1995 was 3.90% compared to 4.28% for 1994. The decrease in the net interest margin has been the result of the relatively low level of interest rates coupled with the structure of Pinnacle's balance sheet, its low loan-to-deposit ratio, and high volume of short-term U.
S. Government securities. Net interest income on a fully tax-equivalent basis was $29,019,000 in 1995, or 4% higher than in 1994. Actual net interest income increased 5%.

    The yield earned on total earning assets was 7.36% in 1995 compared to 6.83% in 1994. The increase resulted from a higher level of interest rates in the entire year of 1995 compared to 1994. As a result of the reinvestment of securities proceeds from the term portfolio management system into higher yielding securities, the average rate on taxable securities was 6.16% for 1995 compared to 5.29% of a year ago. The average volume of taxable securities increased $11,851,000 due to the acquisition of Suburban. This, coupled with the increased yield, increased interest income on taxable securities by $3,909,000. The average yield earned on loans increased to 8.54% for 1995 compared to 8.31% of a year ago. While the increase in the yield on average loans is not large, the ratio of average loans to average earning assets was 41.6% in 1995 compared to 38% of a year ago. The average volume of loans increased to $309,818,000 or 25% in 1995 due to the acquisition. The average yield earned on short-term investments increased 124 basis points to 5.55% in 1995 while average balances increased $17,395,000. Total interest income, on a fully taxable equivalent basis, increased $10,206,000 due to both the positive effect of the increase in interest rates and the increase in the level of average earning assets.

    The average cost of interest-bearing liabilities increased 100 basis points to 4.02% in 1995 from 3.02% in 1994. The average rate paid on interest-bearing demand and savings deposits increased 35 basis points. The average rate paid on money market deposits increased 38 basis points. Pinnacle has taken action at appropriate intervals to adjust the rates paid on these accounts in order to keep these accounts in line with market rates. The average rate paid on other time deposits has had the largest increase due to changes in the level of interest rates, with a 145 basis point increase. Absent the effect of the acquisition, the average balances in certain of the deposit categories, including savings deposits and money market deposits have decreased while other time deposits have increased. Management believes the decrease in savings deposits is partially the result of the previous low interest rate environment where customers attempted to achieve higher yields by switching funds to non-bank investments or special-term deposits at other financial institutions. Additionally, certain of the banking locations are in older, mature neighborhoods where the deposits are being lost due to death, moving, or changing demographics of the neighborhood. Management has taken steps to limit the disintermediation of funds by raising interest rates in certain time deposit categories beginning in the latter half of 1994 and continuing through 1995. Special-term deposits have also been introduced. Management has also added other deposit options including free checking, as well as non-bank investment choices, for its customer base. While the non-bank investment option does not necessarily retain or attract new deposits, the fee income generated offsets some of the cost of lost deposits. These steps have resulted in new accounts and current customers' committing their funds to longer time periods as evidenced by the increase in average time deposit balances. All these moves by management have, however, added to the increase in the rate paid on certain deposit categories as indicated above.

    The average balance in short-term borrowings decreased due to the greater availability of investible funds resulting from the acquisition. The average balance in notes payable increased to $24,684,000 due to the acquisition of AFC. The average rate paid on notes payable has increased as the rates paid on these notes are tied to either prime or LIBOR-based indices, which have increased since 1994.

    As a result of the increase in rates paid, as well as average balances, total interest expense was $9,099,000 higher in 1995 compared to 1994.

    PROVISION FOR LOAN LOSSES

    Effective January 1, 1995, Pinnacle adopted Statements of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan", and its amendment No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure". The adoption of these standards did not have any effect on the financial position and results of operations of Pinnacle.

    Management's system of review of the loan portfolio and the attendant determination of the adequacy of the allowance for loan losses is made up of a number of factors. The most significant part of the system is the independent credit review system which reviews all commercial credits in excess of $100,000 and all commercial real estate credits in excess of $250,000 on an annual basis at a minimum, with problem credits reviewed more often as necessary. An informed, judgmental determination is made of the risk associated with loans which have received low grades under the credit review system. This estimated risk as well as any valuation allowances related to impaired loans are taken into account in determining the allowance for loan losses. In addition, the allowance includes additional reserves for coverage of unidentified risks.

    In addition to the credit review system, on a quarterly basis an internal report provides an analysis of the adequacy of the allowance for management and the Board of Directors. This analysis focuses on allocations based on loan review ratings and historical charge-off and recovery data. Management also reviews the status of all watch list credits on a monthly basis. The process and the amount of the allowance and of the provision have also been subject to the review of external auditors and banking regulatory authorities. Management believes that it has an effective system of credit review assessment demonstrated by the fact that Pinnacle has not recorded a significant loss from a loan that had not been previously identified as a watch list credit by the loan review process.

    There was no provision for loan losses in 1995 compared to $900,000 for 1994. Pinnacle had net charge-offs of $151,000, or 0.05% of average loans, in 1995 compared to net charge-offs of $218,000, or 0.09% of average loans in 1994. The allowance for loan losses was $6,023,000, or 1.95% of loans, at December 31, 1995, compared to 1.70% of loans at year-end 1994. The decrease in the provision for loan losses to zero from $900,000 of a year ago was made due to several circumstances, including the level of allowance for possible loan losses to total loans, which has been steadily increasing for the last five years, management's assessment of the overall adequacy of the allowance for loan losses, as well as the downward trend of net charge-offs to average loans.

    At December 31, 1995, nonperforming loans, defined as nonaccrual loans; loans past due greater than 90 days and still accruing; and restructured loans, were $8,015,000 compared with $1,300,000 at the previous year end. While this increase is significant, approximately 50% of these loans are attributed to the acquisition in 1995. At the date of the acquisition, AFC was required by Pinnacle to have a reserve of at least 2.5% of total loans to cover the potential problem loans in the portfolio as well as those loans which were noted during the due diligence performed by Pinnacle. A restructured loan which was acquired from AFC, included in the above total, is current and performing as agreed. Loans considered impaired under SFAS No. 114 include nonaccrual loans, restructured loans, and loans classified as at least doubtful under Pinnacle's credit risk classification system. All of Pinnacle's impaired loans are included in the nonperforming category.

    In addition, Pinnacle held $284,000 classified as other real estate owned ("OREO") at December 31, 1995. Other real estate includes property acquired through foreclosure or deed in lieu of foreclosure. These assets are carried at the lower of fair value less estimated cost to sell or cost. Losses arising at the time of acquisition of property in full or partial satisfaction of loans are recorded as loan losses. Subsequent losses or expenses on the property are charged to other expenses. Income received on the property is recorded as an offset to expense. During 1995, all property carried at December 31, 1994 was sold with no significant impact on the results of operations. The remaining OREO consists of three properties from AFC which are actively being offered for sale.

    Total nonperforming assets were $8,299,000, or 2.68% of total loans plus other real estate owned at December 31, 1995. Total nonperforming assets were 1.01% of total assets at year end.

    NET SECURITIES GAINS

    In 1995, a significant factor contributing to Pinnacle's higher net income was net securities gains. On a pre-tax basis, net securities gains were $4,730,000 compared to losses of $(9,845,000) in 1994. The net gains realized in 1995 consisted of gross gains of $5,079,000 and gross losses of $349,000.

    The majority of the net securities gains recorded by Pinnacle related to its
U. S. Government securities portfolio. Sales of these securities resulted in net securities gains of $3,586,000 recorded in 1995 and net securities losses of $(11,392,000) recorded in 1994. The securities sales were made as part of Pinnacle's disciplined portfolio funds management system. The majority of the gain taken on securities transactions was in the second quarter and consisted of
U. S. Government securities with a maximum maturity of less than one year. At December 31, 1995, the U. S. Government securities had a remaining maturity of four months.

    The timing of these sales and the determination of the acceptable maturity for the reinvestment of the proceeds was made dependent on the slope of the yield curve and on management's assessment of the acceptable interest rate risk for Pinnacle. The use of the securities portfolio to manage interest rate risk is especially crucial to Pinnacle because of the fact that its loan to asset ratio was a low 38% at December 31, 1995. This results in a securities portfolio significantly larger than comparable financial institutions. The maximum term of any U. S. Government security held as part of Pinnacle's term portfolio strategy is four years although at year-end, the longest maturity of any single issue was four months based on management's assessment of interest rate risk. Management views the portion of the net gains recorded on this program due to slope as closely related to its net interest income as opposed to a one-time item. While management believes that its system of portfolio strategy, as it relates to the slope of the yield curve, will continue to add dollars to earnings above the base yield on securities, management also recognizes that in a period of rising interest rates, any rise in the interest margin would be offset by losses taken through the term portfolio strategy. While this scenario occurred in 1994, the proceeds of those sales and subsequent sales in 1995 were reinvested at higher interest rates, and the loss in 1994 was recovered by the resulting increase in the net interest margin prior to the original maturity of the securities sold in 1994. Since implementation of the program, the average yield on these securities has outperformed the U. S. Treasury Index by 31 basis points and by including the net gain for the period, the total yield is 145 basis points higher than the same Index.

    The net securities gains recorded in 1995 included gains of $695,000 related to Pinnacle's equity investment program which consists of preferred and common stock investments in other financial institutions. The remaining gains relate to the sale of securities acquired through the AFC purchase.

    OTHER NON-INTEREST INCOME

    The major components of Pinnacle's other non-interest income consist of service charges on deposit accounts, other banking income and trust fees. Fees on banking services and other income were $4,918,000 for 1995 compared to $3,704,000 in 1994, an increase of 33%. The primary source of banking fee income in 1995 was deposit service charges totalling $3,139,000, an increase of 32% from the $2,379,000 level of 1994, due to the acquisition. Also included in other banking income was a gain of approximately $319,000 relating to the sale of an installment note included in Other Assets. Trust fees increased 31% on a year-to-year basis. Trust assets under management at year end amounted to $241 million at December 31, 1995, or 44% above the total one year earlier. Both the increase in trust fees and trust assets resulted from the acquisition.

    NON-INTEREST EXPENSE

    Non-interest expense totalled $23,882,000, an increase of 13% in 1995 compared to 1994. Employee compensation and benefits increased 27%, primarily due to the acquisition, higher profit incentive bonus accruals due to higher 1995 earnings and general employee raises. Occupancy expense totalled $3,137,000, up 70% from 1994. While the acquisition of AFC added to the increase, occupancy expense also included a planned write-off of $434,000 relating the demolition of an old branch office building (a new building contiguous to the old site was opened in June, 1995) and a $150,000 accrual for a lease buy out on a storage facility which occurred in January, 1996. Other expense decreased 16%. These expenses were reduced by approximately $364,000 as a result of the FDIC insurance premium rebate. Also included in other operating expenses in 1994 was a loss contingency charge of $750,000 relating to litigation which was settled in the last quarter of 1995. Legal expenses also decreased on a year-to-year basis, down $310,000. This decrease was the result of the settlement of several pending litigation items as well as sale in early 1995 of certain pieces of OREO. Other expenses relating to that OREO also decreased $154,000. Offsetting these decreases were increases in equipment and data processing costs associated with the conversion to a new data processing system for Pinnacle that was completed in 1995 as well as expenses related to the acquisition of AFC.

    INCOME TAXES

    Pinnacle's Federal income tax return is prepared on a consolidated basis including the accounts of its subsidiary banks. Due to the higher level of pre-tax income in 1995, there was a tax provision of $3,139,000 in 1995 compared to a benefit of $(2,319,000) in 1994. The primary components of Pinnacle's net deferred tax asset at December 31, 1995 are differences between the book and tax bases of securities and other assets, allowance for loan losses, purchase accounting adjustments, deferred compensation and deferred loan fees. At December 31, 1995, Pinnacle had a consolidated Federal net operating loss carryforward of $3,641,000, which if not used, expires from the years 1999 to 2001. The majority of the Federal net operating loss carryforward relates to the parent company and is subject to significant limitations on its usage.

    There was no provision for state income taxes in 1995 compared to a benefit of $(761,000) in 1994. There was no state tax benefit in 1995 due to the significant holdings of U. S. Government securities which are exempt from state tax. Additionally, all carryback claims for losses were utilized in 1994, with carryforwards remaining. The tax benefit in 1994 related to low pre-tax earnings for Pinnacle and the ability to carryback losses for state tax purposes for a refund of previously paid taxes. At December 31, 1995, Pinnacle had, for state tax purposes, a net operating loss carryforward of $23,549,000 which expires in the years 2010 and 2011.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1994 AND DECEMBER 31, 1993

NET INCOME

    Consolidated net income was $2,255,000, or $0.51 per share, on a fully diluted basis in 1994, a per share decrease of 82% from the $12,993,000, or $2.87 per share earned in 1993. The return on average assets was 0.32% for 1994 and 1.80% for 1993. For each year, the return on average equity was 3.4% and 18.9%, respectively. Return on average assets and equity for 1994, calculated including the effects of SFAS No. 115 would not be materially different.

    Net income for 1994 included pre-tax securities losses of $(9,845,000) compared with $8,741,000 of net securities gains in 1993. The majority of the securities losses were taken in the second quarter of 1994 and were part of the ongoing term portfolio management system which Pinnacle has followed since 1988.

    While the rising interest rate environment created the losses taken in the portfolio, the proceeds of those transactions were reinvested in higher-yielding, shorter-term securities which, in turn, had a direct positive impact on the net interest margin in 1994. Net interest income increased $3,171,000, or 14% over 1993. In 1994, there was a decrease in the provision for loan losses of $800,000, or 47%. Other operating income decreased 3%, while other operating expense increased 3%. Due to the effect of the securities losses in 1994, there was an income tax benefit of $(2,319,000) versus a provision of $4,005,000 in 1993.

    NET INTEREST INCOME

    Pinnacle's average earning assets were $652,080,000 in 1994, or 3% lower than the previous year. The decrease in average earning assets was due to the corresponding decrease in deposits, primarily in other time deposits. The net interest margin for 1994 was 4.28% compared to 3.70% for 1993. The increase in the net interest margin resulted from the reinvestment of proceeds from the securities transactions into higher-yielding securities, a higher ratio of loans to average earning assets in 1994 and the general lag in the repricing of core savings deposits in an increasing interest rate environment. Net interest income on a fully tax-equivalent basis was $27,912,000 in 1994, or 12% higher than in 1993. Actual net interest income increased 14%.

    The yield earned on total earning assets was 6.83% in 1994 compared to 6.31% in 1993. The increase resulted from a higher level of interest rates in 1994 compared to 1993. As a result of the reinvestment of securities proceeds in higher yielding securities, the average rate on taxable securities was 5.29% for 1994 compared to 4.56% of a year ago. While the average volume of taxable securities declined $21,932,000 due to the reduction in deposits, the increase in yield earned on taxable securities more than offset the decline in volume and thus increased interest income on taxable securities by $1,682,000. The average yield earned on loans increased to 8.31% for 1994 compared to 8.21% of a year ago. While the increase in the yield on average loans is not large, the ratio of loans to average earning assets was 38% in 1994 compared to 35% of a year ago. The average volume of loans increased $9,174,000 or 4% in 1994. The average yield earned on short-term investments increased 139 basis points to 4.31% in 1994. Total interest income, on a fully taxable equivalent basis, increased $1,940,000 with the positive effect of the increase in interest rates outweighing the decrease in the level of average earning assets.

    The average cost of interest-bearing liabilities declined 7 basis points to 3.02% in 1994 from 3.09% in 1993. The average rate paid on interest-bearing demand and savings deposits declined 22 basis points. This drop is much less than the drop in 1993 from 1992 of 70 basis points. Due to the rapidly increasing interest rate environment, Pinnacle has taken action at appropriate intervals to adjust the rates paid on these accounts in order to keep these accounts in line with market rates. The average balance of these accounts dropped $7,352,000 or 2% from 1993. The average rate paid on time deposits, conversely, has increased 8 basis points. The average balance of these accounts has decreased $14,242,000, or 7% from a year ago. Management believes that the decline in these deposits is the result of the previous low interest rate environment and the customer's attempt to achieve higher yields by switching funds to non-bank investments or special-term deposits at other financial institutions. Management has taken steps by raising interest rates in certain time deposit categories in the last six months of 1994 to limit the disintermediation of these funds. This move by management has added to the increase in the average rate paid on time deposits which, until the fourth quarter of 1994, had declined 15 basis points. Total interest expense was $1,030,000 lower in 1994 compared to 1993, primarily as a result of the decrease in average balances of interest-bearing deposits.

    PROVISION FOR LOAN LOSSES

    The provision for loan losses was $900,000 for 1994 compared to $1,700,000 for 1993. Pinnacle had net charge-offs of $218,000, or 0.09% of average loans, in 1994 compared to net charge-offs of $1,154,000, or 0.48% of average loans in 1993. The net charge-off amount recorded in 1993 was primarily the result of charge-offs totalling $1,232,000 related to two loans secured by commercial real estate. The allowance for loan losses was $4,229,000, or 1.70% of loans, at December 31, 1994, compared to 1.43% of loans at year-end 1993. The decrease in the provision for loan losses of $800,000 at year-end 1994, compared with the previous year-end, was reflective of the decreased level of non-performing assets.

    At December 31, 1994, nonperforming loans, defined as nonaccrual loans; loans past due greater than 90 days and still accruing; and restructured loans, were $1,300,000 compared with $5,868,000 at the previous year end. The decrease in nonperforming loans is attributable to the payment of principal in full of one loan totalling $1,300,000; the return to accrual of a loan totalling $1,900,000 which has continued to perform, with principal reductions in excess of $1,000,000; and the return to accrual of a loan which is adequately secured by real estate and on which payments are current. If non-accrual loans had been accruing interest at their original terms in 1994, additional interest income would have amounted to $66,000.

    NET SECURITIES LOSSES

    In 1994, the most significant factor contributing to Pinnacle's lower net income was net securities losses. On a pre-tax basis, net securities losses were $(9,845,000) compared to gains of $8,740,000 in 1993. The net losses realized in 1994 consisted of gross losses of $12,440,000 and gross gains of $2,595,000.

    The majority of the net securities losses recorded by Pinnacle related to its U. S. Government securities portfolio. Sales of these securities resulted in net securities losses of $11,392,000 recorded in 1994 and net securities gains of $7,311,000 recorded in 1993. The securities sales were made as part of Pinnacle's disciplined portfolio funds management system. The majority of the loss taken on securities transactions was in the second quarter and consisted of
U. S. Government securities with a maximum maturity of 24 months. During the third quarter, the average maturity was shortened with little loss taken. Additional losses of approximately $3,200,000 recorded in the final quarter of 1994 were taken on these U. S. Government securities with the continued intent of shortening the average maturity of the term portfolio. At December 31, 1994, the U. S. Government securities had a remaining maturity of five months.

    The timing of these sales and the determination of the acceptable maturity for the reinvestment of the proceeds was made dependent on the slope of the yield curve and on management's assessment of the acceptable interest rate risk for Pinnacle. The use of the securities portfolio to manage interest rate risk is especially crucial to Pinnacle because of the fact that its loan to asset ratio was a low 36% at December 31, 1994. This results in a securities portfolio significantly larger than comparable financial institutions. While the majority of the losses taken on the term portfolio in 1994 resulted from the significant rise in interest rates since the beginning of 1994, management continues to feel that its system of portfolio strategy as it relates to the slope of the yield curve will continue to add dollars to earnings above the base yield on securities. Because of the rising interest rate environment of 1994 and despite the shortening of the average maturity throughout the year, reinvestment of the proceeds of the securities sales were made at yields greater than the rates on securities sold, thus offsetting the effect of the losses by increasing the net interest margin.

    The net securities gains recorded in 1994 included gains of $1,772,000 related to Pinnacle's equity investment program which consists of preferred and common stock investments in other financial institutions. The remaining gains were recorded on the term portfolio early in the first quarter of 1994.

    OTHER NON-INTEREST INCOME

    The major components of Pinnacle's other non-interest income consist of service charges on deposit accounts, other banking income and trust fees. Fees on banking services and other income were $3,704,000 for 1994 compared to $3,903,000 in 1993, a decrease of 5%. The primary source of banking fee income in 1994 was deposit service charges totalling $2,379,000, a drop of 10% from the $2,632,000 level of 1993. A significant portion of the drop in service charges related to business deposit accounts. In a rising interest rate environment, these customers earn greater credit on their balances, thus offsetting fees charged. Trust fees increased 3% on a year-to-year basis. Trust assets under management at year end amounted to $167 million at December 31, 1994, or 2% above the total one year earlier.

    NON-INTEREST EXPENSE

    Non-interest expense totalled $21,060,000, an increase of 3% in 1994 compared to 1993. Employee compensation and benefits decreased 1%, primarily as a result of lower profit incentive bonus accruals due to lower 1994 earnings. Occupancy expense totalled $1,848,000, down 4%. Other general expenses amounted to $8,072,000, up 11%. Included in other general expenses was a provision of $750,000 for issues currently in litigation. Without these reserves, other expenses would have been unchanged.

    INCOME TAXES

    Due to the high level of securities losses in 1994, there was a tax benefit of $(2,319,000) in 1994 compared to a provision for $4,005,000 in 1993. The primary components of Pinnacle's deferred tax asset at December 31, 1994 are differences between the book and tax bases of securities and other assets, provision for loan losses, purchased accounting adjustments, deferred compensation and deferred loan fees. At December 31, 1994, Pinnacle had a consolidated net operating loss carryforward of $3,641,000, which if not used, expires from the years 1999 to 2001. The majority of the net operating loss carryforward relates to the parent company and is subject to significant limitations on its usage.

    The provision for state income taxes in 1994 was a tax benefit in the amount of $(761,000) compared to a benefit of $(108,000) in 1993. The tax benefit in 1994 related to low pre-tax earnings for Pinnacle and from Pinnacle's significant holdings of U. S. Government securities, which are exempt from state tax, and the ability to carryback losses for state tax purposes for a refund of previously paid taxes.

BALANCE SHEET

    Total assets were $818,697,000 at December 31, 1995, or 20% higher than total assets of $684,892,000 at year-end 1994. The increase in total assets relates to the acquisition of AFC on January 6, 1995.

    SECURITIES

    Pinnacle's securities portfolio is its most significant Balance Sheet asset. Total securities were $426,929,000 at December 31, 1995 and consisted of U. S. Government securities of $370,545,000; MBS's and CMO's totalling $10,306,000; State and municipal bonds of $25,839,000 and Corporate and other securities of $20,238,000. Total securities outstanding increased 10% from 1994. The increase was primarily due to the acquisition of AFC. Certain securities acquired from AFC which were not within Pinnacle's investment guidelines were sold with proceeds reinvested primarily in U. S. Government securities.

    Currently, Pinnacle is not using any derivative products for hedging or other purposes.

    Pinnacle adopted SFAS No. 115, effective January 1, 1994 and classified all securities held by Pinnacle as available for sale. As a result, all securities are carried on the Balance Sheet at fair value, with corresponding (after tax) valuation adjustments included in stockholders' equity. During the year, the change in the valuation adjustment was an increase of $4,004,000 resulting in total unrealized gains, net of tax, of $7,052,000 at December 31, 1995.

    LOANS

    Total loans were $309,600,000 at December 31, 1995, an increase of 25% over loans outstanding of $248,404,000 at December 31, 1994. All categories of loans increased due to the acquisition, with the greatest increase in commercial real estate loans. Absent the effects of the acquisition, loans increased approximately $3,000,000, with the majority of the increase in both residential and commercial real estate loans. Pinnacle's loan to asset ratio increased to 38% at December 31, 1995; although it remains significantly lower than the industry average. Factors which contribute to the low loan to asset ratio include the market areas in which certain of the banks are located as well as certain acquisitions in recent years, such as Berwyn National Bank acquired in 1991 with a 13% loan to asset ratio and the acquisition of $120 million in deposits of the Berwyn branch of Olympic Federal Savings Association in 1992 with no corresponding loans. Management's goal is to increase this ratio through quality loan growth across a consistent spectrum of commercial, consumer and real estate borrowers. Management targets borrowers who are or will be full relationship banking customers as opposed to single product loan customers.

    At December 31, 1995, Pinnacle's mix of loans consisted of 57% in real estate loans, 27% in commercial loans and 16% in consumer loans, which remained substantially consistent with the mix at December 31, 1994. Commercial loans declined while consumer installment loans increased. A substantial portion of Pinnacle's loans are owner-occupied, one-to-four family residences, as well as consumer related with home equity and home improvement loans. This mix is in line with Pinnacle's focus on increasing the importance of retail lending.

    DEPOSITS

    Total deposits were $712,805,000 at December 31, 1995, or 19% higher than year-end 1994. The majority of the increase in deposits is a result of the acquisition.

    Absent the effect of the acquisition, savings deposits have dropped approximately $21,000,000 and money market deposits have dropped approximately $9,000,000. Other time deposits have increased approximately $21,000,000. Management believes the drop in savings and money market deposits is the result of the low interest rate environment in years prior to 1994 where customers earned similar rates on their savings deposits as they would have with time deposits without long-term commitment of funds. As the rates began to rise, customers attempted to earn higher rates by moving to non-bank products and special term deposits at other financial institutions or brokerage-type companies. Changing demographics of certain of the banking center locations has also led to the shift and loss of deposits. During the last half of 1994, and continuing throughout 1995, management has taken steps to increase and maintain interest rates on deposits and provide products to reduce the disintermediation of funds. Deposits have shifted from savings and money market deposits into time deposits, indicating customers are more willing to commit their funds for defined periods of time.

    Pinnacle's deposit base continues to be made up of a high amount of low cost core deposits in comparison with peer group institutions. However, the impact on earnings of this deposit base has been somewhat offset in the current environment due to increased rates paid on these deposits. Also, the increase in rates paid on time deposits caused a shift from savings and money market accounts to time deposits.

    GOODWILL

    Goodwill   and  other  intangibles  amounted   to  $19,177,000,  or  24%  of
stockholders' equity, at December 31, 1995. Goodwill and other intangibles relate to premiums paid in Pinnacle's acquisitions. The increase from year-end 1994 was the result of the acquisition of AFC, where approximately $13,000,000 in goodwill was recorded.

    SHORT-TERM BORROWINGS

    Short-term borrowings are being made on a day-to-day basis to fund banking liquidity needs when necessary. There were no short-term borrowings at December 31, 1995.

    NOTES PAYABLE

    Pinnacle had $20,600,000 outstanding in notes payable at December 31, 1995, compared to $5,400,000 at December 31, 1994. During 1995, Pinnacle increased their borrowings by $23,000,000 to acquire AFC. An additional $8,800,000 was used for the repurchase common stock, the purchase of equity securities, and other corporate needs. Repayments of $16,600,000 were made from dividends from subsidiary banks, and sales and dividends of equity securities. Pinnacle had a revolving line of credit of $7,000,000 at December 31, 1995, of which $600,000 has been drawn.

CAPITAL RESOURCES

    Total stockholders' equity of Pinnacle was $78,961,000 at December 31, 1995 up 15% from $68,836,000 at December 31, 1994. The ratio of equity to assets was 9.64% and 10.05% at each year end, respectively.

    The Federal Reserve Board ("Board") regulations prescribe capital requirements for bank holding companies. Pinnacle must have a Leverage Capital Ratio with a minimum level of Leverage capital to total assets of 3.00%. Leverage capital is the same as Tier One capital, and consists of common stock, additional paid-in capital and retained earnings, and is exclusive of Pinnacle's allowance for loan losses, goodwill and other intangibles, and unrealized gain on securities available for sale, net of tax. As of December 31, 1995 and December 31, 1994, Pinnacle's Leverage Capital Ratio amounted to 6.60% and 8.54%, respectively. In addition, the Board has issued Risk-Based Capital Guidelines with a minimum standard of Tier One regulatory capital to risk weighted assets of 4.00%, and Total (Tier One plus Tier Two) regulatory capital to risk weighted assets of 8.00%. Tier Two capital consists of Pinnacle's allowance for loan losses up to a maximum of 1.25% of risk weighted assets. The structure of Pinnacle's balance sheet results in a Risk-Based Capital Ratio significantly in excess of the guidelines. At December 31, 1995, and December 31, 1994, Pinnacle's total risk-based capital ratio was 18.09% and 23.85%, respectively, assuming the deduction of all goodwill and other intangibles in compliance with the guidelines. The reduction in the total risk based capital ratio was the result of the AFC acquisition, where certain of the assets acquired had higher risk weightings.

    The following table provides an analysis of the minimum capital requirements and the excess over the minimum which Pinnacle holds as capital, as of December 31, 1995, in thousands.

                                                                                      MINIMUM   MINIMUM                    EXCESS
                                                                                      REQUIRED  REQUIRED ACTUAL   ACTUAL    OVER
                                                                                       RATIO    AMOUNT   RATIO    AMOUNT   MINIMUM
                                                                                      -------   -------  ------   -------  -------
Leverage Capital....................................................................   3.00%    $23,986    6.60%  $52,732  $28,746
Risk-based Capital:
  Tier One..........................................................................   4.00      12,528   16.84    52,732   40,204
  Total (Tier Two)..................................................................   8.00      25,056   18.09    56,647   31,591

    In addition, each of Pinnacle's subsidiary banks must meet similar minimum capital requirements as prescribed by Federal and state banking regulatory authorities. At December 31, 1995, Pinnacle and each of its subsidiary banks was in compliance with the current capital guidelines.

    Book value per share was $18.05 at December 31, 1995 compared to $15.62 at December 31, 1994. During 1995, Pinnacle repurchased 45,755 shares of its common stock at market prices in privately negotiated and market transactions as part of its announced stock repurchase program. Dividends amounting to $1.16 per share were paid in 1995.

LIQUIDITY AND INTEREST RATE SENSITIVITY

    Pinnacle's cash flows are comprised of three general types. Cash flows from operating activities are primarily Pinnacle's net income. Cash flows from investing activities consist of loans made to and collected from customers; and purchases, sales and maturities of securities available for sale. Cash flows from financing activities are determined by Pinnacle's deposit base and from Pinnacle's ability to borrow and repay debt and issue or repurchase stock. For 1995, cash flows were generated from a $34,435,000 net decrease in securities, a $12,458,000 decrease in interest-bearing deposits, and a $15,200,000 net increase in notes payable. Cash flow uses and needs included $5,045,000 from earnings, an $18,044,000 decrease in deposits, a $4,800,000 decrease in short-term borrowings, net cash of $14,800,000 to purchase AFC and $6,840,000 to pay dividends and repurchase common stock. Pinnacle's net cash position increased $21,108,000 with the majority of the increase in Federal funds sold.

    Pinnacle's subsidiary banks have a relatively stable base of deposits and any increased loan demand can be sufficiently funded without a material change in its balance sheet. Pinnacle's corporate strategy includes acquisitions. These acquisitions, such as the AFC acquisition, are primarily funded with debt. Reductions of debt would be made from Pinnacle's earnings. At December 31, 1995, Pinnacle had a line of credit of $7,000,000 with an unaffiliated bank. Subsequent to year end, this line of credit was increased to $10,000,000.

    Regulatory requirements exist which influence Pinnacle's liquidity and cash flow needs. These requirements include the maintenance of satisfactory capital ratios on a consolidated and subsidiary bank basis, restrictions on the amount of dividends which a subsidiary bank may pay and reserve requirements with the Federal Reserve Bank. Based on these restrictions, at January 1, 1996, bank subsidiaries could have declared approximately $2,715,000 in dividends without requesting approval of the applicable Federal or State regulatory agency. In addition, Pinnacle has made loan commitments which could result in increased cash flow requirements for loans. Management is of the opinion that these regulatory requirements and loan commitments will not have a significant impact on the liquidity of Pinnacle. Management is not aware of any known trends, events or uncertainties that will have, or that are reasonably likely to have, a material effect on Pinnacle. Pending before Congress is a plan to recapitalize the SAIF fund for thrifts and banks which have "Oakar" deposits (deposits purchased from failed thrift institutions). This plan includes potential one-time charges of $0.85 per $100 of deposits on thrift deposits and $0.66 per $100 of "Oakar" deposits. After this recapitalization, the insurance rate would then be the same rate as now assessed by the FDIC, which is currently at the minimum of $2,000 per year for "well-capitalized" banks. This one-time charge, anticipated to be levied in 1996, would cost the Pinnacle banks approximately $1,000,000 on a before tax basis.

    Management had no significant commitments for capital expenditures at December 31, 1995.

PINNACLE'S STATISTICAL DISCLOSURE

    The following tables are presented as of March 31, 1996, or for the three months ended March 31, 1996. Please refer to Pinnacle's Annual Report on Form 10-K for the year ended December 31, 1995, herein incorporated by reference, for additional discussion on information presented in the tables.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

    ANALYSIS OF NET INTEREST INCOME

    The statements below show, for the periods indicated, the daily average balance outstanding for the major categories of interest-bearing assets and interest-bearing liabilities, and the average inter-est rate earned or paid thereon. Except for percentages, all data is in thousands of dollars.

                                                                                THREE MONTHS ENDED              YEAR ENDED
                                                                                  MARCH 31, 1996            DECEMBER 31, 1995
                                                                            --------------------------  --------------------------
                                                                            AVERAGE                     AVERAGE
                                                                            BALANCE   INTEREST   RATE   BALANCE   INTEREST   RATE
                                                                            --------  --------   -----  --------  --------   -----
                                                                                            (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Interest-bearing deposits and Federal funds sold......................  $  8,034  $    101    5.03% $ 19,137  $  1,063    5.55%
    Taxable securities....................................................   393,900     5,302    5.38   379,223    23,347    6.16
    Nontaxable securities.................................................    22,370       673   12.03    36,140     3,895   10.78
    Loans.................................................................   312,516     6,482    8.30   309,818    26,454    8.54
                                                                            --------  --------   -----  --------  --------   -----
        Total interest-earning assets.....................................   736,820    12,558    6.82   744,318    54,759    7.36
  Noninterest-earning assets:
    Cash and due from banks...............................................    23,676                      23,755
    Allowance for loan losses.............................................    (6,031)                     (6,383)
    Other assets..........................................................    45,105                      46,455
                                                                            --------                    --------
        Total assets......................................................  $799,570                    $808,145
                                                                            --------                    --------
                                                                            --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Interest-bearing liabilities:
    Interest-bearing demand deposits......................................  $ 88,198  $    449    2.04% $ 86,573  $  1,732    2.00%
    Savings deposits......................................................   208,095     1,556    2.99   219,852     6,852    3.12
    Money market deposits.................................................    44,622       362    3.25    50,732     1,489    2.94
    Other time deposits...................................................   270,366     3,689    5.46   258,569    13,664    5.28
    Short-term borrowings.................................................       124         2    6.45       589        39    6.62
    Notes payable.........................................................    19,714       357    7.24    24,684     1,964    7.96
                                                                            --------  --------   -----  --------  --------   -----
        Total interest-bearing liabilities................................   631,119     6,415    4.06   640,999    25,740    4.02
  Noninterest-bearing liabilities:
    Demand deposits.......................................................    90,233                      91,481
    Other liabilities.....................................................     6,810                       6,588
    Stockholders' equity..................................................    71,408                      69,077
                                                                            --------                    --------
        Total liabilities and stockholders' equity........................  $799,570                    $808,145
                                                                            --------                    --------
                                                                            --------
Net interest income and margin............................................            $  6,143    3.33%           $ 29,019    3.90%
                                                                                      --------   -----            --------   -----
                                                                                      --------   -----            --------   -----

                                                                                    YEAR ENDED                  YEAR ENDED
                                                                                DECEMBER 31, 1994           DECEMBER 31, 1993
                                                                            --------------------------  --------------------------
                                                                            AVERAGE                     AVERAGE
                                                                            BALANCE   INTEREST   RATE   BALANCE   INTEREST   RATE
                                                                            --------  --------   -----  --------  --------   -----
                                                                                            (DOLLARS IN THOUSANDS)
Assets:
  Interest earning assets:
    Interest-bearing deposits and Federal funds sold......................  $  1,742  $     75    4.31% $  6,224  $    182    2.92%
    Taxable securities....................................................   367,372    19,438    5.29   389,304    17,756    4.56
    Non-taxable securities................................................    34,966     4,429   12.67    40,439     5,070   12.54
    Loans.................................................................   248,000    20,611    8.31   238,826    19,605    8.21
                                                                            --------  --------   -----  --------  --------   -----
        Total interest-earning assets.....................................   652,080    44,553    6.83   674,793    42,613    6.31
Noninterest-earning assets:
    Cash and due from banks...............................................    18,107                      18,581
    Allowance for loan losses.............................................    (4,068)                     (3,542)
    Other assets..........................................................    33,542                      33,473
                                                                            --------                    --------
        Total assets......................................................  $699,661                    $723,305
                                                                            --------                    --------
                                                                            --------                    --------
Liabilities and stockholders' equity:
  Interest-bearing liabilities:
    Interest-bearing demand deposits......................................  $ 74,565  $  1,376    1.85% $ 75,235  $  1,487    1.98%
    Savings deposits......................................................   215,662     5,721    2.65   222,344     6,446    2.90
    Money market deposits.................................................    50,509     1,295    2.56    54,021     1,349    2.50
    Other time deposits...................................................   195,657     7,496    3.83   209,899     7,877    3.75
    Short-term borrowings.................................................    10,989       470    4.28     2,728        88    3.23
    Notes payable.........................................................     3,857       283    7.34     7,183       424    5.90
                                                                            --------  --------   -----  --------  --------   -----
        Total interest-bearing liabilities................................   551,239    16,641    3.02   571,410    17,671    3.09
Noninterest-bearing liabilities:
    Demand deposits.......................................................    74,827                      75,839
    Other liabilities.....................................................     6,358                       7,162
    Minority interest.....................................................       -0-                          68
    Stockholders' equity..................................................    67,237                      68,826
                                                                            --------                    --------
        Total liabilities and stockholders' equity........................  $699,661                    $723,305
                                                                            --------                    --------
                                                                            --------                    --------
Net interest income and margin............................................            $ 27,912    4.28%           $ 24,942    3.70%
                                                                                      --------   -----            --------   -----
                                                                                      --------   -----            --------   -----

    Interest income is adjusted to taxable equivalents for the tax-exempt assets based on a Federal income tax rate of 34% for each year. The fully taxable equivalent adjustments to interest income for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994, and 1993 were, in thousands, $252, $1,462, $1,632, and $1,833, respectively. The average balance of nonaccrual loans is included in the total loans category in each year. The average balances do not include the effects of SFAS No. 115.

    ANALYSIS OF CHANGE IN INTEREST DIFFERENTIAL

    The following table show the changes in interest income and interest expense attributable to rate and volume variances.

                                                                                                            1994 VERSUS
                                                                                    1995 VERSUS 1994           1993
                                                                                ------------------------  ---------------
                                                                                 CHANGE DUE TO             CHANGE DUE TO
                                                                                ---------------   TOTAL   ---------------   TOTAL
                                                                                VOLUME   RATE    CHANGE   VOLUME    RATE   CHANGE
                                                                                ------  -------  -------  -------  ------  -------
                                                                                              (DOLLARS IN THOUSANDS)
Interest earned on:
  Interest-bearing deposits at banks and Federal funds sold...................  $  749  $   239  $   988  $  (131) $   24  $  (107)
  Taxable securities..........................................................     627    3,282    3,909   (1,000)  2,682    1,682
  Nontaxable securities.......................................................     149     (683)    (534)    (686)     45     (641)
  Loans.......................................................................   5,138      705    5,843      753     253    1,006
                                                                                ------  -------  -------  -------  ------  -------
    Total interest income.....................................................   6,663    3,543   10,206   (1,064)  3,004    1,940
                                                                                ------  -------  -------  -------  ------  -------
Interest paid on:
  Interest-bearing demand deposits............................................     221      136      357      (13)    (98)    (111)
  Savings deposits............................................................     111    1,020    1,131     (194)   (531)    (725)
  Money market deposits.......................................................       6      188      194      (88)     34      (54)
  Other time deposits.........................................................   2,411    3,756    6,167     (534)    153     (381)
  Short-term borrowings.......................................................    (445)      14     (431)     266     116      382
  Notes payable...............................................................   1,528      153    1,681     (196)     55     (141)
                                                                                ------  -------  -------  -------  ------  -------
    Total interest expense....................................................   3,832    5,267    9,099     (759)   (271)  (1,030)
                                                                                ------  -------  -------  -------  ------  -------
Net interest income...........................................................  $2,831  $(1,724) $ 1,107  $  (305) $3,275  $ 2,970
                                                                                ------  -------  -------  -------  ------  -------
                                                                                ------  -------  -------  -------  ------  -------

    The change due to volume is calculated by multiplying the change in volume by the prior year's rate.

    The change due to rate is calculated by multiplying the change in rate by the prior year's volume.

    The change attributable to both volume and rate has been allocated to the rate column.

    ANALYSIS OF INTEREST RATE SENSITIVITY

                                                                              181-365
                                                   1-90 DAYS   91-180 DAYS     DAYS      OVER 1 YEAR     TOTAL
                                                  -----------  -----------  -----------  -----------  -----------
                                                             (AT MARCH 31, 1996; DOLLARS IN THOUSANDS)
Rate Sensitive Assets:
  Interest-bearing deposits.....................  $     4,561  $       591  $   -0-      $       495  $     5,647
  Taxable securities............................      373,760        2,484          212        2,323      378,779
  Tax-exempt securities.........................      -0-               50        2,175       22,346       24,571
  Loans, net....................................       78,990       15,025       22,074      195,378      311,467
                                                  -----------  -----------  -----------  -----------  -----------
    Total.......................................      457,311       18,150       24,461      220,542      720,464
                                                  -----------  -----------  -----------  -----------  -----------
    Cumulative total............................  $   457,311  $   475,461  $   499,922  $   720,464
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
Rate Sensitive Liabilities:
  Interest-bearing demand.......................  $   133,128  $   -0-      $   -0-      $   -0-      $   133,128
  Savings deposits..............................      207,676      -0-          -0-          -0-          207,676
  Time deposits.................................       83,584       72,535       58,928       56,336      271,383
  Notes payable.................................       20,700      -0-          -0-          -0-           20,700
                                                  -----------  -----------  -----------  -----------  -----------
    Total.......................................      445,088       72,535       58,928       56,336      632,887
                                                  -----------  -----------  -----------  -----------  -----------
    Cumulative total............................  $   445,088  $   517,623  $   576,551  $   632,887
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
    Cumulative gap..............................  $    12,223  $   (42,162) $   (76,629) $    87,577
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
Cumulative ratio of earning assets to
 interest-bearing liabilities...................         1.03x        0.92x        0.87x        1.14x

    This table details Pinnacle's interest rate sensitive position at March 31, 1996. The table is one method of monitoring the interest rate risk of Pinnacle. Interest rate risk arises when the maturity or repricing of assets differs significantly from the maturity or repricing of liabilities.

    The table presents a static gap analysis which does not fully capture the true dynamics of interest rate changes including the timing and/or the degree of interest rate changes. Pinnacle analyzes on a continuing basis the effects that changes in interest rates would have on its interest rate sensitive position and finds the following gap acceptable in light of its balance sheet mix and current interest and economic environment.

    A ratio greater than 1.00x of earning assets to interest-bearing liabilities indicates that an increase in interest rates would generally result in an increase in net income for Pinnacle. Conversely, a ratio less than 1.00x of earning assets to interest-bearing liabilities indicates that an increase in interest rates would generally result in a decrease in net income for Pinnacle. Shifts in the structure of interest sensitive assets and liabilities are made by management in response to interest rate movements. These changes would be made primarily through the purchase and sale of securities. All securities owned by Pinnacle are available for sale and the proceeds from a sale of these securities could be reinvested in an alternative maturity range in order to respond to a change in interest rates. Table 6 includes savings deposits as repricing within the earliest period presented. Management believes that in reality these deposits have longer term repricing characteristics because of the infrequency of repricing and because these deposits are fairly price inelastic and bear relatively low interest rates. If these deposits were included in the longest term category, the cumulative ratio of earning assets to interest-bearing liabilities would be 4.39x for 1-90 days; 2.69x for 91-180 days; and 2.12x for 181-365 days.

INVESTMENT PORTFOLIO

    The following table presents the book value of securities, in thousands, at the dates indicated:

                                                                                             MARCH            DECEMBER 31
                                                                                              31,     ----------------------------
                                                                                              1996      1995      1994      1993
                                                                                            --------  --------  --------  --------
U. S. Treasury and Federal agency securities..............................................  $367,952  $370,545  $316,200  $337,771
State and municipal (1)...................................................................    24,571    25,839    35,171    38,199
Mortgage-backed securities and floating rate collateralized mortgage obligations (1)......     9,565    10,307    14,764    29,417
Corporate and other (1)...................................................................    20,274    20,238    20,365    14,030
                                                                                            --------  --------  --------  --------
  Total securities........................................................................  $422,362  $426,929  $386,500  $419,417
                                                                                            --------  --------  --------  --------
                                                                                            --------  --------  --------  --------

- ------------------------
(1) Held for investment in 1993.

    The following table shows the maturities of securities in thousands at March 31, 1996 and weighted average fully taxable equivalent yields:

                                                                                                   U.S. TREASURY
                                                                                                    AND FEDERAL
                                                                                                      AGENCY          STATE AND
                                                                                                    SECURITIES        MUNICIPAL
                                                                                                  ---------------  ---------------
One year or less................................................................................  $363,763  5.06 % $ 2,874  12.00 %
One year to five years..........................................................................     3,758  3.28     9,645  12.84
Five to ten years...............................................................................       431  4.74    10,496  12.63
Over ten years..................................................................................    -0-     0.00     1,556  14.89
No fixed maturity...............................................................................    -0-     0.00     -0-     0.00
                                                                                                  --------  -----  -------  ------
                                                                                                  $367,952  5.04 % $24,571  12.78 %
                                                                                                  --------  -----  -------  ------
                                                                                                  --------  -----  -------  ------

                                                                         MORTGAGE-BACKED
                                                                           SECURITIES,
                                                                          FLOATING RATE
                                                                         COLLATERALIZED
                                                                            MORTGAGE
                                                                          OBLIGATIONS,
                                                                          CORPORATE AND
                                                                           OTHER DEBT
                                                                           SECURITIES       EQUITY SECURITIES         TOTAL
                                                                        -----------------   -----------------   ------------------
One year or less......................................................  $ 1,002   7.99%     $ -0-     0.00%     $367,639   5.12%
One year to five years................................................      253   9.35        -0-     0.00        13,656  10.14
Five years to ten years...............................................    -0-     0.00        -0-     0.00        10,927  12.32
Over ten years........................................................    -0-     0.00        -0-     0.00         1,556  14.89
No fixed maturity.....................................................    9,573   7.79       19,011   5.40        28,584   6.20
                                                                        -------    ---      -------    ---      --------  --------
                                                                        $10,828   7.88%     $19,011   5.40%     $422,362   5.58%
                                                                        -------    ---      -------    ---      --------  --------
                                                                        -------    ---      -------    ---      --------  --------

    Securities included in the category of no fixed maturity are mortgage-backed securities and floating rate collateralized mortgage obligations, due to their ability to prepay, as well as equity securities.

    The average tax-equivalent yield by maturity includes the weighted average yields on tax-exempt obligations which have been computed on a fully taxable equivalent basis assuming a tax rate of 34% for March 31, 1996.

LOAN PORTFOLIO

    The following table sets forth the outstanding loans, in thousands, at the following dates:

                                                                         MARCH                      DECEMBER 31
                                                                          31,     ------------------------------------------------
                                                                          1996      1995      1994      1993      1992      1991
                                                                        --------  --------  --------  --------  --------  --------
Commercial and other..................................................  $ 88,432  $ 83,939  $ 68,788  $ 74,855  $ 82,118  $ 86,666
Consumer..............................................................    51,896    49,464    38,982    38,442    43,806    45,728
Real estate:
  Residential.........................................................   137,211   135,086   119,520   112,138    92,811    36,198
  Commercial..........................................................    41,217    42,073    22,220    24,170    25,185    30,219
                                                                        --------  --------  --------  --------  --------  --------
  Total gross loans...................................................   318,756   310,562   249,510   249,605   243,920   198,811
Unearned income.......................................................       724       962     1,106     1,529     2,002     2,871
                                                                        --------  --------  --------  --------  --------  --------
Net loans.............................................................  $318,032  $309,600  $248,404  $248,076  $241,918  $195,940
                                                                        --------  --------  --------  --------  --------  --------
                                                                        --------  --------  --------  --------  --------  --------

    The following table sets forth the maturity distribution of the following categories of loans at December 31, 1995, in thousands.

                                                                                                  REMAINING MATURITY
                                                                                     ---------------------------------------------
                                                                                     ONE YEAR     ONE TO        OVER
                                                                                     OR LESS    FIVE YEARS   FIVE YEARS    TOTAL
                                                                                     --------   ----------   ----------   --------
Commercial and other...............................................................  $ 47,442    $  34,072    $ 2,425     $ 83,939
Real estate:
  Residential......................................................................     8,729       39,960     86,397      135,086
  Commercial.......................................................................    11,479       26,210      4,384       42,073
                                                                                     --------   ----------   ----------   --------
                                                                                     $ 67,650    $ 100,242    $93,206     $261,098
                                                                                     --------   ----------   ----------   --------
                                                                                     --------   ----------   ----------   --------

    Of the loans listed in the maturity schedule above, a total of $193,448 are due after one year; $174,498 of these loans have predetermined interest rates and $18,950 of these loans have floating interest rates. There has been no significant change since year end in the maturity distribution as disclosed above.

    COLLATERAL AND APPRAISAL GUIDELINES

    Subsidiary banks of Pinnacle make loans which are collateralized by different types of assets. A collateral guideline manual is maintained by each bank which details collateral requirements for any collateralized loan which a bank may make. The loan operations area has responsibility for monitoring all compliance with collateral requirements. Collateral requirements for the most commonly funded loans include an 85% - 95% (depending on maturity) loan-to-value ratio for loans secured by U. S. Government securities, 70% for NYSE traded stock, 65% for AMEX and 50% for all other common stocks, with the exception of control stocks which are not acceptable as collateral. Commercial loans for working capital can have a maximum loan-to-value ratio of 80% against eligible accounts if secured by receivables, a maximum of 50% if secured by inventory and a maximum of 80% if secured by equipment. Real estate loans can have a maximum loan-to-value ratio of 80% unless private mortgage insurance is provided for advances over 80%. Commercial real estate loans typically are funded at a lower loan-to value ratio and require the personal guarantee of the borrower(s). Home equity loans require a loan-to-value ratio of 80% of the appraised value less any debt.

    Loans made by subsidiary banks of Pinnacle which are collateralized by real estate require an appraisal prior to funding of the loan. These loans are reappraised when management believes that the financial condition or resources of the borrower have deteriorated or when the collectibility of the loan is in question. Loans collateralized by real estate are not necessarily reappraised on an annual or quarterly basis by policy; however, all loans secured by real estate, with immaterial exceptions, are made in the local market area served by Pinnacle subsidiaries and each of these areas is closely monitored by management for economic changes. A new appraisal is required for any loan which undergoes foreclosure or is transferred into other real estate owned. Updated appraisals on other real estate owned are completed as required by regulatory authorities, or if management believes a material change in the value of a property has taken place.

    The current loan policies in effect for collateral and appraisals are similar and consistent with the policies in place in prior years.

    RISK ELEMENTS

    Nonaccrual,   Past  Due,  and  Restructured  Loans.    The  following  table
represents information regarding the aggregate amount of nonaccrual, past due, and restructured loans in thousands:

                                                     MARCH 31                         DECEMBER 31
                                                    -----------  -----------------------------------------------------
                                                       1996        1995       1994       1993       1992       1991
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)

Nonaccrual........................................   $   5,331   $   4,791  $     748  $   5,283  $   2,646  $   3,294
Past due 90 days or more and still accruing.......         946       2,293        552        585      1,067      2,713
Restructured......................................         908         931     -0-        -0-        -0-         1,629
                                                    -----------  ---------  ---------  ---------  ---------  ---------
  Nonperforming loans.............................   $   7,185   $   8,015  $   1,300  $   5,868  $   3,713  $   7,636
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Other real estate owned...........................   $     214   $     284  $   2,416  $   3,444  $   1,803  $      87
Ratios:
  Nonperforming loans/total loans.................        2.26%       2.59%      0.52%      2.37%      1.53%      3.90%
  Nonperforming assets/total assets...............        0.92        1.01       0.54       1.29       0.74       1.33
  Net charge-offs/average loans...................       (0.05)       0.05       0.09       0.48       0.75       0.52
  Allowance for loan losses/total loans...........        1.90        1.95       1.70       1.43       1.24       1.28
  Allowance for loan losses/nonperforming loans...       84.06       75.15     325.28      60.44      80.82      32.96

    A discussion regarding the nonperforming assets listed above is contained within the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

    Loan Concentrations. Loan concentrations are defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. Although Pinnacle has a diversified loan portfolio, a substantial natural geographic concentration of credit risk exists within Pinnacle's defined customer market areas. These geographic market areas include the Chicago metropolitan area and the Quad-Cities metropolitan area of Illinois and Iowa.

    Adoption of Statements of Financial Accounting Standards "SFAS" Nos. 114 and
118. Effective January 1, 1995, Pinnacle adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", and its amendment No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure". There was no effect on the financial position and results of operations of Pinnacle as a result of adopting these statements. No changes were required to Pinnacle's accounting policies to loans, charge-offs, and interest income as a result of adopting these statements. Loans considered impaired under these statements include nonaccrual loans, restructured loans, and loans classified as at least doubtful under Pinnacle's credit risk classification system. Total investment in impaired loans was $5,731,000 at March 31, 1996 which consisted of $3,452,000 in commercial loans and $2,279,000 in real estate loans. All of Pinnacle's impaired loans are included in the nonperforming category.

    Nonaccrual Loan Policy. Pinnacle follows banking regulatory guidelines with respect to classifying loans on a nonaccrual basis. Loans are placed on nonaccrual when the loan becomes past due over

90 days with no intervening activity or when the collection in full of interest and principal is doubtful. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to pay interest and principal.

    Loans to Affiliates. Loans are made in the normal course of business to directors, officers and principal holders of equity securities of Pinnacle and its subsidiary banks. The terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with others and do not involve more than a normal risk of collectibility. Changes in such loans during the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 were as follows:

BALANCE AT DECEMBER 31, 1993............................  $4,799,647
Additions...............................................   3,803,250
Collections.............................................  (4,951,303)
                                                          ----------
BALANCE AT DECEMBER 31, 1994............................  $3,651,594
Additions...............................................   1,694,049
Collections.............................................  (2,290,628)
                                                          ----------
BALANCE AT DECEMBER 31, 1995............................  $3,055,015
Additions...............................................     478,709
Collections.............................................    (173,483)
                                                          ----------
BALANCE AT MARCH 31, 1996...............................  $3,360,241
                                                          ----------
                                                          ----------

SUMMARY OF LOAN LOSS EXPERIENCE

    The following table summarizes loan balances at the end of each period and daily average balances; changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category; and additions to the allowance which have been charged to operating expense.

                                      PERIOD
                                       ENDED
                                     MARCH 31                        YEAR ENDED DECEMBER 31
                                    -----------  ---------------------------------------------------------------
                                       1996         1995         1994         1993         1992         1991
                                    -----------  -----------  -----------  -----------  -----------  -----------

Average loans outstanding.........  $   312,516  $   309,818  $   248,000  $   238,826  $   185,797  $   200,551
                                    -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------
Total loans at period end.........  $   318,032  $   309,600  $   248,404  $   248,076  $   241,918  $   195,940
                                    -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------
Allowance for loan losses at
 beginning of period..............  $     6,023  $     4,229  $     3,547  $     3,001  $     2,517  $     2,542
Balance acquired..................      -0-            1,945      -0-          -0-              130          347
Loans charged off:
  Commercial and other............      -0-              257          186          769          692          877
  Consumer........................            7          115           78          107          313          309
  Real estate.....................      -0-          -0-               42          552          667            5
                                    -----------  -----------  -----------  -----------  -----------  -----------
    Total.........................            7          372          306        1,428        1,672        1,191
                                    -----------  -----------  -----------  -----------  -----------  -----------
Recoveries of loans previously
 charged off:
  Commercial and other............            1          168           14          126          198           72
  Consumer........................           23           53           65           86           74           67
  Real estate.....................      -0-          -0-                9           62            1      -0-
                                    -----------  -----------  -----------  -----------  -----------  -----------
    Total.........................           24          221           88          274          273          139
                                    -----------  -----------  -----------  -----------  -----------  -----------
Net loans charged off
 (recovered)......................          (17)         151          218        1,154        1,399        1,052
                                    -----------  -----------  -----------  -----------  -----------  -----------
Provision charged to expense......      -0-          -0-              900        1,700        1,753          680
                                    -----------  -----------  -----------  -----------  -----------  -----------
Allowance for loan losses at end
 of period........................  $     6,040  $     6,023  $     4,229  $     3,547  $     3,001  $     2,517
                                    -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------
Ratio of net charge-offs to
 average loans outstanding........        (0.05)%        0.05%        0.09%        0.48%        0.75%        0.52%
                                    -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

    Pinnacle's subsidiary banks do not allocate the allowance for loan losses by specific loan categories. However, bank disclosure guidelines issued by the SEC request management to allocate the total allowance for loan losses into certain categories. Accordingly, management has allocated the allowance for loan losses by loan category based on historical charge-off experience and management's evaluation of potential losses in the loan portfolio. The specific allocations are not intended to be indicative of future charge-offs. The unallocated portion of the allowance for loan losses represents that portion of the allowance which has not been specifically allocated by the analysis performed. The percent of loans in each category to total loans and the allocation of the allowance for loan losses at March 31, 1996 and December 31 of each year, in thousands, is as follows:

                                                   MARCH 31, 1996                  1995                       1994
                                              -------------------------  -------------------------  -------------------------
                                                            PERCENT OF                 PERCENT OF                 PERCENT OF
                                                             LOANS IN                   LOANS IN                   LOANS IN
LOAN CATEGORY                                 ALLOCATION     CATEGORY    ALLOCATION     CATEGORY    ALLOCATION     CATEGORY
- --------------------------------------------  -----------  ------------  -----------  ------------  -----------  ------------
Commercial and other........................   $   1,457         27.8%    $   1,366         27.1%    $   1,051         27.7%
Consumer....................................          39         16.2            36         15.7           147         15.4
Real estate.................................       1,034         56.0           858         57.2           826         56.9
Unallocated.................................       3,510        --            3,763        --            2,205        --
                                              -----------       -----    -----------       -----    -----------       -----
                                               $   6,040        100.0%    $   6,023        100.0%    $   4,229        100.0%
                                              -----------       -----    -----------       -----    -----------       -----
                                              -----------       -----    -----------       -----    -----------       -----


                                                        1993                       1992                       1991
                                              -------------------------  -------------------------  -------------------------
                                                            PERCENT OF                 PERCENT OF                 PERCENT OF
                                                             LOANS IN                   LOANS IN                   LOANS IN
LOAN CATEGORY                                 ALLOCATION     CATEGORY    ALLOCATION     CATEGORY    ALLOCATION     CATEGORY
- --------------------------------------------  -----------  ------------  -----------  ------------  -----------  ------------
Commercial and other........................   $   1,710         30.2%    $   1,503         33.9%    $   1,401         44.2%
Consumer....................................         540         54.7           453         17.7           464         22.0
Real estate.................................         750         15.1           430         48.4           251         33.8
Unallocated.................................         547        --              615        --              401        --
                                              -----------       -----    -----------       -----    -----------       -----
                                               $   3,547        100.0%    $   3,001        100.0%    $   2,517        100.0%
                                              -----------       -----    -----------       -----    -----------       -----
                                              -----------       -----    -----------       -----    -----------       -----

    Management believes that the portfolio is well diversified and, to a large extent, secured without undue concentrations in any specific risk area. Control of loan quality is continually monitored by management. Management's system of review of the loan portfolio and the attendant determination of the adequacy of the allowance for loan losses is made up of a number of factors. The most significant part of the system is the independent credit review system which reviews all commercial credits in excess of $100,000 and all commercial real estate credits in excess of $250,000 on an annual basis at a minimum, with problem credits reviewed more often as necessary. An informed, judgmental determination is made of the risk associated with loans which have received low grades under the credit review system. This estimated risk is taken into account in determining the allowance for loan losses. In addition, the allowance includes a substantial reserve for coverage of unidentified risks.

    In addition to the credit review system, on a quarterly basis an internal report provides an analysis of the adequacy of the allowance for management and the Board of Directors. This analysis focuses on allocations based on loan review ratings and historical charge-off and recovery data. Management also reviews the status of all watch list credits on a monthly basis. The process and the amount of the allowance and of the provision have also been subject to the review of external auditors and banking regulatory authorities, and management believes that it has an effective system of credit review assessment demonstrated by the fact that Pinnacle has not recorded a significant loss that had not been previously identified as a watch list credit by the loan review process.

DEPOSITS

    Reference is made to (I.) Distribution of Assets, Liabilities and Stockholders' Equity for data regarding average daily deposits and rates paid thereon for the period ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993. The aggregate amount of certificates of deposit, in denominations of $100,000 or more, by maturity, as of March 31, 1996 are shown below, in thousands.

Three months or less......................................  $  17,833
Over three months through six months......................      9,495
Over six months through twelve months.....................      5,149
Over twelve months........................................      3,850
                                                            ---------
  Total...................................................  $  36,327
                                                            ---------
                                                            ---------

RETURN ON EQUITY AND ASSETS

    The following table shows consolidated operating and capital ratios for the period ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993. The return on average assets and the return on average stockholders' equity is calculated by dividing net income for the period by average assets or average stockholders' equity, respectively. The dividend payout ratio is calculated by dividing total dividends paid by net income.

                                                                        MARCH 31                 DECEMBER 31
                                                                      ------------  -------------------------------------
                                                                          1996         1995         1994         1993
                                                                      ------------  -----------  -----------  -----------
Return on average assets............................................        0.78%        1.55%        0.32%        1.80%
Return on average stockholders' equity..............................        8.72        18.09         3.35        18.88
Dividend payout ratio...............................................       87.18        40.89       213.70        33.22
Average stockholders' equity to average assets......................        8.93         8.55         9.61         9.52

SHORT-TERM BORROWINGS

    The following table shows the distribution of short-term borrowings and the weighted average interest rates thereon for the period ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993. Also provided is the maximum amount of short-term borrowings as well as weighted average interest rates for the same periods. Dollars are in thousands.

                                                                   MARCH 31                 DECEMBER 31
                                                                 ------------  -------------------------------------
                                                                     1996         1995         1994         1993
                                                                 ------------  -----------  -----------  -----------
Amount outstanding at end of period............................   $  -0-       $   -0-      $   4,800    $  13,600
Weighted average interest rate at end of period................         N/A          N/A         6.73%        3.40%
Average amount outstanding during the period...................   $     124    $     589    $  10,989    $   2,728
Weighted average interest rate during the period...............        6.45%        6.62%        4.28%        3.23%
Maximum amount outstanding at any month's end..................   $  -0-       $   2,500    $  22,200    $  14,000

    In the first quarter of 1996, substantially all short-term borrowings at the Pinnacle Subsidiary Banks were done on an intercompany basis.

                         BUSINESS OF FINANCIAL SECURITY

    Financial Security Corp. was incorporated under Delaware law in July, 1991. On December 29, 1992, Financial Security acquired Security Federal, as a part of Security Federal's conversion from a federally chartered mutual savings association to a federally chartered stock savings association. Financial Security is a savings and loan holding company and is subject to regulation by the OTS, the FDIC and the SEC. Currently, Financial Security does not transact any material business other than through its subsidiary, Security Federal. At March 31, 1996, Financial Security had total consolidated assets of $273,965,000, total loans of $188,219,000, including loans held for sale, total deposits of $188,777,000 and total stockholders equity of $39,372,000.

    Security Federal was organized in 1907 as a federally chartered building and loan association. In 1937, Security Federal converted to a federally chartered savings and loan association. Security Federal is a member of the federal home loan bank system, and its deposit accounts are insured to the maximum allowable amount by the FDIC. Security Federal conducts business through its two offices which are located in Chicago and Niles, Illinois. Security Federal's principal business has been and continues to be attracting retail deposits from the general public, and investing those deposits, together with funds generated from operations and borrowings, primarily in one-to-four family residential mortgage loans and, to a lesser extent, multi-family residential mortgage loans, mortgage-backed securities, purchased mortgage servicing rights, U.S. Government and federal agency securities, and other investment securities.

    Additional information concerning Financial Security is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

FINANCIAL SECURITY'S MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF FINANCIAL CONDITION AND OPERATING RESULTS FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995

GENERAL

    Financial Security's results of operations are primarily dependent upon its net interest income which is the difference between interest on its interest-earning assets, such as loans, mortgage-backed securities and investment securities, and interest paid on its interest-bearing liabilities, such as deposits and borrowings. Net interest income is directly affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on such amounts. Financial Security's results of operations are also affected by the provision for loan losses and the level of non-interest income and expenses. Non-interest income includes transactional fees, loan servicing fees, fees on purchased mortgage servicing rights, real estate operations and fees and commissions from the sales of insurance products through its operating subsidiary. Non-interest expenses primarily consist of salaries and employee benefits, occupancy expenses, federal deposit insurance premiums and other operating expenses.

    The operating results of Financial Security are also significantly affected by general economic and competitive conditions, the monetary and fiscal policies of federal agencies and the policies of agencies that regulate financial institutions. The cost of funds is influenced by interest rates on competing investments and general market rates of interest. Lending activities are influenced by the demand for real estate loans and other types of loans, which is in turn affected by the interest rates at which such loans are made. General economic conditions affect the loan demand and the availability of funds for lending activities.

    During the first quarter of 1996, the yields on long-term investments (such as mortgage loans and U.S. Treasury bonds) have increased moderately, while the yields on short-term investments have remained relatively stable. During the first quarter, Financial Security's yield on interest earning assets decreased from 8.16% to 8.02% and the cost of funds decreased from 5.38% for fiscal 1995 to 5.27% due to a reduction in deposit rates from 5.10% to 4.97% and borrowing costs from 6.87% to 6.79% which resulted in a net interest margin of 3.31% as compared to 3.30% at year end 1995.

LIQUIDITY & CAPITAL RESOURCES

    Financial Security's primary sources of funds are deposits and proceeds from principal and interest payments on loans. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by interest rate cycles, economic conditions and competition.

    Liquidity management for Financial Security is both a daily and long-term function of management's strategy. Financial Security's subsidiary thrift association is required to maintain minimum levels of qualifying liquid assets which are defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon percentage of deposits and short-term borrowings. The required ratio is currently 5.0%. At March 31, 1996, Security Federal's liquidity ratio was 6.2%.

    Financial Security continues to maintain adequate liquidity with approximately $10.3 million held in cash and cash equivalents and $56.9 million in investments classified as available-for-sale and loans classified as or held-for-sale at March 31, 1996. If necessary, Security Federal has additional secured borrowing ability with the Federal Home Loan Bank of Chicago. Security Federal will continue to use advances from the Federal Home Loan Bank-Chicago if they prove to be a less costly source of funds or can be invested at a positive rate of return.

    Management's interest rate sensitivity strategy is designed to provide a relatively stable stream of net interest income in moderately varying interest rate environments. Having relatively high levels of cash, cash equivalents, and short to intermediate term securities helps achieve this objective.

    Financial Security's cash flows are comprised of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Cash flows from operating activities, consisting primarily of interest and dividends received; less interest paid on deposits, were $3.3 million for the three months ended March 31, 1996. Net cash provided by investing activities was $2.3 million for the three months ended March 31, 1996. Disbursements for loan originations, and the purchase of investments available for sale totaled $12.9 million, these were offset by principal collected on loans, mortgage-backed securities, and maturity of securities totaling $14.5 million. Net cash used in financing activities amounted to $3.5 million for the three months ended March 31, 1996.

    At March 31, 1996, Financial Security had outstanding commitments of $949,000, all of which were fixed rate loans, with rates ranging from 6.25% to 10.50%. In addition, Financial Security had $1.0 million in unused lines of credit under its home equity loan program. The weighted average rate on those lines is 9.44%. Financial Security anticipates that it will have sufficient funds available to meet its current commitments. Certificates of deposit scheduled to mature in one year or less from March 31, 1996, totaled $91.6 million. Management believes that a significant portion of such deposits will remain with Financial Security and that their maturity and repricing will not have a material adverse impact.

    The current FHLB-Chicago advances mature on a tiered basis over the next four years. Management intends to monitor these advances during their terms and repay or renegotiate such advances as required.

CHANGES IN FINANCIAL CONDITION FOR THE THREE MONTHS ENDED MARCH 31, 1996

    TOTAL ASSETS

    Total assets as of March 31, 1996, amounted to $274.0 million as compared to $277.1 million at December 31, 1995, a decrease of $3.1 million or 1.1%. Total loans as of March 31, 1996, including loans held for sale, amounted to $188.2 million as compared to $194.0 million at December 31, 1995, a decrease of $5.8 million or 3.0%. The decrease in loans resulted from a decrease in loan demand and the sales of $1.7 million from loans held-for-sale. During the three months ended March 31, 1996, Financial Security originated $1.4 million in loans as compared to $5.2 million in the comparable period in 1995, while loan payments increased from $4.4 million in 1995 to $5.0 million in 1996. Total securities amounted to $56.5 million as of March 31, 1996, as compared to $55.5 million in 1995, an increase of $1,000,000 or 1.8%.

    TOTAL DEPOSITS

    Total deposits at March 31, 1996, amounted to $188.8 million as compared to $193.8 million at December 31, 1995, a decrease of $5 million or 2.6%. The decrease in deposits is due mainly to a decrease in certificates of deposit at the Niles office from $16.6 million to $12.3 million. Advances from the Federal Home Loan Bank increased $2.8 million from $38.7 at December 31, 1995, to $41.5 million at March 31, 1996, while the weighted average rate decreased from 6.66% at December 31, 1995, to 6.48% at March 31, 1996.

    STOCKHOLDERS' EQUITY

    Stockholders' equity at March 31, 1996, amounted to $39.4 million as compared to $38.8 million as of December 31, 1995, an increase of $600,000. This increase was due to net income of $548,000, proceeds from the exercise of employee stock options of $344,000 and contributions and vesting of employment benefit plans of $79,000 which was partially offset by a net decrease in market value of the available-for-sale portfolio of $366,000. As of March 31, 1996, the book value per outstanding share of common stock was $25.85 as compared to $25.92 at December 31, 1995. The primary reasons for this decrease were the exercise of shareholder options and the fluctuation in the market value of the available-for-sale portfolio.

    The OTS has established three capital standards for thrifts:

    - Tangible capital ratio equal to 1.5% of adjusted total assets

    - Core capital ratio equal to 3.0% of adjusted total assets

    - Risk-based ratio equal to 8.0% of risk weighted assets

Financial Security's subsidiary significantly exceeds each of the regulatory capital requirements at March 31, 1996. The following table represents Security Federal's capital ratios:

                                                                              LEVERAGE
                                                                TANGIBLE       (CORE)      RISK-BASED
                                                                 CAPITAL       CAPITAL       CAPITAL
                                                               -----------  -------------  -----------
                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Required Capital Ratio.......................................       1.50%          3.00%        8.00%
Actual Capital Ratio.........................................      11.40          11.09        21.30
Actual Capital...............................................  $  30,345     $   29,442    $  30,836
Required Capital.............................................      3,995          7,962       11,581
Excess Capital...............................................     26,350         21,480       19,255

    The OTS issued final regulations which set forth the methodology for calculating an interest rate-risk component that is being incorporated in the OTS regulatory capital rules. Under the new regulations, only savings institutions with "above normal" interest rate-risk exposure are required to maintain additional capital. The OTS has deferred implementation of this regulation. As of March 31, 1996, Security Federal was not subject to any interest rate-risk component.

    NON PERFORMING ASSETS

    Non-performing assets at March 31, 1996, amounted to $7.0 million or 2.6% of total assets as compared to $5.5 million or 2.0% at December 31, 1995. Total non-performing loans and leases amounted to $5.7 million or 3.0% of total loans as compared to 2.1% as of December 31, 1995. The primary reason for the increase in non-performing loans and assets is the commercial office equipment leases purchased from Bennett Funding Group, Inc., totaling $1.6 million. On March 28, 1996, the U.S. Attorney's office in New York City charged Patrick Bennett and Bennett Funding Group, Inc., a Syracuse NY company ("Bennett") with securities fraud and perjuring in connection with Bennett's offering of up to $80 million in short-and-medium-term notes. In addition, the SEC filed suit against Mr. Bennett and his related companies. On April 1, 1996, Bennett filed for Chapter 11 bankruptcy protection and ceased payments to investors. It is uncertain what effect, if any, the Bennett litigation will have on Financial Security. Therefore Financial Security has classified the leases as non-performing and placed them on non-accrual status. The lease payments are currently being received by the bankruptcy trustee. It is anticipated that Financial Security will experience a temporary loss of interest on the leases until they can be transferred from the trustee to Security Federal. However, there can be no assurance the additional losses will not be incurred due to the pending litigation against Bennett.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
1995

    INTEREST INCOME

    Interest income for the three months ended March 31, 1996, amounted to $5.1 million as compared to $5.0 million for the comparable period in 1995, an increase of $.1 million or 2.0%. This increase was attributable primarily to a decrease in the average balances outstanding on interest earning assets which was offset by an increase in the annualized yield from 7.56% in 1995 to 8.02% in 1996.

    INTEREST EXPENSE

    Interest expense for the three months ended March 31, 1996, amounted to $3.0 million compared to 2.9 million for the comparable period in 1995, an increase of $40,000 or 1.4%. This increase was due primarily to increased cost of funds from 5.13% for the quarter ended March 31, 1995, as compared to 5.27% for the comparable period in 1996.

    NET INTEREST

    Net interest income for the three months ended March 31, 1996, amounted to $2.1 million, an increase of $41,000 or .02% over 1995. Net interest margin at March 31, 1996, amounted to 3.31% as compared to 2.92% at March 31, 1995. The effect of the increase in rates was offset by decreased balances outstanding during the quarter.

    PROVISION FOR LOAN LOSSES

    Provision for loan losses was $75,000 for the quarter ended March 31, 1996, due to the Bennett leases. While management believes that its allowances for losses are at an adequate level, there can be no assurance that losses will not exceed estimated amounts. Management continues to monitor the allowance in relation to the performance of Financial Security's loan portfolio, the economy and changes in real estate values. (See "Non-Performing Assets" above.)

    NON-INTEREST INCOME

    Non-interest income for the three months ended March 31, 1996, amounted to $484,000 as compared to $317,000 for the comparable period in 1995, an increase of $167,000 or 52.7%. This increase was primarily attributable to increased gains on sale of assets of $103,000 and increased income from purchased mortgage servicing rights of $43,000.

    NON-INTEREST EXPENSE

    Non-interest expense for the three months ended March 31, 1996, was $1.8 million as compared to $1.7 million for the three months ended March 31, 1995 as cost reductions in occupancy, data processing, legal fees, and advertising were offset by increases in compensation, federal deposit insurance premiums, loss on R.E.O. operations and provision for losses on securities.

    INCOME TAX EXPENSE

    Income tax expense for the three months ended March 31, 1996, amounted to $188,000 as compared to $54,000 for the comparable period in 1995. This increase was primarily due to increased pre-tax income for the first quarter of 1996 and tax credits pertaining to a low income housing project which were recorded in the first quarter of 1995.

COMPARISON OF FINANCIAL CONDITION AND OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

GENERAL

    Financial Security is a Chicago based thrift holding company which completed its initial public offering on December 29, 1992, along with the simultaneous conversion of its only subsidiary, Security Federal Savings and Loan Association of Chicago from a federally chartered mutual savings association to a federally chartered stock savings association. Although Security Federal is primarily a local lender, Security Federal has a substantial concentration of out-of-market purchased and participation loans (see Note 4 to the Consolidated Financial Statements for the Year Ended December 31, 1995 regarding these concentrations.) On November 10, 1994, Security Federal opened its first branch office at 5697 W. Touhy Avenue, Niles, Illinois in order to better serve its customer base and tap into new deposit and lending markets. As of December 31, 1995 deposits at the Niles Branch totaled $17.0 million.

    On January 5, 1995, Financial Security announced its intention to continue its stock repurchase program by purchasing an additional five percent of its outstanding shares in the open market. The third repurchase was completed on March 10, 1995 and a total of 78,456 shares were repurchased at an average price of $17.73 per share.

    Financial Security conducts no significant business other than holding investment securities. All references to Financial Security include Security Federal and its subsidiary, Security Federal Service Corp. unless otherwise indicated, except that references to Financial Security prior to December 29, 1992, are to Security Federal and its subsidiary on a consolidated basis.

    Financial Security's results of operations are primarily dependent on net interest income which is the difference between interest income on its loan, mortgage backed securities and investment portfolios and its cost of funds, consisting of interest paid on deposits and borrowed funds. Financial Security's operating expenses principally consist of employee compensation, occupancy expense, federal insurance premiums and other general and administrative expenses. Financial Security's results of operations are significantly affected by general economic competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

RECAPITALIZATION OF THE SAVINGS ASSOCIATION INSURANCE FUND

    Security Federal's deposits are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC. The ratio of the SAIF's insurance reserves to total SAIF-insured deposits remains below the statutorily designated reserve ratio of 1.25%. Legislation pending before the Congress would recapitalize the SAIF to the designated reserve ratio by imposing a special assessment, of 85 to 90 basis points on total deposits, against SAIF-insured institutions. Financial Security is presently unable to determine the amount of any special assessment Security Federal will be required to pay. It is anticipated that the special assessment will have to be paid in a lump sum, rather than in periodic installments, and is, therefore, likely to have a major one-time impact on the earnings of Security Federal.

    In addition, other pending legislation includes the requirement that federally chartered thrifts convert to national banks or state chartered institutions, which may restrict future joint venture development projects, as well as recapturing a portion of bad debt reserves. Management cannot predict the ultimate impact the final legislation and regulatory actions will have on Financial Security and its operations.

RECENT AND PROPOSED CHANGES IN ACCOUNTING RULES

    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 114 ("SFAS 114"). "Accounting by Creditors for Impairment of a Loan" is effective for fiscal years beginning after December 15, 1994. Financial Security adopted SFAS 114 on January 1, 1995. The adoption of SFAS 114 did not have a material impact on Financial Security's earnings or financial condition.

    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 115 ("SFAS 115"). Effective January 1, 1994, Financial Security adopted the provisions of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS 115 requires corporations to classify securities as either held-to-maturity, trading or available-for-sale. In the fourth quarter of 1995, the Financial Accounting Standards Board announced that they would grant institutions, such as Financial Security, a one-time opportunity to reclassify securities when it issued "A Guide to Implementation of Statement 115". Under this provision, Financial Security could reclassify securities from "held-to-maturity" without "tainting" the rest of the portfolio. In December, 1995, Financial Security transferred $24.6 million of its investment securities and mortgage-backed and related securities from held-to-maturity to available-for-sale. This transfer gives Financial Security greater flexibility in administering its portfolio.

    STATEMENT OF FIANNCIAL ACCOUNTING STANDARDS NO. 122 ("SFAS 122"). On May 12, 1995, the Financial Accounting Standards Board issued SFAS 122. This statement provides for capitalization of Mortgage Servicing Rights (MSRs) when mortgage loans (whether originated or purchased) are subsequently sold with the MSRs retained. This statement applies to MSRs resulting from mortgage loans only, and will be effective for fiscal years beginning after December 15, 1995. Management believes that SFAS 122 will not have material impact on Financial Security's earnings or financial condition.

    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS BOARD NO. 123 ("SFAS 123"). In October of 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation". SFAS 123 encourages entities to use a fair value based method to account for stock based compensation plans. If such a fair value method is not adopted, entities must disclose the proforma effect on net income and on earnings per share had the accounting method been adopted. This statement applies to years beginning after December 15, 1995. Management does not believe that this statement will have a material effect on earnings or the financial position of Financial Security.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

    GENERAL

    Financial Security recorded net income of $2.1 million, or $1.35 per primary share, for the fiscal year ended December 31, 1995 compared to $1.9 million or $1.17 per primary share for fiscal 1994, an increase of $200,000 or 10.53%. The increase in net income was due primarily to increased noninterest income of $901,000, decreased legal fees of $133,000, decreased professional fees of $178,000 and decreased income tax expense of $502,000 which was partially offset by a decrease in net interest income of $1.4 million.

    INTEREST INCOME

    Interest income for 1995 amounted to $21.2 million as compared to $19.6 million for 1994, an increase of $1.6 million or 8.16%. This increase was attributable primarily to an increase in the average yield on interest-earning assets from 7.83% at December 31, 1994 to 8.16% at December 31, 1995 and increased average balances outstanding from $251.0 million at December 31, 1994 to $260.2 million at December 31, 1995.

    INTEREST EXPENSE

    Interest expense for 1995 amounted to $12.7 million as compared to $9.6 million for 1994, an increase of $3.1 million or 32.29%. This increase was due to an increase in average deposits in 1995 of $13.2 million and increased average borrowings of $3.3 million, along with an increase in average cost of funds from 4.40% for the year ended December 31, 1994 to 5.38% for the year ended December 31, 1995.

    PROVISION FOR LOAN LOSSES

    For fiscal 1995 total provision for loan losses amounted to $100,000 as compared to $200,000 for fiscal 1994, a decrease of $100,000 or 50.0%. This decrease in the provision reflects continued improvements in the level of non-performing loans which decreased to $4.0 million from $6.6 million, a reduction of $2.6 million or 39.4%. While management believes its allowances for losses are adequate, there can be no assurance that losses will not exceed estimated amounts. Management continues to monitor the allowance in relation to the performance of Financial Security's loan portfolio, the economy and changes in real estate values.

    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES

    Net interest income for fiscal 1995 amounted to $8.5 million as compared to $9.8 million for fiscal 1994, a decrease of $1.3 million or 13.27%. During fiscal 1995 the average yield on interest earning assets increased from 7.83% for the year ended December 31, 1994 to 8.16% for the year ended December 31, 1995 while the average rate on interest bearing liabilities increased from 4.40% for the year ended December 31, 1994 to 5.38% for the year ended December 31, 1995. This resulted in a reduction in the net interest margin from 3.99% for the year ended December 31, 1994 to 3.30% for the year ended December 31, 1995.

    NONINTEREST INCOME

    Noninterest income for fiscal 1995 amounted to $1.1 million as compared to $.2 million for fiscal 1994, an increase of $900,000 or 450.0%. The reasons for this increase was increased income on purchased mortgage servicing rights of $532,000 and profits on sale of loans and securities available for sale of $229,000 as compared to losses recorded in 1994 of $132,000.

    NONINTEREST EXPENSE

    Noninterest expense for fiscal 1995 amounted to $7.0 million as compared to $7.2 million for fiscal 1994, a decrease of $200,000 or 2.78%. This decrease is primarily due to reductions in legal fees of $133,000 and other professional fees of $178,000 and a decrease in the provision for foreclosed real estate of $500,000 offset by an increase in the provision for loss on securities of $483,000 (see Changes in Financial Condition, non-performing assets) and moderate increases in other operating expenses.

    INCOME TAX EXPENSE

    Income tax expense for 1995 amounted to $468,000 as compared to $970,000 for 1994, a decrease of $502,000. This decrease was due primarily to the tax effect of credits related to a low-income housing project and a reversal of the valuation allowance for various deferred tax assets.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1994 AND DECEMBER 31, 1993.

    GENERAL

    Financial Security recorded net income of $1.9 million, or $1.17 per share, for the fiscal year ended December 31, 1994 compared to $2.4 million or $1.40 per share before the effect of a change in accounting for income taxes in 1993, a decrease of $0.23 or 16.4%. The decrease in net income before the change in accounting for income taxes was primarily due to a decrease in gains on sale of securities of $482,000 and increased interest expense of $908,000, which was partially offset by decreases in provision of loan losses of $372,000, non interest expense of $98,000 and income tax expense of $430,000.

    INTEREST INCOME

    Interest income for 1994 amounted to $19.6 million as compared to $19.7 million for 1993, a decrease of $44,000 or 0.5%. The decrease was the direct result of lower yields on loan and investments which were partially offset by an increase in the average balance of interest earning assets of $17.9 million or 7.7%. The yield on average earning assets was 7.83% in 1994 as compared to 8.45% in 1993.

    INTEREST EXPENSE

    Interest expense for 1994 amounted to $9.6 million as compared to $8.7 million for 1993, an increase of $908,000 or 10.3%. During 1994, interest on borrowings increased $1.2 million while interest on deposits decreased $335,000. The average costs of deposits decreased .10% from 4.34% in 1993 to 4.24% in 1994, while the average cost of borrowed funds increased 1.08% from 4.59% in 1993 to 5.67% in 1994.

    PROVISION FOR LOAN LOSSES

    Provision for loan losses for 1994, amounted to $200,000 as compared to $572,000 for 1993, a decrease of $372,000 or 67.0%. The decreased in the level of loan loss provision reflects the continued decrease in nonperforming loan balances during 1994 ($6.5 million or 3.2% of total loans as compared to $7.7 million or 3.9% at December 31, 1993 and $9.6 million or 5.7% at December 31, 1992.) During this two year period loan loss reserves have increased to 50.0% of nonperforming loans at December 31, 1994 from 49.25% at December 31, 1993.

    NONINTEREST INCOME

    Noninterest income for 1994 amounted to $240,000 as compared to $688,000 for 1993, a decrease of $448,000 or 65.1%. This decrease was due primarily to decreases in gains on sales of investments of

$482,000  and  other  non-operating  income  of  $113,000,  (1993  included   an
out-of-court settlement of a law suit of $133,000), which were partially offset by new income of $136,000 from purchased mortgage servicing rights.

    NONINTEREST EXPENSE

    Total noninterest expense for 1994 amounted to $7.2 million as compared to $7.3 million for 1993, a decrease of $100,000 or 1.4%. Increases in occupancy expense of $52,000, deposit insurance premiums of $38,000, legal fees of $65,000, provision for loss on foreclosed real estate of $149,000 and other operating expense of $339,000 were offset by decreases in compensation and benefits of $37,000, loss from foreclosed real estate operations of $43,000 and provision for loss from investments of $595,000. Financial Security continues to account for its impaired CMOs on a cost recovery basis and its impaired FHA Title 1 participations on a cash basis. During 1994, provisions for losses on these investments amounted to $410,000, and allowances for losses on these securities amounted to $1.3 million at December 31, 1994.

    INCOME TAX EXPENSE

    Federal and state income tax expense decreased $430,000 or 30.7% to $970,000 for 1994 as compared to $1.4 million for 1993. Income tax expense as a percent of pretax earnings was 33.7% in 1994 and 36.8% in 1993. The primary reasons for the decreased effective tax rate when compared to statutory rates were due to significantly higher interest earned on Federal Agency securities which is nontaxable for state income tax purposes, and a new tax credit of $95,000 received on a low income housing project.

CHANGES IN FINANCIAL CONDITION FOR THE YEAR ENDED DECEMBER 31, 1995

    TOTAL ASSETS

    As of December 31, 1995, total assets amounted to $277.1 million as compared to $272.4 million at December 31, 1994, an increase of $4.7 million or 1.73%. Total loans as of December 31, 1995, including loans held for sale, amounted to $194.0 million as compared to $205.6 million at December 31, 1994, a decrease of $11.6 million or 5.6%, due to decreased loan demand and reallocation of funds into purchased mortgage servicing rights. During the year ended December 31, 1995, Financial Security originated $21.6 million in loans as compared to $23.1 million during 1994. Total investment securities amounted to $55.5 million as of December 31, 1995 as compared to $39.9 million at December 31, 1994, an increase of $15.6 million or 39.1% primarily in intermediate to long term callable federal agency securities, and was funded primarily by the increase in deposits and repayments on loans.

    TOTAL DEPOSITS

    As of December 31, 1995, total deposits amounted to $193.8 million as compared to $186.6 million as of December 31, 1994, an increase of $7.2 million or 3.9%. The increase in deposits is primarily the result of an expanded customer base due to the operation of our Niles, Illinois office which grew from $0.5 million at December 31, 1994 to $17.0 million as of December 31, 1995. The proceeds of these deposits were used to reduce reliance on jumbo certificates, repay FHLB advances and invested in intermediate to long-term callable securities.

    STOCKHOLDERS' EQUITY

    At December 31, 1995, stockholders' equity amounted to $38.8 million as compared to $38.7 million as of December 31, 1994, an increase of $100,000. This increase was due to the payment of $1.6 million in dividends and the third stock repurchase of $1.4 million during the first quarter of 1995; which were offset by earnings of $2.1 million during 1995, a recovery of net unrealized losses of $315,000 on available-for-sale securities and net unrealized gains on available-for-sale securities of $173,000 in 1995. As of December 31, 1995, book value per share of common stock was $25.92 as compared to $24.70 as of December 31, 1994.

    NON-PERFORMING ASSETS

    At December 31, 1995, non-performing assets amounted to $5.5 million or 2.0% of total assets, as compared to $10.4 million or 3.81% of total assets as of December 31, 1994, a decrease of $4.9 million or 47.1%. The largest component of non-performing assets was in non-accruing classified loans ninety days or more delinquent totaling $4.0 million, composed primarily of 1 to 4 family residential mortgages. The remainder of Financial Security's non-performing assets is in foreclosed real estate, consisting of 17 properties with an aggregate carrying value of $1.3 million and defaulted FHA Title I Collateralized Mortgage Obligations with a net carrying value of $270,000.

    Financial Security's investment in the defaulted collateralized mortgage obligations (CMO) is net of a specific reserve of $1,643,171 and $969,330 at December 31, 1995 and 1994, respectively. Financial Security's Tranche "B" investment is subordinate to Tranche "A". The reserve has been established by management to cover estimated losses. In May of 1995, interest payments were discountined by the servicer. This investment has no liquid market and is impaired due to high delinquency and loss rates. Management has been unable to get any information as to the remaining value of these securities. In 1995, the reserve was increased by $674,000.

LIQUIDITY & CAPITAL RESOURCES

    Financial Security's primary sources of funds are deposits and proceeds from principal and interest payments on loans. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by interest rate cycles, economic conditions and competition.

    Liquidity management for Financial Security is both a daily and long-term function of management's strategy. Financial Security's subsidiary thrift association is required to maintain minimum levels of qualifying liquid assets which are defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon percentage of deposits and short-term borrowings. The required ratio is currently 5.0%. At December 31, 1995 Security Federal's liquidity ratio was 5.8%

    Financial Security continues to maintain adequate liquidity with approximately $8.2 million held in cash or overnight funds and $57.6 million in investments and loans classified as available-for-sale. If necessary, Security Federal has additional secured borrowing ability with the Federal Home Loan Bank of Chicago. Security Federal will continue to use advances from the Federal Home Loan Bank of Chicago if they continue to be a less costly source of funds or can be invested at a positive rate of return.

    Management's interest rate sensitivity strategy is designed to provide a relatively stable stream of net interest income in moderately varying interest rate environments. Having relatively high levels of cash, cash equivalents, and short to intermediate term securities helps achieve this objective.

    Financial Security's cash flows are comprised of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Cash flows from operating activities, consisting primarily of interest and dividends received, less interest paid on deposits, were $6.1 million for the year ended December 31, 1995. Net cash used in investing activities was $4.1 million for the year ended December 31, 1995. Disbursements for loan originations, purchase of loans receivable, and the purchase of investments available for sale totaled $58.9 million, these were partially offset by principal collected on loans, mortgage-backed securities, and sales and maturities of securities totaling $52.1 million. Net cash provided by financing activities amounted to $33,000 for the year ended December 31, 1995. Receipt of $7.3 million in deposits was offset by the completion of a $1.4 million repurchase program, the payment of a special dividend to shareholders of $1.6 million and the net repayment of $3.1 million borrowed funds.

    At December 31, 1995, Financial Security had outstanding commitments of $863,000, all of which were fixed rate loans, with rates ranging from 7.00% to 9.00%. In addition, Financial Security had $870,000 in unused lines of credit under its home equity loan program. The weighted average rate on those lines is 9.66%. Financial Security anticipates that it will have sufficient funds available to meet its current commitments. Certificates of deposit scheduled to mature in one year or less from December 31, 1995 totaled $89.9 million. Management believes that a significant portion of such deposits will remain with Financial Security and that their maturity and repricing will not have a material adverse impact.

    The current FHLB of Chicago advances mature on a tiered basis over the next four years. Management intends to monitor these advances during their terms and repay or negotiate such advances as required.

CAPITAL RESOURCES

    The OTS requires that Security Federal maintain specified levels of capital pursuant to its regulations. At December 31, 1995, Security Federal had tangible capital of $30.0 million, or 11.15% of total assets, core capital of $29.1 million or 10.85% of total assets, which are $25.9 million and $21.0 million above the minimum requirements of 1.5% and 3.0%, respectively. On December 31, 1995, Security Federal had risk-based capital of $30.5 million (including $29.1 million in core capital) or 20.95% of risk-weighted assets of $145.4 million. This amount was $18.8 million above the 8.0% requirement in effect on that date. Security Federal is a well capitalized institution under the Prompt Corrective Action Regulations.

IMPACT OF INFLATION AND CHANGING PRICES

    The Consolidated Financial Statements and Notes thereto have been prepared in accordance with generally accepted accounting principles, which generally requires the measurement of financial position and operating results in terms of historical dollars (except for available-for-sale securities which are at fair value) without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Financial Security's operations. Unlike most industrial companies, nearly all the assets and liabilities of Financial Security are monetary in nature. As a result, interest rates have a greater impact on Financial Security's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

FINANCIAL SECURITY'S STATISTICAL DISCLOSURE

    The following tables are presented as of March 31, 1996, or for the three months ended March 31, 1996. Please refer to Financial Security's Annual Report 10-KSB for the year ended December 31, 1995, which is herein incorporated by reference for the required tables as of December 31, 1995, and the related discussion on information presented in the tables.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

    ANALYSIS OF NET INTEREST INCOME

    The following table sets forth certain information relating to the consolidated statements of financial condition and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets and liabilities, respectively, for the periods shown. Interest earned includes fees which are considered adjustments to yields. Balances of nonperforming loans are included in the average balances. Except for percentages, all data is in thousands of dollars.

                                          QUARTER ENDED MARCH 31, 1996    YEAR ENDED DECEMBER 31, 1995
                                          -----------------------------   ----------------------------
                                                               AVERAGE                         AVERAGE
                                          AVERAGE               YIELD/    AVERAGE              YIELD/
                                          BALANCE   INTEREST   COST (3)   BALANCE   INTEREST    COST
                                          --------  --------   --------   --------  --------   -------
ASSETS:
  Interest-earning assets:
    Mortgage loans......................  $186,087   $3,896     8.37%     $195,785  $ 16,818    8.59%
    Other loans.........................     5,356      111     8.29         7,386       588    7.96
    Interest-earning deposits and
     federal funds sold.................     3,708       53     5.72         3,251       107    3.29
    Securities held-to-maturity and
     available-for-sale.................    44,704      751     6.72        38,674     2,531    6.54
    FHLB Stock..........................     2,166       35     6.46         2,150       143    6.65
    Mortgage-backed securities
     held-to-maturity and
     available-for-sale.................    11,379      235     8.26        12,905     1,048    8.12
                                          --------  --------     ---      --------  --------   -------
  Total interest-earning assets.........   253,400    5,081     8.02       260,151    21,235    8.16
                                                    --------     ---                --------   -------
  Noninterest-earning assets............    23,207                          23,036
                                          --------                        --------
  Total assets..........................  $276,607                        $283,187
                                          --------                        --------
                                          --------                        --------
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
    Passbook accounts...................  $ 50,274   $  357     2.83      $ 51,330  $  1,476    2.88
    NOW accounts........................     2,988       17     2.28         2,947        65    2.22
    Money market accounts...............     2,244       17     3.03         2,594        77    2.97
    Certificate accounts................   133,235    1,953     5.86       141,505     8,506    6.01
    Borrowed funds......................    37,689      640     6.79        36,885     2,533    6.87
                                          --------  --------     ---      --------  --------   -------
  Total interest-bearing liabilities....   226,430    2,983     5.27       235,261    12,657    5.38
                                                    --------     ---                --------   -------
  Noninterest-bearing liabilities.......    11,293                          10,772
                                          --------                        --------
  Total liabilities.....................   237,723                         246,033
  Stockholders' equity..................    38,884                          37,154
                                          --------                        --------
  Total liabilities and stockholders'
   equity...............................  $276,607                        $283,187
                                          --------                        --------
                                          --------                        --------
  Interest rate spread (1)..............                        2.75%                           2.78%
                                                                 ---                           -------
                                                                 ---                           -------
  Net interest income...................             $2,098                         $  8,578
                                                    --------                        --------
                                                    --------                        --------
  Net earning assets....................  $ 26,970                        $ 24,890
                                          --------                        --------
                                          --------                        --------
  Net yield on average interest-earning
   assets (2)...........................                        3.31%                           3.30%
                                                                 ---                           -------
                                                                 ---                           -------
  Ratio of interest-earning assets to
   interest-bearing liabilities.........      1.12                            1.11
                                          --------                        --------
                                          --------                        --------

                                          YEAR ENDED DECEMBER 31, 1994   YEAR ENDED DECEMBER 31, 1993
                                          ----------------------------   -----------------------------
                                                               AVERAGE                        AVERAGE
                                          AVERAGE              YIELD/    AVERAGE               YIELD/
                                          BALANCE   INTEREST    COST     BALANCE   INTEREST     COST
                                          --------  --------   -------   --------  --------   --------
ASSETS:
  Interest-earning assets:
    Mortgage loans......................  $194,194  $ 15,878    8.18%    $167,872  $ 15,675    9.34%
    Other loans.........................     8,739       699    8.00        4,360       399    9.15
    Interest-earning deposits and
     federal funds sold.................     5,774       193    3.34        5,260       124    2.36
    Securities held-to-maturity and
     available-for-sale.................    26,628     1,636    6.14       36,313     2,194    6.04
    FHLB Stock..........................     1,950       116    5.95        1,840       108    5.87
    Mortgage-backed securities
     held-to-maturity and
     available-for-sale.................    13,732     1,122    8.17       17,431     1,188    6.82
                                          --------  --------   -------   --------  --------     ---
  Total interest-earning assets.........   251,017    19,644    7.83      233,076    19,688    8.45
                                                    --------   -------             --------     ---
  Noninterest-earning assets............    13,096                         13,404
                                          --------                       --------
  Total assets..........................  $264,113                       $246,480
                                          --------                       --------
                                          --------                       --------
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
    Passbook accounts...................  $ 54,095  $  1,553    2.87     $ 51,967  $  1,553    2.99
    NOW accounts........................     2,618        58    2.22        2,313        51    2.20
    Money market accounts...............     4,238       126    2.97        4,819       151    3.13
    Certificate accounts................   134,121     6,543    4.88      139,280     6,860    4.93
    Borrowed funds......................    23,668     1,343    5.67        2,201       101    4.59
                                          --------  --------   -------   --------  --------     ---
  Total interest-bearing liabilities....   218,740     9,623    4.40      200,580     8,716    4.35
                                                    --------   -------             --------     ---
  Noninterest-bearing liabilities.......     7,328                          9,473
                                          --------                       --------
  Total liabilities.....................   226,068                        210,053
  Stockholders' equity..................    38,045                         36,427
                                          --------                       --------
  Total liabilities and stockholders'
   equity...............................  $264,113                       $246,480
                                          --------                       --------
                                          --------                       --------
  Interest rate spread (1)..............                        3.43%                          4.10%
                                                               -------                          ---
                                                               -------                          ---
  Net interest income...................            $ 10,021                       $ 10,972
                                                    --------                       --------
                                                    --------                       --------
  Net earning assets....................  $ 32,277                       $ 32,496
                                          --------                       --------
                                          --------                       --------
  Net yield on average interest-earning
   assets (2)...........................                        3.99%                          4.71%
                                                               -------                          ---
                                                               -------                          ---
  Ratio of interest-earning assets to
   interest-bearing liabilities.........      1.15                           1.16
                                          --------                       --------
                                          --------                       --------

- ----------------------------------
(1)  Interest  rate spread represents the difference between the average rate on
     interest-earning  assets   and  the   average  cost   of   interest-bearing
     liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3)  Average Yield/Cost is Annualized.

RATE VOLUME ANALYSIS

    The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to changes in interest rates and changes in volume. For each category of interest-earning and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (i.e., changes in volume multiplied by the prior year's rate) and (2) changes in rate (i.e., changes in rate multiplied by the prior year's balance). For purposes of this table, changes attributable to both rate and volume, which cannot be segmented, have been allocated proportionately to the change due to volume and the change due to rate.

                                                                            YEAR ENDED
                                               QUARTER ENDED MARCH       DECEMBER 31, 1995
                                              31, 1996 COMPARED TO          COMPARED TO
                                                  QUARTER ENDED             YEAR ENDED
                                                 MARCH 31, 1995          DECEMBER 31, 1994
                                               INCREASE (DECREASE)      INCREASE (DECREASE)
                                              ---------------------  -------------------------
                                              VOLUME   RATE    NET   VOLUME    RATE      NET
                                              ------   -----  -----  ------   -------  -------
                                                           (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Mortgage loans, net.......................  $(763)   $ 681  $ (82) $ 136    $   804  $   940
  Other loans...............................    (81)     (24)  (105)  (108)        (3)    (111)
  Mortgage-backed securities................   (136)     116    (20)   (68)        (6)     (74)
  Interest-earning deposits.................    (87)      93      6    (84)        (2)     (86)
  Investment securities.....................    551     (267)   284    748        147      895
  FHLB Stock................................      1        1      2     13         14       27
                                              ------   -----  -----  ------   -------  -------
  Total interest-earning assets.............  $(515)   $ 600  $  85  $ 637    $   954  $ 1,591
                                              ------   -----  -----  ------   -------  -------
INTEREST-BEARING LIABILITIES:
  Deposits..................................  $ (94)   $  85  $  (9) $ 166    $ 1,678  $ 1,844
  Borrowed funds............................     70      (16)    54    802        388    1,190
                                              ------   -----  -----  ------   -------  -------
  Total interest-bearing liabilities........    (24)      69     45    968      2,066    3,034
                                              ------   -----  -----  ------   -------  -------
  Net change in net interest income.........  $(491)   $ 531  $  40  $(331)   $(1,112) $(1,443)
                                              ------   -----  -----  ------   -------  -------
                                              ------   -----  -----  ------   -------  -------

                                                    YEAR ENDED
                                                 DECEMBER 31, 1994
                                                    COMPARED TO
                                                    YEAR ENDED
                                                 DECEMBER 31, 1993
                                                INCREASE (DECREASE)
                                              -----------------------
                                              VOLUME   RATE     NET
                                              ------  -------  ------

INTEREST-EARNING ASSETS:
  Mortgage loans, net.......................  $2,301  $(2,098) $  203
  Other loans...............................    389       (89)    300
  Mortgage-backed securities................   (271 )     205     (66)
  Interest-earning deposits.................     16        53      69
  Investment securities.....................   (586 )      28    (558)
  FHLB Stock................................      6         2       8
                                              ------  -------  ------
  Total interest-earning assets.............  $1,855  $(1,899) $  (44)
                                              ------  -------  ------
INTEREST-BEARING LIABILITIES:
  Deposits..................................  $(142 ) $  (193) $ (335)
  Borrowed funds............................  1,026       216   1,242
                                              ------  -------  ------
  Total interest-bearing liabilities........    884        23     907
                                              ------  -------  ------
  Net change in net interest income.........  $ 971   $(1,922) $ (951)
                                              ------  -------  ------
                                              ------  -------  ------

INVESTMENT ACTIVITIES

    The following tables present the mortgage-backed securities for the periods indicated.

                                                                       QUARTER
                                                                     ENDED MARCH
                                                                         31,          YEAR ENDED DECEMBER 31,
                                                                     -----------  -------------------------------
                                                                        1996        1995       1994       1993
                                                                     -----------  ---------  ---------  ---------
                                                                                          (IN THOUSANDS)
MORTGAGE-BACKED SECURITIES HELD-TO-MATURITY:
  At beginning of period...........................................   $   1,044   $  17,816  $  18,187  $  17,200
  Mortgage-backed securities purchased.............................      --             569      1,406      9,433
  Transfer from (to) securities
   available-for-sale..............................................      --         (14,557)     1,830     (4,780)
  Provision for loss on Investments................................         (41)       (126)      (200)    --
  Amortization and repayments......................................         (49)     (2,658)    (3,407)    (3,666)
                                                                     -----------  ---------  ---------  ---------
  At end of period.................................................   $     954   $   1,044  $  17,816  $  18,187
                                                                     -----------  ---------  ---------  ---------
                                                                     -----------  ---------  ---------  ---------


                                                                       QUARTER
                                                                     ENDED MARCH
                                                                         31,          YEAR ENDED DECEMBER 31,
                                                                     -----------  -------------------------------
                                                                        1996        1995       1994       1993
                                                                     -----------  ---------  ---------  ---------
                                                                                          (IN THOUSANDS)
MORTGAGE-BACKED SECURITIES AVAILABLE-FOR-SALE:(1)
  At beginning of period...........................................   $  14,421   $  --      $   1,830  $  --
  Transfer from (to) securities
   held-to-maturity................................................      --          14,557     (1,830)     4,780
  Provision for loss on Investments................................         (97)     --         --           (245)
  Amortization and repayments......................................        (821)       (136)    --         (2,705)
                                                                     -----------  ---------  ---------  ---------
  At end of period.................................................   $  13,503   $  14,421  $  --      $   1,830
                                                                     -----------  ---------  ---------  ---------
                                                                     -----------  ---------  ---------  ---------

- ------------------------
(1) At amortized cost.

    The following table  sets forth certain  information regarding the  carrying
and   market   value   of   Financial   Security's   securities   portfolio  and
mortgage-backed securities on the dates indicated.

                                                   AT MARCH 31,                AT DECEMBER 31,
                                                ------------------  --------------------------------------
                                                       1996                1995                1994
                                                ------------------  ------------------  ------------------
                                                CARRYING   MARKET   CARRYING   MARKET   CARRYING   MARKET
                                                 VALUE      VALUE    VALUE      VALUE    VALUE      VALUE
                                                --------   -------  --------   -------  --------   -------
                                                                      (IN THOUSANDS)
INTEREST-EARNING DEPOSITS:
  FHLB daily investments......................  $ 1,770    $ 1,770  $ 1,312    $ 1,312  $ 2,549    $ 2,549
  Mutual fund -- Federated Liquid Cash........    7,738      7,738       52         52       49         49
  Money market account........................    --         --       4,903      4,903    1,018      1,018
                                                --------   -------  --------   -------  --------   -------
    Total interest-earning deposits...........  $ 9,508    $ 9,508  $ 6,267    $ 6,267  $ 3,616    $ 3,616
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------
FEDERAL FUNDS SOLD............................  $ --       $ --     $   746    $   746  $   850    $   850
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------
STOCK IN FHLB.................................  $ 2,075    $ 2,075  $ 2,188    $ 2,188  $ 2,105    $ 2,105
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------
INVESTMENT SECURITIES HELD-TO-MATURITY:
  U.S. Government obligations.................  $ --       $ --     $ --       $ --     $    30    $    25
  Certificates of Deposit.....................      198        198      298        298      987        987
  FHLMC notes.................................    --         --       --         --       2,000      1,936
  Subordinated debt...........................    --         --       --         --       1,900      1,820
  Structured notes
    FHLB......................................    --         --       --         --       7,000      5,985
  Mortgage-backed securities
    GNMA......................................    --         --       --         --       5,388      5,051
    FHLMC.....................................    --         --       --         --       4,961      4,748
    FNMA......................................    --         --       --         --       6,113      5,722
    FHA Title 1 (1)...........................      803        803      890        890    1,254      1,254
    Community Investment Corp.................      151        151      153        153      100        100
                                                --------   -------  --------   -------  --------   -------
  Total securities held-to-maturity...........  $ 1,152    $ 1,152  $ 1,341    $ 1,341  $29,733    $27,628
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------
INVESTMENT SECURITIES
 AVAILABLE-FOR-SALE:
  U.S. Government obligations.................  $ 1,064    $ 1,061  $ 1,069    $ 1,069  $ 2,050    $ 1,977
  Certificates of Deposit.....................    --         --       --         --       --         --
  Government of Israel notes..................    --         --       --         --       --         --
  FHLB notes..................................   31,091     30,846   23,245     23,402    2,999      2,901
  FHLMC notes.................................    --         --       --         --       --         --
  FNMA notes..................................    2,000      2,006    3,999      4,019    1,998      1,814
  Federal Farm Credit Bureau..................      300        301      301        302    --         --
  Stock in St. Paul Bancorp...................      241        254      241        255    --         --
  Stock in FHLMC..............................    1,020      1,015    1,020      1,035    1,020        980
  Stock in Fidelity Bancorp...................    --         --       --         --         120        103
  Corporate notes.............................    2,300      2,371    2,300      2,393      400        382
  CMOs (1)....................................      173        173      270        189      944        944
  Mutual funds
  Structured notes............................    --         --       --         --         165        165
    FHLB debentures...........................    3,000      2,834    6,000      5,848
    FNMA debentures...........................      997      1,000      996      1,079      994        920
  Mortgage-backed securities..................
    GNMA                                          4,576      4,590    4,824      4,850    --         --
    FHLMC.....................................    3,836      3,889    4,230      4,348    --         --
    FNMA......................................    5,091      5,009    5,366      5,346    --         --
    FHA Title 1...............................    --         --       --         --       --         --
                                                --------   -------  --------   -------  --------   -------
  Total investment securities
   available-for-sale.........................  $55,689    $55,349  $53,861    $54,135  $10,690    $10,186
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------
TOTAL.........................................  $68,424    $68,084  $64,403    $64,677  $46,994    $44,385
                                                --------   -------  --------   -------  --------   -------
                                                --------   -------  --------   -------  --------   -------


                                                       1993
                                                ------------------
                                                CARRYING   MARKET
                                                 VALUE      VALUE
                                                --------   -------

INTEREST-EARNING DEPOSITS:
  FHLB daily investments......................  $ 4,814    $ 4,814
  Mutual fund -- Federated Liquid Cash........      506        506
  Money market account........................    4,096      4,096
                                                --------   -------
    Total interest-earning deposits...........  $ 9,416    $ 9,416
                                                --------   -------
                                                --------   -------
FEDERAL FUNDS SOLD............................  $ 1,200    $ 1,200
                                                --------   -------
                                                --------   -------
STOCK IN FHLB.................................  $ 1,840    $ 1,840
                                                --------   -------
                                                --------   -------
INVESTMENT SECURITIES HELD-TO-MATURITY:
  U.S. Government obligations.................  $    30    $    29
  Certificates of Deposit.....................      396        396
  FHLMC notes.................................    --         --
  Subordinated debt...........................    --         --
  Structured notes
    FHLB......................................    2,000      1,980
  Mortgage-backed securities
    GNMA......................................    5,505      5,610
    FHLMC.....................................    6,875      7,034
    FNMA......................................    5,807      5,903
    FHA Title 1 (1)...........................    --         --
    Community Investment Corp.................    --         --
                                                --------   -------
  Total securities held-to-maturity...........  $20,613    $20,952
                                                --------   -------
                                                --------   -------
INVESTMENT SECURITIES
 AVAILABLE-FOR-SALE:
  U.S. Government obligations.................  $ 1,041    $ 1,110
  Certificates of Deposit.....................       95         95
  Government of Israel notes..................      156        156
  FHLB notes..................................    1,002      1,010
  FHLMC notes.................................    1,030      1,087
  FNMA notes..................................    3,813      3,743
  Federal Farm Credit Bureau..................    --         --
  Stock in St. Paul Bancorp...................    --         --
  Stock in FHLMC..............................    1,020      1,070
  Stock in Fidelity Bancorp...................      113        113
  Corporate notes.............................      400        398
  CMOs (1)....................................    1,155      1,155
  Mutual funds
  Structured notes............................    2,798      2,798
    FHLB debentures...........................
    FNMA debentures...........................      992        967
  Mortgage-backed securities..................
    GNMA                                          --         --
    FHLMC.....................................    --         --
    FNMA......................................    --         --
    FHA Title 1...............................    1,830      1,830
                                                --------   -------
  Total investment securities
   available-for-sale.........................  $15,445    $15,532
                                                --------   -------
                                                --------   -------
TOTAL.........................................  $48,515    $48,940
                                                --------   -------
                                                --------   -------

- ------------------------------
(1) See "Delinquencies and Classified Assets -- Classified Assets" in the Form 10-KSB for the fiscal year ended December 31, 1995 which is incorporated by reference herein.

    The following table sets forth certain information regarding carrying value, weighted average yields and maturities of Financial Security's investment securities and mortgage-backed securities at the dates indicated.

                                                                  AS OF MARCH 31, 1996
                                          ---------------------------------------------------------------------
                                            ONE YEAR OR LESS         ONE TO 5 YEARS         FIVE TO 10 YEARS
                                          ---------------------   ---------------------   ---------------------
                                                     ANNUALIZED              ANNUALIZED              ANNUALIZED
                                                      WEIGHTED                WEIGHTED                WEIGHTED
                                          CARRYING    AVERAGE     CARRYING    AVERAGE     CARRYING    AVERAGE
                                           VALUE       YIELD       VALUE       YIELD       VALUE       YIELD
                                          --------   ----------   --------   ----------   --------   ----------
                                                                 (DOLLARS IN THOUSANDS)
INVESTMENT SECURITIES HELD-TO-MATURITY
Certificates of Deposit.................   $  198      6.25%       $--            --%     $ --            --%
FHA Title 1 mortgage-backed
 securities.............................    --         --           --         --             803       9.84%
Community Investment Corp. mortgage
 pools..................................    --         --           --         --           --         --
                                          --------      ---       --------     -----      --------     -----
Total securities held-to-maturity.......   $  198      6.25%       $--          0.00%     $   803       9.84%
                                          --------      ---       --------     -----      --------     -----
                                          --------      ---       --------     -----      --------     -----
SECURITIES AVAILABLE-FOR-SALE
U.S. Government securities..............   $   20      6.25%       $1,014       6.88%     $ --          0.00%
FHLB debentures.........................    --         --           1,000       6.18%      28,097       7.56%
Federal Farm Credit Bureau..............    --         --             300       6.75%       --         --
FNMA Notes..............................    --         --           --         --           2,000       7.61%
Stock in FHLMC..........................    --         --           --         --           --         --
Stock in St. Paul Bancorp...............    --         --           --         --           --         --
Investment grade corporate notes........      400      5.10%                                1,900       9.00%
Collateralized Mortgage Obligations.....    --         --           --         --           --         --
Structured notes
  FHLB debentures.......................    1,000      4.88%        1,000       6.13%       1,000       9.00%
  FNMA debentures.......................    --         --             997       4.73%       --         --
Mortgage-backed securities (1)
  GNMA..................................    --         --               6      12.00%           9      10.00%
  FHLMC.................................      614      8.00%        1,228       6.18%       --         --
  FNMA..................................    --         --           1,744       6.12%         672       6.00%
                                          --------      ---       --------     -----      --------     -----
Total investment securities
 available-for-sale.....................   $2,034      5.88%       $7,289       6.09%     $33,678       7.65%
                                          --------      ---       --------     -----      --------     -----
                                          --------      ---       --------     -----      --------     -----


                                           MORE THAN 10 YEARS               TOTAL INVESTMENT SECURITIES
                                          ---------------------   -----------------------------------------------
                                                     ANNUALIZED                                        ANNUALIZED
                                                      WEIGHTED    AVERAGE                APPROXIMATE    WEIGHTED
                                          CARRYING    AVERAGE     LIFE IN    AMORTIZED     MARKET       AVERAGE
                                           VALUE       YIELD       YEARS       COST         VALUE        YIELD
                                          --------   ----------   --------   ---------   -----------   ----------

INVESTMENT SECURITIES HELD-TO-MATURITY
Certificates of Deposit.................  $ --           --%         0.5      $   198      $   198       6.25%
FHA Title 1 mortgage-backed
 securities.............................    --         --            8.9          803          803       9.84%
Community Investment Corp. mortgage
 pools..................................      151      6.89%        18.6          151          151       6.89%
                                          --------      ---          ---     ---------   -----------      ---
Total securities held-to-maturity.......  $   151      6.89%         8.7      $ 1,152      $ 1,152       8.84%
                                          --------      ---          ---     ---------   -----------      ---
                                          --------      ---          ---     ---------   -----------      ---
SECURITIES AVAILABLE-FOR-SALE
U.S. Government securities..............  $    30      6.00%         1.5      $ 1,064      $ 1,061       6.84%
FHLB debentures.........................    1,994      7.13%         9.2       31,091       30,846       7.49%
Federal Farm Credit Bureau..............    --         --            2.2          300          301       6.75%
FNMA Notes..............................    --         --            9.4        2,000        2,006       7.61%
Stock in FHLMC..........................    --         --           --          1,020        1,015       7.90%
Stock in St. Paul Bancorp...............    --         --           --            241          254
Investment grade corporate notes........    --         --            4.3        2,300        2,371       8.32%
Collateralized Mortgage Obligations.....      173      0.00%        11.5          173          173       0.00%
Structured notes
  FHLB debentures.......................    --         --            4.2        3,000        2,834       6.67%
  FNMA debentures.......................    --         --            1.5          997        1,000       4.73%
Mortgage-backed securities (1)
  GNMA..................................    4,561      6.41%        25.6        4,576        4,590       6.42%
  FHLMC.................................    1,994      7.10%        10.3        3,836        3,889       6.95%
  FNMA..................................    2,675      7.24%        15.6        5,091        5,009       6.69%
                                          --------      ---          ---     ---------   -----------      ---
Total investment securities
 available-for-sale.....................  $11,427      6.75%        10.2      $55,689      $55,349       7.07%
                                          --------      ---          ---     ---------   -----------      ---
                                          --------      ---          ---     ---------   -----------      ---

- ----------------------------------
(1) Maturity information for mortgage-backed securities held-to-maturity is presented based on final maturity date.

LOAN PORTFOLIO

    The following table sets forth the composition of Financial Securitys' loan portfolio in dollar amounts and in percentages of the respective portfolios at the dates indicated.

                                   AT MARCH 31,                  AT DECEMBER 31,
                                ------------------   ---------------------------------------
                                       1996                 1995                 1994
                                ------------------   ------------------   ------------------
                                          PERCENT              PERCENT              PERCENT
                                 AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                                --------  --------   --------  --------   --------  --------
                                                   (DOLLARS IN THOUSANDS)
MORTGAGE LOANS:
  One- to four-family.........  $127,993     67.44%  $129,810     67.14%  $126,314     62.27%
  Multifamily.................    40,174     21.17     40,914     21.16     44,211     21.80
  Commercial..................    13,222      6.97     13,575      7.02     16,983      8.37
  Construction and Land.......       398      0.21        400      0.21        414      0.20
  Rehabilitation..............     --        --         --        --         4,197      2.07
                                --------  --------   --------  --------   --------  --------
    Total mortgage loans......   181,787     95.79    184,699     95.53    192,119     94.71
OTHER LOANS:
  Direct finance leases.......     3,538      1.86      4,124      2.13      7,078      3.51
  Home Improvement(1).........     1,088      0.57      1,176      0.61      1,768      0.87
  Loans on savings accounts...       378      0.20        436      0.23        444      0.21
  Home Equity loans...........     2,999      1.58      2,901      1.50      1,435      0.70
  Other.......................     --        --         --        --             1      0.00
                                --------  --------   --------  --------   --------  --------
    Total other loans.........     8,003      4.21      8,637      4.47     10,726      5.29
                                --------  --------   --------  --------   --------  --------
  Total loans receivable......   189,790    100.00%   193,336    100.00%   202,845    100.00%
                                          --------             --------             --------
                                          --------             --------             --------
LESS:
  Loans in process............     --                   --                      26
  Deferred income, net........       537                  280                  595
  Allowance for loan losses...     2,341                2,285                3,294
  Reserve for uncollected
   capitalized interest(2)....       273                  275                  729
                                --------             --------             --------
  Loans receivable, net.......  $186,639             $190,496             $198,201
                                --------             --------             --------
                                --------             --------             --------
  Loans Held for Sale.........  $  1,581             $  3,483             $  7,411
                                --------             --------             --------
                                --------             --------             --------


                                       1993                 1992                 1991
                                ------------------   ------------------   ------------------
                                          PERCENT              PERCENT              PERCENT
                                 AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                                --------  --------   --------  --------   --------  --------

MORTGAGE LOANS:
  One- to four-family.........  $124,489     60.76%  $ 96,907     57.22%  $117,196     63.39%
  Multifamily.................    46,684     22.79     37,040     21.87     28,516     15.42
  Commercial..................    19,696      9.61     23,189     13.69     20,861     11.28
  Construction and Land.......       489      0.24      1,907      1.13      3,800      2.06
  Rehabilitation..............     5,739      2.80      6,592      3.89      9,997      5.41
                                --------  --------   --------  --------   --------  --------
    Total mortgage loans......   197,097     96.20    165,635     97.80    180,370     97.56
OTHER LOANS:
  Direct finance leases.......     4,867      2.38      --        --         --        --
  Home Improvement(1).........     2,412      1.18      3,179      1.88      4,014      2.18
  Loans on savings accounts...       495      0.24        489      0.29        427      0.23
  Home Equity loans...........     --        --         --        --         --        --
  Other.......................         2      0.00         63      0.03         62      0.03
                                --------  --------   --------  --------   --------  --------
    Total other loans.........     7,776      3.80      3,731      2.20      4,503      2.44
                                --------  --------   --------  --------   --------  --------
  Total loans receivable......   204,873    100.00%   169,366    100.00%   184,873    100.00%
                                          --------             --------             --------
                                          --------             --------             --------
LESS:
  Loans in process............        39                  713                  295
  Deferred income, net........       867                1,729                1,963
  Allowance for loan losses...     3,796                3,815                2,874
  Reserve for uncollected
   capitalized interest(2)....       673                  482                  592
                                --------             --------             --------
  Loans receivable, net.......  $199,498             $162,627             $179,149
                                --------             --------             --------
                                --------             --------             --------
  Loans Held for Sale.........  $  --                $  --                $  --
                                --------             --------             --------
                                --------             --------             --------

- ----------------------------------
(1) Does not include $307,000, $506,000, $864,000, $1.4 million and $2.1 million of unearned interest netted against the balance of the home improvement loans at December 31, 1995, 1994, 1993, 1992, and 1991. See "Loan
    Participations and Purchased Loans", "Delinquencies and Classified Assets" and "Nonperforming Assets" under Item 1. Business in the Form 10-KSB for the fiscal year ended December 31, 1995 incorporated herein by reference.

(2) As certain of Security Federal loans have become delinquent 90 days or more, the interest that would have been earned has been added to the principal balance of the loan (capitalized) pursuant to Security Federal's loan documents. Security Federal's reserve for uncollected capitalized interest was $273,000 at March 31, 1996. Security Federal's policy is to reserve 100% of capitalized interest for those loans delinquent 90 days or more.

    The following table sets forth Financial Security's loan originations and loan purchases, sales and principal repayments for the periods indicated.

                                           QUARTER
                                            ENDED       YEAR ENDED DECEMBER 31,
                                          MARCH 31,   ----------------------------
                                            1996        1995      1994      1993
                                          ---------   --------  --------  --------
                                                       (IN THOUSANDS)
Mortgage loans (gross):
  At beginning of period................  $ 184,699   $192,119  $197,097  $165,635
    Mortgage loans originated:
      One- to four-family...............      1,278     18,725    18,302    21,170
      Multi-family......................         91      2,340     3,980     9,758
      Commercial real estate............     --             91     --          195
      Construction and Land.............     --          --           93       161
                                          ---------   --------  --------  --------
        Total mortgage loans
         originated.....................      1,369     21,156    22,375    31,284
                                          ---------   --------  --------  --------
    Mortgage loans purchased:
      One- to four-family...............     --          --        9,680    33,960
      Multi-family......................     --          --        --        5,302
      Commercial........................     --          --        --        --
      Construction and Land.............     --          --        --        --
                                          ---------   --------  --------  --------
        Total mortgage loans
         purchased......................     --          --        9,680    39,262
                                          ---------   --------  --------  --------
        Total mortgage loans originated
         and purchased..................      1,369     21,156    32,055    70,546
    Transfer of mortgage loans to
     foreclosed real estate.............       (243)    (1,940)   (3,274)     (814)
    Mortgage Loans Sold.................       (751)     --        --        --
    Principal repayments................     (3,287)   (26,636)  (33,759)  (38,270)
                                          ---------   --------  --------  --------
  At the end of period..................  $ 181,787   $184,699  $192,119  $197,097
                                          ---------   --------  --------  --------
                                          ---------   --------  --------  --------
Other loans:
  At beginning of period................  $   8,637   $ 10,726  $  7,776  $  3,731
  Other loans originated................         98        487       679       997
  Other loans purchased.................     --          --        4,524     5,181
  Principal repayments..................       (732)    (2,577)   (2,253)   (2,133)
                                          ---------   --------  --------  --------
  At end of period......................  $   8,003   $  8,636  $ 10,726  $  7,776
                                          ---------   --------  --------  --------
                                          ---------   --------  --------  --------
Loans Held for Sale:
  At beginning of period................  $   3,483   $  7,411  $  --     $  --
  Loans Purchased.......................     --          1,514     9,523     --
  Loans Sold............................     (1,638)    (4,476)   (1,649)    --
  Transfer of loans to foreclosed real
   estate...............................        (55)
  Principal repayments..................       (209)      (966)     (463)    --
                                          ---------   --------  --------  --------
  At end of period......................  $   1,581   $  3,483  $  7,411  $  --
                                          ---------   --------  --------  --------
                                          ---------   --------  --------  --------

    The following table shows the estimated amortization of the Security Federal's loan portfolio at December 31, 1995 based on current conventional terms. Scheduled repayments are reported in the maturity category in which the payment is due. The table does not include an estimate of prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization on loans receivable totalled $30.2 million, $36.5 million and $40.4 million for the years ended December 31, 1995, 1994 and 1993, respectively.

                                                                         AT DECEMBER 31, 1995
                                  --------------------------------------------------------------------------------------------------
                                                   MORTGAGE LOANS
                                  ------------------------------------------------  OTHER LOANS                TOTALS
                                   ONE- TO                                          AND LOSSES   -----------------------------------
                                    FOUR-     MULTI-    COMMERCIAL   CONSTRUCTION   -----------  TOTAL LOANS  LOANS HELD
                                   FAMILY     FAMILY    REAL ESTATE    AND LAND        OTHER     RECEIVABLE    FOR SALE      TOTAL
                                  ---------  ---------  -----------  -------------  -----------  -----------  -----------  ---------
                                                                            (IN THOUSANDS)
Amounts due:
  Within 1 year.................  $   2,335  $   2,602   $   2,132     $      37     $     428    $   7,534    $  --       $   7,534
                                  ---------  ---------  -----------        -----    -----------  -----------  -----------  ---------
  After 1 year
    1 to 3 years................     12,099      7,991       2,553           225         3,092       25,960       --          25,960
    3 to 5 years................     17,929      4,919       1,397        --             2,930       27,175           35      27,210
    5 to 10 years...............     18,053      7,477       1,812            98         2,187       29,627            8      29,635
    10 to 20 years..............     42,797      4,697       2,372            40        --           49,906          136      50,042
    Over 20 years...............     36,597     13,228       3,309        --            --           53,134        3,304      56,438
                                  ---------  ---------  -----------        -----    -----------  -----------  -----------  ---------
  Total due after 1 year........    127,475     38,312      11,443           363         8,209      185,802        3,483     189,285
                                  ---------  ---------  -----------        -----    -----------  -----------  -----------  ---------
Total amounts due...............  $ 129,810  $  40,914   $  13,575     $     400     $   8,636    $ 193,336    $   3,483   $ 196,819
                                  ---------  ---------  -----------        -----    -----------  -----------  -----------  ---------
                                  ---------  ---------  -----------        -----    -----------  -----------  -----------  ---------
Less:
  Loans in process..............                                                                  $  --        $  --       $  --
  Unearned discounts, premiums
   and deferred loan fees,
   net..........................                                                                        280       --             280
  Allowance for loan losses.....                                                                      2,285       --           2,285
  Reserve for uncollected
   capitalized interest.........                                                                        275       --             275
                                                                                                 -----------  -----------  ---------
  Loans receivable net..........                                                                  $ 190,496    $   3,483   $ 193,979
                                                                                                 -----------  -----------  ---------
                                                                                                 -----------  -----------  ---------

    The following table sets forth at December 31, 1995, the dollar amount of all loans due after December 31, 1996.

                                                             DUE OR REPRICE AFTER DECEMBER 31,
                                                                           1996
                                                             ---------------------------------
                                                               FIXED    ADJUSTABLE     TOTAL
                                                             ---------  -----------  ---------
                                                                      (IN THOUSANDS)
Mortgage loans:
  One- to four-family......................................  $  90,097   $  37,378   $ 127,475
  Multi-family.............................................     18,229      20,083      38,312
  Commercial real estate...................................      8,167       3,276      11,443
  Construction and land....................................        363      --             363
Other loans and leases.....................................      5,308       2,901       8,209
                                                             ---------  -----------  ---------
Total loans receivable.....................................    122,164      63,638     185,802
Loans held for sale........................................        104       3,379       3,483
                                                             ---------  -----------  ---------
Total loans receivable and loans held for sale.............  $ 122,268   $  67,018   $ 189,285
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------

SUMMARY OF LOAN LOSS EXPERIENCE

    The following table shows delinquencies in Financial Security's loan portfolio for the dates indicated.

                                           AT MARCH 31, 1996                       AT DECEMBER 31, 1995
                                ---------------------------------------   ---------------------------------------
                                    60-89 DAYS        90 DAYS OR MORE         60-89 DAYS        90 DAYS OR MORE
                                ------------------   ------------------   ------------------   ------------------
                                NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL
                                  OF      BALANCE      OF      BALANCE      OF      BALANCE      OF      BALANCE
                                LOANS    OF LOANS    LOANS    OF LOANS    LOANS    OF LOANS    LOANS    OF LOANS
                                ------   ---------   ------   ---------   ------   ---------   ------   ---------
                                                             (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to four-family..........    19      $1,448       55      $3,165       24      $1,825       47      $3,003
  Multi-family................     2         640        3         762      --        --           3         362
  Commercial real estate......     2         190        1         203        1          46        4         585
  Construction and Land.......   --        --         --        --         --        --         --        --
  Rehabilitation..............   --        --         --        --         --        --         --        --
                                  --                                        --                   --
                                         ---------   ------   ---------            ---------            ---------
    Total mortgage loans......    23       2,278       59       4,130       25       1,871       54       3,950
Other loans (1)...............     8          28      521       1,550       10          30      --        --
                                  --                                        --                   --
                                         ---------   ------   ---------            ---------            ---------
    Total loans...............    31      $2,306      580      $5,680       35      $1,901       54      $3,950
                                  --                                        --                   --
                                  --                                        --                   --
                                         ---------   ------   ---------            ---------            ---------
                                         ---------   ------   ---------            ---------            ---------
Delinquent loans to total
 loans........................             1.23%                3.02%                0.98%                2.01%
                                         ---------            ---------            ---------            ---------
                                         ---------            ---------            ---------            ---------

                                         AT DECEMBER 31, 1994                      AT DECEMBER 31, 1993
                                ---------------------------------------   ---------------------------------------

                                    60-89 DAYS        90 DAYS OR MORE         60-89 DAYS        90 DAYS OR MORE
                                ------------------   ------------------   ------------------   ------------------
                                NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL
                                  OF      BALANCE      OF      BALANCE      OF      BALANCE      OF      BALANCE
                                LOANS    OF LOANS    LOANS    OF LOANS    LOANS    OF LOANS    LOANS    OF LOANS
                                ------   ---------   ------   ---------   ------   ---------   ------   ---------

Mortgage loans:
  One-to four-family..........    41      $1,997       39      $2,642       52      $2,511       66      $4,080
  Multi-family................     1          88        5       1,955        5         374        8         840
  Commercial real estate......     7       1,634       10       1,549        8       1,562       12       1,262
  Construction and Land.......     1          70      --        --         --        --         --        --
  Rehabilitation..............     1         270        2         444        4       1,231        4       1,368
                                  --                   --
                                         ---------            ---------   ------   ---------   ------   ---------
    Total mortgage loans......    51       4,059       56       6,590       69       5,678       90       7,550
Other loans (1)...............     1          84      --        --          16          57       25         158
                                  --                   --
                                         ---------            ---------   ------   ---------   ------   ---------
    Total loans...............    52      $4,143       56      $6,590       85      $5,735      115      $7,708
                                  --                   --
                                  --                   --
                                         ---------            ---------   ------   ---------   ------   ---------
                                         ---------            ---------   ------   ---------   ------   ---------
Delinquent loans to total
 loans........................             2.01%                3.13%                2.87%                3.86%
                                         ---------            ---------            ---------            ---------
                                         ---------            ---------            ---------            ---------

- ----------------------------------------
(1) Delinquent other loans primarily include the Bennett Leases. See discussion of non performing assets below and in "-- Financial Security's Management's Discussion and Analysis of Financial Conditions and Results of Operations."

    NON-PERFORMING ASSETS

    The following table sets forth information regarding nonaccrual loans and real estate owned by Financial Security at the dates indicated.

                                                                                                     AT DECEMBER 31,
                                                                         AT MARCH 31,   ------------------------------------------
                                                                             1996        1995    1994     1993     1992     1991
                                                                         ------------   ------  -------  -------  -------  -------
                                                                                          (DOLLARS IN THOUSANDS)
Non-accrual mortgage loans delinquent > 90 days........................     $4,130      $3,950  $ 6,590  $ 7,550  $ 8,803  $11,280
Non-accrual other loans delinquent > 90 days...........................      1,550        --      --         158      303      858
                                                                         ------------   ------  -------  -------  -------  -------
  Total non-performing loans...........................................      5,680       3,950    6,590    7,708    9,106   12,138
Total foreclosed real estate, net of allowance for losses..............      1,191       1,321    3,799    3,734    6,828    5,166
Other non-performing assets (1)........................................        173         270    --       --       --       --
                                                                         ------------   ------  -------  -------  -------  -------
                                                                             1,364       1,591    3,799    3,734    6,828    5,166
                                                                         ------------   ------  -------  -------  -------  -------
  Total non-performing assets..........................................     $7,044      $5,541  $10,389  $11,442  $15,934  $17,304
                                                                         ------------   ------  -------  -------  -------  -------
                                                                         ------------   ------  -------  -------  -------  -------
Non-performing loans to total loans (2)................................       3.02%       2.01%    3.13%    3.86%    5.60%    6.78%
                                                                         ------------   ------  -------  -------  -------  -------
                                                                         ------------   ------  -------  -------  -------  -------
Total non-performing assets to total assets (2)........................       2.57%       2.00%    3.81%    4.37%    6.68%    7.90%
                                                                         ------------   ------  -------  -------  -------  -------
                                                                         ------------   ------  -------  -------  -------  -------

- ------------------------
(1) Net of specific reserves of approximately $1.6 million and $1.5 million at March 31, 1996 and May 31, 1995, respectively.

(2) Increase primarily due to the Bennett Leases. See discussion of non performing assets below and in "-- Financial Security's Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The following table sets forth Financial Security's allowance for loan losses at or for the dates indicated.

                                            AT OR FOR THE
                                         QUARTER ENDED MARCH
                                                 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                         --------------------  ------------------------------------------------------
                                           1996       1995        1995       1994       1993       1992       1991
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
Balance at beginning of period.........  $   2,285  $   3,294  $    3,294  $   3,796  $   3,815  $   2,874  $     947
Transfer of other allowances...........     --            360         360     --
Provision for loan losses..............         75        100         100        200        572      1,800      2,256
Charge-offs (1)........................        (25)      (346)     (1,576)      (723)      (678)      (889)      (367)
Recoveries.............................          6         15         107         21         87         30         38
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
Balance at end of period...............  $   2,341  $   3,423  $    2,285  $   3,294  $   3,796  $   3,815  $   2,874
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
Allocation of allowance for specific
 loan losses...........................  $     947  $   1,701  $      889  $   1,627  $     472  $     555  $      60
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ----------  ---------  ---------  ---------  ---------
Ratio of net charge-offs during the
 period to average loans outstanding
 during the period.....................       0.01%      0.16%       0.72%      0.35%      0.34%      0.49%      0.18%
Ratio of allowance for loan losses to
 loans receivable, net.................       1.24%      1.65%       1.16%      1.57%      1.90%      2.35%      1.60%
Ratio of allowance for loan losses to
 total non-performing assets at the end
 of period (2).........................      33.23%     33.48%      41.24%     31.71%     33.18%     23.94%     16.61%
Ratio of allowance for loan losses to
 non-performing loans at the end of
 period................................      41.21%     52.20%      57.85%     49.98%     49.25%     41.90%     23.68%

- ------------------------
(1) Charge-offs relate primarily to one- to four-family mortgage loans including home improvement loans.

(2) Net of specific reserves.

    Financial Security holds in its loan portfolio commercial office equipment leases purchased from Bennett Funding Group, Inc., totaling $1.6 million. On March 28, 1996, the U.S. Attorney's office in New York City charged Patrick Bennett and Bennett Funding Group, a Syracuse NY company ("Bennett") with securities fraud and perjury in connection with Bennett's offering of up to $80 million in short-and-medium-term notes. In addition, the SEC filed suit against Mr. Bennett and his related companies. On April 1, 1996, Bennett filed for Chapter 11 bankruptcy protection and ceased payments to investors. It is uncertain what effect, if any, the Bennett litigation will have on Financial Security. Therefore Financial Security has classified the leases as non-performing and placed them on non-accrual status. The lease payments are currently being received by the bankruptcy trustee. It is anticipated that Financial Security will experience a temporary loss of interest on the leases until they can be transferred from the trustee to Security Federal. However, there can be no assurance the additional losses will not be incurred due to the pending litigation against Bennett. As of March 31, 1996, $75,000 has been reserved for potential losses. As of March 31, 1996, $75,000 has been reserved for potential losses.

    The following table sets forth the specific allowances for possible loan losses by type of loan for the periods indicated.

                                          AT MARCH 31,                               AT DECEMBER 31,
                                  ----------------------------  ----------------------------------------------------------
                                              1996                          1995                          1994
                                  ----------------------------  ----------------------------  ----------------------------
                                    AMOUNT     PERCENTAGE (1)     AMOUNT     PERCENTAGE (1)     AMOUNT     PERCENTAGE (1)
                                  -----------  ---------------  -----------  ---------------  -----------  ---------------
                                                                   (DOLLARS IN THOUSANDS)
Specific allowances:
  Mortgage loans:
    One-to-four family..........   $     264         67.44%      $     264         67.14%      $     221         62.27%
    Multifamily.................         235         21.17             235         21.16             440         21.80
    Commercial..................         120          6.97             120          7.02              --          8.37
    Construction and land.......          --          0.21              --          0.21              --          0.20
    Rehabilitation..............          --          0.00              --          0.00             510          2.07
  Other loans:
    Direct finance leases.......          75          1.86              --          2.13              --          3.49
    Home improvement............         253          0.57             270          0.61             456          0.87
    Loans on savings accounts...          --          0.20              --          0.23              --          0.22
    Home equity loans...........          --          1.58              --          1.50              --          0.71
    Other.......................          --          0.00              --          0.00              --          0.00
                                  -----------      -------      -----------      -------      -----------      -------
Total specific allowances.......   $     947        100.00%      $     889        100.00%      $   1,627        100.00%
                                  -----------      -------      -----------      -------      -----------      -------
General allowances:
  Mortgage loans:
    One-to-four family..........         940         67.44%            937         67.14%          1,041         62.27%
    Multifamily.................         295         21.17             295         21.16             363         21.80
    Commercial..................          97          6.97              98          7.02             139          8.37
    Construction and land.......           3          0.21               3          0.21               3          0.20
    Rehabilitation..............          --          0.00              --          0.00              34          2.07
  Other loans:
    Direct finance leases.......          26          1.86              30          2.13              57          3.49
    Home improvement............           8          0.57               9          0.61              14          0.87
    Loans on savings accounts...           3          0.20               3          0.23               4          0.22
    Home equity loans...........          22          1.58              21          1.50              12          0.71
    Other.......................          --          0.00              --          0.00              --          0.00
                                  -----------      -------      -----------      -------      -----------      -------
Total general allowances........       1,394        100.00%          1,396        100.00%          1,667        100.00%
                                  -----------      -------      -----------      -------      -----------      -------
Total allowances for loan
 losses.........................   $   2,341                     $   2,285                     $   3,294
                                  -----------                   -----------                   -----------
                                  -----------                   -----------                   -----------


                                              1993                          1992                          1991
                                  ----------------------------  ----------------------------  ----------------------------

                                    AMOUNT     PERCENTAGE (1)     AMOUNT     PERCENTAGE (1)     AMOUNT     PERCENTAGE (1)

                                  -----------  ---------------  -----------  ---------------  -----------  ---------------

Specific allowances:
  Mortgage loans:
    One-to-four family..........   $      --         60.76%      $      --         57.22%      $      --         63.39%

    Multifamily.................                     22.79              40         21.87              --         15.42

    Commercial..................          --          9.61              --         13.69              --         11.28

    Construction and land.......          --          0.24              --          1.13              --          2.06

    Rehabilitation..............          --          2.80              --          3.89              --          5.41

  Other loans:
    Direct finance leases.......          --          2.38              --          0.00              --          0.00

    Home improvement............         472          1.18             455          1.88              --          2.17

    Loans on savings accounts...          --          0.24              --          0.29              --          0.23

    Home equity loans...........          --          0.00              --          0.00              --          0.00

    Other.......................          --          0.00              60          0.03              60          0.04

                                  -----------      -------      -----------      -------      -----------      -------

Total specific allowances.......   $     472        100.00%      $     555        100.00%      $      60        100.00%

                                  -----------      -------      -----------      -------      -----------      -------

General allowances:
  Mortgage loans:
    One-to-four family..........       2,020         60.76%          1,303         57.22%            591         63.39%

    Multifamily.................         758         22.79             518         21.87             396         15.42

    Commercial..................         319          9.61             446         13.69             823         11.28

    Construction and land.......           8          0.24              37          1.13             100          2.06

    Rehabilitation..............          93          2.80             717          3.89             599          5.41

  Other loans:
    Direct finance leases.......          79          2.38              --          0.00              --          0.00

    Home improvement............          39          1.18             229          1.88              --          2.17

    Loans on savings accounts...           8          0.24               9          0.29              --          0.23

    Home equity loans...........          --                            --          0.00              --          0.00

    Other.......................          --          0.00               1          0.03             305          0.04

                                  -----------      -------      -----------      -------      -----------      -------

Total general allowances........       3,324        100.00%          3,260        100.00%          2,814        100.00%

                                  -----------      -------      -----------      -------      -----------      -------

Total allowances for loan
 losses.........................   $   3,796                     $   3,815                     $   2,874
                                  -----------                   -----------                   -----------
                                  -----------                   -----------                   -----------

- ------------------------------
(1) Percent of loans in each category to total loans at the date indicated.

DEPOSITS

    The following table sets forth the distribution of deposit accounts at the dates indicated and the weighted average nominal interest rates on each category of deposits presented.

                                                                AS OF MARCH 31,                    AS OF DECEMBER 31,
                                                      -----------------------------------  -----------------------------------
                                                                     1996                                 1995
                                                      -----------------------------------  -----------------------------------
                                                                 PERCENT OF    WEIGHTED               PERCENT OF    WEIGHTED
                                                                   TOTAL       AVERAGE                  TOTAL       AVERAGE
                                                       AMOUNT     DEPOSITS   NOMINAL RATE   AMOUNT     DEPOSITS   NOMINAL RATE
                                                      ---------  ----------  ------------  ---------  ----------  ------------
Passbook accounts...................................  $  51,214      27.13%        2.90%   $  50,682      26.15%        2.90%
NOW and Super NOW accounts..........................      2,999       1.59         2.25        3,051       1.57         2.25
Demand NOW accounts.................................        955       0.51         0.00          853       0.44         0.00
                                                      ---------  ----------         ---    ---------  ----------         ---
  Total.............................................     55,168      29.23         2.81       54,586      28.16         2.82
Money market accounts...............................      1,912       1.01         2.95        2,212       1.14         2.95

Certificate accounts:
  Within one year...................................     94,417      50.01         5.66       89,796      46.32         5.85
  One year to three years...........................     25,271      13.39         6.41       30,459      15.72         6.62
  Over three years..................................     12,009       6.36         6.53       16,792       8.66         6.86
                                                      ---------  ----------         ---    ---------  ----------         ---
    Total...........................................    131,697      69.76         5.88      137,047      70.70         6.14
                                                      ---------  ----------         ---    ---------  ----------         ---
Total deposits......................................  $ 188,777     100.00%        4.95%   $ 193,845     100.00%        5.17%
                                                      ---------  ----------         ---    ---------  ----------         ---
                                                      ---------  ----------         ---    ---------  ----------         ---


                                                                     1994                                 1993
                                                      -----------------------------------  -----------------------------------

                                                                 PERCENT OF    WEIGHTED               PERCENT OF    WEIGHTED

                                                                   TOTAL       AVERAGE                  TOTAL       AVERAGE

                                                       AMOUNT     DEPOSITS   NOMINAL RATE   AMOUNT     DEPOSITS   NOMINAL RATE

                                                      ---------  ----------  ------------  ---------  ----------  ------------

Passbook accounts...................................  $  52,760      28.28%        2.90%   $  52,942      26.53%        2.90%

NOW and Super NOW accounts..........................      2,670       1.43         2.25        1,874       0.94         2.25

Demand NOW accounts.................................        563       0.30         0.00        1,014       0.51         0.00

                                                      ---------  ----------         ---    ---------  ----------         ---

  Total.............................................     55,993      30.01         2.84       55,830      27.98         2.83

Money market accounts...............................      3,395       1.82         2.95        4,662       2.34         2.95

Certificate accounts:
  Within one year...................................     66,366      35.58         4.81       78,167      39.18         3.98

  One year to three years...........................     34,839      18.67         6.22       22,885      11.47         4.58

  Over three years..................................     25,962      13.92         6.53       37,978      19.03         6.35

                                                      ---------  ----------         ---    ---------  ----------         ---

    Total...........................................    127,167      68.17         5.55      139,030      69.68         4.72

                                                      ---------  ----------         ---    ---------  ----------         ---

Total deposits......................................  $ 186,555     100.00%        4.69%   $ 199,522     100.00%        4.15%

                                                      ---------  ----------         ---    ---------  ----------         ---

                                                      ---------  ----------         ---    ---------  ----------         ---


    The following table presents the deposit activity for the periods indicated.

                                                                   QUARTER
                                                                 ENDED MARCH
                                                                     31,             YEAR ENDED DECEMBER 31,
                                                                 -----------  -------------------------------------
                                                                    1996         1995         1994         1993
                                                                 -----------  -----------  -----------  -----------
                                                                                   (IN THOUSANDS)
Deposits.......................................................   $  43,036   $   202,196  $   194,835  $   208,318
Withdrawals....................................................      50,341       205,030      216,082      214,567
                                                                 -----------  -----------  -----------  -----------
Withdrawals in excess of deposits (1)..........................      (7,305)       (2,834)     (21,247)      (6,249)
Interest credited on deposits..................................       2,237        10,124        8,189        8,448
                                                                 -----------  -----------  -----------  -----------
Total increase (decrease) in deposits..........................   $  (5,068)  $     7,290  $   (13,058) $     2,199
                                                                 -----------  -----------  -----------  -----------
                                                                 -----------  -----------  -----------  -----------

- ------------------------
(1) Withdrawals exceed deposits for the periods indicated primarily due to Security Federal's efforts to improve it gap position by reducing brokered certificates of deposit and also due to changing interest rates.

    The following tables present, by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity.

                                                                                           AT DECEMBER 31,
                                                                  AT MARCH 31,  -------------------------------------
                                                                      1996         1995         1994         1993
                                                                  ------------  -----------  -----------  -----------
                                                                                (DOLLARS IN THOUSANDS)

Certificate accounts:
  2.00% to 2.99%................................................   $      137   $       922  $        11  $     1,349
  3.00% to 3.99%................................................          714           553       10,879       54,057
  4.00% to 4.99%................................................        8,689         5,054       33,893       36,921
  5.00% to 5.99%................................................       75,811        62,418       36,769       17,676
  6.00% to 6.99%................................................       20,275        34,910       15,923        5,716
  7.00% to 7.99%................................................       25,873        32,931       29,426       20,899
  8.00% to 8.99%................................................          198           259          266          491
  9.00% to 9.99%................................................           --            --           --        1,318
  10.00% or greater.............................................           --            --           --          603
                                                                  ------------  -----------  -----------  -----------
  Total.........................................................   $  131,697   $   137,047  $   127,167  $   139,030
                                                                  ------------  -----------  -----------  -----------
                                                                  ------------  -----------  -----------  -----------

                                                                          PERIOD TO MATURITY FROM MARCH 31, 1996
                                                                     ------------------------------------------------
                                                                      WITHIN      ONE TO
                                                                     ONE YEAR   THREE YEARS  THEREAFTER      TOTAL
                                                                     ---------  -----------  -----------  -----------
                                                                                  (DOLLARS IN THOUSANDS)

Certificate accounts:
  2.00% to 2.99%...................................................  $      --   $     137    $      --   $       137
  3.00% to 3.99%...................................................        714          --           --           714
  4.00% to 4.99%...................................................      8,119         570           --         8,689
  5.00% to 5.99%...................................................     65,762       7,468        2,581        75,811
  6.00% to 6.99%...................................................      7,397       5,530        7,348        20,275
  7.00% to 7.99%...................................................     12,242      11,654        1,977        25,873
  8.00% to 8.99%...................................................         46          49          103           198
  9.00% to 9.99%...................................................         --          --           --            --
  10.00% or greater................................................         --          --           --            --
                                                                     ---------  -----------  -----------  -----------
  Total............................................................  $  94,280   $  25,408    $  12,009   $   131,697
                                                                     ---------  -----------  -----------  -----------
                                                                     ---------  -----------  -----------  -----------

    The following table presents time deposits greater than $100,000 by maturity period.

                                  AMOUNT AT
MATURITY PERIOD                 MARCH 31, 1996
- ------------------------------  --------------
                                (IN THOUSANDS)
1 through 3 months............     $ 8,340
3 through 6 months............       7,385
6 through 12 months...........       7,393
Over 12 months................       8,333
                                --------------
  Total.......................     $31,451
                                --------------
                                --------------

SHORT-TERM BORROWINGS

    The following table sets forth certain information regarding borrowed funds at or for the periods presented.

                                                                      MARCH 31,            DECEMBER 31,
                                                                     -----------  -------------------------------
                                                                        1996        1995       1994       1993
                                                                     -----------  ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
FHLB ADVANCES
  Average balance outstanding......................................   $  37,470   $  36,132  $  22,745  $   1,106
  Maximum amount outstanding at any month-end during the period....      41,500      43,700     41,600     18,800
  Balance outstanding at end of period.............................      41,500      38,700     41,600     18,800
  Weighted average interest rate during the period.................        6.69%       6.87%      5.62%      3.36%
  Weighted average interest rate at end of period..................        6.48        6.66       6.99       3.24
ESOP NOTE PAYABLE
  Average balance outstanding......................................   $     220   $     742  $     923  $   1,095
  Maximum amount outstanding at any month-end during the period....         645         817        989      1,160
  Balance outstanding at end of period.............................          --         645        817        989
  Weighted average interest rate during the period.................        6.94%       6.94%      6.93%      5.70%
  Weighted average interest rate at end of period..................        8.56        8.56       8.03       5.67
TOTAL BORROWINGS
  Average Balance outstanding......................................   $  37,689   $  36,875  $  23,668  $   2,201
  Maximum amount outstanding at any month-end during the period....      41,500      44,517     42,417     19,789
  Balance outstanding at end of period.............................      41,500      39,345     42,417     19,789
  Weighted average interest rate during the period.................        6.70%       6.87%      5.65%      4.59%
  Weighted average interest rate at end of period..................        6.51        6.69       7.01       3.36

                     SUPERVISION AND REGULATION OF PINNACLE

    Pinnacle is extensively regulated under both federal and state law as a bank holding company and a savings and loan holding company. The following description briefly discusses certain provisions of federal and state laws and certain regulations and proposed regulations and the potential impact of such provisions on Pinnacle and the Pinnacle Subsidiary Banks. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.

GENERAL

    At the present time, various bills have been introduced in the United States Congress and the Illinois state legislature which could result in additional regulation of the business of Pinnacle and the Pinnacle Subsidiary Banks which are now or hereafter become affiliated with Pinnacle. Future bills could also be introduced which could significantly affect the banking industry. It cannot be predicted whether any such legislation will be adopted or how such adoption would affect the business of Pinnacle or any of the Pinnacle Subsidiary Banks.

BANK HOLDING COMPANY

    As a bank holding company, Pinnacle is subject to the supervision of the Federal Reserve under the BHC Act. Bank holding companies are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require. The Federal Reserve also makes periodic examinations of bank holding companies and their subsidiaries. As a result of Pinnacle's acquisition of Pinnacle Savings, Pinnacle is also considered a non-diversified savings and loan holding company subject to regulatory oversight by the OTS. As such, Pinnacle is subject to regulation and examination by the OTS. Pinnacle is required to obtain the prior approval of the Federal Reserve before it could acquire all or substantially all of the assets of any bank, or acquire ownership or control of any voting shares of any bank other than a Pinnacle Subsidiary Bank, if, after such acquisition, it would own or control more than five percent (5%) of the voting shares of such bank. The BHC Act does not permit the Federal Reserve to approve the acquisition by Pinnacle of any voting shares of, or all or substantially all of the assets of, any bank located outside of the State of Illinois, unless such acquisition is specifically authorized by the laws of the state in which such bank is located.

    The BHC Act limits the activities which may be engaged in by any bank holding company and its subsidiaries to certain specified activities, including those activities which the Federal Reserve may find by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

    There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law, require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

    The Federal Deposit Insurance Act also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the assets of any of the Pinnacle Subsidiary Banks.

    Subsidiary banks of a bank holding company (such as the Pinnacle Subsidiary Banks) are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. Further, under the BHC Act and regulations of the Federal Reserve, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

BANKS

    The operations of Pinnacle Bank and Quad-Cities Bank are subject to federal and state statutes and regulations applicable to banks chartered under the banking laws of the State of Illinois and to regulation by the FDIC. The operations of Pinnacle Savings are subject to federal statutes and regulations applicable to thrifts chartered under the banking laws of the United States and to regulation by the OTS. Pinnacle Savings is a member of the Federal Home Loan Bank of Chicago. The various laws and regulations administered by the regulatory agencies affect corporate practices, such as payment of dividends, incurring debt and acquisition of financial institutions and other companies, and affect business practices, such as payment of interest on deposits, the charging of interest on loans, types of business conducted and location of offices.

    Federal and state banking laws and regulations govern or restrict, among other things, the scope of a bank's business, the investments a bank may make, the reserves against deposits a bank must maintain, the loans a bank makes and the collateral it takes, the activities of a bank with respect to mergers and consolidations, and the establishment of branches. Each banking regulatory authority has the authority to prevent a bank from engaging in an unsafe or an unsound practice in conducting its business. The payment of dividends, depending upon the financial condition of a bank, could be deemed such a practice.

    As subsidiary banks of a bank holding company, the Pinnacle Subsidiary Banks are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to Pinnacle or any of the Pinnacle Subsidiary Banks, on investments in the stock or other securities of Pinnacle or any of the Pinnacle Subsidiary Banks, and on taking such stock or securities as collateral for loans. Federal statutes and Federal Reserve regulations also place certain limitations and reporting requirements on extensions of credit by a bank to principal stockholders of its parent holding company and to related interests of such principal stockholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a principal stockholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

    Furthermore, Federal statutes prohibit acquisition of "control" of a bank or bank holding company without prior notice to certain Federal bank regulators. "Control" is defined in certain cases as acquisition of as little as five percent (5%) of the outstanding shares. From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and expansions or restrictions on, the business of the banks. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the banks.

INSURANCE OF DEPOSIT ACCOUNTS

    Deposits of the Pinnacle Subsidiary Banks are presently insured by the SAIF and BIF. Both the SAIF and the BIF, the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. Until recently, members of the SAIF and BIF were paying average deposit insurance premiums of between 23 and 31 basis points. The BIF presently meets the required reserve ratio and, therefor, BIF premiums are currently zero, whereas the SAIF is not expected to meet or exceed the required level until 2001 at the earliest. This situation is primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

    Legislation has been proposed in Congress to mitigate the effect of the BIF/SAIF premium disparity. Under the legislation a special assessment would be imposed on the amount of deposits held by SAIF-member institutions, including Pinnacle Savings and Security Federal, to recapitalize the SAIF fund. The amount of the special assessment would be left to the discretion of the FDIC but is generally estimated at between 75 to 85 basis points of insured deposits. The legislation would also require that the BIF and the SAIF be merged by January 1, 1998, provided that subsequent legislation is enacted requiring savings associations to become banks, and that the FICO payments be spread across all BIF and SAIF members. The payment of the special assessment would have the effect of immediately reducing the capital of SAIF-member institutions, net of any tax effect; however, it would not affect Pinnacle Savings' or Security Federal's compliance with its regulatory capital requirements. Management cannot predict whether legislation imposing such a fee will be enacted, or, if enacted, the amount of any special assessment or when and whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums. Management can also not predict whether or when the BIF and SAIF will merge.

                     DESCRIPTION OF PINNACLE CAPITAL STOCK

    The capital stock of Pinnacle consists of 20,000,000 authorized shares of Pinnacle Common Stock, $4.69 par value per share, and 1,000 authorized shares of preferred stock, no par value per share ("Pinnacle Preferred Stock"). The following summary does not purport to be complete and is subject in all respects to applicable Illinois law and Pinnacle's Articles of Incorporation and By-laws.

COMMON STOCK

    Pinnacle had 4,302,716 shares of Pinnacle Common Stock outstanding as of the Pinnacle Record Date. Each share of Pinnacle Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of Pinnacle Common Stock are entitled to receive dividends when and as declared by Pinnacle's Board of Directors out of funds legally available therefor. Dividends may be paid on the Pinnacle Common Stock only if all dividends on any outstanding Pinnacle Preferred Stock have been paid or provided for.

    The issued and outstanding shares of Pinnacle Common Stock are, and shares to be issued in the Merger will be when issued, fully paid and non-assessable. Holders of Pinnacle Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by Pinnacle.

    In the event of the voluntary or involuntary dissolution, liquidation or winding up of Pinnacle, holders of Pinnacle Common Stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of Pinnacle Preferred Stock, if any, all of the remaining assets of Pinnacle available for distribution.

    Directors are elected by a vote of the holders of Pinnacle Common Stock.

    Harris Trust and Savings Bank acts as the transfer agent and registrar for the Pinnacle Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth with respect to each (i) beneficial holder of more than five percent of the outstanding shares of Pinnacle Common Stock, (ii) director, and (iii) executive officer (denoted by an asterisk) of Pinnacle, the amount of Pinnacle Common Stock beneficially owned and the percentage of such class of shares as of the Pinnacle Record Date and immediately following the Effective Time (presuming all of the Financial Security stockholders elect the Stock Distribution) and the maximum amount of shares of Pinnacle Common Stock are issued in the transaction:

                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL      PERCENT OF   PRO FORMA PERCENT
                    NAME OF BENEFICIAL OWNER                           OWNERSHIP          CLASS          OF CLASS
- -----------------------------------------------------------------  ------------------  ------------  -----------------
Richard W. Burke*................................................         55,543(1)          1.28%           0.96%
Mark P. Burns....................................................         30,012(2)          0.69            0.52
William J. Finn, Jr..............................................         95,141(3)          2.19            1.64
Samuel M. Gilman.................................................         30,432             0.70            0.52
Albert Giusfredi.................................................         70,453             1.62            1.21
John J. Gleason*.................................................        890,134(4)         20.48           15.34
John J. Gleason, Jr.*............................................        111,433(5)          2.56            1.92
William P. Gleason*..............................................         48,257(6)          1.11            0.83
James L. Greene..................................................        166,785(7)          3.84            2.87
Donald G. King...................................................        157,120             3.62            2.71
James A. Maddock.................................................         76,133(8)          1.75            1.31
James J. McDonough...............................................         53,217             1.22            0.92
William C. Nickels...............................................         63,190(9)          1.45            1.09
John E. O'Neill..................................................         14,764             0.34            0.25
James R. Phillip, Jr.............................................         51,496(10)         1.18            0.89
Kenneth C. Whitener, Jr.*........................................        314,522(11)         7.24            5.42
All Directors and executive officers as a group (16 in total)....      2,228,632            51.23%          38.37%

- ------------------------

(1) Includes 1,807 shares owned by Mr. Burke's wife and child who reside with Mr. Burke, to which shares Mr. Burke disclaims beneficial ownership.

(2) Includes 6,500 shares held by Pinnacle Bank as Custodian.

(3) Includes 10,000 shares held by Mr. Finn's wife, to which shares Mr. Finn disclaims beneficial ownership.

(4) Includes 394,980 shares owned by Gleason & Associates, Inc., of which Mr. J. Gleason is President and controlling stockholder. Also includes 18,000 shares which Mr. J. Gleason has the right to acquire upon the exercise of stock options and 186,516 shares held by his spouse and child who reside with Mr. J. Gleason, to which shares Mr. J. Gleason disclaims beneficial ownership.

(5) Includes 12,000 shares which Mr. J. Gleason, Jr. has the right to acquire upon exercise of stock options and 11,598 shares held by his wife and children.

(6) Includes 18,156 shares held by his children.

(7) Includes 18,363 shares held by Mr. Greene's spouse to which shares Mr. Greene disclaims beneficial ownership. Also includes 68,981 shares owned by Jim Greene Associates, Inc. Mr. Greene is President and controlling stockholder of Jim Greene Associates, Inc.

(8) Includes 51,602 shares owned by Maddock Industries including its profit sharing plan. Mr. Maddock is President and controlling stockholder of Maddock Industries. Also includes 695 shares held by a child of Mr. Maddock who resides with him, to which Mr. Maddock disclaims beneficial ownership.

(9) All shares are owned by a company of which Mr. Nickels is a controlling stockholder.

(10) Includes 18,141 shares held by a company of which Mr. Phillip is a controlling stockholder.

(11) Represents 308,522 shares which are held in trust for the benefit of Mr. Whitener and 6,000 shares which Mr. Whitener has the right to acquire upon exercise of stock options.

PREFERRED STOCK

    Pinnacle is authorized to issue up to 1,000 shares of Pinnacle Preferred Stock. At the present time, none of the authorized Pinnacle Preferred Stock is issued and the Pinnacle Board of Directors has no present plan or commitment for the issuance of any Pinnacle Preferred Stock. Nevertheless, Pinnacle's Articles of Incorporation permit the Pinnacle Board to establish the rights and preferences of the Pinnacle Preferred Stock, in the exercise of their business judgment, so as to facilitate the structuring of possible future financings and acquisitions and in meeting other corporate needs which may arise. If opportunities arise which would make desirable the issuance of preferred stock through either public offerings or private placements, such stock could be authorized and issued by the Pinnacle Board without receiving any additional approval from the Pinnacle stockholders, except as may be required by law or regulatory authorities or pursuant to the rules of any stock exchange on which Pinnacle's securities may then be listed. In the event of a hostile attempt to take over Pinnacle, it might be possible for the Pinnacle Board to issue in a private transaction a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The specific terms of any series of preferred stock would depend primarily on market conditions and other factors existing at that time of issuance.

    The power of the Pinnacle Board to issue Pinnacle Preferred Stock with voting or other rights which might impede or deter a takeover attempt may make Pinnacle a less attractive takeover candidate and may deter takeover attempts not approved by the Pinnacle Board, in which Pinnacle stockholders might receive for some or all of their shares a substantial premium above market value at that time the takeover bid is made. Additionally, issuance of the Pinnacle Preferred Stock could result in a class of securities outstanding that will have certain preferences with respect to dividends and in liquidation over Pinnacle Common Stock. Such preferred shares could enjoy certain voting rights, contingent or otherwise, in addition to those of Pinnacle Common Stock, which could result in the dilution of the voting rights, net income per share, and net book value of Pinnacle Common Stock.

                               DISSENTER'S RIGHTS

    Dissenting stockholders of Financial Security who follow the procedures specified in Section 262 of the DGCL ("Section 262") will be entitled to have their shares of Financial Security Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by such Court. A dissenting stockholder should assume that neither Financial Security nor Pinnacle will take any action to perfect his or her appraisal rights. Therefor, a stockholder desiring to exercise appraisal rights should strictly comply with the procedures set forth in Section 262 and is urged to consult his or her legal advisor before electing or attempting to exercise such rights. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Section 262.

    The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is included herein as Appendix III.

    Under Section 262, a dissenting stockholder electing to exercise appraisal rights must satisfy both of the requirements set forth in paragraphs (1) and (2) below:

        (1) Deliver to Financial Security, before the taking of the vote on the proposal to adopt and approve the Merger Agreement, a written demand for appraisal of his or her shares of Financial Security Common Stock which reasonably informs Financial Security of the identity of the stockholder of record and that such stockholder intends thereby to demand the appraisal of his or her shares of Financial Security Common Stock. This written demand is in addition to and separate from any proxy or vote against the proposal to approve and adopt the Merger. Neither a vote against such proposal nor a proxy directing such vote shall satisfy the requirement for such written demand. The written demand for appraisal should be delivered either in person to the Secretary of Financial Security at the Financial Security Meeting, or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to: Secretary, Financial Security Corp., 1209 North Milwaukee Avenue, Chicago, Illinois 60622 before the vote on the proposal to approve the Merger; and

        (2) Not vote in favor of the Merger Agreement. A failure to vote against such proposal will not constitute a waiver of appraisal rights. However, any stockholder who executes a proxy and who desires to perfect his or her appraisal rights must mark the proxy "Against" the proposal to approve the Merger Agreement or must abstain because if the proxy is left blank, it will be voted for such proposal.

    The written demand for appraisal must be made by or for the holder of record of the shares of Financial Security Common Stock as of the Financial Security Record Date and such shares must be held continuously through the Effective Time. Accordingly, such demand should be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on his or her stock certificates. If the shares of Financial Security Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity and if the stock is owned of record by more than one person, in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he or she is acting as agent for such record owner or owners.

    If any Financial Security stockholder fails to comply with any of these conditions and the Merger becomes effective, he will be entitled to receive the Merger Consideration provided for in the Merger Agreement, but will have no appraisal rights with respect to his or her shares of Financial Security Common Stock.

    DISSENTING STOCKHOLDERS WHO ARE NOT THE OWNERS OF RECORD OF THEIR SHARES SHOULD CONSULT THEIR LEGAL COUNSEL REGARDING THE RIGHT OF APPRAISAL WITH RESPECT TO THEIR SHARES OF FINANCIAL SECURITY COMMON STOCK.

    Within ten days after the Effective Time, Pinnacle will notify each former stockholder of Financial Security who has satisfied the foregoing conditions of the date on which the Merger became effective. Within 120 days after the Effective Time, Pinnacle or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Financial Security Common Stock formerly held by all stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of Financial Security Common Stock. Dissenting stockholders seeking to exercise appraisal rights should assume that Pinnacle will not file a petition with respect to the appraised value of shares of Financial Security Common Stock and that Pinnacle will not initiate any negotiations with respect to the "fair value" of shares of Financial Security Common Stock. Accordingly, stockholders of Financial Security Common Stock who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

    Within 120 days after the Effective Time, any dissenting stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from Pinnacle a statement setting forth the aggregate number of shares of Financial Security Common Stock not voted in favor of the Merger Agreement and, with respect to which demands for appraisal were received by Pinnacle, the number of holders of such shares of Financial Security Common Stock. Such statement must be mailed by Pinnacle within ten days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the former stockholders of Financial Security entitled to appraisal rights and will appraise the value of the shares of Financial Security Common Stock formerly owned by such stockholders, determining the "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger.

    Although Pinnacle and Financial Security believe that the terms of the Merger are fair, neither can make any representation as to the outcome of any appraisal of "fair value" as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value. Moreover, Pinnacle may or may not argue in an appraisal proceeding for a determination of "fair value" by the Delaware Court of Chancery which is lower than the value of the consideration received by stockholders of Financial Security pursuant to the Merger Agreement. In determining the "fair value" of the shares of Financial Security Common Stock, asset values, dividends, earnings, prospects, the nature of the enterprise and other facts which could be ascertained as of the Effective Time of the Merger may be taken into account by the Delaware Court of Chancery. The Delaware Supreme Court has stated with respect to Section 262 that, among other things, "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the relevant facts and circumstances, may or may not be a stockholder's exclusive remedy in connection with mergers similar to the Merger.

    The Court of Chancery may also, on application, (i) determine a fair rate of interest, simple or compound, if any, to be paid to dissenting stockholders in addition to the value of the Financial Security Common Stock for the period from the Effective Time of the Merger to the date of payment, (ii) assess costs among the parties as the court deems equitable and (iii) order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding including, without limitation, reasonable attorney's fees and fees and expenses of experts to be charged pro rata against the value of all shares entitled to appraisal. Determinations by the Court are subject to appellate review by the Delaware Supreme Court.

    Any dissenting stockholder of Financial Security who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote the capital stock of Financial Security for any purpose nor be entitled to the payment of dividends or other distributions on his or her shares of Financial Security Common Stock.

    If no petition for an appraisal is filed within the time provided, or if a former stockholder of Financial Security delivers to Pinnacle a written withdrawal of his or her demand for an appraisal and an acceptance of the consideration payable pursuant to the Merger Agreement, either within 60 days after the Effective Time or with the written approval of Pinnacle, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the consideration payable pursuant to the Merger Agreement, without interest, as if he or she had not demanded appraisal of his or her shares of Financial Security Common Stock. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the court, which approval may be conditioned on such terms as the court deems just.

    FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE THE STOCKHOLDER TO LOSE HIS DISSENTER'S RIGHTS.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

    Upon consummation of the Merger, holders of Financial Security Common Stock may receive shares of Pinnacle Common Stock and become stockholders of an Illinois corporation and have no further rights as a stockholder of a Delaware corporation. As Financial Security will not survive the Merger, the Financial Security Certificate of Incorporation will cease to apply to Financial Security stockholders who thereafter, while they hold Pinnacle Common Stock, shall be subject to the Pinnacle Articles of Incorporation. The following is a summary of certain material differences between the IBCA and the DGCL and the governing documents of Pinnacle and Financial Security which may affect the interests of holders of Financial Security Common Stock, but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the Pinnacle Articles of Incorporation and By-Laws and Financial Security's Certificate of Incorporation and By-Laws, as well as the IBCA and the DGCL.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the IBCA, a special meeting of stockholders may be called by the president, the board of directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called or by any person authorized by the articles of incorporation or by-laws to call a special meeting. Pinnacle's By-laws provide that special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Pinnacle Board of Directors, by the President or Secretary, or by a request of any four of the directors.

    The DGCL permits a special meeting of stockholders to be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Financial Security By-laws provide that special meetings of the stockholders of Financial Security may be called by the Financial Security Board pursuant to a resolution adopted by a majority of the total number of the Directors which Financial Security would have if there were no vacancies on the Financial Security Board.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Unless otherwise provided in the articles of incorporation, the IBCA allows action to be taken by an Illinois corporation without a meeting and without a vote if a consent in writing setting forth the action to be taken shall be signed by: (i) all the stockholders entitled to vote with respect to the subject matter thereof or (ii) the holders of outstanding shares having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided certain notice is given to all stockholders of the corporation. The Pinnacle Articles of Incorporation do not restrict stockholders from taking action by written consent.

    The DGCL provides that action may be taken without a meeting and without prior notice if a consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the certificate of incorporation does not state otherwise. Financial Security's Certificate of Incorporation does not permit stockholder action by written consent.

REQUIRED STOCKHOLDER VOTE FOR CERTAIN ACTIONS

    The IBCA generally requires the approval of a majority of a corporation's Board of Directors and the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote on any plan of merger or consolidation, plan of share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business. The IBCA also specifies additional voting requirements for affiliated mergers and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds. The Pinnacle Articles of Incorporation neither impose a super majority voting requirement for certain transactions nor limit the voting power of large stockholders, in contrast to the Financial Security Certificate of Incorporation.

    The DGCL provides that in most matters other than the election of directors and the approval of a plan of merger, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting entitled to vote on the election of directors. The certificate of incorporation of any corporation may provide that at all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or any class or classes of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast with the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit. The Financial Security Certificate of Incorporation does not grant Financial Security stockholders cumulative voting rights.

    The Financial Security Certificate of Incorporation provides that an owner of shares of Financial Security Common Stock who beneficially owns, directly or indirectly, in excess of ten percent (10%) of the then outstanding shares of Financial Security Common Stock (the "Limit") shall not be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership includes (i) shares beneficially owned by such person or any of his affiliates (as defined in the Financial Security Certificate of Incorporation),
(ii) shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by an employee stock ownership plan or directors, officers and employees of Security Federal or Financial Security or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by Financial Security to be beneficially, owned by such person and his affiliates. The Financial Security Certificate of Incorporation further provides that this provision limiting voting rights may only be amended upon the vote of eighty percent (80%) of the stockholders entitled to vote thereon.

    Under the Financial Security Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of stock entitled to vote is required in connection with any transaction involving an Interested Stockholder (as defined below) except
(i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Financial Security Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder; or (ii) if the proposed transaction met certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares in cases where a vote of a majority of the outstanding shares of voting stock is required for approval. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than Financial Security or its subsidiaries) which owns beneficially or controls, directly or indirectly, ten percent (10%) or more of the outstanding shares of voting stock of Financial Security. This provision of the Financial Security Certificate of Incorporation applies to any "Business Combination" which is defined to include (i) any merger or consolidation of Financial Security or any of its subsidiaries with or into any Interested Stockholder; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition to or with any Interested Stockholder or affiliate of an Interested Stockholder of twenty-five percent (25%) or more of the consolidated assets of Financial Security; (iii) the issuance or transfer to any Interested Stockholder or affiliate of an Interested Stockholder by Financial Security (or any subsidiary) of any securities of Financial Security in exchange for any assets, cash, securities or other property (or combination thereof) the value of which equals or exceeds twenty-five percent (25%) of the combined "Fair Market Value" as defined in Financial Security's Certificate of Incorporation of the outstanding Financial Security Common Stock; (iv) the adoption of any plan for the liquidation or dissolution of Financial Security proposed by or on behalf of any Interested Stockholder or affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of Financial Security which has the effect of increasing the proportionate share of Financial Security Common Stock or any class of equity or convertible securities of Financial Security owned directly or indirectly, by an Interested Stockholder or affiliate thereof.

AMENDMENT OF ARTICLES OR BY-LAWS

    The IBCA provides that a corporation may amend its articles of incorporation at any time and from time to time to add a new provision or to change or remove an existing provision, provided that the articles as amended contain only such provisions as are required or permitted in original articles of incorporation at that time of the amendment. A majority of the whole board of directors may adopt one or more amendments to its articles of incorporation without stockholder action in any of the following instances: (i) to remove the names and addresses of the initial directors if such directors were named in the original articles of incorporation; (ii) to remove the name and address of the initial registered agent or the address of the initial registered office, if a statement of change is on file with the Secretary of State; (iii) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely effected; (iv) to split all of the issued and authorized, but unissued, shares of any class, whether or not any shares of the class are issued or outstanding, by multiplying them by a whole number, so long as no class or series of shares is adversely effected; (v) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "Corp.", "Inc.", "Co.", or "Ltd.", for a similar word or abbreviation in the name or by adding a geographical attribution to the name; (vi) to reduce the authorized shares of any class pursuant to a cancellation statement filed with respect to such shares after acquisition by the corporation in circumstances in which the articles of incorporation prohibit reissuance of such shares after acquisition by the corporation; or (vii) to restate its articles of incorporation as currently amended, such restated articles to supersede the original articles and all amendments thereto. Any amendment which may be adopted by the action of both the directors and the stockholders shall be adopted upon receiving the affirmative vote of at least two-thirds of the votes of the shares entitled to vote on such amendment, unless any class or series of shares is entitled to vote as a class in respect thereof, in which event the proposed amendment shall be adopted upon receiving the affirmative votes of at least two-thirds of the votes of the shares of each class or series of shares entitled to vote as a class in respect thereof and of the total votes of the shares entitled to vote on such amendment.

    The articles of incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the votes of shares entitled to vote on the amendment and not less than a majority of the votes of the shares of each class or series of shares entitled to vote as a class on the amendment. The Pinnacle Articles of Incorporation do not supersede the two-thirds vote requirement. Pinnacle's By-laws may be amended by a majority of either the stockholders or the directors.

    The DGCL provides that after a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at that time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or any exchange, reclassification or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification or cancellation. If the corporation has capital stock, then an amendment to the articles shall be adopted if a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment. If the corporation has no capital stock, then the amendment shall be adopted if a majority of all of the members of the governing body shall vote in favor of such amendment.

    The Financial Security Certificate of Incorporation requires that certain amendments thereto receive the affirmative vote of at least eighty percent (80%) of the voting power of all the then outstanding shares of Financial Security Common Stock, voting as a single class.

    The Financial Security By-laws may be amended or repealed by the affirmative vote of a majority of the Financial Security Board of Directors; or by the affirmative vote of at least eighty percent (80%) of the voting power of all the then outstanding shares of voting stock, voting together as a single class at any legal meeting.

INSPECTION OF STOCKHOLDER LISTS

    Under the IBCA, in order to inspect and copy the corporate records of a corporation, including the stockholder list, a stockholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose therefor. A stockholder's purpose must be proper. In addition, under the IBCA, all stockholders may, during usual business hours, inspect and copy, at his or her expense, the stockholder list during the period beginning ten days prior to a meeting and continuing to the date of the meeting, and any stockholder may inspect the list at any time during the meeting.

    Under the DGCL, a stockholder shall have the right during usual business hours to inspect for any proper purpose the corporation's records, upon written demand stating the purpose thereof. A proper purpose means a purpose reasonably related to such person's interest as a stockholder. In addition, the DGCL permits any stockholder of record to inspect the stockholder list for a purpose germane to the meeting during ordinary business hours for the period commencing at least ten days before a stockholders' meeting and continuing through the meeting.

APPRAISAL RIGHTS IN MERGERS

    Under the IBCA, a stockholder is entitled, under certain circumstances, to receive payment of the fair value of the stockholder's stock if the stockholder dissents from a proposed merger or consolidation and either: (i) stockholder authorization is required for the merger or consolidation; or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30 of the IBCA. In addition to being applicable generally in the case of a merger, under the IBCA, dissenters' rights are available in the case of: (i) a sale or exchange of all or substantially all of the assets of the corporation; (ii) an amendment of the articles of incorporation that materially and adversely effects rights in respect of a dissenter's shares; and (iii) any other corporate action which grants a stockholder such rights pursuant to its articles of incorporation, by-laws or resolutions. Pinnacle's Articles of Incorporation and Pinnacle's By-laws do not contain provisions granting Pinnacle stockholders dissenter's rights.

    Pursuant to Section 262 of the DGCL, a holder of capital stock of a Delaware corporation is generally entitled to receive payment of the appraised value of his or her shares if such stockholder dissents from a merger or consolidation and complies with the procedures set forth in Section 262 of the DGCL for exercising such rights. However, appraisal rights are not available in merger or consolidation transactions to holders of (i) shares either listed on a national stock exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 persons, or (ii) shares of the corporation surviving a merger unless, in either case, holders of such stock are required by the terms of the merger or consolidation to accept anything other than (a) shares of the surviving or resulting corporation; (b) shares of stock of another corporation so listed or held of record by not fewer than 2,000 persons; and/or (c) cash in lieu of fractional shares of such corporations. Appraisal rights are not available for a sale of assets or an amendment to the certificate unless made applicable by affirmative provision in the corporation's certificate of incorporation. See "DISSENTERS' RIGHTS".

DIRECTORS AND CLASSES OF DIRECTORS; VACANCIES AND REMOVAL OF DIRECTORS

    The Pinnacle By-laws provide that the number of directors shall be twenty or such fewer number as is determined by the Pinnacle Board in the notice of the meeting whereat directors are to be elected.

    In addition, the Pinnacle By-laws provide that any vacancy occurring on the Pinnacle Board, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Pinnacle Board. Directors so chosen shall hold office for a term expiring at the next following annual meeting of stockholders at which directors are elected. No decrease in the number of directors constituting the Pinnacle Board shall shorten the term of any incumbent director.

    The Pinnacle By-laws further provide that any director may be removed, with or without cause, only by the affirmative vote of the holders of all the shares of stock outstanding and entitled to vote at a meeting of the stockholders called for that purpose.

    The Financial Security Certificate of Incorporation and By-laws require the Financial Security Board to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. The Financial Security By-laws provide that the number of directors shall be designated by the Financial Security Board, except in the absence of such designation the number shall be six.

    The Financial Security By-laws provide that any vacancy occurring in the Financial Security Board, whether by death, resignation, retirement, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall serve for the unexpired portion of the term or until his successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Under the Financial Security Certificate of Incorporation, any director may be removed for cause by the holders of at least eighty percent (80%) of the outstanding shares, voting together as a single class.

NOTICE OF DIRECTOR NOMINATIONS

    Neither Pinnacle's Articles of Incorporation nor By-laws address the procedure pursuant to which a stockholder may nominate a candidate for the Pinnacle Board or bring new business before the meeting. Pursuant to the Exchange Act, a Pinnacle stockholder wishing to present a proposal at the annual meeting of stockholders must present the proposal at Pinnacle's principal executive offices not less than 120 calendar days in advance of the date that Pinnacle's proxy statement is released to its security holders for the previous year's annual meeting of stockholders. In addition, at the annual meeting of stockholders, a Pinnacle stockholder would be permitted to present a motion to nominate a candidate for the Pinnacle Board.

    Under Financial Security's By-laws, stockholders may nominate candidates for the Financial Security Board by delivering or mailing to the principal executive offices of Financial Security, a nomination not less than ninety days prior to the date of the meeting at which the election will take place; provided in the event that stockholders receive less than 100 days notice or prior disclosure of the date of the meeting at which the election for the Financial Security Board shall take place, such nomination by the stockholder must be received by Financial Security not later than the close of business on the tenth day following the day on which such notice of the day of the meeting was mailed or public disclosure of said meeting was made. The stockholder nomination must set forth certain information about the nominee and any information that is required to be disclosed in solicitations of proxies with respect to director nominees as required pursuant to Regulation 14A under the Exchange Act. Such notice must also set forth certain information about the person submitting the notice, including the name and address of the stockholder and the class and number of shares of Financial Security Common Stock that are beneficially owned by such stockholder. The officer of Financial Security presiding at the meeting at which the election will take place shall disregard nominations not made in accordance with the foregoing provisions. Under Financial Security's By-Laws, stockholders must also provide advance notice for certain business to be brought before an annual meeting. The notice procedure and the information required to be provided is substantially the same as described above.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The IBCA generally provides that a corporation may make distributions to its stockholders unless, after giving effect to the distribution, (i) the corporation would be insolvent; or (ii) the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to stockholders having preferential rights in liquidation if the corporation were then to be liquidated. In addition to the limitations set forth in the IBCA, there are various regulatory requirements which are applicable to distributions by holding companies such as Pinnacle. For a description of the regulatory limitations on distributions by Pinnacle, see "SUPERVISION AND REGULATION OF PINNACLE".

    The DGCL provides that the directors of a corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends upon the shares of its capital stock, or to its members if the corporation is a non-stock corporation organized for profit, either (i) out of its surplus, or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year. If the capital of the corporation shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock in all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

DIRECTOR AND OFFICER DISCRETION

    The IBCA provides that the board of directors, committees of the board of directors, individual directors and individual officers of a corporation may, in considering the corporation's best long term and short term interests consider the effects of any action upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located and all other pertinent factors. The Pinnacle Articles of Incorporation do not address director and officer discretion.

    The DGCL does not contain a comparable provision and, under Delaware law, the consideration that a board may give to nonstockholder constituencies is less clear. Financial Security's Certificate of Incorporation provides that Financial Security's Board, when evaluating any offer of another person to (i) make a tender or exchange offer for any equity security of Financial Security, (ii) merge or consolidate Financial Security with another corporation or entity or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of Financial Security, may, in connection with the exercise of its judgment in determining what is the best interest of Financial Security and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on Financial Security's present and future customers and employees and those of its subsidiaries; on the communities in which Financial Security and its subsidiaries operate or are located; on the ability of Financial Security to fulfill its corporate objectives as a savings and loan holding company and on the ability of Security Federal to fulfill the objectives of a federally-chartered stock form savings and loan association under applicable statutes and regulations. By having these standards in the Financial Security Certificate of Incorporation, the Financial Security Board may be in a stronger position to oppose such a transaction if the Financial Security Board concludes that the transaction would not be in the best interest of Security Federal, even if the price offered is significantly greater than the then market price of any equity security of Financial Security.

INDEMNIFICATION

    The Pinnacle By-laws provide that to the fullest extent permitted by the IBCA and any other applicable law, Pinnacle shall indemnify a director or officer of Pinnacle who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The
Pinnacle Board is empowered, by majority vote of a quorum of disinterested directors, or by independent legal counsel in a written opinion or by the stockholders to determine in a specific case to indemnify any director or officer.

    In addition, the Pinnacle Articles of Incorporation provide that a director shall not be personally liable to Pinnacle or its stockholders for monetary damages for a breach of fiduciary duty, provided that a director shall remain liable for monetary damages for any of the following: (i) an act or omission that is grossly negligent; (ii) a breach of the duty of loyalty to Pinnacle and its stockholders; (iii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iv) a transaction from which the director derived an improper personal benefit; and (v) any act or omission occurring before May 11, 1995, the effective date of the provision.

    The DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid and settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made by a (i) majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding; or (ii) if a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders.

    The Financial Security Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to any suit or proceeding by reason of the fact that he or she is or was a director or officer of Financial Security or was serving at the request of Financial Security as a director, officer or employee of another corporation shall be indemnified by Financial Security and held harmless by it to the fullest extent authorized by the DGCL. In addition, the DGCL provides that a director shall not be personally liable to Financial Security or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Financial Security or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or a knowing violation of loss; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derives an improper personal benefit.

ANTI-TAKEOVER STATUTES

    The IBCA contains certain provisions which are intended to deter certain acquisitive transactions. The IBCA provides that a corporation may not enter into a business combination with a holder of fifteen percent or more of the corporation's outstanding voting shares (an "Interested Stockholder") for three years after the transaction pursuant to which such stockholder became an
Interested Stockholder, unless: (i) the Interested Stockholder had board approval for the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested
Stockholder, the Interested Stockholder owned at least 85 percent of the outstanding voting stock of the corporation not owned by (1) directors or officers of the corporation or (2) employee stock plans which do not allow individual employees to decide confidentially whether to tender their shares; or (iii) subsequent to the time of the transaction which resulted in the stockholder becoming an Interested Stockholder, the business combination is approved by the board of directors of the corporation and by two-thirds of the stockholders excluding the Interested Stockholder, directors and officers and non-confidential tendering employee plans. A "business combination" is defined as (x) a merger or consolidation of the corporation with an Interested Stockholder, (y) any sale, lease, exchange, transfer or other disposition of ten percent (10%) or more of the assets of the corporation determined on a consolidated basis, or (z) any transaction which results in the issuance or transfer by the corporation of any shares of the corporation to the Interested Stockholder subject to certain exceptions.

    In addition, the IBCA provides that a corporation may not enter into any business combination with a holder of ten percent or more of the corporation's outstanding voting shares unless: (i) such combination is approved by two-thirds of the disinterested directors or by 80 percent of the outstanding shares and a majority of the shares not held by the 10 percent stockholder; or (ii) a fair price is paid for all shares acquired.

    Pursuant to the IBCA, a corporation may elect to not be subject to either of the foregoing statutes. To date, Pinnacle has not made such election and, therefor, continues to be subject to these provisions.

    The DGCL also contains certain provisions which are intended to deter certain acquisition transactions. The DGCL provides that a corporation may not enter into a business combination with an Interested Stockholder for three years after the transaction pursuant to which such stockholder became an Interested Stockholder, unless (i) the Interested Stockholder had board approval for the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85 percent of the outstanding voting stock of the corporation not owned by (1) directors or officers of the corporation or
(2) employee stock plans which do not allow individual employees to decide confidentially whether to tender their shares; or (iii) subsequent to the time of the transaction which resulted in the stockholder becoming an Interested Stockholder, the business combination is approved by the board of directors of the corporation and by two-thirds of the stockholders excluding the Interested Stockholder. The DGCL defines business combinations to include the transactions deemed a business combination by the IBCA. Pursuant to the DGCL, a corporation may provide in its charter or by-laws a provision expressly providing that it shall not be subject to the foregoing statute. To date, Financial Security has not made such election and, therefor, continues to be subject to the provisions.

                    FINANCIAL SECURITY STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in Financial Security's proxy material for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Financial Security's offices at 1209 North Milwaukee Avenue, Chicago, Illinois no later than November 24, 1996. Any such proposals shall be subject to the requirements of the proxy rules, as amended, adopted under the Exchange Act.

                         PINNACLE STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in Pinnacle's proxy material for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Pinnacle's offices at 2215 York Road, Oak Brook, Illinois no later than November 18, 1996. Any such proposals shall be subject to the requirements of the proxy rules, as amended, adopted under the Exchange Act.

                                    EXPERTS

    The consolidated financial statements of Pinnacle and its subsidiaries incorporated in this Joint Proxy Statement/Prospectus have been included herein in reliance upon the report of Arthur Andersen LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Financial Security, and its subsidiaries as of December 31, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended have been included herein in reliance upon the report of Crowe, Chizek and Company LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Financial Security and its subsidiaries as of December 31, 1994, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the two-year period ended December 31, 1994, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The legality of the Pinnacle Common Stock to be issued in the Merger will be passed on for Pinnacle by Burke, Warren & MacKay, P.C., Chicago, Illinois. Richard W. Burke, is a director, officer and stockholder of Burke, Warren & MacKay, P.C., and a director of Pinnacle.

    Legal matters will be passed on for Financial Security by Muldoon, Murphy & Faucette, Washington, D.C. A condition to consummation of the Merger is the delivery by Muldoon, Murphy & Faucette of an opinion to Pinnacle and Financial Security concerning certain federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

                         INDEX TO FINANCIAL STATEMENTS
                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets at March 31, 1996 (unaudited) and December 31, 1995......        F-2
Consolidated Statements of Income
  Three Months ended March 31, 1996 and 1995 (unaudited).............................        F-3
Consolidated Statements of Changes in Stockholders' Equity
  Three Months ended March 31, 1996 (unaudited)......................................        F-4
Consolidated Statements of Cash Flows
  Three Months ended March 31, 1996 and 1995 (unaudited).............................        F-5
Consolidated Balance Sheets at December 31, 1995 and 1994............................        F-6
Consolidated Statements of Income
  For the Years ended December 31, 1995, 1994 and 1993...............................        F-7
Consolidated Statements of Changes in Stockholders' Equity
  For the Years ended December 31, 1995, 1994 and 1993...............................        F-8
Consolidated Statements of Cash Flows
  For the Years ended December 31, 1995, 1994 and 1993...............................        F-9
Notes to Consolidated Financial Statements...........................................       F-10
Independent Public Accountants' Report...............................................       F-28

                   FINANCIAL SECURITY CORP. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
  at March 31, 1996 and December 31, 1995 (unaudited)................................       F-29
Consolidated Statements of Earnings
  Three Months ended March 31, 1996 and 1995 (unaudited).............................       F-30
Consolidated Statements of Cash Flows
  Three Months ended March 31, 1996 and 1995 (unaudited).............................       F-31
Notes to Consolidated Financial Statements
  Three Months Ended March 31, 1996..................................................       F-32
Consolidated Statements of Financial Condition
  at December 31, 1995 and 1994......................................................       F-34
Consolidated Statements of Earnings
  For the Years ended December 31, 1995, 1994 and 1993...............................       F-35
Consolidated Statements of Stockholders' Equity
  For the Years ended December 31, 1995, 1994 and 1993...............................       F-36
Consolidated Statements of Cash Flows
  For the Years ended December 31, 1995, 1994 and 1993...............................       F-37
Notes to Consolidated Financial Statements...........................................       F-39
Independent Auditors Reports.........................................................       F-64

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                                   MARCH 31,        DECEMBER 31,
                                                                                      1996              1995
                                                                                ----------------  ----------------
ASSETS:
  Cash and due from banks.....................................................  $     24,012,519  $     27,272,616
  Federal funds sold..........................................................         2,900,000        14,100,000
                                                                                ----------------  ----------------
      Total cash and cash equivalents.........................................        26,912,519        41,372,616
  Interest-bearing deposits...................................................         2,747,064         2,725,891
  Securities:
    Available for sale........................................................       422,361,662       426,928,812
    (amortized cost: 3/31/96 -- $414,659,000
                   12/31/95 -- $418,637,000)
  Loans.......................................................................       318,031,624       309,599,860
  Less: Allowance for loan losses.............................................        (6,040,179)       (6,023,011)
                                                                                ----------------  ----------------
    Net loans.................................................................       311,991,445       303,576,849
  Premises and equipment......................................................        16,516,190        15,565,402
  Goodwill and other intangibles..............................................        18,705,588        19,177,420
  Other assets................................................................         8,254,450         9,350,293
                                                                                ----------------  ----------------
      Total...................................................................  $    807,488,918  $    818,697,283
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
LIABILITIES:
  Demand deposits:
    Noninterest-bearing.......................................................  $     91,206,120  $     96,714,490
    Interest-bearing..........................................................        87,676,098        89,230,444
  Savings deposits............................................................       253,127,537       257,793,601
  Other time deposits.........................................................       271,382,565       269,066,162
                                                                                ----------------  ----------------
      Total deposits..........................................................       703,392,320       712,804,697
  Notes payable...............................................................        20,700,000        20,600,000
  Other liabilities...........................................................         5,461,334         6,331,771
                                                                                ----------------  ----------------
      Total liabilities.......................................................       729,553,654       739,736,468
                                                                                ----------------  ----------------
STOCKHOLDERS' EQUITY:
  Preferred stock
    1,000 shares authorized, none issued......................................        -0-               -0-
  Common stock, $4.69 par.....................................................        20,410,022        20,505,323
    20,000,000 shares authorized; shares issued and outstanding:3/31/96:
     4,354,138
     12/31/95: 4,374,469
  Additional paid-in capital..................................................        18,001,282        17,897,900
  Retained earnings...........................................................        32,987,437        33,505,657
  Unrealized gains in securities available for sale...........................         6,536,523         7,051,935
                                                                                ----------------  ----------------
      Total stockholders' equity..............................................        77,935,264        78,960,815
                                                                                ----------------  ----------------
      Total...................................................................  $    807,488,918  $    818,697,283
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                                     FOR THE THREE MONTHS ENDED
                                                                                              MARCH 31
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
Interest Income:
  Loans..........................................................................  $    6,458,895  $    6,644,824
  Securities:
    Taxable......................................................................       5,301,742       6,502,727
    Tax exempt...................................................................         444,026         840,425
  Interest-bearing deposits, Federal funds sold and other........................         101,106         273,997
                                                                                   --------------  --------------
    Interest income..............................................................      12,305,769      14,261,973
                                                                                   --------------  --------------
Interest Expense:
  Deposits:
    Interest-bearing demand......................................................         448,996         403,869
    Savings......................................................................       1,918,328       2,094,978
    Other time...................................................................       3,688,559       3,070,244
  Short-term borrowings..........................................................           2,157          35,995
  Notes payable..................................................................         356,508         564,254
                                                                                   --------------  --------------
    Interest expense.............................................................       6,414,548       6,169,340
                                                                                   --------------  --------------
  Net Interest Income............................................................       5,891,221       8,092,633
    Provision for loan losses....................................................               0          75,000
                                                                                   --------------  --------------
      Net interest income after provision for loan losses........................       5,891,221       8,017,633
                                                                                   --------------  --------------
Other Income:
  Banking services and other.....................................................       1,213,770       1,449,196
  Trust services.................................................................         546,699         470,636
  Net securities gains...........................................................         263,722         346,118
                                                                                   --------------  --------------
    Other income.................................................................       2,024,191       2,265,950
                                                                                   --------------  --------------
Other Expense:
  Salaries, profit sharing and other employee benefits...........................       3,011,320       2,967,391
  Occupancy......................................................................         678,441         587,175
  Amortization of goodwill and other intangibles.................................         471,832         469,643
  Other operating expenses.......................................................       1,503,110       2,031,200
                                                                                   --------------  --------------
    Other expense................................................................       5,664,703       6,055,409
                                                                                   --------------  --------------
Income before income taxes.......................................................       2,250,709       4,228,174
  Provision for income taxes.....................................................         694,000         822,000
                                                                                   --------------  --------------
Net Income.......................................................................  $    1,556,709  $    3,406,174
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Weighted average number of common and common equivalent shares outstanding.......       4,381,940       4,432,243
Earnings per share...............................................................  $         0.36  $         0.77

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

Balance, December 31, 1995....................................................  $78,960,815
Net income....................................................................    1,556,709
Dividends paid................................................................   (1,357,185)
Stock options exercised.......................................................      132,285
Purchase and retirement of common stock.......................................     (841,950)
Change in unrealized gains on securities available for sale, net..............     (515,410)
                                                                                -----------
Balance, March 31, 1996.......................................................  $77,935,264
                                                                                -----------
                                                                                -----------

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                                   FOR THE THREE MONTHS ENDED
                                                                                            MARCH 31
                                                                               ----------------------------------
                                                                                     1996              1995
                                                                               ----------------  ----------------
Cash flows from operating activities:
  Net income.................................................................  $      1,556,709  $      3,406,174
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.............................................................           352,188           315,239
    Amortization of goodwill and other intangibles...........................           471,832           469,643
    Amortization of purchase accounting adjustments..........................            49,814            25,691
    Provision for loan losses................................................        -0-                   75,000
    Discount accretion.......................................................        (5,087,283)       (5,781,344)
    Premium amortization.....................................................            49,462            56,691
    Gain on sale of securities...............................................          (263,722)         (346,118)
    Decrease in interest receivable..........................................           143,184           275,103
    Increase in interest payable.............................................           172,062           636,762
    Decrease in other assets.................................................           752,659         1,911,905
    Decrease in other liabilities............................................        (1,042,497)         (734,974)
    Other, net...............................................................           174,306            66,567
                                                                               ----------------  ----------------
      Total adjustments......................................................        (4,227,995)       (3,029,835)
      Net cash provided by (used for) operating activities...................        (2,671,286)          376,339
Cash flows from investing activities:
  Cash portion of acquisition, net of cash acquired (Note)...................        -0-              (14,799,803)
  Proceeds from sale of securities...........................................       733,653,678       664,425,829
  Proceeds from maturities and paydowns of securities........................         2,625,995         6,066,006
  Purchase of securities available for sale..................................      (726,860,929)     (649,007,634)
  Net decrease (increase) in interest-bearing deposits.......................           (21,173)        5,930,417
  Net loan principal (advanced) collected....................................        (8,441,250)        9,242,749
  Premises and equipment expenditures........................................        (1,365,905)         (443,954)
    Net cash provided by (used for) investing activities.....................          (409,584)       21,413,610
Cash flows from financing activities:
  Net decrease in total deposits.............................................        (9,412,377)      (26,948,587)
  Net decrease in short-term borrowings......................................        -0-               (4,800,000)
  Proceeds from notes payable................................................         2,900,000        30,300,000
  Principal reductions of notes payable......................................        (2,800,000)       (6,000,000)
  Issuance of common stock...................................................           132,285           417,215
  Purchase and retirement of common stock....................................          (841,950)         (326,915)
  Dividends paid.............................................................        (1,357,185)       (1,281,430)
                                                                               ----------------  ----------------
    Net cash used for financing activities...................................       (11,379,227)       (8,639,717)
Net increase (decrease) in cash and cash equivalents.........................       (14,460,097)       13,150,232
  Cash and cash equivalents at beginning of period...........................        41,372,616        20,265,069
                                                                               ----------------  ----------------
  Cash and cash equivalents at end of period.................................  $     26,912,519  $     33,415,301
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------
Cash paid during period for:
  Interest...................................................................  $      6,242,486  $      5,537,121
  Income taxes...............................................................            50,000        -0-

- ------------------------
NOTE: On January 6, 1995, Acorn Financial Corp and its subsidiary, Suburban Trust & Savings Bank, was purchased by Pinnacle for $23,413,897 in cash. At the date of purchase, the balance sheet of Acorn included cash and cash equivalents of $8,614,094 resulting in a net cash position of $14,799,803.

                          CONSOLIDATED BALANCE SHEETS

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                        AT DECEMBER 31
                                                                 ----------------------------
                                                                     1995           1994
                                                                 -------------  -------------
ASSETS:
  Cash and due from banks......................................  $  27,272,616  $  20,265,069
  Federal funds sold...........................................     14,100,000       -0-
                                                                 -------------  -------------
    Total cash and cash equivalents............................     41,372,616     20,265,069
  Interest-bearing deposits....................................      2,725,891      2,815,326
  Securities -- Available for sale (Note 3)
    (amortized cost: 1995 -- $418,637,073
                   1994 -- $382,617,989).......................    426,928,812    386,500,270

  Loans (Note 4)...............................................    309,599,860    248,404,294
  Less: Allowance for loan losses (Note 5).....................     (6,023,011)    (4,228,608)
                                                                 -------------  -------------
    Net loans..................................................    303,576,849    244,175,686
  Premises and equipment (Note 6)..............................     15,565,402      9,714,259
  Goodwill and other intangibles (Note 2)......................     19,177,420      7,965,307
  Other assets.................................................      9,350,293     13,456,201
                                                                 -------------  -------------
    Total......................................................  $ 818,697,283  $ 684,892,118
                                                                 -------------  -------------
                                                                 -------------  -------------
LIABILITIES:
  Demand deposits:
    Noninterest-bearing........................................  $  96,714,490  $  73,921,734
    Interest-bearing...........................................     89,230,444     74,699,554
  Savings deposits.............................................    257,793,601    251,468,974
  Other time deposits..........................................    269,066,162    199,789,022
                                                                 -------------  -------------
    Total deposits.............................................    712,804,697    599,879,284
  Short-term borrowings........................................       -0-           4,800,000
  Notes payable (Note 8).......................................     20,600,000      5,400,000
  Other liabilities............................................      6,331,771      5,977,157
                                                                 -------------  -------------
    Total liabilities..........................................    739,736,468    616,056,441
                                                                 -------------  -------------
                                                                 -------------  -------------
Commitments and Contingencies (Notes 13 & 16)
STOCKHOLDERS' EQUITY (NOTES 10 & 11):
  Preferred stock..............................................       -0-            -0-
    1,000 shares authorized, none issued
  Common stock, $4.69 par......................................     20,505,323     20,653,341
    20,000,000 shares authorized; shares issued and
     outstanding:
     1995: 4,374,469; 1994: 4,406,046
  Additional paid-in capital...................................     17,897,900     17,550,439
  Retained earnings............................................     33,505,657     27,583,618
  Unrealized gain on securities available for sale, net of tax
   (Notes 1 & 3)...............................................      7,051,935      3,048,279
                                                                 -------------  -------------
    Total stockholders' equity.................................     78,960,815     68,835,677
                                                                 -------------  -------------
    Total......................................................  $ 818,697,283  $ 684,892,118
                                                                 -------------  -------------
                                                                 -------------  -------------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                       CONSOLIDATED STATEMENTS OF INCOME

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                  FOR THE YEAR ENDED DECEMBER 31
                                                               -------------------------------------
                                                                  1995         1994         1993
                                                               -----------  -----------  -----------
Interest Income:
  Loans......................................................  $26,316,430  $20,484,573  $19,495,705
  Securities:
    Taxable..................................................   23,347,400   19,437,500   17,755,773
    Tax exempt...............................................    2,570,921    2,922,814    3,346,248
  Interest-bearing deposits, Federal funds sold and other....    1,062,640       75,545      181,522
                                                               -----------  -----------  -----------
    Interest income..........................................   53,297,391   42,920,432   40,779,248
                                                               -----------  -----------  -----------
Interest Expense:
  Deposits:
    Interest-bearing demand..................................    1,731,705    1,376,110    1,486,590
    Savings..................................................    8,340,858    7,015,535    7,795,301
    Other time...............................................   13,664,253    7,495,603    7,876,907
  Short term borrowings......................................       38,609      470,347       87,502
  Notes payable..............................................    1,963,897      282,937      423,947
                                                               -----------  -----------  -----------
    Interest expense.........................................   25,739,322   16,640,532   17,670,247
                                                               -----------  -----------  -----------
Net Interest Income..........................................   27,558,069   26,279,900   23,109,001
  Provision for loan losses (Note 5).........................      -0-          900,000    1,700,000
                                                               -----------  -----------  -----------
    Net interest income after provision for loan losses......   27,558,069   25,379,900   21,409,001
                                                               -----------  -----------  -----------
Other Income:
  Other income (Note 17).....................................    7,225,843    5,461,870    5,615,709
  Net securities gains (losses)..............................    4,730,481   (9,844,817)   8,740,587
                                                               -----------  -----------  -----------
    Other income (loss)......................................   11,956,324   (4,382,947)  14,356,296
                                                               -----------  -----------  -----------
Other Expense:
  Salaries, profit sharing and other employee benefits (Note
   9)........................................................   12,050,743    9,459,353    9,578,833
  Occupancy (Note 6).........................................    3,137,414    1,847,694    1,918,996
  Amortization of goodwill and other intangibles (Note 2)....    1,885,135    1,680,921    1,680,919
  Other expense (Note 17)....................................    6,808,646    8,072,488    7,288,301
                                                               -----------  -----------  -----------
    Other expense............................................   23,881,938   21,060,456   20,467,049
                                                               -----------  -----------  -----------
Income (loss) before income taxes............................   15,632,455      (63,503)  15,298,248
  Provision (benefit) for income taxes (Note 7)..............    3,139,000   (2,319,000)   4,005,000
                                                               -----------  -----------  -----------
Income before cumulative effect of change in accounting for
 income taxes................................................  $12,493,455  $ 2,255,497  $11,293,248
  Cumulative effect of change in accounting for income taxes
   (Note 1)..................................................      -0-          -0-        1,700,000
                                                               -----------  -----------  -----------
    Net income...............................................  $12,493,455  $ 2,255,497  $12,993,248
                                                               -----------  -----------  -----------
Earnings per share (Note 11):
  Primary:
    Income before cumulative effect of change in accounting
     for income taxes........................................        $2.83        $0.51        $2.50
      Cumulative effect of change in accounting for income
       taxes.................................................      -0-          -0-             0.37
                                                               -----------  -----------  -----------
    Net income...............................................        $2.83        $0.51        $2.87
                                                               -----------  -----------  -----------
  Fully diluted:
    Income before cumulative effect of change in accounting
     for income taxes........................................        $2.83        $0.51        $2.50
      Cumulative effect of change in accounting for income
       taxes.................................................      -0-          -0-             0.37
                                                               -----------  -----------  -----------
    Net income...............................................        $2.83        $0.51        $2.87
                                                               -----------  -----------  -----------
                                                               -----------  -----------  -----------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                                         UNREALIZED
                                                                                           GAIN ON
                                                                                         SECURITIES
                                                          ADDITIONAL                    AVAILABLE FOR
                                                           PAID-IN         RETAINED     SALE, NET OF
                                         COMMON STOCK      CAPITAL         EARNINGS          TAX           TOTAL
                                        --------------  --------------  --------------  -------------  --------------
BALANCE, DECEMBER 31, 1992............  $   21,144,080  $   17,250,084  $   24,900,350  $    -0-       $   63,294,514

  Net income..........................                                      12,993,248                     12,993,248
  Dividends paid -- $0.96 per share...                                      (4,315,840)                    (4,315,840)
  Purchase and retirement of common
   stock..............................        (192,539)                     (1,141,340)                    (1,333,879)
  Exercise of stock options...........          62,207         129,057                                        191,264
  Addition to capital (Notes 7 &
   10)................................                          26,542                                         26,542
                                        --------------  --------------  --------------  -------------  --------------
BALANCE, DECEMBER 31, 1993............      21,013,748      17,405,683      32,436,418       -0-           70,855,849
  Net income..........................                                       2,255,497                      2,255,497
  Dividends paid -- $1.08 per share...                                      (4,797,510)                    (4,797,510)
  Purchase and retirement of common
   stock..............................        (416,427)                     (2,310,787)                    (2,727,214)
  Exercise of stock options...........          56,020         144,756                                        200,776
  Unrealized gain on securities
   available for sale, net of tax
   (Notes 1 & 3)......................                                                      3,048,279       3,048,279
                                        --------------  --------------  --------------  -------------  --------------
BALANCE, DECEMBER 31, 1994............      20,653,341      17,550,439      27,583,618      3,048,279      68,835,677
  Net income..........................                                      12,493,455                     12,493,455
  Dividends paid -- $1.16 per share...                                      (5,108,673)                    (5,108,673)
  Purchase and retirement of common
   stock..............................        (268,379)                     (1,462,743)                    (1,731,122)
  Exercise of stock options...........         120,361         333,954                                        454,315
  Addition to capital (Notes 7 &
   10)................................                          13,507                                         13,507
  Unrealized gain on securities
   available for sale, net of tax
   (Notes 1 & 3)......................                                                      4,003,656       4,003,656
                                        --------------  --------------  --------------  -------------  --------------
BALANCE, DECEMBER 31, 1995............  $   20,505,323  $   17,897,900  $   33,505,657  $   7,051,935  $   78,960,815
                                        --------------  --------------  --------------  -------------  --------------
                                        --------------  --------------  --------------  -------------  --------------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES

                                                                   FOR THE YEAR ENDED DECEMBER 31
                                                          -------------------------------------------------
                                                               1995             1994             1993
                                                          ---------------  ---------------  ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $    12,493,455  $     2,255,497  $    12,993,248
    Adjustments to reconcile net income to net cash from
     operating activities:
      Depreciation......................................        1,272,478          651,397          717,628
      Amortization of goodwill and other intangibles....        1,885,135        1,680,921        1,680,919
      Amortization of purchase accounting adjustments...          147,065           54,245          507,228
      Provision for loan losses.........................        -0-                900,000        1,700,000
      Premium amortization..............................          246,086        1,467,132        2,792,625
      Discount accretion................................      (20,738,014)      (6,090,913)      (3,186,516)
      Increase (decrease) in deferred loan fees.........         (182,757)        (264,458)        (203,606)
      (Gain) loss on sales of securities................       (4,730,481)       9,844,817       (8,740,587)
      Decrease (increase) in interest receivable........          406,622        2,875,195         (150,139)
      Deferred income taxes.............................          824,000         (401,000)       1,417,000
      Cumulative effect of change in accounting for
       income taxes.....................................        -0-              -0-             (1,700,000)
      Decrease (increase) in other assets...............        5,106,829       (2,416,008)      (2,092,723)
      Increase (decrease) in other liabilities..........       (1,785,973)       1,863,535       (2,621,643)
      Other, net........................................           10,454        -0-                 26,544
                                                          ---------------  ---------------  ---------------
        Total adjustments...............................      (17,538,556)      10,164,863       (9,853,270)
        Net cash provided by (used for) operating
         activities.....................................       (5,045,101)      12,420,360        3,139,978
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash portion of acquisitions, net of cash acquired
   (Note 1).............................................      (14,799,803)       -0-              -0-
  Proceeds from sales of securities held for
   investment...........................................        -0-              -0-              4,995,492
  Purchases of securities held for investment...........        -0-              -0-             (5,012,500)
  Proceeds from sales of securities available or held
   for sale.............................................    3,096,014,082    1,624,941,668    1,477,244,532
  Purchases of securities available or held for sale....   (3,088,494,087)  (1,614,523,638)  (1,471,962,078)
  Proceeds from maturities and paydowns of securities...       26,915,053       20,660,202       26,975,158
  Net decrease (increase) in interest-bearing
   deposits.............................................       12,458,356       (1,489,694)       1,173,812
  Net loan principal (advanced) collected...............        9,797,528         (626,379)      (7,732,727)
  Premises and equipment, net...........................       (1,709,330)        (610,100)        (467,506)
                                                          ---------------  ---------------  ---------------
        Net cash provided by investing activities.......       40,181,799       28,352,059       25,214,183
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in total deposits.............      (18,043,671)     (33,733,520)     (26,597,380)
  Net increase (decrease) in short-term borrowings......       (4,800,000)      (8,800,000)      12,900,000
  Proceeds from notes payable...........................       31,800,000       11,200,000        4,700,000
  Principal reductions of notes payable.................      (16,600,000)      (5,800,000)     (19,209,000)
  Issuance of common stock..............................          454,315          200,776          191,264
  Purchase and retirement of common stock...............       (1,731,122)      (2,727,214)      (1,333,879)
  Dividends paid........................................       (5,108,673)      (4,797,510)      (4,315,840)
                                                          ---------------  ---------------  ---------------
        Net cash used for financing activities..........      (14,029,151)     (44,457,468)     (33,664,835)
Net increase (decrease) in cash and cash equivalents....       21,107,547       (3,685,049)      (5,310,674)
Cash and cash equivalents at beginning of year..........       20,265,069       23,950,118       29,260,792
                                                          ---------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR................  $    41,372,616  $    20,265,069  $    23,950,118
                                                          ---------------  ---------------  ---------------
                                                          ---------------  ---------------  ---------------
Cash paid during year for:
  Interest..............................................  $    25,690,952  $    16,644,628  $    18,619,252
  Income taxes..........................................        2,207,000        1,526,000        4,802,016

                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)   ACCOUNTING POLICIES:
    The consolidated financial statements of the Pinnacle Banc Group, Inc. (the "Corporation") and Subsidiaries have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry. The Corporation is a multi-bank holding company registered under the Bank Holding Company Act and is engaged in the business of banking through the ownership of subsidiary banks. A description of the significant accounting policies follows:

    (a)  CONSOLIDATION --

    The consolidated financial statements of the Corporation and Subsidiaries include the accounts of the Corporation and its subsidiaries, Pinnacle Bank ("PB"), Pinnacle Bank of the Quad-Cities ("PBQC"), and Batavia Savings Bank ("BSB"). Significant intercompany accounts and transactions have been eliminated in the preparation of these statements.

    PB was formed through the merger of First National Bank of Cicero ("FNBC"), Berwyn National Bank ("BNB"), and First National Bank in Harvey ("FNBH") with and into Bank of LaGrange Park ("BLGP") on July 9, 1993. Each of these Banks were subsidiaries of the Corporation. As part of the merger, the name of BLGP was changed to Pinnacle Bank. The transaction was accounted for in a manner similar to a pooling of interests.

    PBQC was formed through the merger of The Henry County Bank ("HCB") with Bank of Silvis ("BOS") on December 7, 1992. HCB and BOS were each subsidiaries of the Corporation. The transaction was accounted for in a manner similar to a pooling of interests.

    (b)  STATEMENTS OF CASH FLOWS --

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds are sold for one-day periods.

     i.) In the consolidated statements of cash flows, acquisitions by the Corporation are recorded as net cash from investing activities and, accordingly, cash flows are net of the impact of the acquisitions discussed below. In 1995, Acorn Financial Corp ("AFC") and its subsidiary bank, Suburban Trust & Savings Bank ("STSB") was purchased by the Corporation and cash of $23,413,897 was paid for the acquisition. At the date of purchase, the balance sheet of AFC included cash and cash equivalents of $8,614,094 resulting in a net cash position of $14,799,803.

    ii.) In the statements of cash flows for the Parent Company (Note 18), acquisitions by the Corporation are recorded as net cash from investing activities in the amount of the cash paid for the acquisitions net of cash acquired. In 1995, this amount was $23,413,897 for the acquisition of AFC.

    (c)  SECURITIES --

    Effective January 1, 1994, the Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 addresses the accounting and reporting of investments in equity securities that have readily determinable fair values and for all investments in debt securities. Securities are to be classified in three categories: held-to-maturity securities, trading securities and available-for-sale securities.

    Upon adoption of SFAS No. 115, all securities held by Pinnacle were classified as available-for-sale. As a result, securities are carried on the balance sheet at fair value, with corresponding (after tax) valuation adjustments included in stockholders' equity. The adoption of SFAS No. 115 had the effect of increasing stockholders' equity by approximately $6,800,000, at January 1, 1994.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) ACCOUNTING POLICIES: (CONTINUED)
    Premium and discount on securities are included in interest income on securities over the period from acquisition to maturity or earlier call date using the level-yield method. The specific identification method is used to record gains and losses on securities transactions.

    (d)  LOANS --

    Loans are stated net of unearned income. The unearned income on installment loans is recognized as interest income over the term of the loans using the sum-of-the-months-digits method, which does not differ materially from the effective interest method.

    Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield. The Corporation generally amortizes these amounts over the contractual life of the related loans.

    In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan". This standard was amended in October, 1994, by SFAS No. 118, "Accounting for Creditors for Impairment of a Loan -- Income Recognition and Disclosure". SFAS No. 114 addresses the accounting for loans when it is probable that all principal and interest amounts due on a loan will not be collected in accordance with its contractual terms (i.e. "impaired loans"). Pursuant to SFAS No. 114, to the extent the recorded investment of an impaired loan exceeds the present value of the loan's expected future cash flows or other measures of value, a valuation allowance is established for the difference. The corresponding allocation or charge will be to either the allowance for loan losses or to the provision for loan losses, respectively, depending on the adequacy of the overall allowance for loan losses. The
Corporation adopted SFAS No. 114 and SFAS No. 118 effective as of January 1, 1995. There was no effect on the financial position and results of operation of the Corporation upon adopting these standards.

    No changes were required to Pinnacle's accounting policies to loans, charge-offs, and interest income as a result of adopting these Statements.

    (e)  ALLOWANCE FOR LOAN LOSSES --

    The allowance for loan losses is determined by management based on factors such as past loan loss experience, evaluation of known and inherent losses in the loan portfolio, prevailing economic conditions, and other factors and estimates which are subject to change over time. Management adjusts the allowance for loan losses by recording a provision for loan losses in an amount sufficient to maintain the allowance at a level commensurate with the risks in the loan portfolio. Loans are charged-off when deemed to be uncollectible by management.

    (f)  PREMISES AND EQUIPMENT --

    Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, depreciation is computed using a combination of the straight-line and accelerated methods over the estimated useful lives of the assets.

    (g)  OTHER REAL ESTATE --

    Other real estate, included in other assets, includes property acquired through foreclosure or deed in lieu of foreclosure. Other real estate is carried at the lower of cost or fair value. Losses arising at the time of acquisition of property in full or partial satisfaction of loans are recorded as loan losses. Subsequent losses or expenses on the property are charged to other expenses. Income received on the property is recorded as an offset to expenses.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) ACCOUNTING POLICIES: (CONTINUED)
    (h)  INCOME TAXES --

    The consolidated Federal income tax return of the Corporation includes the accounts of each subsidiary bank. Under the terms of a tax-sharing agreement with the Corporation, each subsidiary bank is required to pay to the Corporation the Federal income tax liability computed as if the subsidiary bank were to file a separate income tax return. In the event of a separate bank net operating loss, the Corporation shall remit to each subsidiary bank the appropriate amount of each refund. The tax-sharing agreement also includes a provision that the Corporation will indemnify each subsidiary bank against all tax liabilities for any taxable year in which the subsidiary bank joins with the Corporation in filing a consolidated return.

    Pinnacle adopted SFAS No. 109, "Accounting for Income Taxes", which modified the provisions of SFAS No. 96, with an effective date of January 1, 1993. SFAS No. 109 requires an asset and liability approach for accounting for income taxes. Its objective is to recognize the amount of taxes payable or refundable for the current year, and deferred tax assets and liabilities for the future tax consequences for items that have been recognized in the Corporation's financial statements or tax returns. The measurement of tax assets and liabilities is based on enacted tax laws. Deferred tax assets are reduced, if necessary, by the amount of such benefits that are not expected to be realized based on available evidence.

    The cumulative effect of the adoption of SFAS No. 109 on periods prior to January 1, 1993 amounted to a benefit of $1,700,000, net of a valuation allowance, which was recorded as a deferred tax asset.

    (i)  LONG-LIVED ASSETS --

    In March 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of ("SFAS 121"). The Corporation is required to adopt the provisions of SFAS 121 in 1996. Based on information currently available, the Corporation does not expect the impact of adoption SFAS 121 to have a material effect on its consolidated financial condition or results of operations.

    (j)  ESTIMATES --

    In preparing the consolidated financial statements, management made estimates and assumptions that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change and future results could differ from those estimates and assumptions.

(2)   ACQUISITIONS:
    On January 6, 1995, the Corporation completed the acquisition of AFC and its subsidiary STSB. The purchase price was $23,413,897 in cash for all the issued and outstanding shares of AFC. Funds to pay for the purchase were borrowed from an unaffiliated bank. At the date of purchase, AFC was liquidated and concurrent with the liquidations, STSB was merged into PB. As of the date of purchase, AFC had total assets of approximately $144,000,000. Goodwill of approximately
$13,000,000 created in the acquisition is being amortized on a straight line basis over fifteen years.

    This transaction was accounted for using the purchase method of accounting and the excess of the aggregate purchase price paid over the fair value of the net assets acquired consisted of goodwill. The results of operations of STSB have been included in the consolidated financial statements since date of acquisition. No pro forma financial information is presented for 1995 since the acquisition closely

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) ACQUISITIONS: (CONTINUED)
coincides with the beginning of the year and would not differ significantly from the results reported. The following unaudited condensed results of operations reflect the acquisition of AFC as if the acquisition had occurred at the beginning of 1994 (in thousands, except per share amounts):

                                                                             1994
                                                                           ---------
Net interest income......................................................  $  29,872
Net income...............................................................      1,564
Net income per share -- fully diluted....................................       0.35

    At December 31, 1995 and 1994, the Corporation had goodwill of $17,046,795 and $5,493,782, respectively. Goodwill is stated net of accumulated amortization of $17,465,633 and $15,921,398 at December 31, 1995 and 1994, respectively.
Goodwill represents the excess of the aggregate purchase price paid over the fair value of the net assets received in the purchases of FNBC and BLGP in 1980, FNBH in 1982, FNBC's purchase of Cicero State Bank ("CSB") in 1982, BOS in 1989, BNB and HCB in 1991, BSB in 1992, and AFC in 1995. Goodwill is being amortized on straight line and accelerated methods over periods of 10 years to 20 years. Amortization of goodwill amounted to $1,544,235 in 1995, $1,340,021 in 1994, and $1,340,019 in 1993.

    Other intangibles consist of a deposit base intangible totalling $2,130,625 and $2,471,525 as of December 31, 1995 and 1994, respectively, which was allocated to values associated with the acquired deposits of the Berwyn branch of Olympic Federal Savings Association. Other intangibles are stated net of accumulated amortization of $1,278,375 and $937,475 at December 31, 1995 and 1994, respectively. Amortization of the deposit base intangible, which is being amortized over an estimated 10-year life, amounted to $340,900 in 1995, 1994, and 1993.

(3)   SECURITIES:
    As discussed in Note 1, the Corporation adopted SFAS No. 115, effective January 1, 1994. The amortized cost and the estimated fair value of the Corporation's securities as of December 31, 1995 and 1994, are as follows:

                                                                                1995
                                                  ----------------------------------------------------------------
                                                                        GROSS          GROSS
                                                                     UNREALIZED     UNREALIZED     ESTIMATED FAIR
                                                   AMORTIZED COST       GAINS         LOSSES           VALUE
                                                  ----------------  -------------  -------------  ----------------
Available for Sale:
  U.S. Treasury and U.S. Government agencies....  $    370,084,058  $     460,886     $ -0-       $    370,544,944
  Mortgage-backed securities....................         3,001,298         16,934         23,186         2,995,046
  Floating rate collateralized mortgage
   obligations..................................         7,335,163          5,754         29,552         7,311,365
  State and municipal...........................        22,917,762      2,925,251          3,570        25,839,443
  Other debt securities.........................         1,461,232         21,000       -0-              1,482,232
                                                  ----------------  -------------  -------------  ----------------
    Total debt securities.......................       404,799,513      3,429,825         56,308       408,173,030
  Corporate and other equity securities.........        13,837,560      4,918,222       -0-             18,755,782
                                                  ----------------  -------------  -------------  ----------------
    Total securities............................  $    418,637,073  $   8,348,047  $      56,308  $    426,928,812
                                                  ----------------  -------------  -------------  ----------------
                                                  ----------------  -------------  -------------  ----------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SECURITIES: (CONTINUED)

                                                                                 1994
                                                    --------------------------------------------------------------
                                                                          GROSS         GROSS
                                                                       UNREALIZED    UNREALIZED    ESTIMATED FAIR
                                                     AMORTIZED COST       GAINS        LOSSES          VALUE
                                                    ----------------  -------------  -----------  ----------------
Available for Sale:
  U.S. Treasury and U.S. Government agencies......  $    316,256,236  $    -0-       $    56,000  $    316,200,236
  Mortgage-backed securities......................         3,723,130         35,554       25,534         3,723,130
  Floating rate collateralized mortgage
   obligations....................................        11,180,414       -0-           149,000        11,031,414
  State and municipal.............................        32,874,309      2,311,781       15,178        35,170,912
  Other debt securities...........................            10,000       -0-           -0-                10,000
                                                    ----------------  -------------  -----------  ----------------
    Total debt securities.........................       364,044,089      2,311,781      245,712       366,145,692
  Corporate and other equity securities...........        18,573,900      2,170,305      389,627        20,354,578
                                                    ----------------  -------------  -----------  ----------------
    Total securities..............................  $    382,617,989  $   4,517,620  $   635,339  $    386,500,270
                                                    ----------------  -------------  -----------  ----------------
                                                    ----------------  -------------  -----------  ----------------

    The amortized cost and estimated fair value or carrying value of debt securities at December 31, 1995 and 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           1995                                1994
                                            ----------------------------------  ----------------------------------
                                                               ESTIMATED FAIR                      ESTIMATED FAIR
                                             AMORTIZED COST        VALUE         AMORTIZED COST        VALUE
                                            ----------------  ----------------  ----------------  ----------------
Due in one year or less...................  $    367,916,146  $    368,502,612  $    321,520,921  $    321,571,140
Due after one year through five years.....        14,264,861        15,006,919         5,741,300         5,829,073
Due after five years through ten years....         9,363,839        11,288,949        11,893,423        13,425,583
Due after ten years.......................         2,918,206         3,068,139         9,984,901        10,555,352
                                            ----------------  ----------------  ----------------  ----------------
                                                 394,463,052       397,866,619       349,140,545       351,381,148
Mortgage-backed securities................         3,001,298         2,905,046         3,723,130         3,733,130
Floating rate collateralized mortgage
 obligations..............................         7,335,163         7,311,365        11,180,414        11,031,414
                                            ----------------  ----------------  ----------------  ----------------
    Total debt securities.................  $    404,799,513  $    408,173,030  $    364,044,089  $    366,145,692
                                            ----------------  ----------------  ----------------  ----------------
                                            ----------------  ----------------  ----------------  ----------------

    Proceeds from sales of debt securities during 1995 were $3,091,833,533. Gross gains of $4,279,315 and gross losses of $272,550 were realized on those sales. Proceeds from sales of debt securities during 1994 were $1,621,779,610. Gross gains of $807,111 and gross losses of $12,292,899 were realized on those sales.

    At December 31, 1995 and 1994, securities carried at approximately $29,477,162 and $26,131,828, respectively, were pledged to secure public and trust deposits, securities sold under agreement to repurchase, and for other purposes as required or permitted by law.

    The mortgage-backed securities are direct obligations of U. S. Government agencies and the floating rate collateralized mortgage obligations are primarily secured by obligations of U. S. Government agencies. In the opinion of management, there were no material securities held at either December 31, 1995 or 1994, which constituted an unusual credit risk for the Corporation.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4)   LOANS:
    The composition of loans included in the accompanying consolidated balance sheets is as follows:

                                                             DECEMBER 31
                                                  ----------------------------------
                                                        1995              1994
                                                  ----------------  ----------------
Commercial and other............................  $     83,939,538  $     68,788,323
Real estate --
  Residential...................................       135,085,525       119,520,349
  Commercial and construction...................        42,072,760        22,220,220
Consumer........................................        49,464,246        38,981,697
                                                  ----------------  ----------------
    Gross loans.................................       310,562,069       249,510,589
Less -- Unearned income.........................           962,209         1,106,295
                                                  ----------------  ----------------
    Loans, net of unearned income...............  $    309,599,860  $    248,404,294
                                                  ----------------  ----------------
                                                  ----------------  ----------------

    The balance of impaired loans at December 31, 1995, was $5,739,714, while the average balance for the year was $5,992,000. No portion of the allowance for loan losses was allocated to the impaired loans at December 31, 1995. Interest income recognized on impaired loans was approximately $267,000. Interest income recognized on a cash basis only was approximately $119,000.

    Loan concentrations are defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. Although the Corporation has a diversified loan portfolio, a substantial natural geographic concentration of credit risk exists within the Corporation's defined customer market areas. These geographic market areas include the Chicago metropolitan area and the Quad-Cities metropolitan area of Illinois and Iowa.

(5)   ALLOWANCE FOR LOAN LOSSES:
    The changes in the allowance for loan losses were as follows:

                                                   YEAR ENDED DECEMBER 31
                                        --------------------------------------------
                                            1995           1994            1993
                                        -------------  -------------  --------------
Beginning balance.....................  $   4,228,608  $   3,547,183  $    3,001,313
Balances acquired (Note 2)............      1,945,941       -0-            -0-
Loans charged off.....................       (372,289)      (305,820)     (1,428,318)
Recoveries on loans...................        220,751         87,245         274,188
Provision for loan losses.............       -0-             900,000       1,700,000
                                        -------------  -------------  --------------
  Ending balance......................  $   6,023,011  $   4,228,608  $    3,547,183
                                        -------------  -------------  --------------
                                        -------------  -------------  --------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6)   PREMISES AND EQUIPMENT:
    A summary of premises and equipment is detailed below:

                                                              DECEMBER 31
                                                     ------------------------------
                                                          1995            1994
                                                     --------------  --------------
Land...............................................  $    2,453,865  $    1,713,498
Buildings & improvements...........................      13,091,656       8,345,840
Leasehold improvements.............................         351,530         329,250
Furniture and equipment............................       5,587,592       3,968,667
                                                     --------------  --------------
  Total............................................  $   21,484,643  $   14,357,255
Accumulated depreciation...........................      (5,919,241)     (4,642,996)
                                                     --------------  --------------
Premises and equipment.............................  $   15,565,402  $    9,714,259
                                                     --------------  --------------
                                                     --------------  --------------

    Depreciation expense for the year ended December 31, 1995, 1994, and 1993 was $1,272,478, $651,397, and $717,628, respectively.

    The Corporation leases office space for its corporate headquarters under an agreement expiring in the year 1997, leases its banking premises in LaGrange Park under an agreement expiring in the year 2003, and leases its banking facility in North Riverside under an agreement expiring in the year 2007. Future minimum lease payments on these operating leases at December 31, 1995, are as follows:

                                                                     FUTURE MINIMUM
YEAR                                                                 LEASE PAYMENTS
- -------------------------------------------------------------------  ---------------
1996...............................................................   $     181,904
1997...............................................................         170,376
1998...............................................................         144,280
1999...............................................................         144,280
2000...............................................................         144,280
Later years........................................................         644,319
                                                                     ---------------
Total minimum payments required....................................   $   1,429,439
                                                                     ---------------
                                                                     ---------------

    Rental expenses for leases, included in the consolidated statements of income as occupancy expenses, amounted to $156,079 in 1995, $181,485 in 1994, and $174,983 in 1993. The North Riverside and LaGrange Park leases are subject to periodic adjustment based on changes in the U.S. Department of Labor Consumer Price Index and deposit growth, respectively.

    The Corporation's aggregate future minimum net rentals to be received under non-cancelable leases from third party tenants for its locations in Oak Park and Westmont are as follows:

                                                                     FUTURE MINIMUM
                                                                       NET LEASE
YEAR                                                                    RENTALS
- ------------------------------------------------------------------  ----------------
1996..............................................................    $    173,577
1997..............................................................         122,899
1998..............................................................         104,334
1999..............................................................          28,756
2000 and after....................................................        -0-
                                                                    ----------------
Total minimum net rentals.........................................    $    429,566
                                                                    ----------------
                                                                    ----------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) PREMISES AND EQUIPMENT: (CONTINUED)
    The Corporation also receives reimbursement from its tenants for certain occupancy expenses including, taxes, insurance, and operating expenses, as defined in the lease agreement. Rental income, included as an offset to occupancy expenses, amounted to $178,620 in 1995.

(7)   INCOME TAXES:
    The provision for income taxes in the consolidated statements of income is composed of the following:

                                                   YEAR ENDED DECEMBER 31
                                        --------------------------------------------
                                            1995            1994           1993
                                        -------------  --------------  -------------
Federal
  Current.............................  $   2,315,000  $   (1,157,000) $   2,696,000
  Deferred............................        824,000        (401,000)     1,417,000
State.................................       -0-             (761,000)      (108,000)
                                        -------------  --------------  -------------
  Provision (benefit) for income
   taxes..............................  $   3,139,000  $   (2,319,000) $   4,005,000
                                        -------------  --------------  -------------
                                        -------------  --------------  -------------

    Not included in the above table, but credited directly to stockholders' equity in 1995 and 1993 were taxes in the amount of $13,507 and $26,542, respectively, related to the disposition of stock option shares by participants of the Incentive Stock Option Plan before the expiration of defined holding periods for tax purposes.

    The following table reconciles the provision for income taxes with the amounts computed at the applicable statutory Federal income tax rate of 34% for each period:

                                                                      YEAR ENDED DECEMBER 31
                                                          ----------------------------------------------
                                                               1995            1994            1993
                                                          --------------  --------------  --------------
Tax provision at Federal statutory rate.................  $    5,314,495  $      (22,287) $    5,211,307
Tax-exempt income.......................................      (1,027,916)     (1,859,472)     (1,591,860)
Amortization of purchase accounting assets and goodwill
 and other intangibles..................................         691,717         605,927         628,665
Dividend received deduction.............................        (900,821)       (170,711)       (143,522)
Securities writedown....................................        (239,850)      -0-              (142,869)
State income taxes, net of Federal income tax benefit...       -0-              (474,431)        (59,428)
Other, net..............................................        (698,625)       (398,026)        102,707
                                                          --------------  --------------  --------------
  Provision (benefit) for income taxes..................  $    3,139,000  $   (2,319,000) $    4,005,000
                                                          --------------  --------------  --------------
                                                          --------------  --------------  --------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) INCOME TAXES: (CONTINUED)
    The components of and changes in the net deferred tax asset were as follows:

                                                                                   DECEMBER 31
                                                                          ------------------------------
                                                                               1995            1994
                                                                          --------------  --------------
Deferred tax assets:
  Allowance for loan losses.............................................  $    1,366,224  $    1,112,925
  Installment note sale.................................................       -0-               747,000
  Deferred compensation.................................................         656,524         612,946
  Other reserves........................................................         190,480         663,132
  State tax operating loss carryforward.................................       1,690,807       -0-
  Federal regular tax operating loss carryforward.......................       1,237,815       1,237,815
  Alternative minimum tax credit carryforward...........................       1,284,000         198,000
  Other, net............................................................         243,181         452,871
                                                                          --------------  --------------
    Gross deferred tax assets...........................................       6,669,031       5,024,689
      Valuation allowance...............................................      (1,783,914)     (1,704,280)
                                                                          --------------  --------------
    Gross deferred tax assets, net of valuation allowance...............       4,885,117       3,320,409
                                                                          --------------  --------------
Deferred tax liabilities:
  Bond accretion........................................................       -0-               504,727
  Depreciation..........................................................         292,479         168,178
  Purchase accounting adjustments.......................................         873,608         883,955
  Other.................................................................         757,030         332,549
  Unrealized gain on securities.........................................       1,240,000         834,000
                                                                          --------------  --------------
    Gross deferred tax liabilities......................................       3,163,117       2,723,409
                                                                          --------------  --------------
Net deferred tax asset..................................................  $    1,722,000  $      597,000
                                                                          --------------  --------------
                                                                          --------------  --------------

    A valuation allowance is provided when the realization potential of a portion of the deferred tax asset cannot be determined to be more likely than not. The Corporation has established a valuation allowance for a portion of its Federal and State tax net operating loss carryforward. In 1995, a deferred tax asset relating to an installment note sale, for which a valuation allowance had been established, was recognized. This, together with establishment of the valuation allowance for the state tax net operating loss carryforward resulted in the change in the valuation allowance. Also included in the net deferred tax asset is the tax effect of the unrealized gain on securities which is not recorded through the provision for taxes, but directly to Stockholders' Equity.

    The net operating loss carryforward for Federal purposes relates to the parent company and is subject to significant limitation on its usage. At December 31, 1995, the Federal net operating loss carryforward amounted to approximately $3,641,000 which expires, if unused, in the years 1999 to 2001. The State net operating loss carryforward amounted to $23,549,000 which expires, if unused, in the years 2010 and 2011.

    At December 31, 1995, the Corporation had an alternative minimum tax credit carryforward of approximately $1,284,000, which is not subject to expiration.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  NOTES PAYABLE:

    The Corporation has financed acquisitions, purchases of equity securities and short-term cash requirements of the parent company with an unaffiliated bank. At December 31, 1995, the borrowings are composed of a $23,000,000 demand loan used for the acquisition of AFC and a $7,000,000 revolving line of credit. Total outstandings were $20,600,000 at December 31, 1995 of which $20,000,000 related to the AFC note. During 1994, the borrowings of the Corporation were composed of a non-revolving note and a $10,000,000 revolving line of credit which was replaced by the aforementioned line of credit. Total outstandings were $5,400,000 at December 31, 1994.

    These borrowings bear interest at a floating rate tied to the prime rate or LIBOR, are due on demand and are secured by the common stock owned by the Corporation of each subsidiary bank.

(9)  PROFIT-SHARING AND INCENTIVE PLANS:

    The Corporation maintains a trusteed, profit-sharing plan covering substantially all employees who have met age and service requirements. Annual contributions are made in accordance with a resolution passed by the Boards of Directors of the Corporation and each subsidiary bank and amounted to $414,144 for 1995, $337,072 for 1994, and $339,259 for 1993.

    The Corporation and each subsidiary bank maintain profit incentive plans which are available to certain key executives. Distributions are based on the performance levels of the Corporation and each subsidiary bank, and are subject to the Board of Directors' approval.

(10)  STOCK OPTION PLAN:

    In April, 1990, the shareholders approved the 1990 Incentive Stock Option Plan ("1990 Plan"). The 1990 Plan covers key employees of the Corporation and requires that all options be issued at an option price at least equal to the fair market value per share of the Corporation's common stock on the date granted. No options may be granted to any individual who owns more than 10% of the Corporation's common stock unless the grant is at a purchase price of 110% of the option's fair market value on the date of grant. Under the 1990 Plan, the aggregate number of shares which could be issued under options are 246,666 shares.

    The Corporation previously had an incentive stock option plan originally adopted in 1981 ("Prior Plan") which terminated on December 31, 1990 in regards to the issuance of new options. The Prior Plan was amended in 1988 and the options previously granted by companies merged into the Corporation were converted into options to purchase shares of the Corporation. The substantive terms of the Prior Plan were the same as the 1990 Plan. Under the Prior Plan, the aggregate number of shares which could be issued under options were 366,667 shares. Upon adoption of the 1990 Plan, no additional option shares could be issued under the Prior Plan.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The following table summarizes stock option transactions for 1995, 1994, and 1993 giving effect to stock splits. At December 31, 1995, 47,166 option shares under the 1990 Plan and no option shares under the Prior Plan were outstanding. All options outstanding may be exercised at any time during the five year period from the date of grant.

                                                                                        WEIGHTED
                                                                          NUMBER OF   AVERAGE PRICE
                                                                           SHARES       PER SHARE
                                                                         -----------  -------------
Outstanding at December 31, 1992.......................................      93,065     $   18.13
  Options granted......................................................      -0-           -0-
  Options exercised....................................................     (13,271 )        14.41
                                                                         -----------  -------------
Outstanding at December 31, 1993.......................................      79,794          18.75
  Options granted......................................................      -0-           -0-
  Options exercised....................................................     (11,951 )        16.80
                                                                         -----------  -------------
Outstanding at December 31, 1994.......................................      67,843          19.09
  Options granted......................................................       5,000          28.63
  Options exercised....................................................     (25,677 )        17.69
                                                                         -----------  -------------
Outstanding at December 31, 1995.......................................      47,166   $      20.86
                                                                         -----------  -------------
                                                                         -----------  -------------

    In 1995 and 1993, the Corporation derived tax deductions from the disposition of stock option shares by participants of the Prior Plan before the expiration of defined holding periods for tax purposes. These tax deductions are measured by the excess of the market value over the option price at the date of sale by the participant. The related tax benefit is credited to additional paid-in capital. The Corporation makes no charges against capital with respect to options granted.

    During 1993, individuals exercised stock appreciation rights relating to 13,333 shares with an average grant value of $10.42 per share. Upon exercise of these stock appreciation rights, the Corporation paid compensation, the majority of which was previously accrued, to the individuals holding the stock appreciation rights in the amount of the difference between the market price of the Corporation's common stock on the date of exercise and the grant price. At December 31, 1995 and 1994, no stock appreciation rights were outstanding.

(11)  CAPITAL STOCK:

    The  weighted  average  number  of  common  and  common  equivalent   shares
outstanding for the year ended December 31 are as follows:

                                                                              1995         1994         1993
                                                                           -----------  -----------  -----------
Primary..................................................................    4,417,701    4,456,437    4,526,161
Fully diluted............................................................    4,419,006    4,459,599    4,528,298

(12)  RELATED-PARTY TRANSACTIONS:

    Analysis   of  loans  made  to  directors  and  executive  officers  of  the
Corporation and subsidiaries is as follows:

Balance, December 31, 1994...........................................  $3,651,594
Additions............................................................   1,694,049
Collections..........................................................   2,290,628
                                                                       ----------
  Balance, December 31, 1995.........................................  $3,055,015
                                                                       ----------
                                                                       ----------

    Directors of the Corporation and subsidiaries were customers of and had transactions with the subsidiaries in the ordinary course of business during the period presented above and additional

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) transactions may be expected in the future. In management's opinion, all outstanding loans, commitments and deposit relationships included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than a normal risk of collectibility or other unfavorable features.

    One director of the Corporation is a partner in a law firm that provides various legal services to the Corporation and its subsidiary banks. Fees for these services were $250,128 in 1995, $262,040 in 1994, and $104,150 in 1993.

(13)  LITIGATION:

    During the first quarter of 1994, a judgment in the amount of $2,300,000 was entered in the U. S. Bankruptcy Court against PB. The judgment is the result of a suit filed against PB by a trustee of a debtor in bankruptcy. The trustee claimed that PB honored overdrafts in the debtor's bank account without obtaining prior court approval. The amount of the judgment represents the cumulative amount of all payments received by PB from the debtor to cover overdrafts. While PB appealed the decision in 1994, management, upon the advice of legal counsel, settled the case for $1,275,000 in December, 1995. The settlement amount had been previously accrued.

    The Corporation and the subsidiary banks are subject to other pending and threatened legal actions which arise in the normal course of business. In the opinion of management, based upon consultation of legal counsel, the disposition of all outstanding matters will not have a materially adverse effect on the consolidated financial position and results of operations.

(14)  DISCLOSURES ABOUT ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

    SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments for which it is practicable to estimate that value, and the disclosure of the method(s) and significant assumptions used to estimate the fair value of financial instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    (a) CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD AND INTEREST BEARING DEPOSITS --

    For these short-term instruments, the carrying value approximates fair value
because  these  instruments  are  short-term  in  nature  and  do  not   present
unanticipated credit concerns.

    (b)  SECURITIES --

    For debt securities and equity securities available for sale, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments or carried at cost.

    (c)  LOANS --

    The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Corporation's and the industry's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

    Fair value for significant impaired loans is based on estimated cash flows which are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    (d)  DEPOSIT LIABILITIES --

    The fair value of deposits with no stated maturity, such as non-interest bearing deposits, savings, and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand as of December 31, 1995. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    (e)  SHORT TERM BORROWINGS AND NOTES PAYABLE

    Rates currently available to the Corporation and Subsidiaries for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

    (f)  UNRECOGNIZED FINANCIAL INSTRUMENTS

    The fair value of unrecognized financial instruments including commitments to extend credit, standby letters of credit and financial guarantees are insignificant and, therefore, not presented.

    The estimated fair values of the Corporation's financial instruments at December 31 are as follows:

                                                                                        1995
                                                                         ----------------------------------
                                                                             CARRYING       ESTIMATED FAIR
                                                                              VALUE             VALUE
                                                                         ----------------  ----------------
Financial assets:
  Cash and due from banks, Federal funds sold and interest-bearing
   deposits............................................................  $     44,098,000  $     44,098,000
  Securities...........................................................       426,929,000       426,929,000
  Loans, net...........................................................       303,577,000       306,361,000
Financial liabilities:
  Deposits.............................................................      (712,805,000)     (713,888,000)
  Short term borrowings................................................               -0-               -0-
  Notes payable........................................................       (20,600,000)      (20,600,000)


                                                                                        1994
                                                                         ----------------------------------
                                                                             CARRYING       ESTIMATED FAIR
                                                                              VALUE             VALUE
                                                                         ----------------  ----------------
Financial assets:
  Cash and due from banks, Federal funds sold and interest-bearing
   deposits............................................................  $     23,080,000  $     23,080,000
  Securities...........................................................       386,500,000       386,500,000
  Loans, net...........................................................       244,176,000       236,457,000
Financial liabilities:
  Deposits.............................................................      (599,879,000)     (600,840,000)
  Short term borrowings................................................        (4,800,000)       (4,800,000)
  Notes payable........................................................        (5,400,000)       (5,400,000)

    (g)  LIMITATIONS

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no actively traded market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

    Fair value estimates are based on existing on and off-balance-sheet financial instruments. The disclosures do not address the value of the Corporation's other types of recognized and unrecognized assets and liabilities or the value of anticipated future business. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

(15)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

    The Corporation has, through its subsidiary banks, financial instruments with off-balance-sheet risk made in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated financial statements. The contract amounts of those instruments reflect the extent of involvement the subsidiary banks have in particular classes of financial instruments. The Corporation is not using any derivative products for hedging or other purposes.

    The subsidiary banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. Each subsidiary bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1995 and 1994, the subsidiary banks had the following financial instruments with off-balance-sheet risk:

                                                                                    CONTRACT AMOUNT
                                                                             ------------------------------
                                                                                  1995            1994
                                                                             --------------  --------------
Commitments to extend credit...............................................  $   70,651,000  $   59,326,000
Standby letters of credit and financial guarantees written.................       2,982,000       3,412,000

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each subsidiary bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by each subsidiary bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the subsidiary banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private financing arrangements for a period of less than two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Each subsidiary bank holds collateral supporting those commitments for which collateral is deemed necessary.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(16)  REGULATORY REQUIREMENTS:

    The subsidiary banks are subject to Federal and state laws which restrict the payment of dividends to the Corporation. Based on these restrictions, at January 1, 1996, the subsidiary banks could have declared approximately $2,715,000 in dividends without requesting approval of the applicable Federal or state regulatory agency.

    Based on the types and amounts of deposits received, banks are required to maintain non-interest bearing cash balances in accordance with Federal Reserve Bank reserve requirements. At December 31, 1995 and 1994, the non-interest bearing cash balances maintained to meet reserve requirements were $10,527,000 and $7,199,000, respectively.

(17)  OTHER INCOME AND OTHER EXPENSE:

    The following is the detail of the "Other income" and "Other expense" lines on the Consolidated Statements of Income for the year ended December 31:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Other income:
  Banking services.........................................  $   3,139,142  $   2,378,781  $   2,632,216
  Trust services...........................................      2,307,358      1,758,212      1,713,043
  Other income.............................................      1,779,343      1,324,877      1,270,450
                                                             -------------  -------------  -------------
    Total..................................................  $   7,225,843  $   5,461,870  $   5,615,709
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------
Other expense:
  Equipment expense........................................  $   1,316,296  $     828,877  $     829,185
  FDIC insurance premium...................................        983,962      1,398,995      1,416,314
  Data processing..........................................      1,206,129        890,275        985,719
  Litigation expense.......................................       -0-             750,000       -0-
  Other expense............................................      3,302,259      4,204,341      4,057,083
                                                             -------------  -------------  -------------
    Total..................................................  $   6,808,646  $   8,072,488  $   7,288,301
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

(18)  PARENT COMPANY STATEMENTS:

    Presented on the following pages are the balance sheets, statements of income and statements of cash flows for the Parent Company.

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(18)  PARENT COMPANY STATEMENTS: (CONTINUED)

BALANCE SHEETS
PINNACLE BANC GROUP, INC. (Parent only)

                                                                                    AT DECEMBER 31,
                                                                            --------------------------------
                                                                                  1995             1994
                                                                            ----------------  --------------
Assets:
  Cash in subsidiary banks................................................  $          9,329  $      160,643
  Investment in subsidiary banks..........................................        79,065,813      52,052,420
  Goodwill and purchase accounting adjustments............................         3,018,123       3,576,249
  Securities..............................................................        18,184,182      19,791,578
    (amortized cost: 1995--$13,265,960
                   1994--$18,359,297)
  Other assets............................................................           898,965         440,633
                                                                            ----------------  --------------
    Total.................................................................  $    101,176,412  $   76,021,523
                                                                            ----------------  --------------
                                                                            ----------------  --------------
Liabilities and stockholders' equity:
  Notes payable...........................................................  $     20,600,000  $    5,400,000
  Accrued income taxes....................................................           948,322       1,018,501
  Other liabilities.......................................................           667,275         767,345
  Stockholders' equity....................................................        78,960,815      68,835,677
                                                                            ----------------  --------------
    Total.................................................................  $    101,176,412  $   76,021,523
                                                                            ----------------  --------------
                                                                            ----------------  --------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(18)  PARENT COMPANY STATEMENTS: (CONTINUED)

STATEMENTS OF INCOME
PINNACLE BANC GROUP, INC. (Parent only)

                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------------------
                                                                        1995            1994            1993
                                                                   --------------  --------------  --------------
Income:
  Dividends from subsidiary banks................................  $   10,013,068  $    4,273,958  $   22,132,942
  Management fees from subsidiary banks..........................       -0-             -0-             1,320,955
  Dividend and interest income...................................       1,157,391       1,489,839       1,340,871
  Net securities gains...........................................         694,875       1,772,013       1,478,474
  Other income...................................................          44,098          30,029           9,025
                                                                   --------------  --------------  --------------
    Total........................................................      11,909,432       7,565,839      26,282,267

Expenses:
  Interest on notes payable......................................       1,963,897         282,937         423,947
  Employee compensation and benefits.............................         639,554         530,600       1,565,276
  Amortization of goodwill and purchase accounting adjustments...         637,038       1,311,443       1,294,872
  Other expenses.................................................         351,575         641,897         511,068
                                                                   --------------  --------------  --------------
    Total........................................................       3,592,064       2,766,877       3,795,163

Income before income taxes and undistributed earnings of
  subsidiary banks...............................................       8,317,368       4,798,962      22,487,104
  Provision (benefit) for income taxes...........................      (1,383,000)       (398,000)      1,361,000
  Equity in undistributed earnings of subsidiary banks...........       2,793,087      (2,941,465)     (7,247,856)
                                                                   --------------  --------------  --------------
Income before cumulative effect of change in accounting for
  income taxes...................................................      12,493,455       2,255,497      13,878,248
  Cumulative effect of change in accounting for income taxes.....       -0-             -0-              (885,000)
                                                                   --------------  --------------  --------------
Net income.......................................................  $   12,493,455  $    2,255,497  $   12,993,248
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                   PINNACLE BANC GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(18)  PARENT COMPANY STATEMENTS: (CONTINUED)

STATEMENTS OF CASH FLOWS
PINNACLE BANC GROUP, INC. (Parent Only)

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1995             1994             1993
                                                                ---------------  ---------------  ---------------
Cash flows from operating activities:
  Net income..................................................  $    12,493,455  $     2,255,497  $    12,993,248
  Adjustments to reconcile net income to net cash provided by operating activities:
    Excess of equity in undistributed earnings of subsidiaries
      (over) under dividends received.........................       (2,793,087)       2,941,465        7,247,856
    Amortization of goodwill and purchase accounting
     adjustments..............................................          637,038        1,311,443        1,294,872
    Gain on sales of securities...............................         (694,875)      (1,772,013)      (1,478,474)
    Increase (decrease) in interest payable...................          (66,662)         179,341          (41,190)
    (Increase) decrease in other assets.......................         (458,332)        (279,808)       2,347,337
    Decrease in other liabilities and accrued income taxes....         (103,587)        (117,541)            (585)
    Other, net................................................         (344,008)        (780,504)        (710,372)
                                                                ---------------  ---------------  ---------------
      Total adjustments.......................................       (3,823,513)       1,482,383        8,659,444
      Net cash provided by operating activities...............        8,669,942        3,737,880       21,652,692
Cash flows from investing activities:
  Cash portion of acquisitions, net of cash acquired (Note
   1).........................................................      (23,413,897)       -0-              -0-
  Purchase of minority shares.................................        -0-              -0-               (156,319)
  Purchases of securities.....................................         (107,500)      (4,923,065)      (4,670,000)
  Proceeds from sales of securities...........................        3,056,625        2,870,722        2,081,280
  Proceeds from maturities and paydowns of securities.........        2,828,996        -0-              1,012,900
                                                                ---------------  ---------------  ---------------
      Net cash used for investing activities..................      (17,635,776)      (2,052,343)      (1,732,139)
Cash flows from financing activities:
  Proceeds from notes payable.................................       31,800,000       11,200,000        4,700,000
  Principal reductions of notes payable.......................      (16,600,000)      (5,800,000)     (19,209,000)
  Issuance of common stock....................................          454,315          200,776          191,264
  Purchase and retirement of common stock.....................       (1,731,122)      (2,727,214)      (1,333,879)
  Dividends paid..............................................       (5,108,673)      (4,797,510)      (4,315,840)
                                                                ---------------  ---------------  ---------------
      Net cash provided by (used for) financing activities....        8,814,520       (1,923,948)     (19,967,455)
Net increase (decrease) in cash and cash equivalents..........         (151,314)        (238,411)         (46,902)
Cash and cash equivalents at beginning of year................          160,643          399,054          445,956
                                                                ---------------  ---------------  ---------------
Cash and cash equivalents at end of year......................  $         9,329  $       160,643  $       399,054
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Cash paid during year for:
  Interest....................................................  $     2,030,559  $       103,597  $       465,138
  Income taxes................................................        2,207,000        1,526,000        4,802,016

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of Pinnacle Banc Group, Inc.

    We have audited the accompanying consolidated balance sheets of Pinnacle Banc Group, Inc. (an Illinois Corporation) and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the December 31, 1993 financial statements of Batavia Savings Bank, which statements reflect assets of 10 percent of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Banc Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                 /s/ ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois,
January 19, 1996

                            FINANCIAL SECURITY CORP.

           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

                      MARCH 31, 1996 AND DECEMBER 31, 1995

                                                                                MARCH 31, 1996   DECEMBER 31, 1995
                                                                               ----------------  -----------------
ASSETS:
  Cash and due from banks....................................................  $        793,845   $     1,143,375
  Interest earning deposits..................................................         9,507,854         6,267,332
  Federal funds sold.........................................................             --0--           745,696
                                                                               ----------------  -----------------
    Total cash and cash equivalents..........................................        10,301,699         8,156,403
  Securities held-to-maturity................................................         1,152,106         1,341,470
  Securities available-for-sale..............................................        55,348,869        54,134,691
  Loans receivable -- net of allowance for loan losses of $2,341,662 at March
   31, 1996 and $2,284,662 at December 31, 1995..............................       186,639,039       190,495,513
  Loans held for sale -- (net)...............................................         1,580,340         3,483,448
  Foreclosed real estate -- (net)............................................         1,190,996         1,321,009
  Limited partnership investment in purchased mortgage servicing rights......         9,032,941         8,615,863
  Accrued interest receivable................................................         2,018,335         2,370,350
  Federal home loan bank stock...............................................         2,075,000         2,187,500
  Premises and equipment.....................................................         3,086,073         3,151,491
  Real estate held for development...........................................           416,400           466,400
  Prepaid expenses and other assets..........................................         1,123,328         1,333,061
                                                                               ----------------  -----------------
    Total assets.............................................................  $    273,965,126   $   277,057,199
                                                                               ----------------  -----------------
                                                                               ----------------  -----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits...................................................................  $    188,776,784   $   193,845,087
  Borrowed funds.............................................................        41,500,000        39,344,703
  Advance payment by borrowers for taxes and insurance.......................           272,150         1,152,685
  Accrued interest payable and other liabilities.............................         4,044,353         3,946,861
                                                                               ----------------  -----------------
    Total liabilities........................................................       234,593,287       238,289,336
                                                                               ----------------  -----------------
Stockholders' equity:
  Preferred stock, $.01 par value. authorized 1,000,000 shares; none issued
   or outstanding............................................................             --0--             --0--
  Common stock, $.01 par value. authorized 3,000,000; issued 1,769,420;
   outstanding 1,523,338.....................................................            17,694            17,419
  Additional paid in capital.................................................        16,729,847        16,386,274
  Treasury stock (246,082 shares at March 31, 1996 and December 31, 1995.)...        (3,826,060)       (3,826,060)
  Retained earnings (substantially restricted)...............................        27,535,901        26,987,884
  Employee stock ownership plan loan.........................................          (600,000)         (644,703)
  Recognition and retention plan stock awards................................          (292,093)         (326,400)
  Unrealized gain or (loss) on securities available for sale (net of income
   taxes)....................................................................          (193,450)          173,449
                                                                               ----------------  -----------------
    Total stockholders' equity...............................................        39,371,839        38,767,863
                                                                               ----------------  -----------------
    Total liabilities and stockholders' equity...............................  $    273,965,126   $   277,057,199
                                                                               ----------------  -----------------
                                                                               ----------------  -----------------

                            FINANCIAL SECURITY CORP.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                   FOR THE THREE   FOR THE THREE
                                                                                    MONTHS ENDED    MONTHS ENDED
                                                                                   MARCH 31, 1996  MARCH 31, 1995
                                                                                   --------------  --------------
Interest income:
  Loans receivable...............................................................   $  4,007,646    $  4,193,965
  Securities.....................................................................        751,120         466,773
  Mortgage-backed securities.....................................................        234,704         255,274
  Interest earning deposits and federal funds sold...............................         52,579          47,354
  Dividends on FHLB stock........................................................         35,094          32,507
                                                                                   --------------  --------------
Total interest income............................................................      5,081,143       4,995,873
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Interest expense:
  Deposits.......................................................................      2,342,584       2,351,963
  Borrowed funds.................................................................        640,269         585,938
                                                                                   --------------  --------------
Total interest expense...........................................................      2,982,853       2,937,901
                                                                                   --------------  --------------
Net interest income before provision for loan losses.............................      2,098,290       2,057,972
Provision for loan losses........................................................         75,000         100,000
                                                                                   --------------  --------------
Net interest income after provision for loan losses..............................      2,023,290       1,957,972
Non interest income:
  Gain on sale of:
    Loans........................................................................         61,205           --0--
    Securities available-for-sale................................................          --0--          25,000
    Foreclosed real estate loans.................................................        121,333          54,100
  Insurance commissions..........................................................         16,612          20,455
  Equity in earnings of limited partnership investments in purchased mortgage
   servicing rights..............................................................        228,078         184,985
  Other income...................................................................         57,051          32,547
                                                                                   --------------  --------------
Total non interest income........................................................        484,279         317,087
Non interest expense:
  Compensation and benefits......................................................        831,779         757,399
  Office occupancy and equipment.................................................        150,594         157,387
  Federal deposit insurance premiums.............................................        114,975         109,978
  Data processing................................................................         80,350          87,516
  Legal fees.....................................................................          7,198          30,960
  Advertising and promotion......................................................         20,354          74,614
  Loss from foreclosed real estate operations (net)..............................        106,790          97,326
  Provision for loss on securities...............................................        137,592         127,387
  Provision for real estate held-for-development.................................         50,000           --0--
  Other..........................................................................        271,920         274,914
                                                                                   --------------  --------------
Total non interest expense.......................................................      1,771,552       1,717,481
                                                                                   --------------  --------------
Income before income taxes.......................................................        736,017         557,578
Income tax expense...............................................................        188,000          54,000
                                                                                   --------------  --------------
Net income.......................................................................   $    548,017    $    503,578
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Net earnings per share:
  Primary........................................................................   $       0.35    $       0.31
                                                                                   --------------  --------------
                                                                                   --------------  --------------
  Fully diluted..................................................................   $       0.35    $       0.31
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                            FINANCIAL SECURITY CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                   FOR THE THREE   FOR THE THREE
                                                                                    MONTHS ENDED    MONTHS ENDED
                                                                                   MARCH 31, 1996  MARCH 31, 1995
                                                                                   --------------  --------------
Cash Flows from operating activities:
Net Income.......................................................................   $    548,017    $    503,578
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation...................................................................         73,521          86,536
  Deferred income tax expense (benefit)..........................................          --0--        (101,121)
  Amortization of premiums, discounts and deferred loan fees.....................        (92,589)         26,273
  Amortization of ESOP and RRP...................................................         79,010          71,855
  Provisions for Losses:
    Loans receivable.............................................................         75,000         100,000
    Foreclosed real estate and real estate held-for-development..................         50,000           --0--
    Securities...................................................................        137,592         127,387
  Gain on Sale of:
    Securities available for sale................................................          --0--         (25,000)
    Foreclosed real estate.......................................................       (121,333)        (54,100)
    Loans........................................................................        (61,205)          --0--
  Purchase of loans held for sale................................................          --0--      (1,514,000)
  Proceeds from sale of loans held for sale......................................      1,699,000       1,442,000
  Equity in earnings of limited partnership investment in purchased mortgage
   servicing rights..............................................................       (228,078)       (184,985)
  Decrease in accrued interest receivable, prepaid expenses and other assets.....      1,071,800         952,769
  Increase in accrued interest payable and other liabilities.....................         97,492         977,664
                                                                                   --------------  --------------
Net Cash provided by operating activities........................................      3,328,227       2,408,856
                                                                                   --------------  --------------
Cash Flows from investing activities:
  Net change in loans receivable and held for sale...............................      3,642,730        (774,068)
  Principal repayments on:
    Mortgage backed securities...................................................        970,000         440,000
  Proceeds from maturities and calls of securities...............................      8,500,000           --0--
  Increase in mutual funds, net..................................................          --0--         (70,932)
  Proceeds from sales of Securities available-for-sale...........................          --0--       4,006,000
  Foreclosed real estate.........................................................        549,635         670,000
  Purchase of:
    Securities available-for-sale................................................    (11,500,000)     (8,528,000)
    Premises and equipment.......................................................         (8,103)        (39,523)
    Federal Home Loan Bank stock (purchase) redemption...........................        112,500         (37,500)
    Limited partnership investment purchased mortgage servicing rights...........          --0--        (370,000)
                                                                                   --------------  --------------
Net Cash provided by (used in) investing activities..............................      2,266,762      (4,704,023)
                                                                                   --------------  --------------
Cash Flows from financing activities
  Net increase (decrease) in deposits............................................     (5,068,303)     17,445,115
  Proceeds from borrowed funds...................................................     12,900,000       2,100,000
  Repayment of borrowed funds....................................................    (10,744,703)    (13,042,982)
  Purchase of treasury stock.....................................................          --0--      (1,391,031)
  Proceeds from exercise of stock options........................................        343,848          27,500
  Cash dividends paid............................................................          --0--      (1,569,128)
  Net decrease in advance payments by borrowers for taxes and insurance..........       (880,535)     (2,208,526)
                                                                                   --------------  --------------
Net Cash provided by (used in) financing activities..............................     (3,449,693)      1,360,948
                                                                                   --------------  --------------
Net increase (decrease) in cash and cash equivalents.............................      2,145,296        (934,219)
Cash and cash equivalents at beginning of year...................................      8,156,403       6,036,418
                                                                                   --------------  --------------
Cash and Cash Equivalents at End of Period.......................................   $ 10,301,699    $  5,102,199
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the quarter for:
    Interest.....................................................................   $  2,952,748    $  2,937,901
    Income taxes.................................................................          --0--           --0--
  Non-Cash Activities:
    Transfer of loans to foreclosed real estate..................................   $    298,289    $    777,140

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1996

NOTE 1
    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and with the instructions to form 10-QSB and
Article 10 of regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation have been included.

    The preparation of financial statements in conformity with generally accepted accounting principles and with general practices within the thrift industry requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The actual results could differ from these estimates. Areas involving the use of management's estimates and assumptions, and which are more susceptible to change in the near term, include the allowance for loan losses, the realization of deferred tax assets, fair value of certain securities, including FHA Title I securities and collateralized mortgage obligations, the determination and carrying value of impaired loans, the carrying value of loans held for sale, the carrying value of other real estate, the fair value of mortgage servicing rights as they relate to the limited partnership, and the determination of other-than-temporary reductions in the fair value of securities.

    The results of operations and other data for the three months ended March 31, 1996 are not necessarily indicative of results that may be expected for the entire fiscal year ending December 31, 1996.

    The unaudited consolidated financial statements include the accounts of Financial Security Corp. (the "Company") and its wholly owned subsidiary, Security Federal Savings and Loan Association of Chicago (the "Association"), and subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2

    OTHER EVENTS. On April 22, 1996, the Company entered into an Agreement and Plan of Merger (the "Agreement") with Pinnacle Banc Group, Inc. ("Pinnacle") pursuant to which Pinnacle will acquire the Company with the Company merging into Pinnacle. The Company's wholly-owned subsidiary, Security Federal Savings and Loan Association of Chicago will be held as a separate subsidiary of Pinnacle.

    Under the terms of the Agreement, holders of the Company's common stock will receive $28.50, subject to adjustment, in cash, Pinnacle common stock or a combination thereof for each share.

    The Agreement is subject to approval by the shareholders of the Company and Pinnacle and the approval of the appropriate regulatory authorities.

NOTE 3
    Earnings per share of common stock for the quarter ended March 31, 1996 have been determined by dividing net income by 1,571,791 primary shares and 1,579,198 fully diluted shares respectively, the weighted average number of shares of common stock and common stock equivalents outstanding. Stock options are regarded as common stock equivalents and are therefore considered in the earnings per share calculations. Common stock equivalents are computed using the treasury stock method. (See Exhibit 11.0).

THREE MONTHS ENDED MARCH 31, 1996

NOTE 4  RECAPITALIZATION OF SAIF AND OTHER LEGISLATIVE INITIATIVES
    Legislative initiatives regarding the recapitalization of the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"), deposit insurance premiums, FICO bond interest payments, the merger of SAIF and Bank Insurance Fund ("BIF"), financial industry regulatory structure, bad debt recapture and revision of thrift and bank charters are still pending before Congress. Management cannot predict the ultimate impact any final legislation or regulatory actions may have on the operations of Financial Security. Without passage of legislation addressing the FDIC insurance premium disparity, Security Federal, like other thrifts, will continue to pay deposit insurance premiums significantly higher than banks. As long as such premium differential continues, it may have adverse consequences on Financial Security's earnings and Financial Security may be placed at a substantial competitive disadvantage to commercial banking organizations insured by the BIF.

NOTE 5  SFAS NO. 122
    On January 1, 1996, Financial Security adopted a Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights ("MSRs") (an amendment to Statement 65)." SFAS 122 provides for the capitalization of MSRs when mortgage loans are either originated or purchased and the underlying loan is sold or securities with the MSR retained. The statement applies to servicing rights resulting from mortgage loans only and is effective for fiscal years starting after December 15, 1995. Security Federal is currently not originating mortgage loans for sale and therefore the adoption of SFAS 122 did not have a material impact on Financial Security.

NOTE 6  SFAS NO. 123
    During 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" which provides new accounting guidelines over the treatment of employee stock options. The Statement gives entities a choice of either adopting a new fair value method of accounting for employee stock options and expensing any related compensation costs in the income statement, or continuing to apply Accounting Principles Board Opinion No. 25 and provide pro forma disclosure of the effect of the fair value method within the financial statements. The Statement is effective for financial statements beginning after December 15, 1995. Financial Security currently intends to adopt the disclosure method of the Statement.

                            FINANCIAL SECURITY CORP.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994

                                                                                      1995              1994
                                                                                ----------------  ----------------
ASSETS
Cash and due from banks.......................................................  $      1,143,375  $      1,570,409
Interest-earning deposits.....................................................         6,267,332         3,616,009
Federal funds sold............................................................           745,696           850,000
                                                                                ----------------  ----------------
Cash and cash equivalents.....................................................         8,156,403         6,036,418
Securities held-to-maturity (fair value: 1995 - $1,341,470; 1994 -
 $27,628,278) (Note 2)........................................................         1,341,470        29,733,074
Securities available-for-sale (Note 3)........................................        54,134,691        10,184,357
Loans receivable, net of allowance for loan losses of $2,284,662 in 1995 and
 $3,294,221 in 1994 (Note 4)..................................................       190,495,513       198,201,151
Loans held for sale...........................................................         3,483,448         7,411,193
Foreclosed real estate, net of allowance of $24,710 in 1995 and $149,335 in
 1994.........................................................................         1,321,009         3,799,486
Limited partnership investments in purchased mortgage servicing rights (Note
 5)...........................................................................         8,615,863         7,766,456
Accrued interest receivable (Note 6)..........................................         2,370,350         1,855,506
Federal Home Loan Bank stock..................................................         2,187,500         2,105,000
Premises and equipment (Note 7)...............................................         3,151,491         3,406,983
Real estate held for development, net of allowance of $315,590 in 1995 and
 $251,991 in 1994.............................................................           466,400           530,000
Prepaid expenses and other assets.............................................         1,333,061         1,332,118
                                                                                ----------------  ----------------
                                                                                $    277,057,199  $    272,361,742
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits (Note 8)...........................................................  $    193,845,087  $    186,554,605
  Borrowed funds (Note 9).....................................................        39,344,703        42,416,629
  Advance payments by borrowers for taxes and insurance.......................         1,152,685         2,383,287
  Accrued interest payable and other liabilities..............................         3,946,861         2,317,638
                                                                                ----------------  ----------------
                                                                                     238,289,336       233,672,159
Commitments and contingencies (Notes 14 and 15)

Stockholders' equity (Notes 11, 12 and 13)
  Preferred stock, $.01 par value. Authorized 1,000,000 shares; none issued or
   outstanding................................................................         --                --
  Common stock, $.01 par value. Authorized 3,000,000 shares; issued: 1,741,912 shares in 1995 and 1,734,004 shares in 1994; outstanding: 1,495,830 shares
   in 1995 and 1,566,378 shares in 1994.......................................            17,419            17,340
  Additional paid-in capital..................................................        16,386,274        16,196,269
  Treasury stock, at cost, 246,082 shares in 1995 and 167,626 shares in
   1994.......................................................................        (3,826,060)       (2,435,029)
  Retained earnings, substantially restricted.................................        26,987,884        26,444,759
  Employee Stock Ownership Plan loan..........................................          (644,703)         (816,629)
  Unearned Recognition and Retention Plan stock awards........................          (326,400)         (401,720)
  Unrealized gain (loss) on securities available-for-sale, net of income taxes
   (Note 2)...................................................................           173,449          (315,407)
                                                                                ----------------  ----------------
                                                                                      38,767,863        38,689,583
                                                                                ----------------  ----------------
                                                                                $    277,057,199  $    272,361,742
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

          See accompanying notes to consolidated financial statements.

                            FINANCIAL SECURITY CORP.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995         1994         1993
                                                                           -----------  -----------  -----------
INTEREST INCOME
  Loans receivable.......................................................  $17,406,230  $16,577,377  $16,073,839
  Securities.............................................................    2,530,936    1,635,682    2,194,447
  Mortgage-backed securities.............................................    1,048,477    1,121,905    1,187,919
  Interest-earning deposits and federal funds sold.......................      106,785      192,914      124,151
  Dividends on FHLB stock................................................      142,555      116,155      108,128
                                                                           -----------  -----------  -----------
                                                                            21,234,983   19,644,033   19,688,484
INTEREST EXPENSE
  Deposits (Note 8)......................................................   10,124,360    8,280,287    8,615,122
  Borrowed funds (Note 9)................................................    2,532,852    1,343,091      101,089
                                                                           -----------  -----------  -----------
                                                                            12,657,212    9,623,378    8,716,211
                                                                           -----------  -----------  -----------
Net interest income before provision for loan losses.....................    8,577,771   10,020,655   10,972,273
Provision for loan losses (Note 4).......................................      100,000      200,000      572,178
                                                                           -----------  -----------  -----------
  Net interest income after provision for loan losses....................    8,477,771    9,820,655   10,400,095
NON INTEREST INCOME
  Equity in earnings of limited partnership investments in purchased
   mortgage servicing rights.............................................      668,407      136,456      --
  Gain (loss) on sale of
    Mutual funds.........................................................      --           (10,137)     (39,198)
    Securities held-to-maturity..........................................      --           (33,488)     --
    Securities available-for-sale........................................      152,449      (88,685)     359,519
    Loans................................................................       76,224      --           --
  Insurance commissions..................................................       68,621       76,150       93,838
  Other..................................................................      175,555      160,202      273,406
                                                                           -----------  -----------  -----------
                                                                             1,141,256      240,498      687,565
NON INTEREST EXPENSE
  Compensation and benefits..............................................    2,884,641    2,751,812    2,788,621
  Office occupancy and equipment.........................................      715,940      686,209      634,071
  Federal deposit insurance premiums.....................................      456,740      492,620      455,157
  Advertising and promotion..............................................      288,670      232,868      232,351
  Data processing........................................................      315,195      269,467      262,464
  Legal fees.............................................................       90,692      223,714      158,472
  Loss from foreclosed real estate operations, net.......................      258,677      243,062      286,449
  Provision for loss on foreclosed real estate...........................       79,294      579,083      429,521
  Provision for loss on securities.......................................      893,159      410,148    1,004,962
  Other..................................................................    1,055,715    1,294,560    1,029,152
                                                                           -----------  -----------  -----------
                                                                             7,038,723    7,183,543    7,281,220
                                                                           -----------  -----------  -----------
INCOME BEFORE INCOME TAX EXPENSE AND CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE....................................................    2,580,304    2,877,610    3,806,440
Income tax expense (Note 11).............................................      468,051      970,224    1,400,000
                                                                           -----------  -----------  -----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE........    2,112,253    1,907,386    2,406,440
Cumulative effect of change in accounting for income taxes (Note 11).....      --           --         1,508,177
                                                                           -----------  -----------  -----------
  Net income.............................................................  $ 2,112,253  $ 1,907,386  $ 3,914,617
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
Primary earnings per share
  Income before change in accounting principle...........................        $1.35        $1.17        $1.40
  Cumulative effect of change in accounting for income taxes.............      --           --               .88
                                                                           -----------  -----------  -----------
    Net income...........................................................        $1.35        $1.17        $2.28
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
Fully diluted earnings per share
  Income before change in accounting principle...........................        $1.33        $1.17        $1.40
  Cumulative effect of change in accounting for income taxes.............      --           --               .87
                                                                           -----------  -----------  -----------
    Net income...........................................................        $1.33        $1.17        $2.27
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                            FINANCIAL SECURITY CORP.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                                         UNREALIZED
                                                                                                                        GAIN (LOSS)
                                                                                                                             ON
                                                       ADDITIONAL                                           UNEARNED     SECURITIES
                              PREFERRED     COMMON       PAID-IN     TREASURY     RETAINED                  RRP STOCK    AVAILABLE-
                                STOCK        STOCK       CAPITAL       STOCK      EARNINGS     ESOP LOAN     AWARDS       FOR-SALE
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
BALANCE AT JANUARY 1,
 1993......................   $      --    $  17,193   $15,999,423  $        --  $20,622,756  $(1,160,480)  $(687,720)   $       --
Net income.................          --           --            --           --    3,914,617           --          --            --
Purchase of treasury stock
 -- 85,962 shares..........          --           --            --   (1,190,640)          --            -          --            --
Tax benefit from employee
 stock plans...............          --           --        25,930           --           --           --          --            --
Payment on ESOP loan.......          --           --            --           --           --      171,926          --            --
Stock award earned.........          --           --            --           --           --           --     137,544            --
Unrealized loss on
 securities held for sale
 and mutual funds..........          --           --            --           --           --           --          --        (5,020)
Additional conversion
 expenses..................          --           --       (10,537)          --           --           --          --            --
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
BALANCE AT DECEMBER 31,
 1993......................          --       17,193    16,014,816   (1,190,640)  24,537,373     (988,554)   (550,176)       (5,020)
Cumulative effect of change
 in accounting for
 investments, net of tax of
 $32,000...................          --           --            --           --           --           --          --        50,944
Net income.................          --           --            --           --    1,907,386           --          --            --
Exercise of common stock
 options...................          --          147       147,391           --           --           --          --            --
Purchase of treasury stock
 -- 81,664 shares..........          --           --            --   (1,244,389)          --           --          --            --
Tax benefit from employee
 stock plans...............          --           --        34,062           --           --           --          --            --
Payment on ESOP loan.......          --           --            --           --           --      171,925          --            --
Stock award earned.........          --           --            --           --           --           --     148,456            --
Change in unrealized loss
 on securities
 available-for-sale, net of
 tax of $212,000...........          --           --            --           --           --           --          --      (361,331)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
BALANCE AT DECEMBER 31,
 1994......................          --       17,340    16,196,269   (2,435,029)  26,444,759     (816,629)   (401,720)     (315,407)
Net income.................          --           --            --           --    2,112,253           --          --            --
Cash dividend declared ($1
 per share)................          --           --            --           --   (1,569,128)          --          --            --
Purchase of stock award
 shares....................          --           --            --           --           --           --     (74,280)           --
Exercise of common stock
 options...................          --           79        79,001           --           --           --          --            --
Purchase of treasury stock
 -- 78,456 shares..........          --           --            --   (1,391,031)          --           --          --            --
Tax benefit from employee
 stock plans...............          --           --       111,004           --           --           --          --            --
Payment on ESOP loan.......          --           --            --           --           --      171,926          --            --
Stock award earned.........          --           --            --           --           --           --     149,600            --
Unrealized gain on
 securities available-for-
 sale, net of tax of
 $313,000..................          --           --            --           --           --           --          --       488,856
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
BALANCE AT DECEMBER 31,
 1995......................   $      --    $  17,419   $16,386,274  $(3,826,060) $26,987,884  $  (644,703)  $(326,400)   $  173,449
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------


                                TOTAL
                             -----------
BALANCE AT JANUARY 1,
 1993......................  $34,791,172
Net income.................    3,914,617
Purchase of treasury stock
 -- 85,962 shares..........   (1,190,640)
Tax benefit from employee
 stock plans...............       25,930
Payment on ESOP loan.......      171,926
Stock award earned.........      137,544
Unrealized loss on
 securities held for sale
 and mutual funds..........       (5,020)
Additional conversion
 expenses..................      (10,537)
                             -----------
BALANCE AT DECEMBER 31,
 1993......................   37,834,992
Cumulative effect of change
 in accounting for
 investments, net of tax of
 $32,000...................       50,944
Net income.................    1,907,386
Exercise of common stock
 options...................      147,538
Purchase of treasury stock
 -- 81,664 shares..........   (1,244,389)
Tax benefit from employee
 stock plans...............       34,062
Payment on ESOP loan.......      171,925
Stock award earned.........      148,456
Change in unrealized loss
 on securities
 available-for-sale, net of
 tax of $212,000...........     (361,331)
                             -----------
BALANCE AT DECEMBER 31,
 1994......................   38,689,583
Net income.................    2,112,253
Cash dividend declared ($1
 per share)................   (1,569,128)
Purchase of stock award
 shares....................      (74,280)
Exercise of common stock
 options...................       79,080
Purchase of treasury stock
 -- 78,456 shares..........   (1,391,031)
Tax benefit from employee
 stock plans...............      111,004
Payment on ESOP loan.......      171,926
Stock award earned.........      149,600
Unrealized gain on
 securities available-for-
 sale, net of tax of
 $313,000..................      488,856
                             -----------
BALANCE AT DECEMBER 31,
 1995......................  $38,767,863
                             -----------
                             -----------

          See accompanying notes to consolidated financial statements.

                            FINANCIAL SECURITY CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995             1994             1993
                                                                ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..................................................  $     2,112,253  $     1,907,386  $     3,914,617
    Adjustments to reconcile net income to net cash provided
     by (used in) operating activities
      Depreciation............................................          352,145          315,310          320,679
      Deferred income tax expense (benefit)...................           66,464          617,532          179,000
      Amortization of premiums, discounts and deferred loan
       fees, net..............................................         (772,025)        (433,969)        (971,671)
      Amortization of ESOP....................................          171,926          171,925          171,926
      Stock award earned......................................          149,600          148,456          137,544
      Federal Home Loan Bank stock dividend...................          (32,500)       --               --
      Provision for losses
        Loans receivable......................................          100,000          200,000          572,178
        Foreclosed real estate and real estate held-
         for-development......................................           79,294          579,083          429,521
        Securities............................................          893,159          410,148        1,004,962
      Loss (gain) on sale of
        Mutual funds..........................................        --                  10,137           39,198
        Securities held-to-maturity...........................        --                  33,488        --
        Securities available-for-sale.........................         (152,449)          88,685         (359,519)
        Foreclosed real estate................................           78,962           50,957          122,875
        Loans.................................................          (76,224)       --               --
      Purchase of loans held for sale.........................       (1,514,438)      (9,060,541)       --
      Proceeds from sales of loans held for sale..............        4,475,854        1,649,348        --
      Equity in earnings of limited partnership investment in
       purchased mortgage servicing rights....................         (668,407)        (136,456)       --
      Decrease (increase) in accrued interest receivable,
       prepaid expenses, and other assets.....................         (515,787)         875,546       (1,694,674)
      Increase (decrease) in accrued interest payable and
       other liabilities......................................        1,395,345         (553,521)      (1,320,655)
                                                                ---------------  ---------------  ---------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES...........        6,143,172       (3,126,486)       2,545,981
CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in loans receivable and held for sale............        8,692,810       12,816,596        7,010,364
  Principal repayments on mortgage-backed securities..........        2,793,669        3,453,347        4,509,076
  Proceeds from maturities and calls of securities............        8,594,000          401,823       17,762,003
  Decrease in mutual funds, net...............................        --               2,622,123          157,269
  Proceeds from sales of
    Securities available-for-sale.............................       10,415,384        6,609,914       13,425,234
    Foreclosed real estate....................................        3,269,501        3,053,569        2,640,272
    Securities held-to-maturity...............................        --                 993,534        --
  Purchase of
    Loans.....................................................        --             (14,666,979)     (44,443,000)
    Securities held-to-maturity...............................        --             (12,295,829)     (11,828,398)
    Securities available-for-sale.............................      (37,304,493)      (6,524,820)      (6,959,164)

                            FINANCIAL SECURITY CORP.
               CONSOLIDATED STATEMENTS OF CASH FLOWS-(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995             1994             1993
                                                                ---------------  ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES (CONTINUED)
    Premises and equipment....................................          (96,653)        (290,621)        (189,045)
    Federal Home Loan Bank stock..............................          (50,000)        (265,300)       --
    Limited partnership investment in purchased mortgage
     servicing rights.........................................         (370,000)      (7,630,000)       --
  Addition to real estate held for development................        --                 (50,140)       --
                                                                ---------------  ---------------  ---------------
NET CASH USED IN INVESTING ACTIVITIES.........................       (4,055,782)     (11,772,783)     (17,915,389)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits.........................        7,290,482      (13,057,787)       2,199,274
  Proceeds from borrowed funds................................       41,142,981       86,505,000       46,823,714
  Repayment of borrowed funds.................................      (44,214,907)     (63,876,925)     (28,195,640)
  Purchase of treasury stock..................................       (1,391,031)      (1,244,389)      (1,190,640)
  Proceeds from exercise of stock options.....................           79,080          147,538        --
  Purchase of stock award shares..............................          (74,280)       --               --
  Cash dividends paid.........................................       (1,569,128)       --               --
  Net increase (decrease) in advance payments by borrowers for
   taxes and insurance........................................       (1,230,602)         223,114          427,256
                                                                ---------------  ---------------  ---------------
NET CASH PROVIDED BY FINANCING ACTIVITIES.....................           32,595        8,696,551       20,063,964
                                                                ---------------  ---------------  ---------------
Net increase (decrease) in cash and cash equivalents..........        2,119,985       (6,202,718)       4,694,556
Cash and cash equivalents at beginning of year................        6,036,418       12,239,136        7,544,580
                                                                ---------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR......................  $     8,156,403  $     6,036,418  $    12,239,136
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Supplemental disclosures of cash flow information Cash paid
 during the period for
    Interest..................................................  $    12,774,931  $     8,290,446  $     8,623,345
    Income taxes..............................................          166,266          689,000        1,712,500
  Noncash activities
    Transfer of loans to foreclosed real estate...............        1,939,944        3,273,911          814,123
    Transfer of securities held-to-maturity to securities
     available-for-sale.......................................       24,581,478        --               --
    Transfer of investment securities held for investment and
     mortgage-backed securities held for investment to
     securities held for sale.................................        --               --              19,767,777
    Transfers from foreclosed real estate to real estate held
     for development..........................................        --               --                 731,851
    Transfer of securities held for sale to securities
     available-for-sale.......................................        --              10,903,536        --
    Transfer of securities held for sale to mortgage-backed
     securities held-to-maturity..............................        --               1,830,565        --

          See accompanying notes to consolidated financial statements.

                            FINANCIAL SECURITY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS: Financial Security Corp. (the "Company") is a thrift holding company organized under the laws of the state of Delaware. Through its wholly owned subsidiary, Security Federal Savings and Loan Association (the "Association"), the Company provides financial services to customers located primarily in Chicago and Cook County, Illinois, and, as discussed in Note 4, the Association has also acquired loans outside of the Chicago area.

    BASIS OF PRESENTATION: The accompanying consolidated financial statements for the years ended December 31, 1995, 1994 and 1993 include the accounts of Financial Security Corp., the Association and the Association's wholly-owned subsidiary, Security Federal Service Corporation. All significant intercompany transactions and balances are eliminated in consolidation.

    The preparation of financial statements in conformity with generally accepted accounting principles and with general practices within the thrift industry requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The actual results could differ from these estimates.

    Areas involving the use of management's estimates and assumptions, and which are more susceptible to change in the near term, include the allowance for loan losses, the realization of deferred tax assets, fair value of certain securities, including FHA Title I securities and collateralized mortgage obligations, the determination and carrying value of impaired loans, the carrying value of loans held for sale, the carrying value of other real estate, the fair value of mortgage servicing rights as they relate to the limited partnership, and the determination of other-than-temporary reductions in the fair value of securities.

    STATEMENT OF CASH FLOWS: For the purpose of this statement, cash and cash equivalents is defined to include cash on hand, demand balances, and interest-bearing deposits with financial institutions with original maturities of three months or less. The Company reports net cash flows for customer loan transactions and deposit transactions. Federal funds sold are restricted from withdrawal because they are pledged against borrowings.

    SECURITIES: Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires corporations to classify debt and equity securities as either held-to-maturity, trading or available-for-sale. The cumulative effect on stockholders' equity at January 1, 1994 of adopting SFAS No. 115 was included as a separate component in the statement of stockholders' equity and represented primarily the effect of adjusting securities available-for-sale to fair value, net of income taxes of $35,000. Securities are classified as held-to-maturity when management has the positive intent and the Company has the ability to hold those securities to maturity. Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. All other securities are classified as available-for-sale since the Company may decide to sell those securities in response to changes in market interest rates, liquidity needs, changes in yields or alternative investments and for other reasons. These securities are carried at fair value with unrealized gains and losses charged or credited, net of income taxes, to a valuation allowance included as a separate component of stockholders' equity. Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

    RECOGNITION OF INCOME ON LOANS: Interest on real estate and certain consumer loans is accrued over the term of the loans based upon the principal balance outstanding. Unearned interest on automobile and other consumer loans is recognized over the loan term using the interest method.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Where serious doubt exists as  to the collectibility of  a loan, the accrual  of
interest   is  discontinued.   In  addition,  allowances   are  established  for
uncollected interest on mortgage loans with payments past due.

    ALLOWANCE FOR LOAN LOSSES: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

    Statement of Financial Accounting Standards (SFAS) No. 114 and SFAS No. 118, "Accounting by Creditors For Impairment of a Loan" were adopted at January 1, 1995. Under these standards, loans considered to be impaired, as defined in SFAS No. 114 are reduced to the present value of expected future cash flows or to the fair value of related collateral, by allocating a portion of the allowance to such loans. If these allocations cause the allowance for loan losses to require an increase, such increase is reported as a provision for possible loan losses charged to income. The adoption of SFAS No. 114 did not have a material effect on the Company's financial position, results of operations or capital.

    LOAN ORIGINATION FEES, COMMITMENT FEES, AND RELATED COSTS: The Company defers loan fees, net of certain direct loan origination costs. The net amount deferred is reported in the statement of financial condition as part of loans and is recognized as interest income over the term of the loan using the level yield method.

    LOANS HELD FOR SALE: Loans held for sale are carried at the lower of cost, less applicable deferred loan fees, or estimated fair value in the aggregate. Loans held for sale are net of unearned discounts of $392,000 and $463,000 at December 31, 1995 and 1994, respectively.

    FORECLOSED REAL ESTATE: Real estate acquired through foreclosure and deed in lieu of foreclosure is transferred at the lower of estimated fair value less estimated costs to dispose of the property or the related loan balance at the date of foreclosure. At the time of transfer to foreclosed real estate, a charge-off is recorded to the loan valuation allowance if the estimated fair value is less than its cost. Subsequent valuations are periodically performed by management, and additional provisions for loss are established by a charge to non interest expense if the carrying value of a property exceeds its estimated fair value less costs to dispose.

    LIMITED   PARTNERSHIP   INVESTMENTS   IN   PURCHASED   MORTGAGE    SERVICING
RIGHT:  Investments in limited partnerships to acquire mortgage servicing rights
(PMSR) are recorded on the equity method. Adjustments to the investment in PMSRs are made on a quarterly bases to reflect equity in any income or loss. The PMSRs acquired by the limited partnership are evaluated for impairment using discounted cash flows on a quarterly basis.

    In May 1995, the Financial Accounting Standards Board released SFAS No. 122, "Accounting for Mortgage Servicing Rights". SFAS No. 122 requires mortgage banking enterprises to recognize the

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) rights to service mortgage loans for others as a separate asset, regardless of the manner in which such rights are acquired. SFAS No. 122 applies to fiscal years beginning after December 15, 1995. The limited partnership has not yet determined the impact of adopting SFAS No. 122.

    Cumulative undistributed earnings from these limited partnership investments totaled $804,863 and $136,456 at December 31, 1995 and 1994.

    PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets. The cost of maintenance and repairs is charged to income as incurred; significant repairs are capitalized.

    REAL ESTATE HELD FOR DEVELOPMENT: Real estate held for development is carried at the lower of cost, including capitalized holding costs or net realizable value. Real estate held for development is presented net of a $316,000 and $252,000 valuation allowance at December 31, 1995 and 1994, respectively.

    INCOME TAXES: The provision for income taxes is based on an asset and liability approach in accordance with SFAS No. 109. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

    EARNINGS PER SHARE: Primary earnings per share for the years ended December 31, 1995, 1994, and 1993 were determined by dividing net income for the year by 1,568,412, 1,632,453 and 1,715,555, respectively, the weighted average number of shares outstanding for each year. Fully-diluted earnings per share were determined by dividing net income by 1,586,938, 1,632,453 and 1,721,511 shares, respectively. Stock options are regarded as common stock equivalents and are considered in calculating both primary and fully-diluted earnings per share calculations. Common stock equivalents are computed using the treasury stock method.

    RECLASSIFICATIONS: Certain 1994 and 1993 items have been reclassified to conform to the 1995 presentation.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 2 -- SECURITIES HELD-TO-MATURITY
    Securities held-to-maturity are summarized as follows:

                                                                 DECEMBER 31, 1995
                                            -----------------------------------------------------------
                                                               GROSS         GROSS
                                              AMORTIZED     UNREALIZED     UNREALIZED
                                                 COST          GAINS         LOSSES        FAIR VALUE
                                            --------------  -----------  --------------  --------------
Certificates of deposit...................  $      297,811  $   --       $     --        $      297,811
FHA Title I mortgage-backed securities....         890,750      --             --               890,750
Community Investment Corporation mortgage
 pools....................................         152,909      --             --               152,909
                                            --------------  -----------  --------------  --------------
                                            $    1,341,470  $   --       $     --        $    1,341,470
                                            --------------  -----------  --------------  --------------
                                            --------------  -----------  --------------  --------------


                                                                 DECEMBER 31, 1994
                                            -----------------------------------------------------------
                                                               GROSS         GROSS
                                              AMORTIZED     UNREALIZED     UNREALIZED
                                                 COST          GAINS         LOSSES        FAIR VALUE
                                            --------------  -----------  --------------  --------------
U. S. government obligations..............  $       30,000  $   --       $       (5,325) $       24,675
Federal Home Loan Mortgage Corporation
 notes....................................       2,000,000      --              (63,864)      1,936,136
Investment in subordinated notes..........       1,900,000      --              (80,180)      1,819,820
Certificates of deposit...................         987,043      --             --               987,043
Structured notes
  Federal Home Loan Bank of Chicago
   notes..................................       7,000,000      --           (1,015,066)      5,984,934
Mortgage-backed securities
  Government National Mortgage
   Association............................       5,388,388      --             (336,891)      5,051,497
  Federal Home Loan Mortgage
   Corporation............................       4,961,195      --             (212,932)      4,748,263
  Federal National Mortgage Association...       6,113,161      --             (390,538)      5,722,623
  FHA Title 1 mortgage-backed
   securities.............................       1,253,724      --             --             1,253,724
  Community Investment Corporation
   mortgage pools.........................          99,563      --             --                99,563
                                            --------------  -----------  --------------  --------------
                                            $   29,733,074  $   --       $   (2,104,796) $   27,628,278
                                            --------------  -----------  --------------  --------------
                                            --------------  -----------  --------------  --------------

    In December of 1995 the Company reclassified $24,600,000 of its held-to-maturity securities to available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities". The unrealized loss on the securities transferred was $34,472.

    The Company's investment in FHA Title 1 mortgage-backed securities is net of a specific loss allowance of $57,000 and $315,000 at December 31, 1995 and 1994, respectively. The allowance has been established by management to cover estimated losses, which includes all loans greater than 90 days delinquent less available insurance allowance. During 1995, underlying collateral of $480,000

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 2 -- SECURITIES HELD-TO-MATURITY (CONTINUED) was charged off through the allowance. Currently, the Company is receiving partial principal and interest payments. This investment has no liquid market and the value is impaired due to high delinquency and loss rates. The investment is currently accounted for on a cash basis and fair value has been determined by management based on estimates of future cash flows.

    The amortized cost and fair value of securities held-to-maturity by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                 DECEMBER 31, 1995
                                                                            ----------------------------
                                                                              AMORTIZED
                                                                                COST        FAIR VALUE
                                                                            -------------  -------------
Due in one year or less...................................................  $     297,811  $     297,811
Mortgage backed securities................................................      1,043,659      1,043,659
                                                                            -------------  -------------
                                                                            $   1,341,470  $   1,341,470
                                                                            -------------  -------------
                                                                            -------------  -------------

    No securities held-to-maturity were sold during 1995. During 1994, a security with an amortized cost of $1,001,817 was sold due to management's belief that a significant deterioration in the issuer's creditworthiness had occurred. Proceeds from the sale were $993,534, including accrued interest of $25,206, and a gross loss of $33,488 was realized.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 3 -- SECURITIES AVAILABLE-FOR-SALE
    Securities available-for-sale at December 31, 1995 and 1994 are summarized as follows:

                                                                        1995
                                              ---------------------------------------------------------
                                                                 GROSS        GROSS
                                                              UNREALIZED    UNREALIZED
                                              AMORTIZED COST     GAINS        LOSSES       FAIR VALUE
                                              --------------  -----------  ------------  --------------
U. S. Government obligations................  $    1,067,704  $     3,498  $     (2,593) $    1,068,609
Federal Home Loan Bank of Chicago notes.....      23,244,424      163,565        (6,040)     23,401,949
Federal Farm Credit Bank....................         301,113          405       --              301,518
Federal National Mortgage Association
 notes......................................       3,998,924       20,510       --            4,019,434
Stock in the Federal Home Loan Mortgage
 Corporation................................       1,020,000       15,000       --            1,035,000
Stock in St. Paul Bancorp...................         241,250       13,750       --              255,000
Investment in corporate notes...............       2,300,000       94,810        (2,000)      2,392,810
Collateralized mortgage obligations.........         270,386      --            (80,999)        189,387
Structured notes
  Federal Home Loan Bank....................       6,000,000       17,500      (169,140)      5,848,360
  Federal National Mortgage Association.....         996,185       82,994       --            1,079,179
Mortgage-backed securities
  Government National Mortgage
   Association..............................       4,824,268       30,617        (5,120)      4,849,765
  Federal Home Loan Mortgage Corporation....       4,230,217      125,021        (7,323)      4,347,915
  Federal National Mortgage Association.....       5,366,119       28,837       (49,191)      5,345,765
                                              --------------  -----------  ------------  --------------
                                              $   53,860,590  $   596,507  $   (322,406) $   54,134,691
                                              --------------  -----------  ------------  --------------
                                              --------------  -----------  ------------  --------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 3 -- SECURITIES AVAILABLE-FOR-SALE (CONTINUED)

                                                                        1994
                                              ---------------------------------------------------------
                                                                 GROSS        GROSS
                                                              UNREALIZED    UNREALIZED
                                              AMORTIZED COST     GAINS        LOSSES       FAIR VALUE
                                              --------------  -----------  ------------  --------------
U. S. government obligations................  $    2,050,123  $   --       $    (73,254) $    1,976,869
Federal Home Loan Bank of Chicago notes.....       2,998,741      --            (98,062)      2,900,679
Federal National Mortgage Association
 notes......................................       1,997,972      --           (184,462)      1,813,510
Stock in the Federal Home Loan Mortgage
 Corporation................................       1,020,000      --            (40,000)        980,000
Stock in Fidelity Bancorp...................         120,000      --            (17,500)        102,500
Investment in corporate notes...............         400,000      --            (18,040)        381,960
Collateralized mortgage obligations.........         943,535      --            --              943,535
Structured notes
  Federal National Mortgage Association.....         993,974      --            (74,094)        919,880
Mutual funds................................         165,424      --            --              165,424
                                              --------------  -----------  ------------  --------------
                                              $   10,689,769  $   --       $   (505,412) $   10,184,357
                                              --------------  -----------  ------------  --------------
                                              --------------  -----------  ------------  --------------

    The Company's investment in collateralized mortgage obligations (CMO) is reported at amortized cost, net of a loss allowance of $1,643,000 and $969,330 at December 31, 1995 and 1994, respectively. The Company's investment consists of Tranche 'B' which is subordinate to Tranche 'A'. The allowance has been established by management to cover estimated losses. Currently, the Company is not receiving any payments. This investment has no liquid market and the investment is impaired due to high delinquency and loss rates.

    Proceeds from the sale of securities available-for-sale during 1995, 1994 and 1993 were $10,415,384, $6,609,914 and $13,425,234, respectively. In 1995,
1994 and 1993, gross gains of $152,449, $3,956 and $365,071 and gross losses of $0, $92,641 and $5,552 were realized on those sales, respectively.

    At December 31, 1995 and 1994, securities with an amortized cost of $1,306,000 and $1,356,000, respectively, were pledged to secure short-term borrowings.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 3 -- SECURITIES AVAILABLE-FOR-SALE (CONTINUED)
    The amortized cost and fair value of securities available-for-sale by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                               DECEMBER 31, 1995
                                                                         ------------------------------
                                                                         AMORTIZED COST    FAIR VALUE
                                                                         --------------  --------------
Due in one year or less................................................  $    1,519,996  $    1,514,357
Due after one year through five years..................................       7,315,005       7,408,238
Due after five years through ten years.................................      22,160,475      22,202,757
Due after ten years....................................................       6,912,874       6,986,507
                                                                         --------------  --------------
                                                                             37,908,350      38,111,859
Mortgage backed securities and collateralized mortgage obligations.....      14,690,990      14,732,832
Stock in Federal Home Loan Mortgage Corporation........................       1,020,000       1,035,000
Marketable equity securities...........................................         241,250         255,000
                                                                         --------------  --------------
                                                                         $   53,860,590  $   54,134,691
                                                                         --------------  --------------
                                                                         --------------  --------------

NOTE 4 -- LOANS RECEIVABLE
    Loans receivable are summarized as follows:

                                                                            1995              1994
                                                                      ----------------  ----------------
Mortgage loans
  One-to-four family residential....................................  $    129,809,657  $    126,314,364
  Multifamily and rehabilitation....................................        40,913,989        48,408,501
  Commercial, construction and land.................................        13,975,395        17,396,454
                                                                      ----------------  ----------------
    Total mortgage loans............................................       184,699,041       192,119,319
Other loans and leases
  Direct finance leases.............................................  $      4,124,334  $      7,078,392
  Home improvement (net of unearned interest of $306,659 in 1995 and
   $505,547 in 1994)................................................         1,176,414         1,767,779
  Home equity lines.................................................         2,900,770         1,435,313
  Loans secured by savings accounts.................................           434,952           443,718
  Other.............................................................         --                      823
                                                                      ----------------  ----------------
    Total other loans and leases....................................         8,636,470        10,726,025
                                                                      ----------------  ----------------
      Total loans receivable........................................       193,335,511       202,845,344
                                                                      ----------------  ----------------
Less
  Loans in process..................................................         --                   25,611
  Deferred income...................................................           279,989           594,838
  Allowance for loan losses.........................................         2,284,662         3,294,221
  Reserve for uncollected capitalized interest......................           275,347           729,523
                                                                      ----------------  ----------------
    Loans receivable, net...........................................  $    190,495,513  $    198,201,151
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

    During 1995, the Company entered into an agreement with Dovenmuehle Mortgage, Inc. (Dovenmuehle), whereby Dovenmuehle services mortgage loans for Security Federal Savings and Loan Association. The servicing fee expensed in 1995 was $134,000.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 4 -- LOANS RECEIVABLE (CONTINUED)
    Activity in the allowance for loan losses is summarized as follows:

                                                                 1995           1994           1993
                                                            --------------  -------------  -------------
Balance at beginning of year..............................  $    3,294,221  $   3,795,632  $   3,814,519
Transfer..................................................         359,943       --             --
Provision for loan losses.................................         100,000        200,000        572,178
Charge-offs...............................................      (1,575,882)      (722,411)      (677,888)
Recoveries................................................         106,380         21,000         86,823
                                                            --------------  -------------  -------------
  Balance at end of year..................................  $    2,284,662  $   3,294,221  $   3,795,632
                                                            --------------  -------------  -------------
                                                            --------------  -------------  -------------

    The balances in the allowance for loan losses at December 31, 1995, 1994 and 1993 include specific allowances for losses of $889,000, $1,627,000 and $472,000, respectively.

    Loans receivable delinquent three months or more are as follows:

                                                                     NUMBER OF                   PERCENT OF
YEAR                                                                   LOANS        AMOUNT       TOTAL LOANS
- ------------------------------------------------------------------  -----------  -------------  -------------
December 31, 1995.................................................          54   $   3,950,000         2.01%
December 31, 1994.................................................          56       6,590,000         3.13
December 31, 1993.................................................         115       7,708,000         3.86

    Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standard No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan", and Statement of Financial Accounting Standard No. 118 (SFAS No. 118), "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure". Under these standards, loans considered to be impaired, as defined in SFAS No. 114, are reduced to the present value of expected future cash flows or to the fair value of the related collateral, by allocating a portion of the allowance for loan losses to such loans. There was no material effect on 1995 earnings as a result of adopting SFAS No. 114. During 1995, concurrent with the adoption of SFAS 114, all loans previously classified as in-substance foreclosures were transferred back to loans. The corresponding valuation allowances were transferred to the allowance for loan losses. At December 31, 1995, the Company's gross carrying amount of impaired loans was $715,696 and the allowance for loan losses allocated to impaired loans was $0. During 1995, the average balance of impaired loans was $801,000.

    Securities held-to-maturity at December 31, 1995 and loans receivable and securities held-to-maturity at December 31, 1994 and 1993 accounted for as troubled debt restructurings are summarized as follows:

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Aggregate principal balance......................................  $   171,840  $   750,831  $   293,948
Interest income which would have been recorded...................       21,867       31,528        2,542
Interest income recognized.......................................       13,283       20,510        1,316
                                                                   -----------  -----------  -----------
  Interest income foregone.......................................  $     8,584  $    11,018  $     1,226
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

    Loans  on  which  the  accrual  of  interest  has  been  discontinued  total
approximately   $4,414,000  and  $7,937,000  at  December  31,  1995  and  1994,
respectively.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 4 -- LOANS RECEIVABLE (CONTINUED)
    The majority of the Company's originated mortgage loans are secured by residential and commercial real estate in the Chicago metropolitan area. Commercial mortgage loans are primarily secured by office properties, shopping centers, retail stores and apartment buildings.

    The Company's mortgage loans at December 31, 1995 include $68,785,916 of purchased and participation loans secured by apartment buildings, single family homes, and commercial buildings in the following areas of the United States:
0.77% in the Chicago metropolitan area, 22.03% in the Midwest (excluding Chicago), 32.76% in California, 4.07% in the West (excluding California), 31.97% in the South, and 8.40% in the East.

    Real estate mortgage loans, aggregating approximately $77,163,000 and $65,418,000 at December 31, 1995 and 1994, respectively, have interest rates which adjust based upon the movement of various indices.

    The Association has lending transactions with directors and executive officers of the Company and their associates which total approximately $204,000 and $238,000 at December 31, 1995 and 1994, respectively.

NOTE 5 -- LIMITED PARTNERSHIP INVESTMENTS IN PURCHASED
          MORTGAGE SERVICING RIGHTS
    During 1995 and 1994, the Company invested in two limited partnerships, each with several equity investors, whose business activity is to acquire purchased mortgage servicing rights (PMSRs). The purchase of the servicing rights is leveraged on a 1:1 ratio. At the end of five years, or at such time as the investors agree, the servicing rights will be sold and the proceeds divided pro rata among the investors. All purchases of servicing rights must be approved by all equity investors and meet certain agreed-upon guidelines. The administration and servicing of the purchased portfolios in each partnership are performed by Dovenmuehle Mortgage, Inc., the general partner of each limited partnership. As of December 31, 1995 and 1994, the Company has an investment of $8.6 million and $7.8 million, respectively, in two limited partnerships which have purchased PMSRs. The Company's investment represents an equity interest of approximately 44% and 11% in each limited partnership. The aggregate loans serviced for others by the two limited partnerships total $5.7 billion and $3.9 billion at December 31, 1995 and 1994, respectively.

NOTE 6 -- ACCRUED INTEREST RECEIVABLE
    Accrued interest receivable is summarized as follows:

                                                                                1995           1994
                                                                            -------------  -------------
Securities................................................................  $     823,156  $     581,844
Loans receivable..........................................................      1,547,194      1,273,662
                                                                            -------------  -------------
                                                                            $   2,370,350  $   1,855,506
                                                                            -------------  -------------
                                                                            -------------  -------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 7 -- PREMISES AND EQUIPMENT
    Premises and equipment are summarized as follows:

                                                                                1995           1994
                                                                            -------------  -------------
Land......................................................................  $     273,619  $     273,619
Office building and improvements..........................................      3,279,928      3,289,586
Furniture, fixtures and equipment.........................................      1,949,558      1,875,350
Parking lot and improvements..............................................        508,121        508,121
                                                                            -------------  -------------
                                                                                6,011,226      5,946,676
Less accumulated depreciation and amortization............................      2,859,735      2,539,693
                                                                            -------------  -------------
                                                                            $   3,151,491  $   3,406,983
                                                                            -------------  -------------
                                                                            -------------  -------------

NOTE 8 -- DEPOSITS
    Deposits are summarized as follows as of December 31 (dollars in thousands):

                                                                 1995                                   1994
                                                 -------------------------------------  -------------------------------------
                                                                            STATED OR                              STATED OR
                                                                            WEIGHTED                               WEIGHTED
                                                                             AVERAGE                                AVERAGE
                                                   AMOUNT       PERCENT       RATE        AMOUNT       PERCENT       RATE
                                                 -----------  -----------  -----------  -----------  -----------  -----------
Passbook accounts..............................  $    50,682        26.2%        2.90%  $    52,760        28.3%        2.90%
NOW accounts...................................        3,051         1.6         2.25         2,670         1.4         2.25
Demand NOW accounts............................          853         0.4       --               563          .3       --
                                                 -----------       -----          ---   -----------       -----          ---
                                                      54,586        28.2         2.82        55,993        30.0         2.84
Money market demand accounts...................        2,212         1.1         2.95         3,395         1.8         2.95
Contractual maturity of certificates
  Under 12 months..............................       89,796        46.3         5.85        66,366        35.6         4.81
  12 to 36 months..............................       30,459        15.7         6.62        34,839        18.7         6.22
  Over 36 months...............................       16,792         8.7         6.86        25,962        13.9         6.53
                                                 -----------       -----          ---   -----------       -----          ---
                                                     137,047        70.7         6.14       127,167        68.2         5.55
                                                 -----------       -----          ---   -----------       -----          ---
                                                 $   193,845       100.0%        5.17%  $   186,555       100.0%        4.69%
                                                 -----------       -----          ---   -----------       -----          ---
                                                 -----------       -----          ---   -----------       -----          ---

    The aggregate amount of certificates of deposit with a balance of $100,000 or greater was approximately $32,191,000 and $29,598,000 at December 31, 1995 and 1994, respectively.

    Interest expense on deposits is summarized as follows:

                                                                1995           1994           1993
                                                           --------------  -------------  -------------
Passbook accounts........................................  $    1,476,002  $   1,553,511  $   1,552,701
NOW accounts.............................................          65,436         57,781         51,012
Money market accounts....................................          77,038        125,869        151,368
Certificate accounts.....................................       8,505,884      6,543,126      6,860,041
                                                           --------------  -------------  -------------
                                                           $   10,124,360  $   8,280,287  $   8,615,122
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1995, 1994 and 1993

NOTE 9 -- BORROWED FUNDS
    Borrowed funds are summarized as follows as of December 31 (dollars in thousands):

                                                           WEIGHTED INTEREST RATE
                                                                                    AMOUNT OUTSTANDING
                                                           ----------------------  --------------------
                                                              1995        1994       1995       1994
                                                           ----------  ----------  ---------  ---------
Advances from Federal Home Loan Bank of Chicago
  Fixed rate due in
    1996.................................................       6.89%       6.89%  $   8,200  $   8,200
    1997.................................................       6.33        6.95       7,500      2,500
    1998.................................................       7.27        7.27       2,500      2,500
    1999.................................................       7.44        7.44       2,500      2,500
  Variable rate
    Due in 1996..........................................       6.96        7.40      11,000     15,000
    Due in 1997..........................................       6.33                   5,000     --
    Open line............................................       5.31        6.35       2,000     10,900
                                                                 ---         ---   ---------  ---------
Total advances from FHLB.................................       6.66        6.99      38,700     41,600
Debt of Employee Stock Ownership Plan....................       8.56        8.03         645        817
                                                                 ---         ---   ---------  ---------
                                                                6.69%       7.01%  $  39,345  $  42,417
                                                                 ---         ---   ---------  ---------
                                                                 ---         ---   ---------  ---------

    The Association adopted a collateral pledge agreement and agreed to keep on hand, free of all other pledges, liens, and encumbrances, first mortgages with unpaid principal balances aggregating no less than 167.67% of the outstanding secured advances from the Federal Home Loan Bank of Chicago. All stock in the Federal Home Loan Bank of Chicago is also pledged as additional collateral for advances.

    In 1992, the Association established a leveraged Employee Stock Ownership Plan (ESOP). This plan was funded by the proceeds from a $1,203,480 loan from a third-party lender at a rate of 5.70% as of December 31, 1992 (federal funds rate plus 2.70%), with principal and interest payable in 28 quarterly installments maturing in December 1999. The loan is secured by the unallocated common stock the Company purchased with the loan and federal funds sold to the third party in the amount of $746,000. The Association has committed to make contributions to the ESOP sufficient to allow the ESOP to fund its debt service requirements on the loan.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
    Statement of Financial Accounting Standards No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The methods and assumptions used to determine fair values for each class of financial instruments are presented as follows:

                                                        1995                  1994
                                                --------------------  --------------------
                                                           ESTIMATED             ESTIMATED
                                                CARRYING     FAIR     CARRYING     FAIR
                                                 AMOUNT      VALUE     AMOUNT      VALUE
                                                ---------  ---------  ---------  ---------
                                                              (IN THOUSANDS)
Financial assets
  Cash and due from banks.....................  $   1,143  $   1,143  $   1,570  $   1,570
  Interest-earning deposits...................      6,267      6,267      3,616      3,616
  Federal funds sold..........................        746        746        850        850
  Securities held-to-maturity.................      1,341      1,341     29,733     27,628
  Securities available-for-sale...............     54,135     54,135     10,184     10,184
  Loans receivable............................    190,496    192,598    198,201    194,450
  Loans held for sale.........................      3,483      3,689      7,411      7,693
  Accrued interest receivable.................      2,370      2,370      1,856      1,856
Financial liabilities
  Deposits with no stated maturities..........    (56,798)   (56,798)   (59,388)   (59,388)
  Deposits with stated maturities.............   (137,047)  (138,680)  (127,167)  (127,264)
  Borrowed funds..............................    (39,345)   (39,719)   (42,417)   (42,040)
  Accrued interest payable....................       (227)      (227)      (345)      (345)

    The following methods and assumptions are used by the Company in estimating the fair value for its financial instruments.

    CASH AND  DUE  FROM  BANKS, INTEREST-EARNING  DEPOSITS,  AND  FEDERAL  FUNDS
SOLD: The carrying value of cash and due from banks, interest-earning deposits, and federal funds sold approximates fair value due to the short period of time between origination of the instruments and their expected realization.

    SECURITIES HELD-TO-MATURITY AND SECURITIES AVAILABLE-FOR-SALE: The fair value of these financial instruments was estimated using quoted market prices, where applicable. No quoted market prices were available on the investments in collateralized mortgage obligations and FHA Title 1 mortgage-backed securities due to no liquidity in the market for these securities. The fair value of financial instruments with no quoted market prices was estimated by management based on their opinion of the ultimate realization of principal and interest. Special write-downs have been taken on these financial instruments to reflect management's estimate of fair value.

    LOANS RECEIVABLE: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as one-to-four family, commercial, multi-family mortgage, and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

    The fair value of performing loans, except residential mortgage loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For performing residential

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in remaining maturities and servicing and credit costs.

    Fair value estimates for significant non-performing loans are based on estimated cash flows, which are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available information and specific borrower information.

    LOANS HELD FOR SALE: Fair values of loans held for sale are estimated based on quoted prices.

    ACCRUED  INTEREST RECEIVABLE  AND PAYABLE:   The  carrying value  of accrued
interest receivable and payable approximates fair value due to the fairly short period of time between accrual and expected realization.

    DEPOSITS: The estimated fair value of deposits with no stated maturity, such as passbook, NOW, and money market accounts, is equal to the amount payable on demand. The fair value of deposits with stated maturities is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    BORROWED FUNDS: The fair value of variable rate borrowings approximates carrying value due to the relatively short period of time until their expected repricing date. The fair value of fixed rate borrowings is the present value of the contractual cash flows, discounted by the current rate offered for similar remaining maturities.

    OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS: Fair values for the Company's off-balance-sheet financial instruments are based on current settlement values or fees currently charged to enter into similar agreements, taking into account the remaining term of agreements and the counterparties' credit standing. The fair value of these financial instruments is not material.

NOTE 11 -- INCOME TAXES
    Income tax expense is summarized as follows:

                                                                    1995         1994          1993
                                                                ------------  -----------  -------------
Current
  Federal.....................................................  $    500,241  $   337,312  $   1,062,000
  State.......................................................       (98,654)      15,380        159,000
                                                                ------------  -----------  -------------
                                                                     401,587      352,692      1,221,000
Deferred
  Federal.....................................................       454,418      500,030        155,300
  State.......................................................       105,046      117,502         23,700
                                                                ------------  -----------  -------------
                                                                     559,464      617,532        179,000
Change in valuation allowance.................................      (493,000)     --            --
                                                                ------------  -----------  -------------
                                                                $    468,051  $   970,224  $   1,400,000
                                                                ------------  -----------  -------------
                                                                ------------  -----------  -------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
    The deferred tax asset, included in other assets in the accompanying statement of financial condition, consisted of the following at December 31, 1995 and 1994:

                                                                    1995         1994          1993
                                                                ------------  -----------  -------------
Federal income tax at the 34% rate............................  $    877,303  $   978,387  $   1,294,190
Change in valuation allowance.................................      (493,000)     --            --
Dividend received deduction...................................       (18,922)     (19,226)       (19,087)
State income tax, net.........................................        44,130       87,702        120,600
Other, net....................................................        58,540      (76,639)         4,297
                                                                ------------  -----------  -------------
                                                                $    468,051  $   970,224  $   1,400,000
                                                                ------------  -----------  -------------
                                                                ------------  -----------  -------------

    Effective January 1, 1993, the Company adopted the provisions of SFAS No. 109 prospectively. The cumulative effect of the change in the method of accounting for income taxes increased earnings by $1,508,177 for the year ended December 31, 1993, and is reported separately in the consolidated statement of earnings.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1994 are presented below:

                                                                                1995           1994
                                                                           --------------  -------------
Deferred tax assets
  Pension expense........................................................  $       95,000  $     101,000
  Allowance for loan losses..............................................         876,000        686,000
  Book deferred interest.................................................         134,000        211,000
  Capital loss carryforward..............................................          12,000         45,000
  State net operating loss carryforward..................................        --                4,000
  Unrealized loss on securities available-for-sale.......................        --              180,000
  Depreciation...........................................................           7,000       --
  Other..................................................................        --               49,000
                                                                           --------------  -------------
                                                                                1,124,000      1,276,000
  Less valuation allowance...............................................         (12,000)      (505,000)
                                                                           --------------  -------------
                                                                                1,112,000        771,000
Deferred tax liabilities
  Deferred loan origination costs........................................  $     (149,000) $    (126,000)
  Excess of tax bad debt reserve over base year amount...................         (64,000)       (71,000)
  Basis in FHLB stock....................................................        (107,000)      (100,000)
  Depreciation...........................................................        --              (27,000)
  Unrealized gain on securities available-for-sale.......................        (101,000)      --
  Partnership investments................................................        (291,000)        (1,000)
  Other..................................................................        (365,000)       (64,000)
                                                                           --------------  -------------
                                                                               (1,077,000)      (389,000)
                                                                           --------------  -------------
    Net deferred tax asset...............................................  $       35,000  $     382,000
                                                                           --------------  -------------
                                                                           --------------  -------------

    The Company has provided a valuation allowance for those amounts that may not be realized. The Company believes that it is more likely than not that the remaining net deferred tax assets will be

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 11 -- INCOME TAXES (CONTINUED)
realized based on historical taxable income levels and anticipated future earnings and taxable income levels. The valuation allowance as of January 1, 1995 was $505,000 and such allowance decreased by $493,000 for the year ended December 31, 1995.

    Retained earnings at December 31, 1995 includes approximately $5,513,000 for which no provision for federal or state income tax has been made. This amount represents allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current federal and state corporate income tax rates. The unrecorded deferred tax liability on the above amount at December 31, 1995 was approximately $2,136,000.

NOTE 12 -- STOCKHOLDERS' EQUITY
    Federal regulations require institutions to have minimum regulatory tangible capital equal to 1.5% of total assets, a core capital ratio of 3% of adjusted assets, and a risk-based capital ratio equal to 8.0% of risk-adjusted assets as defined by regulation.

    The following is a reconciliation of the Association's capital under generally accepted accounting principles (GAAP) to regulatory capital at December 31, 1995:

                                                                                                             % OF
                                                              % OF                   % OF        RISK        RISK
                                                 TANGIBLE   TANGIBLE     CORE      ADJUSTED      BASED     WEIGHTED
                                                  CAPITAL    ASSETS     CAPITAL     ASSETS      CAPITAL     ASSETS
                                                 ---------  ---------  ---------  -----------  ---------  -----------
                                                                            (IN THOUSANDS)
GAAP capital...................................  $  30,067      11.19% $  30,067       11.22%  $  30,067       20.70%
Regulatory general valuation allowances........     --         --         --          --           1,395         .96
Unrealized gains on securities
 available-for-sale............................       (101)      (.04)      (101)       (.04)       (101)       (.10)
Purchase mortgage servicing rights.............     --         --           (881)       (.33)       (881)       (.61)
                                                 ---------  ---------  ---------       -----   ---------       -----
Regulatory capital computed....................     29,966      11.15     29,085       10.85      30,480       20.95
Minimum capital requirement....................      4,032       1.50      8,036        3.00      11,641        8.00
                                                 ---------  ---------  ---------       -----   ---------       -----
  Regulatory capital -- excess.................  $  25,934       9.65% $  21,049        7.85%  $  18,839       12.95%
                                                 ---------  ---------  ---------       -----   ---------       -----
                                                 ---------  ---------  ---------       -----   ---------       -----

    On December 29, 1992, the Association converted from a federal mutual savings association to a federal stock savings association and concurrently became a wholly-owned subsidiary of the Company.

    As part of the conversion, the Association established a liquidation account for the benefit of eligible depositors as of December 31, 1990, the eligibility record date, who continued to maintain deposits in the Association following the conversion. The initial balance of the liquidation account was equal to the retained earnings of the Association as of December 29, 1992. The balance in this account decreases each year in which deposit balances of eligible account holders decline. In the unlikely event of a complete liquidation of the Association, each eligible depositor who has continued to maintain deposits in the Association following the conversion will be entitled to receive a liquidation distribution from the liquidation account, based on their proportionate share of the then total remaining qualifying deposits, prior to any distribution to the Company as the sole shareholder of the Association. Dividends cannot be paid from retained earnings allocated to the liquidation account.

    The Office of Thrift Supervision (OTS) imposes limitations upon all capital distributions by savings institutions, including cash dividends. An institution that exceeds fully phased-in capital

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 12 -- STOCKHOLDERS' EQUITY (CONTINUED)
requirements before and after a proposed capital distribution and has not been advised by the OTS that it is in need of more than normal supervision could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year up to the higher of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four quarter period. Any additional capital distributions would require prior regulatory approval. At December 31, 1995, approximately $5,139,000 was available for payment of dividends by the Association to the Company.

NOTE 13 -- EMPLOYEE BENEFIT PLANS

    PENSION PLANS: The Association maintains a qualified noncontributory defined benefit pension plan (Regular Plan) covering substantially all of its full-time employees employed more than six months and over 20-1/2 years of age, including part-time employees working over 1,000 hours per year. The Association also established a Supplemental Retirement Agreement (Supplemental Plan) in 1992 with one officer of the Association to provide supplemental retirement, death and disability benefits. The Supplemental Plan is designed to provide benefits for the difference between the maximum benefits available under the pension plan and the actual benefits earned. The Association's policy is to fund the minimum contribution required by the Employee Retirement Income Security Act of 1974 using the entry-age normal aggregate cost method.

    The pension plans' financial data are summarized as follows for plan years ending December 31, 1995 and 1994:

                                                                 REGULAR PLAN               SUPPLEMENTAL PLAN
                                                        ------------------------------  --------------------------
                                                             1995            1994           1995          1994
                                                        --------------  --------------  ------------  ------------
Actuarial present value of accumulated benefit
 obligations, including vested benefits of $2,170,128
 in 1995 and $1,258,288 in 1994 for the Regular
 Plan.................................................  $    2,236,854  $    1,321,800  $    155,324  $     72,294
                                                        --------------  --------------  ------------  ------------
Plan assets at fair value (insurance contracts).......  $    1,825,956  $    1,669,839  $    --       $    --
Projected benefit obligation for services rendered to
 date.................................................      (3,068,522)     (1,743,318)     (223,812)     (128,546)
                                                        --------------  --------------  ------------  ------------
Projected benefit obligation in excess of plan
 assets...............................................      (1,242,566)        (73,479)     (223,812)     (128,546)
Cumulative experience loss (gain).....................         664,484         (61,117)      --            (10,220)
Prior service costs...................................         322,751        --             174,393        49,400
Unamortized asset.....................................         (99,149)       (113,783)     (127,050)      --
                                                        --------------  --------------  ------------  ------------
Accrued pension cost before additional liability......        (354,480)       (248,379)     (176,469)      (89,366)
Additional liability..................................         (56,418)       --             --            --
                                                        --------------  --------------  ------------  ------------
  Accrued pension cost before additional liability....  $     (410,898) $     (248,379) $   (176,469) $    (89,366)
                                                        --------------  --------------  ------------  ------------
                                                        --------------  --------------  ------------  ------------

    Effective January 1, 1995, the definition of the plan compensation changed to a W-2 amount from a basic pay amount. This resulted in a prior service cost being recorded which will be amortized over

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 13 -- EMPLOYEE BENEFIT PLANS (CONTINUED)
30 years. During 1994, a settlement occurred in the Regular Plan due to lump-sum distributions exceeding service and interest costs. The effect of the settlement resulted in a curtailment gain of $106,267, which was recognized as a decrease in accrued pension cost.

    Net periodic pension cost for the Regular Plan includes the following components for the years ended December 31, 1995, 1994 and 1993:

                                                                 1995            1994           1993
                                                            --------------  --------------  ------------
Service cost benefits earned during the year..............  $      138,403  $      167,033  $    155,742
Interest cost on projected benefit obligation.............         183,533         185,040       179,709
Actual return on plan assets..............................        (129,027)       (197,228)     (200,486)
Net amortization and deferral.............................           2,892         (41,961)      (19,738)
                                                            --------------  --------------  ------------
                                                            $      195,801  $      112,884  $    115,227
                                                            --------------  --------------  ------------
                                                            --------------  --------------  ------------

    Net periodic pension cost for the Supplemental Plan includes the following components for the years ended December 31, 1995, 1994 and 1993:

                                                                         1995       1994       1993
                                                                       ---------  ---------  ---------
Service cost benefits earned during the year.........................  $  37,516  $  18,690  $  16,966
Interest cost on projected benefit obligation........................     23,747      8,945      6,974
Actual return on plan assets.........................................     --         --         --
Net amortization and deferral........................................     25,840      6,175      6,175
                                                                       ---------  ---------  ---------
                                                                       $  87,103  $  33,810  $  30,115
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    Assumptions used in the actuarial valuations for both plans are summarized as follows, except the Supplemental Plan does not assume a long-term rate of return, for the years ended December 31, 1995, 1994 and 1993:

                                                                           1995       1994       1993
                                                                         ---------  ---------  ---------
Weighted average discount rate.........................................       7.00%      8.50%      7.25%
Rate of increase in future compensation levels.........................       6.00       6.00       6.00
Expected long-term rates of return on assets...........................       8.00       9.00       9.00

    EMPLOYEE STOCK OWNERSHIP PLAN: In conjunction with the Association's conversion, the Association formed an Employee Stock Ownership Plan (ESOP). The ESOP covers substantially all employees with more than six months of employment who have attained age 20-1/2. Benefits become 20% vested after the third year of credited service, with an additional 20% vesting each year thereafter until 100% vesting after seven years.

    In 1992, the ESOP borrowed $1,203,480 from an unrelated third-party lender to purchase 120,348 shares of the common stock issued in the conversion. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is paid. In November of 1993, Statement of Position 93-6 (SOP 93-6), "Employer's Accounting for Employee Stock Ownership Plans", was issued. SOP 93-6 is applicable for fiscal years beginning after December 15, 1993. The Company is not required to adopt the provisions of SOP 93-6, since all shares were acquired before December 31, 1992. The Company will make scheduled contributions to the ESOP sufficient to service the amounts borrowed in 28 quarterly installments. The unpaid balance of the ESOP has been included in borrowed funds on the consolidated statements of financial condition, and stockholders' equity has been reduced by a similar amount. The Company makes annual contributions to the ESOP

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 13 -- EMPLOYEE BENEFIT PLANS (CONTINUED) debt equal to the ESOP's debt service less dividends received by the ESOP. All dividends received by the ESOP on unallocated shares are used to pay debt service. The ESOP shares are pledged as collateral for its debt, along with federal funds sold in the amount of $746,000. Compensation expense is recognized as the ESOP debt is paid. Contributions of $179,362 and $224,598 were made to the ESOP to fund principal and interest payments for the years ended December 31, 1995 and 1994, respectively.

    The ESOP shares as of December 31 were as follows:

                                                                           1995       1994
                                                                         ---------  ---------
Allocated shares.......................................................     36,318     20,979
Committed to be released...............................................     17,193     17,193
Suspense shares........................................................     64,470     81,663
                                                                         ---------  ---------
                                                                           117,981    119,835
                                                                         ---------  ---------
                                                                         ---------  ---------

    SUPPLEMENTAL RETIREMENT PLAN: In conjunction with the Association's conversion, the Association formed a Supplemental Employee Stock Retirement Plan to provide certain key employees with stock benefits in the event that these employees retire prior to the expiration of the ESOP's term loan. The purpose of this Supplemental Employee Stock Retirement Plan is to compensate these key employees by providing them with benefits they would have received under the ESOP had they remained with the Association until all shares held in the ESOP suspense account for their benefit were fully allocated. Supplemental ESOP plan expense was $90,000 for the year ended December 31, 1994. As of December 31, 1994, the entire liability had been accrued and no additional expense has been recognized.

    RECOGNITION AND RETENTION PLANS: In conjunction with the Association's conversion, the Association formed four Recognition and Retention Plans (RRPs) for the benefit of directors and officers of the Company as a method of providing such persons a proprietary interest in the Company and to encourage such persons to remain with the Company. The Company awarded 68,772 shares of the common stock issued in the conversion. Awards of common shares become vested at a rate of 20% per year after the first year from the date of the award. Upon conversion, 63,270 shares of common stock were awarded.

    During 1995 a new RRP for the benefit of Directors and officers of the Company was approved. This plan allows the Company to award up to 62,655 additional shares. The Company contributed $74,280 to purchase 3,714 shares awarded in 1995. These awards vest at a rate of 20% per year.

    The aggregate purchase price of the common shares awarded will be amortized to compensation expense as the Company's eligible participants become vested. The unamortized cost of the RRPs is reflected as a reduction to stockholders' equity. Shares vested at December 31, 1995 and 1994 were 14,218 and 15,951 , respectively. At December 31, 1995, 29,668 shares were unearned.

    INCENTIVE STOCK OPTION PLAN: In 1992, the Company adopted an incentive stock option plan (Incentive Plan) for the benefit of employees of the Company. The number of options authorized under the Incentive Plan is 103,155 shares of the common stock issued in the conversion. All of the authorized options were granted in 1992. Options become exercisable at a rate of 20% per year after one year from the date of grant. The option exercise price must be at least 100% of the fair market

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 13 -- EMPLOYEE BENEFIT PLANS (CONTINUED) value of the common stock on the date of grant, and the option term cannot exceed 10 years. Upon conversion, all Incentive Plan options for shares of common stock were granted at an exercise price of $10 per share.

    During 1995, a new option plan for the benefit of Directors and Officers of the Company was approved. This plan allows an additional 93,983 options to be awarded at 100% of fair value at the date of the grant and are exercisable at a rate of 20% per year after one year from the date of the grant. The Company awarded 9,284 options during 1995 at an exercise price of $16.75 per share of common stock.

    DIRECTORS STOCK OPTION PLAN: In 1992, the Company adopted a stock option plan for the benefit of nonemployee directors (Directors Plan) of the Company. The number of options authorized under the Directors Plan is 68,770 shares of common stock issued in the conversion.

    Options become immediately exercisable upon grant. The option exercise price must be at least 100% of the fair market value of the common stock on the date of grant, and the option term generally cannot exceed 10 years. Upon conversion, 55,016 options were granted at an exercisable price of $10 per share. During 1995, the remaining 13,754 options were granted at an exercise price of $15 per share.

    A summary of outstanding grants and stock option transactions for the Incentive Plan and Directors Plan is as follows:

                                                                                   EXERCISE PRICE PER SHARE
                                                                            ---------------------------------------
                                                                            NUMBER OF                    WEIGHTED
                                                                             SHARES         RANGE         AVERAGE
                                                                            ---------  ---------------  -----------
Balance at December 31, 1992..............................................    158,171  $          0.00   $   10.00
  Granted.................................................................     --            --             --
  Exercised...............................................................     --            --             --
  Canceled................................................................     --            --             --
Balance at December 31, 1993..............................................    158,171            10.00       10.00
  Granted.................................................................     --            --             --
  Exercised...............................................................     14,754            10.00       10.00
  Canceled................................................................     --            --             --
                                                                            ---------  ---------------  -----------
Balance at December 31, 1994..............................................    143,417            10.00       10.00
  Granted.................................................................     23,038      15.00-16.75       15.71
  Exercised...............................................................      7,908            10.00       10.00
  Canceled................................................................     --            --             --
                                                                            ---------  ---------------  -----------
Balance at December 31, 1995..............................................    158,547  $   10.00-16.75   $   10.83
                                                                            ---------  ---------------  -----------
                                                                            ---------  ---------------  -----------

NOTE 14 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, and previously approved unused lines of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition.

    The Company's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for loans recorded in the statement of financial condition.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 14 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)
    At December 31, 1995 and 1994, these financial instruments are summarized as follows:

                                                                                                  AMOUNT
                                                                                        --------------------------
                                                                                           1995          1994
                                                                                        -----------  -------------
Off-balance-sheet financial instruments whose contract amounts represent credit risk
  Commitments to extend credit
    Fixed rate mortgage loans.........................................................  $   863,000  $   2,151,000
    Unused lines of credit............................................................      870,000        731,000

    Fixed rate commitments have rates ranging from 7.00% to 9.00% and 7.25% to 11.50% at December 31, 1995 and 1994, respectively. The commitments are all due to expire within 90 days of issuance. Since certain commitments to make loans and fund lines of credit and loans in process expire without being used, the above amounts do not necessarily represent future cash commitments. No losses are anticipated as a result of these transactions.

    The  Company's   loan  portfolio   has   a  substantial   concentration   of
out-of-market purchased and participation loans. See Note 4 regarding these concentrations within the loan portfolio.

    In 1991, the Association became a 12.5% participant in certain aspects of a rehabilitation project for low income housing in the City of Chicago. In addition, in 1991, the Association became a limited partner in a rehabilitation project whereby it has made capital contributions approximating $751,298, which represents a 13.96% interest in the rehabilitation project. The purpose of the investment is to qualify for low income housing tax credits which are estimated to be approximately $1,676,000 over 15 years ending in 2005.

    The realization of these credits is contingent upon two factors. First, should the rehabilitation project be foreclosed upon and the participants unable or unwilling to provide additional funds to the project, the partners would then be subject to recapture of a significant portion of the low income housing credits and would not be able to claim any future tax credits. Second, if the project does not meet certain set aside requirements and the project fails to qualify as low income housing at any time during the 15-year compliance period ending in the year 2005, the partners would then be subject to recapture rules. The recapture rules could also apply if other recapture events occur such as a change in ownership or if a limited partner sold its partnership interest. Cumulative tax credits recognized by the Company total $395,000 through December 31, 1995.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES
    The Company and the Association are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.

    During 1994, the Company entered into a pledge agreement with Community Investment Corporation. The Company has agreed to fund up to $500,000 in collateralized trust notes. The notes are secured by mortgages for low income housing. Through December 31, 1995, the Company has funded $152,909 in notes.

    As of January 1, 1995, the Association had $850,000 of federal funds pledged as collateral for its ESOP loan with Nationar, the ESOP lender. Nationar was seized by the New York State Banking Department on February 6, 1995. The loan and federal funds were assumed by Northwest Savings Bank under the same terms and collateral. In 1996, the loan was assumed by the Company.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 15 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Association has sold two parcels of foreclosed real estate in California, whereby the City of Los Angeles funds the sale through the issuance of bonds, but the seller has full recourse liability until the bonds are repaid. The Association currently has a contingent liability of $670,000 related to sales under this program.

    The Company entered into a lease agreement on December 1, 1994 for branch office space. The lease term is 60 months. Future minimum lease payments at December 31, 1995 are as follows:

                                                                     FUTURE MINIMUM
YEAR ENDED                                                           LEASE PAYMENTS
- ------------------------------------------------------------------  ----------------
1996..............................................................     $   17,443
1997..............................................................         17,961
1998..............................................................         18,502
1999..............................................................         17,424
                                                                         --------
                                                                       $   71,330
                                                                         --------
                                                                         --------

    Rental expense for the year ended December 31, 1995 and 1994 was and $16,938 and $1,409.

    The deposits of savings associations such as the Association are insured by the Savings Association Insurance Fund (SAIF) which, along with the Bank Insurance Fund (BIF), is administered by the Federal Deposit Insurance
Corporation (FDIC). It is anticipated that SAIF will not be adequately capitalized without a substantial increase in premium rates or the imposition of special assessments or other significant developments, such as a merger of SAIF and BIF. A recapitalization plan under consideration by the Treasury Department, the FDIC , the Office of Thrift Supervision (OTS) and Congress provides for a special assessment of .85% to .90% to be imposed on all SAIF-insured deposits. No assurance can be given, however, as to whether a recapitalization plan will be adopted.

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1995, 1994 and 1993

NOTE 16 -- PARENT COMPANY ONLY FINANCIAL INFORMATION
    The statements of financial condition as of December 31, 1995 and 1994 and the statement of earnings and cash flows for the years ended December 31, 1995 and 1994 for the parent company only is presented below and should be read in conjunction with other notes to the consolidated financial statements.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                        1995            1994
                                                                                   --------------  --------------
ASSETS
  Cash due from banks............................................................  $       78,560  $      129,530
  Interest-earning deposits......................................................       4,903,870       1,017,801
  Federal funds sold.............................................................         745,696        --
                                                                                   --------------  --------------
    Cash and cash equivalents....................................................       5,728,126       1,147,331
  Investment in mutual funds.....................................................        --               165,424
  Securities held-to-maturity....................................................        --             1,900,000
  Securities available-for-sale..................................................       2,249,810         102,500
  Real estate held for development...............................................         466,400         530,000
  Prepaid and other assets.......................................................         256,297         154,512
  Dividend due from Association..................................................        --             3,000,000
  Investment in Association......................................................      30,067,230      31,749,816
                                                                                   --------------  --------------
                                                                                   $   38,767,863  $   38,749,583
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES
  Accrued expenses...............................................................  $     --        $       60,000
STOCKHOLDERS' EQUITY
  Common stock...................................................................          17,419          17,340
  Additional paid-in capital.....................................................      16,386,274      16,196,269
  Treasury stock.................................................................      (3,826,060)     (2,435,029)
  Retained earnings..............................................................      26,987,884      26,444,759
  Employee Stock Ownership Plan loan.............................................        (644,703)       (816,629)
  Recognition and Retention Plans................................................        (326,400)       (401,720)
  Unrealized gains (losses) on securities available-for-sale, net of income
   taxes.........................................................................         173,449        (315,407)
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      38,767,863      38,689,583
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity.................................  $   38,767,863  $   38,749,583
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                             STATEMENT OF EARNINGS

                                                                           1995           1994           1993
                                                                      --------------  -------------  -------------
Interest income.....................................................  $      235,272  $     165,786  $      56,401
Dividend income from subsidiary.....................................       4,500,000      3,000,000      3,268,149
Dividends in excess of subsidiary net income........................      (2,404,114)      (873,452)       671,267
Gain on sale of securities..........................................          62,889       --             --
Non-interest expense................................................        (275,453)      (499,725)       (94,000)
                                                                      --------------  -------------  -------------
  Net income before taxes...........................................       2,118,594      1,792,609      3,901,817
Income tax (benefit) expense........................................           6,341       (114,777)       (12,800)
                                                                      --------------  -------------  -------------
  Net income........................................................  $    2,112,253  $   1,907,386  $   3,914,617
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 16 -- PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                            STATEMENT OF CASH FLOWS

                                                                         1995            1994            1993
                                                                    --------------  --------------  --------------
Cash flows from operating activities
  Net income......................................................  $    2,112,253  $    1,907,386  $    3,914,617
  Adjustments to reconcile net income to net cash provided by
   (used in) operating activities
    Deferred tax benefit..........................................        --              (130,476)       --
    Provision for loss on real estate held-for-investment.........          63,600         251,991        --
    Decrease in prepaid and other assets..........................         159,820          47,977         (93,160)
    Decrease (increase) in dividend due from Association..........       3,000,000      (3,000,000)       --
    (Decrease) increase in accrued expenses.......................         (60,000)         76,262        (671,267)
    Dividends in excess of subsidiary net income..................       2,404,114         873,452        --
    Gain on sale of securities....................................         (62,889)       --              --
    Stock award earned............................................          14,840        --              --
                                                                    --------------  --------------  --------------
      Net cash provided by operating activities...................       7,631,738          26,592       3,150,190
Cash flows from investing activities
  Purchase of available-for-sale securities.......................        (241,250)       (196,262)       (120,000)
  Proceeds from sales of securities available for sale............         145,625        --              --
  Purchase of investment on mutual funds..........................        --              --              --
  Proceeds from maturity of securities held-to-maturity...........        --              --             2,000,000
  Purchase of securities held-to-maturity.........................        --            (1,900,000)       --
  Additions to real estate held for development...................        --               (50,140)       --
                                                                    --------------  --------------  --------------
      Net cash used in investing activities.......................         (95,625)     (2,146,402)      1,880,000
Cash flows from financing activities
  Purchase of treasury stock......................................      (1,391,031)     (1,244,389)     (1,190,640)
  Proceeds from exercise of stock options.........................          79,081         147,538        --
  Purchase of stock award shares..................................         (74,280)       --              --
  Cash dividend paid..............................................      (1,569,128)       --              --
                                                                    --------------  --------------  --------------
      Net cash provided by financing activities...................      (2,955,358)     (1,096,851)     (1,190,640)
                                                                    --------------  --------------  --------------
Net increase (decrease) in cash and cash equivalents..............       4,580,755      (3,216,661)      3,839,550
Cash and cash equivalents at beginning of year....................       1,147,371       4,363,992         524,442
                                                                    --------------  --------------  --------------
Cash and cash equivalents at end of year..........................  $    5,728,126  $    1,147,331  $    4,363,992
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

                            FINANCIAL SECURITY CORP.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 17 -- QUARTERLY RESULTS

                                                                                       THREE MONTHS ENDED
                                                                          --------------------------------------------
                                  1995                                     MARCH 31     JUNE 30   SEPT. 30    DEC. 31
- ------------------------------------------------------------------------  -----------  ---------  ---------  ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.........................................................   $   4,996   $   5,613  $   5,622  $   5,004
Interest expense........................................................       2,938       3,247      3,331      3,140
                                                                          -----------  ---------  ---------  ---------
Net interest income.....................................................       2,058       2,366      2,291      1,864
Provision for loan losses...............................................         100      --         --         --
Non-interest income.....................................................         317         371        183        270
Non-interest expense....................................................       1,717       1,957      1,727      1,639
                                                                          -----------  ---------  ---------  ---------
Income before income taxes..............................................         558         780        747        495
Income tax expense......................................................          54         292        234       (112)
                                                                          -----------  ---------  ---------  ---------
Net income..............................................................   $     504   $     488  $     513  $     607
                                                                          -----------  ---------  ---------  ---------
                                                                          -----------  ---------  ---------  ---------
Earnings per common share
  Primary...............................................................   $    0.31   $    0.31  $    0.33  $    0.40
  Fully diluted.........................................................        0.31        0.31       0.33       0.38


                                  1994
- ------------------------------------------------------------------------
Interest income.........................................................   $   4,876   $   4,853  $   4,877  $   5,038
Interest expense........................................................       2,138       2,252      2,467      2,766
                                                                          -----------  ---------  ---------  ---------
Net interest income.....................................................       2,738       2,601      2,410      2,272
Provision for loan losses...............................................      --          --         --            200
Non-interest income.....................................................          28          53        (68)       227
Non-interest expense....................................................       1,622       1,748      1,820      1,994
                                                                          -----------  ---------  ---------  ---------
Income before income taxes..............................................       1,144         906        522        305
Income tax expense......................................................         439         260        193         78
                                                                          -----------  ---------  ---------  ---------
Net income..............................................................   $     705   $     646  $     329  $     227
                                                                          -----------  ---------  ---------  ---------
                                                                          -----------  ---------  ---------  ---------
Earnings per common share
  Primary...............................................................   $    0.44   $    0.42  $    0.21  $    0.10
  Fully diluted.........................................................        0.44        0.42       0.21       0.10

                          INDEPENDENT AUDITORS' REPORT

                           [CROWE CHIZEK LETTERHEAD]

The Board of Directors and Stockholders
Financial Security Corp.
Chicago, Illinois

We have audited the accompanying consolidated statement of financial condition of Financial Security Corp. as of December 31, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Financial Security Corp. as of December 31, 1994, and the consolidated statements of earnings, stockholders' equity, and cash flows for the years ended December 31, 1994 and 1993 were audited by other auditors whose report dated February 27, 1995, included an explanatory paragraph which described the changes in accounting for income taxes in 1993 and for securities at January 1, 1994, as described in Notes 11 and 1, respectively, to the consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Security Corp. at December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ CROWE, CHIZEK AND COMPANY LLP
                                              Crowe, Chizek and Company LLP

Oak Brook Illinois
February 10, 1996

                          INDEPENDENT AUDITORS' REPORT

                         [KPMG PEAT MARWICK LETTERHEAD]

The Board of Directors
Financial Security Corp.:

    We have audited the accompanying consolidated statements of financial condition of Financial Security Corp. and subsidiary as of December 31, 1994, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit and to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Security Corp. and subsidiary as of December 31, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

    As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, in 1994 and No. 109, ACCOUNTING FOR INCOME TAXES, in 1993.

                                          /s/KPMG PEAT MARWICK

                                             KPMG Peat Marwick
Chicago, Illinois
February 27, 1995

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                           PINNACLE BANC GROUP, INC.
                                      AND
                            FINANCIAL SECURITY CORP.
                    DATED AS OF THE 22ND DAY OF APRIL, 1996

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

                                                                                                               PAGE
                                                                                                             ---------
Section 1.01     STRUCTURE OF THE MERGER...................................................................        I-1
Section 1.02     EFFECT ON OUTSTANDING SHARES..............................................................        I-1
Section 1.03     CONVERSION ELECTION PROCEDURES............................................................        I-2
Section 1.04     EXCHANGE PROCEDURES.......................................................................        I-4
Section 1.05     DISSENTING SHARES.........................................................................        I-6
Section 1.06     NO FRACTIONAL SHARES......................................................................        I-6
Section 1.07     CLOSING OF STOCK TRANSFER BOOKS...........................................................        I-6
Section 1.08     ANTI-DILUTION ADJUSTMENTS.................................................................        I-7
Section 1.09     MODIFICATION OF STRUCTURE.................................................................        I-7
Section 1.10     TAKING OF NECESSARY ACTION................................................................        I-7

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  REPRESENTATIONS AND WARRANTIES OF THE SELLER............................        I-7
Section 2.02  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................       I-17

                                  ARTICLE III
                           CONDUCT PENDING THE MERGER

Section 3.01  CONDUCT OF THE SELLER'S BUSINESS PRIOR TO THE EFFECTIVE TIME............       I-25
Section 3.02  FORBEARANCE BY THE SELLER...............................................       I-26
Section 3.03  CONDUCT OF THE PURCHASER'S BUSINESS PRIOR TO THE EFFECTIVE TIME.........       I-27

                                   ARTICLE IV
                                   COVENANTS

Section 4.01  NO SOLICITATION.........................................................       I-28
Section 4.02  EMPLOYEES, EMPLOYEE BENEFIT PLANS AND DIRECTORS.........................       I-28
Section 4.03  EMPLOYEE STOCK OPTIONS..................................................       I-30
Section 4.04  ACCESS AND INFORMATION..................................................       I-31
Section 4.05  CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS..............................       I-32
Section 4.06  ANTITAKEOVER PROVISIONS.................................................       I-32
Section 4.07  ADDITIONAL AGREEMENTS...................................................       I-32
Section 4.08  PUBLICITY...............................................................       I-32
Section 4.09  NOTIFICATION OF CERTAIN MATTERS.........................................       I-33
Section 4.10  INDEMNIFICATION.........................................................       I-33
Section 4.11  SHAREHOLDERS' MEETINGS..................................................       I-34
Section 4.12  REGISTRATION STATEMENT..................................................       I-34
Section 4.13  AFFILIATE LETTERS.......................................................       I-34
Section 4.14  TAX OPINION.............................................................       I-35
Section 4.15  TAX-FREE REORGANIZATION TREATMENT.......................................       I-35
Section 4.16  LISTING.................................................................       I-35
Section 4.17  AFFILIATE PURCHASES.....................................................       I-35

                                   ARTICLE V
                           CONDITIONS TO CONSUMMATION

Section 5.01  CONDITIONS TO EACH PARTY'S OBLIGATIONS..................................       I-35

                                                                                          PAGE
                                                                                        ---------
Section 5.02     CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER UNDER THIS AGREEMENT.......................       I-36
Section 5.03     CONDITIONS TO THE OBLIGATIONS OF THE SELLER UNDER THIS AGREEMENT..........................       I-38

                                   ARTICLE VI
                                  TERMINATION

Section 6.01  TERMINATION.............................................................       I-40
Section 6.02  EFFECT OF TERMINATION...................................................       I-41
Section 6.03  THIRD PARTY TERMINATION.................................................       I-41
Section 6.04  SPECIFIC ENFORCEABILITY.................................................       I-42

                                  ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

Section 7.01  EFFECTIVE DATE AND EFFECTIVE TIME.......................................       I-42
Section 7.02  DELIVERIES AT THE CLOSING...............................................       I-42

                                  ARTICLE VIII
                                 OTHER MATTERS

Section 8.01  CERTAIN DEFINITIONS; INTERPRETATION.....................................       I-42
Section 8.02  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...       I-42
Section 8.03  AMENDMENT...............................................................       I-43
Section 8.04  WAIVER..................................................................       I-43
Section 8.05  COUNTERPARTS............................................................       I-43
Section 8.06  GOVERNING LAW...........................................................       I-43
Section 8.07  EXPENSES................................................................       I-43
Section 8.08  NOTICES.................................................................       I-43
Section 8.09  ENTIRE AGREEMENT; ETC...................................................       I-44
Section 8.10  ASSIGNMENT..............................................................       I-44
Section 8.11  SCHEDULES NOT ADMISSIONS................................................       I-44

    This is an AGREEMENT AND PLAN OF MERGER, dated as of the 22nd day of April, 1996 (this "Agreement"), by and between Pinnacle Banc Group, Inc., an Illinois corporation (the "Purchaser"), and Financial Security Corp., a Delaware corporation (the "Seller").

                             INTRODUCTORY STATEMENT

    WHEREAS, the Boards of Directors of the Purchaser and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to merge with and into Purchaser, upon the terms and conditions set forth herein;

    WHEREAS, it is intended for Federal income tax purposes that the Merger (as hereinafter defined) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Purchaser and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

    NOW THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01 STRUCTURE OF THE MERGER. Upon the terms and subject to the conditions of this Agreement, on the Effective Date (as defined in Section 7.01), Seller shall merge (the "Merger") with and into the Purchaser and such Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code; the separate existence of Seller shall cease; Purchaser shall be the surviving corporation in the Merger (the "Surviving Corporation"); and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of Purchaser and Seller, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of the Merger; all in accordance with the applicable laws of the State of Illinois or any other applicable laws. At the Effective Time (as defined in Section 7.01), the Certificate of Incorporation and Bylaws of the Purchaser shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of the Purchaser shall become the directors and officers of the Surviving Corporation.

    SECTION 1.02  EFFECT ON OUTSTANDING SHARES.

    (a) Each share of common stock, $4.69 par value of the Purchaser ("Purchaser Common Stock") that is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of Purchaser Common Stock from and after the Effective Time; and

    (b) Subject to Sections 1.03(f), 1.06, and 1.08 hereof at the Effective Time, by virtue of the Merger, each share of common stock, $.01 par value of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be deemed surrendered and each such share shall be converted into and become the right to receive one of the following:

       (i) the right to receive an amount in cash (the "Cash Distribution(s)") equal to $28.50; or

       (ii)the right to receive 0.8803 shares of Purchaser Common Stock (the "Exchange Ratio") (the "Stock Distribution(s)") subject to Section 1.02(c); or

       (iii)
           the right to receive an amount in cash equal to 30% of the Cash Distribution and shares of Purchaser Common Stock equal to 70% of the Exchange Ratio, (the "Combined Distribution(s)") subject to Section 1.02(c);

as the holder  thereof shall  elect or  be deemed  to have  elected pursuant  to
Section 1.03 of this Agreement (the aggregate of the Cash Distributions, the Stock Distributions and the Combined Distributions payable and/or issuable pursuant to this Agreement at the Effective Time is sometimes hereinafter collectively referred to as the "Merger Consideration").

    Shares of Seller Common Stock held by Seller or any of it Subsidiaries as defined in Section 2.01(a)(ii) of this Agreement, or by Purchaser or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled after the Effective Time. In addition, no Dissenting Shares (as defined in Section 1.05 of this Agreement) shall be converted pursuant to this Section 1.02 but shall be treated in accordance with the procedures set forth in Section 1.05 of this Agreement.

    (c) Notwithstanding Section 1.02(b)(ii) and (iii) above,

       (i) if the Purchaser Average Stock Price (as defined below) is greater than $35.00 per share, then on the business day prior to the Closing
    Date, the Exchange Ratio shall be adjusted such that the stock consideration shall equal $31.00 divided by the Purchaser Average Stock Price, provided that, if the Purchaser Average Stock Price exceeds $37.00 per share, the Exchange Ratio shall be .8378 and Purchaser shall have the option of terminating this Agreement pursuant to Section 6.01(f) hereof; PROVIDED, HOWEVER, that Purchaser shall not have an option to terminate pursuant hereto if not later than two business days prior to the Closing Date, Seller has agreed to modify the Exchange Ratio to be the quotient of $31.00 divided by the Purchaser Average Stock Price; or

       (ii)if the Purchaser Average Stock Price is less than $30.00 per share, then on the business day prior to the Closing Date, the Exchange
    Ratio shall be adjusted such that the stock consideration shall equal $26.00 divided by the Purchaser Average Stock Price, provided that, if the Purchaser Average Stock Price is less than $28.00 per share, the Exchange Ratio shall be .9286 and Seller shall have the option of terminating this Agreement pursuant to Section 6.01(g) hereof; PROVIDED, HOWEVER, that Seller shall not have an option to terminate pursuant hereto if not later than two business days prior to the Closing Date Purchaser has agreed to modify the Exchange Ratio to be the quotient of $26.00 divided by the Purchaser Average Stock Price.

    (d) The "Purchaser Average Stock Price" means the average of the closing prices per share of Purchaser Common Stock reported by the National Association of Securities Dealers, Inc. ("NASD") on the ten (10) trading days on which one or more trades actually occurs immediately prior to the second business day preceding the Closing Date.

    SECTION 1.03 CONVERSION ELECTION PROCEDURES.

    (a) Concurrently with the mailing to the shareholders of Seller of the "Proxy Statement" (as defined in Section 2.01(bb) of this Agreement), including the prospectus contained in the "Registration Statement" (also as defined in Section 2.01(bb) of this Agreement) and at least thirty-five days prior to an anticipated Effective Date or on such date as mutually agreed upon by Purchaser and Seller, Purchaser shall cause the "Exchange Agent" (as defined in this Section 1.03(a) below) to mail to each holder of record of Seller Common Stock a form of election in such form as Purchaser and Seller shall mutually agree (an "Election Form") on which such holder shall make the election as provided for in
Section 1.03(b) of this Agreement. Purchaser shall cause an Election Form and other appropriate and customary materials for the purpose of making the election provided for in Section 1.03(b) of this Agreement to be sent to each holder of Seller Common Stock who Seller advises Purchaser has become a holder of Seller Common Stock after the record date of the special meeting of shareholders called to vote upon this Agreement and the Merger. Seller shall have the right to review both the Election Form and other election materials and provide reasonable comments thereon.

"Exchange Agent" shall mean Harris Trust and Savings Bank, or such other bank or trust company or affiliate thereof selected by Purchaser and reasonably acceptable to Seller to effect the exchange of certificates formerly representing shares of Seller Common Stock (each a "Certificate," collectively "Certificates") for the Merger Consideration.

    (b) Each Election Form shall specify the type(s) and amounts of each such type of Merger Consideration receivable by the holder of Seller Common Stock in the Cash Distribution, the Stock Distribution and the Combined Distribution and shall permit each such holder to elect to receive, as provided in Section 1.02 of this Agreement, (i) the Cash Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Cash Election Shares"), (ii) the Stock Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Stock Election Shares"), or (iii) the Combined Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Combined Election Shares").

    (c) Any shares of Seller Common Stock with respect to which the holder thereof shall not, as of the "Election Deadline" (as defined in this Section 1.03(c) below), have made an election to receive either the Cash Distribution, the Stock Distribution or the Combined Distribution (such holder's shares being deemed to be and shall be referred to herein as "No Election Shares") by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be Stock Election Shares. "Election Deadline" shall mean 5:00 p.m., local time, on the day prior to the date of the special meeting of shareholders of Seller called to vote upon this Agreement and the Merger or such other date mutually agreed to by the Seller and Purchaser.

    (d) For purposes of Section 1.03(f) of this Agreement, any Dissenting Shares shall be deemed to be Cash Election Shares; PROVIDED, HOWEVER, that such Dissenting Shares shall in all cases be payable in cash and shall not be subject to pro rata reduction, if required, of the Cash Distribution payable in conversion of the other Cash Election Shares as set forth in Section 1.03(f) of this Agreement. In addition, for purposes of Section 1.03(f) of this Agreement, the number of shares ("Seller Stock Options") of Seller Common Stock that are issuable upon the exercise of any stock options granted by Seller and disclosed to Purchaser in writing shall be exchanged pursuant to Section 4.03 and shall not be subject to any pro rata reduction under Section 1.03(f); PROVIDED, HOWEVER, that such Seller Stock Options shall in all cases be payable, upon exercise in accordance with the terms of the plan and/or agreement under which they were issued and/or evidenced, in shares of Purchaser Common Stock.

    (e) Any election for purposes of Section 1.03(b) of this Agreement shall be effective only if the Exchange Agent shall have received the properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the shares that are the subject of the Election Form are subsequently transferred. Such revocation or change shall be effected by written notice by such person to the Exchange Agent PROVIDED such notice is received by the Exchange Agent at or prior to the Election Deadline. All Election Forms shall be deemed to be revoked if the Exchange Agent is notified in writing by either Purchaser or Seller that this Agreement has been terminated in accordance with its terms (with a copy of such writing to be provided to Purchaser or Seller, as appropriate). The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received or whether any such election, modification or revocation is effective, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the maximum extent possible.

    (f) As soon as practicable after the Election Deadline, Purchaser shall cause the Exchange Agent to allocate among the holders of Seller Common Stock the right to receive the Cash Distribution, as follows:

        If the total number of shares of Purchaser Common Stock issuable to all holders of Stock Election Shares and Combined Election Shares is insufficient in the reasonable judgment of Muldoon Murphy & Faucette ("MMF") to allow it to render the opinion required by Section 4.14 of this Agreement, then, MMF shall notify the Exchange Agent as to the number of additional shares of Purchaser Common Stock that will be required to be issued in the Merger in order to allow MMF to render such opinion in its reasonable judgment (the "Minimum Share Notice"); PROVIDED, HOWEVER, the aggregate Merger Consideration (calculated using the Exchange Ratio and the Purchaser Average Stock Price) so determined consists of at a minimum 55% stock consideration (or such higher percentage of stock consideration that MMF considers necessary to qualify the Merger as a tax free reorganization within the meaning of Section 368(a) of the Code).

        Upon receipt of the Minimum Share Notice, the Exchange Agent shall reallocate the Merger Consideration payable to each holder of Cash Election Shares pro rata (based upon the number of Cash Election Shares owned by such holder as compared with the total number of Cash Election Shares owned by all holders) such that the holders of Cash Election Shares will receive the number of shares of Purchaser Common Stock which in the aggregate will equal the number of shares of Purchaser Common Stock set forth in the Minimum Share Notice to the Exchange Agent and such holders will receive the balance of the Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger (determined by (x) computing the value of the Merger Consideration to which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Seller Common Stock owned at the Effective Time by the per share value of the Merger Consideration and (y) subtracting from the amount determined in (x) above the value of the shares of Purchaser Common Stock issued pursuant to this
    Section 1.03(f)) in cash.

    (g) The computation of the pro rata computations utilized in the reallocations and the reallocated payments of the Merger Consideration contemplated by Section 1.03(f) of this Agreement shall be made by the Exchange Agent in the reasonable exercise of its discretion.

    (h) Each separate entry on the Seller's Shareholder List (as provided pursuant to Section 1.07 hereof) shall be presumed to represent a separate and distinct holder of record of Seller Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise in writing. In such case, each of the beneficial owners shall be treated as a separate holder and either directly or through such nominee may submit a separate Election Form for shares of Seller Common Stock that are beneficially owned.

    (i) Any provisions of the preceding paragraphs of this Section 1.03 to the contrary notwithstanding, if a holder of Seller Common Stock in two or more different names so certifies in writing on or before the Election Deadline, such shareholder may submit a single Election Form for all such shares subject to the certification and shall be treated for purposes of this Section 1.03 as a single holder.

    SECTION 1.04 EXCHANGE PROCEDURES.

    (a) At the Effective Time, Purchaser shall have granted the Exchange Agent the requisite power and authority to effect for Purchaser the issuance of the number of shares of Purchaser Common Stock to be issued in the Merger and the payment of the amount of cash to be paid in the Merger. Promptly after consummation of the Merger, Purchaser shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Seller Common Stock for exchange in accordance with this Article I, through the Exchange Agent, (i) certificates evidencing such number of shares of Purchaser Common Stock equal to the number of shares to be issued pursuant to Section 1.02 and (ii) cash in the amount equal to the aggregate amount of cash to be paid to shareholders pursuant to Section 1.02 (such certificates for shares of Purchaser Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Purchaser Common Stock and cash contemplated to be issued pursuant to Section 1.02 out of the Exchange Fund. Except as contemplated by Section 1.06 hereof, the Exchange Fund shall not be used for any other purpose.

    (b) As soon as practicable following the Effective Time, but in no event later than ten (10) days thereafter, the Exchange Agent shall mail to the holders of record of a Certificate or Certificates of Seller Common Stock, as identified on the Seller Shareholder List provided pursuant to Section 1.07 hereof, (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser and Seller shall mutually agree upon) and (2) instructions for use in effecting the surrender of the Certificates in exchange for Certificates evidencing shares of Purchaser Common Stock or cash. Seller shall have the right to review both the letter of transmittal and any other transmittal materials prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents in proper form as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Purchaser Common Stock which such holder has the right to receive in respect of the shares of Seller Common Stock formerly evidenced by such Certificate, in accordance with Section 1.02, (B) cash to which such holder is entitled to receive in accordance with Section 1.02, (C) cash in lieu of fractional shares of Purchaser Common Stock to which such holder is entitled pursuant to Section
1.06 and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 1.04, and the Certificate so surrendered shall be cancelled.

    (c) Subject to Section 1.07 hereof, after the Effective Time, each holder of a Certificate that surrenders such Certificate or in lieu thereof, any reasonable documentation required by the Purchaser for a lost, stolen, or mutilated Certificate (the "Required Documentation") to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the stock component of the Merger Consideration and/or a payment representing the cash component of the Merger Consideration.

    (d) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

    (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration issuable or payable in the Merger. After the closing of the transfer books as described in Section 1.07 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the Merger Consideration. Neither Purchaser nor the Exchange Agent shall be obligated to deliver the Merger Consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates or the Required Documentation as provided herein. No interest will be accrued or paid on the cash component of the Merger Consideration. No dividends or distributions declared after the Effective Time on the Purchaser Common Stock representing the stock component of the Merger Consideration will be remitted to any person entitled to receive such stock component of the Merger Consideration under this Agreement until such person surrenders the Certificate representing the right to receive such Purchaser Common Stock or furnishes the Required Documentation, at which time such dividends or declarations shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws without interest on the cash component, but with accrued but unpaid dividends on the Purchaser Common Stock.

    (f) Any portion of the Exchange Fund which remains undistributed to holders of Seller Common Stock for eighteen (18) months after the Effective Time shall be delivered to Purchaser, upon demand and any holders of Seller Common Stock who have not theretofore complied with this Article I shall thereafter look only to Purchaser for the Merger Consideration to which they are entitled without interest on the cash component, but with accrued and unpaid dividends on the Purchaser Common Stock.

    SECTION 1.05  DISSENTING SHARES.

    (a) Notwithstanding any other provision of this Agreement to the contrary, any holder of Seller Common Stock otherwise entitled to receive Merger Consideration for each of his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in Section 262 of the Delaware General Corporation Law ("DGCL") if the holder follows the procedure specified therein. These shares shall hereafter be specified as "Dissenting Shares." Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, and Purchaser shall cause the surviving corporation to pay such consideration with funds provided by the Purchaser. Any Dissenting Share shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into the Merger Consideration as provided in Section 1.02 hereof; PROVIDED, HOWEVER, that shares of Seller Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the DGCL, or otherwise fails to establish the right to such stockholder to be paid for fair cash value of such stockholder's shares under the DGCL shall be deemed to be converted into the right to receive the Merger Consideration in cash pursuant to the terms and conditions specified herein.

    (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the DGCL received by such party, and Seller shall give Purchaser the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

    SECTION 1.06 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Purchaser Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Purchaser Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Purchaser Average Stock Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

    SECTION 1.07  CLOSING OF STOCK TRANSFER BOOKS.

    (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

    (b) At the Effective Time, Seller shall provide Purchaser with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Purchaser and the Exchange Agent shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to the Merger Consideration specified in this Agreement, which list shall be conclusive with respect thereto.

    SECTION 1.08 ANTI-DILUTION ADJUSTMENTS. If between the date of this Agreement and the Effective Time a share of Purchaser Common Stock shall be changed into a different number of shares of Purchaser Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the stock component of the Merger Consideration to reflect such split, combination, dividend or other distribution.

    SECTION 1.09 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Purchaser may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to the Seller and its stockholders or to holders of options to purchase Seller Common Stock as a result of such modification; (ii) the consideration to be paid to holders of Seller Common Stock or Seller Stock Options under this Agreement is not thereby changed in kind or reduced in amount because of such modification; (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals; and (iv) opinions as to these conditions being met are supplied to Seller by a public accountant and law firm, in a form acceptable to Seller but at the sole expense of Purchaser.

    SECTION 1.10 TAKING OF NECESSARY ACTION. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full title to all properties, assets, rights, approvals, immunities and franchises of Seller and its Subsidiaries, the officers and directors of Purchaser shall take all such necessary action.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    SECTION 2.01  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

    The Seller represents and warrants to the Purchaser that, except as specifically disclosed in the schedules of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such schedules, as amended from time to time in the manner provided for in Section 4.09 hereof, shall hereafter be referred to as the "Disclosure Schedules"):

    (a)  ORGANIZATION.

       (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except for the
    Seller Bank as defined in this Section 2.01(a), Seller has no direct subsidiaries. The Seller is duly qualified to do business and is in good standing in Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except for such failure to qualify or be in such good standing which, when taken together with all such failures, would not have a Material Adverse Effect as hereinafter defined in Section 2.01(h) on the Seller. The Seller is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). The Seller has the corporate power and authority (including all federal, state, local and foreign government authority) to carry on its business as it is now conducted and to own, lease and operate its properties.

       (ii)Security Federal Savings and Loan Association of Chicago (the "Seller Bank") is a federally chartered stock savings and loan association duly organized, validly existing and in good standing under the laws of the United States. Security Federal Service Corp. is a wholly owned subsidiary of Seller Bank and is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. (Seller Bank and Security Federal Service Corp. are sometimes referred to herein each as a "Subsidiary" and together as the "Subsidiaries"). Each of the Subsidiaries has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect as hereinafter defined in Section 2.01(h) on the Seller. Each subsidiary of Seller Bank, as defined in Section 2.01(a)(ii), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated. Seller Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law.

       (iii)
           The Disclosure Schedule 2.01(a) sets forth all of the Subsidiaries of the Seller and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership, in which the Seller owns, directly or indirectly, 10% or more of the debt, equity or other proprietary interests as of the date of this Agreement and indicates for each such entity, as of such date, its jurisdiction of organization. The Seller owns, either directly or indirectly, all of the outstanding capital stock of each of the Subsidiaries free and clear of any claim, lien or encumbrance. Except for Seller Bank, no Subsidiary of the Seller is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Seller or by another Subsidiary of the Seller are fully paid, nonassessable and not subject to any preemptive rights and, except as set forth in the Disclosure Schedule 2.01(a), are owned by the Seller or a Subsidiary of the Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares so held.

    (b)  CAPITAL STRUCTURE.

       (i) The authorized capital stock of the Seller consists of three-million (3,000,000) shares of Seller Common Stock, par value $.01 per share
    (the "Seller Common Stock") and one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Seller Preferred Stock"). As of the date hereof: (A) 1,550,846 shares of Seller Common Stock were issued and outstanding (which includes outstanding share awards under the Security Federal Savings and Loan Association Recognition and Retention Plans ("ARP"), and the Financial Security Corp. 1995 Long Term Incentive Plan) (the "Incentive Plan"), and no shares of Seller Preferred Stock were issued or outstanding; (B) 103,531 shares of Seller Common Stock were subject to outstanding stock option awards; (C) no shares of Seller Preferred Stock were reserved for issuance; (D) 246,082 shares of Seller Common Stock were held by the Seller in its treasury (which are not included in aforesaid shares which are issued and outstanding), and (E) 58,941 share awards and 84,699 options in the Incentive Plan were authorized but have not been granted. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.01(b) sets forth a complete and accurate list of all options, warrants, calls, or commitments or other agreements to purchase Seller Common Stock outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

       (ii)As of the date of this Agreement, except for this Agreement and as set forth in the Disclosure Schedule 2.01(b), neither the Seller nor any of its Subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or any of its Subsidiaries or obligating the Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any of its Subsidiaries.

    (c) AUTHORITY. The Seller has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

    (d) SHAREHOLDER APPROVALS. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the Seller's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Seller's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transaction subject to their fiduciary duties and will exempt the transaction from Section 203 of DGCL. The approval of the majority of the outstanding shares of Seller Common Stock entitled to vote is required for approval of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Seller has received the opinion of Hovde Financial, Inc. to the effect that the Merger Consideration to be received by the shareholders of the Seller is fair, from a financial point of view, to such shareholders.

    (e) NO VIOLATIONS. Subject to approval of this Agreement by the Seller's shareholders and the regulatory agencies referred to in Section 2.01(g)(ii), the execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Seller or any Subsidiary of the Seller or to which the Seller or any of its Subsidiaries (or any of their respective properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect as hereinafter defined in
Section 2.01(h) on Seller or on Seller's ability to consummate the transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or Bylaws of the Seller or any Subsidiary of the Seller or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any Subsidiary of the Seller under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Seller or any Subsidiary of the Seller is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

    (f) CONSENTS. Except as referred to herein or in connection, or in compliance, with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HOLA, the Bank Merger Act, as amended (the "BMA"), the rules and regulations of the Federal Reserve Board, the rules and regulations of the Office of Thrift Supervision ("OTS"), and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not have a Material Adverse Effect on the Seller.

    (g)  REPORTS.

       (i) As of their respective dates, neither the Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the Securities and Exchange Commission ("SEC") (collectively, the "Seller's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that no representation is made herein with respect to any Exhibits to the Seller's Reports that are not specifically incorporated by reference therein and that Seller's amendment of any Seller's Report, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Seller or its Subsidiaries contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller or its Subsidiaries, contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) (collectively the "Financial Statements"), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

       (ii)The Seller and each of its Subsidiaries have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (A) the SEC, (B) the OTS, (C) the FDIC, (D) any state banking commission or other banking regulatory authority (collectively, the "Regulatory Agencies") and (E) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

    (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Seller's Reports filed prior to the date of this Agreement, (i) from December 31, 1995 to the date hereof, the Seller and its Subsidiaries have not, except as set forth in the Disclosure Schedule 2.01(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) since December 31, 1995, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Seller or a Subsidiary. Material Adverse Effect, with respect to a person, means a material adverse effect upon (A) the business, properties, assets, financial condition or results of operations, in each case, of the Seller or its Subsidiaries or Purchaser or its subsidiaries, as appropriate either individually or taken as a whole, or (B) the ability of such person to consummate the transactions contemplated by this Agreement; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, the Seller and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, including any change in the treatment of bad debt reserves as such would apply to the financial statements of the Seller on a consolidated basis; (ii) a change with respect to, or effect on, the Seller and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated hereby; (iii) a change with respect to, or effect on, the Seller or its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) any one-time special insurance premium assessed by the FDIC on deposits insured by the SAIF.

    (i) TAXES. All federal, state, and local tax returns required to be filed by or on behalf of the Seller or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, owed by Seller or any of its Subsidiaries (whether or not shown on the returns) and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Since December 31, 1995, there has been no audit examination of the Seller by the Internal Revenue Service ("IRS) and the latest audit examination of the Seller by the applicable taxing authority of the State of Illinois was October 26, 1995 for the tax years ended 1990, 1991, 1992 and 1993. Except as set forth in Disclosure Schedule 2.01(i), as of the date of this Agreement, there is no audit examination, deficiency, claim, or refund litigation with respect to any taxes of the Seller or any of its Subsidiaries, and no claim or assessment has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries do not file tax returns and the Seller or any such Subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.01(i), the Seller and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.01(i), the Seller and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Seller and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

    (j) ABSENCE OF CLAIMS. Except as set forth in Disclosure Schedule 2.01(j), neither Seller, nor any of its Subsidiaries, nor any of their respective directors and officers is a party to any pending litigation, legal, administrative, arbitration or other proceeding, before any court or governmental agency ("Claim"), and Seller is not aware of any threatened Claim against Seller, or any of its Subsidiaries, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or its Subsidiaries or to materially hinder or delay consummation of the transactions contemplated hereby. Except as set forth in Disclosure Schedule 2.01(j), there are no orders of any regulatory or governmental authorities or any judgments against the Seller or any of its Subsidiaries, directors or officers which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Seller or its Subsidiaries or to materially hinder or delay consummation of the transaction contemplated hereby.

    (k)   ABSENCE  OF REGULATORY  ACTIONS.   Except as  set forth  in Disclosure
Schedule 2.01(k), and excluding reports of examination by Regulatory Agencies, neither the Seller nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Regulatory Agency") nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

    (l)  AGREEMENTS.

           (i)
           Except for  this  Agreement and  except  as disclosed  in  Disclosure
           Schedule 2.01(l), neither the Seller nor any of its Subsidiaries is a party to a written or, to the Seller's knowledge, oral

    (A) agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business and customary real estate brokerage commissions in connection with the sale of
    REO) not terminable on thirty (30) days' or less notice, and providing for payments in excess of $50,000 per annum, (B) agreement with any executive officer or other key employee of the Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any executive officer or employee of the Seller or any of its Subsidiaries providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (E) agreement containing covenants that limit the ability of the Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

          (ii)
           Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation, of its Certificate of Incorporation or Bylaws or any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Seller or Seller Bank and has not waived and will not waive prior to the Effective Time, any material right under any material contract or commitment.

    (m) LABOR MATTERS. Neither the Seller nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither the Seller nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller or any of its Subsidiaries that is pending or threatened that individually or in the aggregate would result in a Material Adverse Effect on the Seller.

    (n)  EMPLOYEE BENEFIT PLANS.

           (i)
           Disclosure Schedule 2.01(n) contains a complete list of all employee, retiree or director pension, retirement, stock option, stock purchase, restricted stock, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, severance and any other benefit plans, employment contracts (providing termination, change in control, or severance payments), agreements, arrangements, or policies including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto, maintained or which have been maintained or to which Seller or any of its Subsidiaries is or has been a party or subject with respect to any present or former directors, officers, or other employees of the Seller or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"), except for any such plans, contracts, agreements or arrangements involving liabilities or expenses not exceeding $10,000 individually or in the aggregate. All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws, orders, rules and regulations; neither the Seller nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan. Seller and its Subsidiaries have complied with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA. No liability to the Pension Benefit
    Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.01(n), there exists no fact or circumstance which would cause the Seller to incur any such liability with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Seller or any entity which is considered one employer with the Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.01(n), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof; the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Seller nor any Subsidiary of the Seller has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Seller, its Subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in
    Section 3(37) of ERISA. Except as disclosed on Disclosure Schedule 2.01(n), each Employee Plan of the Seller or of any of its Subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the IRS that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Seller and its Subsidiaries are not aware of any circumstances which would result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in
    Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and subject to the provisions of Section 4.02(e) of this Agreement may be applied to satisfy, any securities acquisition indebtedness.

          (ii)
           There is no pending or, to the Seller's knowledge, threatened litigation, administrative action or proceeding relating to any
    Employee Plan and the Seller has not received any notification from any federal, state or local agency or department asserting that any Employee Plan is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces. There has been no announcement or commitment by the Seller or any Subsidiary of the Seller to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.01(n); and, except as set forth in Disclosure Schedule 2.01(n), the Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA").

         (iii)
           With respect to each Employee Plan to the extent applicable, the Seller has supplied to the Purchaser a true and complete copy of (A)
    the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Pension Plan and Qualified Plan.

    (o) TITLE TO ASSETS. Except as set forth in Disclosure Schedule 2.01(o), the Seller and each of its Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties (other than real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for Liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty. Each of the Seller and its Subsidiaries has good and valid title to its owned personal property free and clear of all Liens, except for Liens, or other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

    (p) FEES. Except as set forth in Disclosure Schedule 2.01(p) and other than financial advisory services performed for the Seller by Hovde Financial, Inc. ("Hovde"), the terms of which are set forth in Disclosure Schedule 2.01(p), neither the Seller nor any of its Subsidiaries, nor to Seller's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller or any Subsidiary of the Seller, in connection with this Agreement or the transactions contemplated hereby. The Seller shall pay all costs and expenses prior to the Closing Date for services rendered by Hovde pursuant to the terms set forth in Disclosure Schedule 2.01(p). The Seller shall not be liable for any financial services advisory fees incurred by the Purchaser.

    (q) COMPLIANCE WITH LAWS. The Seller and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Seller or materially delay the Merger. Each of the Seller and the Subsidiaries has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller; and neither the Seller nor any of the Subsidiaries is presently charged with, or, to the Seller's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule, and neither the Seller nor either of the Subsidiaries is the subject of any pending or, to the Seller's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Except as set forth in Disclosure Schedule 2.01(q), to the best of Seller's knowledge no federal, state or local government, agency, commission or entity has initiated any formal proceeding or inquiry into the business or operations of Seller or Seller Bank within the past five years.

    (r)  ENVIRONMENTAL MATTERS.

           (i)
           For purposes of this Agreement, the following terms shall have the following respective meanings:

           (A) "ENVIRONMENTAL LAW(S)" means any law, regulation, rule, ordinance or similar requirement which governs or protects the environment enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

           (B) "HAZARDOUS MATERIAL(S)" means any material or substance: (1) which is a "hazardous substance," "pollutant," or "contaminant,"
       pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 ET SEQ.) as amended and regulations promulgated thereunder; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C.
       Section 6901 ET SEQ.) as amended and regulations promulgated  thereunder;
       (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos;
       (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law (defined above); or (8) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically Hazardous Material" under any Environmental Law.

           (C) "PROPERTIES" means (1) the real estate owned or leased by the Seller and the Subsidiaries or, with respect to the Purchaser, by the Purchaser and its subsidiaries and used as a banking related facility; (2) other real estate owned ("OREO") by the Seller or the Subsidiaries as defined by any other federal or state financial institution regulatory agency with regulatory authority for the Seller or the Subsidiaries; (3) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Seller or the Subsidiaries; (4) real estate that is held in trust for others by the Subsidiaries of the Seller; and (5) real estate owned or leased by a partnership or joint venture in which the Seller or a Subsidiary has an ownership interest.

          (ii)
           Except as disclosed in Schedule 2.01(r), to the best knowledge of the Seller after due inquiry, there are no present conditions on the
    Properties or to the best of Seller's knowledge properties with respect to which Seller or its Subsidiaries has a mortgage interest, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

         (iii)
           The Seller and the Subsidiaries are in substantial compliance with all applicable Environmental Laws. Neither the Seller nor the
    Subsidiaries have received notice of, nor to the best of their knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties, which have or may have a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

          (iv)
           No Properties are currently undergoing remediation or clean-up of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

           (v)
           To the best knowledge of the Seller after due inquiry, the Seller and the Subsidiaries have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business.

    (s)  LOANS AND INVESTMENTS.

           (i)
           Except as set forth in Disclosure Schedule 2.01(s), each outstanding loan of Seller Bank as of the date hereof is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally except where the failure to be so documented or to constitute a legal, valid and binding obligation will not have a Material Adverse Effect upon the business, operations or financial condition of Seller Bank. To the best knowledge of Seller and Seller Bank, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles and no loan is subject to any defense, offset or counterclaim except where the actions of such obligor will not have a Material Adverse Effect upon the business, operations or financial condition of Seller or Seller Bank.

          (ii)
           To the best knowledge of Seller and Seller Bank, all guarantees of indebtedness owed to Seller or Seller Bank, including but not limited to those of state or federal agencies, are, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally and except as would not have a Material Adverse Effect on Seller and Seller Bank on a consolidated basis.

         (iii)
           To the best knowledge of Seller and Seller Bank, in originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and other contractual obligations, either for their own account or for the account of others, Seller and Seller Bank have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Materially Adverse Effect on Seller and Seller Bank on a consolidated basis.

    (t) ALLOWANCE FOR LOAN LOSSES. In the Seller's reasonable judgment, the allowance for loan losses reflected in the Seller's audited statement of condition at December 31, 1995 was, and the allowance for loan losses shown on the balance sheets in Seller's Reports for periods ending after December 31, 1995 have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to federal savings and loan associations. The Seller has disclosed to the Purchaser in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Seller and its Subsidiaries that have been classified as of December 31, 1995 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. From and after the date hereof, the Seller promptly will provide the Purchaser with a copy of each monthly classified asset report it provides to its Board of Directors. The REO included in any non-performing assets of the Seller or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value.

    (u) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in Disclosure Schedule 2.01(u), to Seller's knowledge, no officer or director of the Seller has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries that would be required to be disclosed under the SEC's Regulation S-K.

    (v) INSURANCE. The Seller and its Subsidiaries are presently insured, and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of Illinois would, in accordance with good business practice, customarily be insured. All material claims thereunder have been filed in due and timely fashion. Neither Seller nor Seller Bank has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of such insurance except where such failure would not have a Material Adverse Effect on Seller and its Subsidiaries on a consolidated basis.

    (w) INVESTMENT SECURITIES. Except for investments in Federal Home Loan Bank stock and Federal National Mortgage Association ("FNMA") stock, ownership of Subsidiary shares and except as set forth in Disclosure Schedule 2.01(b), none of the investments reflected in the consolidated balance sheet of the Seller as of December 31, 1995, and none of such investments with face value in excess of $100,000 made by it or any of its Subsidiaries since December 31, 1995 is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of the Seller or any of its Subsidiaries. Seller and its Subsidiaries have no outstanding repurchase agreements to which Seller or Seller Bank is a party.

    (x)    REGISTRATION  OBLIGATIONS.    Neither  the  Seller  nor  any  of  its
Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or the OTS Regulations.

    (y) BOOKS AND RECORDS. The books and records of the Seller and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

    (z) CORPORATE DOCUMENTS. The Seller has delivered to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws and the Charter and Bylaws of Seller Bank, as amended to date, which are currently in full force and effect.

    (aa) ABSENCE OF KNOWLEDGE. As of the date hereof, the Seller is not aware of any reason why it would be unable to obtain all the necessary approvals required in order to consummate the transactions contemplated by this Agreement.

    (bb) SEC AND REGULATORY FILINGS. None of the information regarding Seller supplied or to be supplied by Seller for inclusion or included in (a) the registration statement on Form S-4 to be filed with the SEC by Purchaser for the purpose of registering the shares of Purchaser Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (b) the joint proxy statement/prospectus to be mailed to shareholders of Seller and Purchaser (the "Proxy Statement") and (c) any other documents to be filed with the SEC or any Regulatory Agencies in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any Regulatory Agencies and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Seller Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller stockholders referred to in Section 4.11, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller is responsible for filing with the SEC or any other Regulatory Agencies in connection with the Merger will comply as to form in all respects with the provisions of applicable law.

    (cc) TAX TREATMENT. To the best knowledge of the Seller, neither Seller nor any Seller Subsidiary has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under
Section 368(a) of the Code.

    (dd) INDEMNIFICATION. To the best knowledge of Seller, no action or failure to take action by any director, officer, employee or agent of Seller or Seller Bank has occurred which would give rise to a Claim by any such person for indemnification from Seller or Seller Bank under the corporate indemnification provisions of Seller or Seller Bank in effect on the date of this Agreement, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or its Subsidiaries.

    SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller that except as disclosed in schedules of the Purchaser delivered to the Seller prior to execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such schedules as amended from time to time in the manner provided for in Section 4.09 hereof, the "Disclosure Schedules"):

    (a)  CORPORATE ORGANIZATION AND QUALIFICATION.

    The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended and a savings and loan holding company under Section 10 of the HOLA. Each subsidiary of the Purchaser is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Purchaser and its subsidiaries is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. The Purchaser and its subsidiaries each has the requisite corporate and other power and authority (including all federal, state, local and foreign government authority) to carry on its respective business as they are now being conducted and to own, lease and operate their respective properties and assets. The deposits of the subsidiaries of the Purchaser are insured by the Bank Insurance Fund ("BIF") or the SAIF of the FDIC to the maximum extent permitted by law.

    (b)  CAPITAL STRUCTURE.

           (i)
           The authorized capital stock of the Purchaser consists of 20,000,000 shares of common stock, par value $4.69 per share ("Purchaser Common
    Stock"),  and 1,000 shares of  preferred stock, no par  value per share (the
    "Purchaser Preferred Stock"). As of the date hereof, 4,354,138 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were outstanding. All outstanding shares of capital stock of the Purchaser are, and at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

          (ii)
           Except as set forth in Disclosure Schedule 2.02(b) as of the date of this Agreement, except for this Agreement, neither the Purchaser nor any of its subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Purchaser or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Purchaser or any of its subsidiaries or obligating the Purchaser or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Purchaser or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Purchaser or any of its subsidiaries.

    (c) AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

    (d) SHAREHOLDER APPROVALS. The Board of Directors of the Purchaser has directed that this Agreement and the transactions contemplated hereby be submitted to the Purchaser's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Purchaser's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transaction subject to their fiduciary duties and will exempt the transaction from any applicable state takeover statutes. The approval of the majority of the outstanding shares of Purchaser Common Stock entitled to vote is required for approval of this Agreement and to consummate the transactions contemplated hereby.

    (e) NO VIOLATIONS. Subject to approval by the appropriate Regulatory Agencies, the execution, delivery and performance of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or any subsidiary or to which the Purchaser or any subsidiary (or any of their respective properties) is subject, which breach, violation or default would individually or in the aggregate, have a Material Adverse Effect on Purchaser or on Purchaser's ability to consummate the transaction's contemplated hereby (ii) a breach or violation of, or a default under, the certificate of incorporation, charter or bylaws of the Purchaser or any subsidiary of the Purchaser or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser is a party, or to which any of its respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser.

    (f) CONSENTS. Except as referred to herein or in connection, or in compliance, with the Securities Act, the Exchange Act, the HOLA, the BMA, the rules and regulations of the Federal Reserve Board, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals, the failure to make or obtain would not have a Material Adverse Effect on the Purchaser.

    (g)  REPORTS.

           (i)
           As of their respective dates, neither the Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the SEC, (collectively, the "Purchaser's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that no representation is made herein with respect to any Exhibits to the Purchaser Reports that are not specifically incorporated by reference therein and that Purchaser's amendment of any Purchaser's Report, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Purchaser or its subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and cash flows of the Purchaser or its subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statement, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (ii)
           The Purchaser and its subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995, with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

    (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Purchaser's Reports from December 31, 1995 to the date hereof: (i) Purchaser and its subsidiaries have not, except as set forth in Disclosure Schedule 2.02(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Purchaser or its subsidiaries.

    (i) TAXES. All federal, state, and local tax returns required to be filed by or on behalf of the Purchaser or any of its subsidiaries have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, owed by Purchaser or any of its subsidiaries (whether or not shown on the returns) and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Purchaser's balance sheet as of December 31, 1995 (in accordance with GAAP). Since December 31, 1992, there has been no audit examination of the Purchaser by the IRS and the latest audit examination of the Purchaser by the applicable taxing authority of the State of Illinois was for the fiscal year ended December 31, 1992. Except as set forth in Disclosure Schedule 2.02(i), as of the date of this Agreement, there is no audit examination, deficiency, claim, or refund litigation with respect to any taxes of the Purchaser or any of its subsidiaries, and no claim or assessment has been made by any authority in a jurisdiction where the Purchaser or any of its subsidiaries do not file tax returns and the Purchaser or any such subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Purchaser or any of its subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Purchaser's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.02(i), the Purchaser and its subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.02(i), the Purchaser and each of its subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Purchaser and each of its subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser.

    (j) ABSENCE OF CLAIMS. Except as set forth in Disclosure Schedule 2.02(j), neither Purchaser, nor any of its subsidiaries, nor any of their respective directors or officers is a party to any Claim, and Purchaser is not aware of any threatened Claim against Purchaser or any of its subsidiaries which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser or its subsidiaries or to materially hinder or delay consummation of the transactions contemplated hereby, and to the Purchaser's knowledge, no such Claim has been threatened. Except as set forth in Disclosure
Schedule 2.02(j), there are no orders of any regulatory or governmental authorities or any judgments against the Purchaser or any of its subsidiaries, directors or officers which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Purchaser or its subsidiaries or to materially hinder or delay consummation of the transaction contemplated hereby.

    (k) ABSENCE OF REGULATORY ACTIONS. Excluding reports of examination by Regulatory Agencies, neither the Purchaser nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Regulatory Agency, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

    (l) AGREEMENTS. Neither the Purchaser nor any of its subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation of its Certificate of Incorporation or Bylaws or, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser or its subsidiaries and has not waived and will not waive, prior to the Effective Time, any material right under any material contract or commitment.

    (m)  EMPLOYEE BENEFIT PLANS.

           (i)
           The Purchaser and its subsidiaries maintain various plans for the benefit of employees, except for any such plans, contracts, agreements or arrangements involving liabilities or expenses not exceeding $10,000 individually or in the aggregate which are herein after referred to collectively as "Purchaser Employee Plans." All of the Purchaser Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws, orders, rules and regulations; neither the Purchaser nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Purchaser Employee Plan. Purchaser and its subsidiaries have complied with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.02(m), there exists no fact or circumstance which would cause the Purchaser to incur any such liability with respect to any Purchaser Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Purchaser or any entity which is considered one employer with the Purchaser under Section 4001 of ERISA or
    Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.02(m), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Purchaser nor any Subsidiary of the Purchaser has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Purchaser, its subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in Section 3(37) of ERISA. Each Purchaser Employee Plan of the Purchaser or of any of its subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the IRS that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Purchaser and its subsidiaries are not aware of any circumstances which would result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

          (ii)
           There is no pending or, to the Purchaser's knowledge, threatened litigation, administrative action or proceeding relating to any
    Purchaser Employee Plan and the Purchaser has not received any notification from any federal, state or local agency or department asserting that any Purchaser Employee Plan is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces. There has been no announcement or commitment by the Purchaser or any Subsidiary of the Purchaser to create an additional Purchaser Employee Plan, or to amend an Purchaser Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Purchaser Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.02(m); and, except as set forth in Disclosure Schedule 2.02(m), the Purchaser and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the COBRA.

         (iii)
           With respect to each Purchaser Employee Plan to the extent applicable, the Purchaser has supplied to the Purchaser a true and complete copy of (A) such Purchaser Employee Plan, including amendments thereto, (B) each trust agreement and insurance contract relating to such Purchaser Employee Plan, including amendments thereto, (C) the most recent summary plan description for such Purchaser Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and
    (D) the most recent determination letter issued by the IRS if such Purchaser Employee Plan is a Pension Plan and Qualified Plan.

    (n) TITLE TO ASSETS. Except as set forth in Disclosure Schedule 2.02(n), the Purchaser and each of its subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties (other than real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for Liens or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser. Each of the Purchaser and its subsidiaries has good and valid title to its owned personal property free and clear of all Liens, except for Liens, or other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

    (o) FEES. Neither the Purchaser nor any of its subsidiaries, nor to Purchaser's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Purchaser or any subsidiary of the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

    (p) COMPLIANCE WITH LAWS. The Purchaser and its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser or materially delay the Merger. Each of the Purchaser and its subsidiaries has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser; and neither the Purchaser nor any of its subsidiaries is presently charged with, or, to the Purchaser's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule, and neither the Purchaser nor its subsidiaries is the subject of any pending or, to the Purchaser's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Except as set forth in Disclosure Schedule 2.01(p), to the best of Purchaser's knowledge, no federal state or local government agency, commission or entity has initiated any formal proceeding or inquiry into the business operations of Purchaser or its subsidiaries within the past five years.

    (q)  ENVIRONMENTAL MATTERS.

           (i)
           Except as disclosed in Schedule 2.02(q), to the best knowledge of the Purchaser after due inquiry, there are no present conditions on the
    Properties or to the best of Purchaser's knowledge properties with respect to which Purchaser or its subsidiaries has a mortgage interest, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects.

          (ii)
           The Purchaser and its subsidiaries are in substantial compliance with all applicable Environmental Laws. Neither the Purchaser nor its subsidiaries have received notice of, nor to the best of their knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties, which have or may have a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects.

         (iii)
           No Properties are currently undergoing remediation or clean-up of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects. (iv)To the best knowledge of the Purchaser after due inquiry, the Purchaser and its subsidiaries have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct the subsidiaries' present business.

    (r)  LOANS AND INVESTMENTS.

           (i)
           Except as set forth in Disclosure Schedule 2.02(r), each outstanding loan of Purchaser or any of its subsidiaries as of the date hereof is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally except where the failure to be so documented or to constitute a legal, valid and binding obligation will not have a Material Adverse Effect upon the business, operations or financial condition of Purchaser or its subsidiaries. To the best knowledge of Purchaser and its subsidiaries, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles and no loan is subject to any defense, offset or counterclaim except where the actions of such obligor will not have a Material Adverse Effect upon the business, operations or financial condition of Purchaser or its subsidiaries.

          (ii)
           To the best knowledge of Purchaser and its subsidiaries, all guarantees of indebtedness owed to Purchaser or its subsidiaries, including but not limited to those of state or federal agencies, are, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally and except as would not have a Material Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

         (iii)
           To the best knowledge of Purchaser and its subsidiaries, in originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and other contractual obligations, either for their own account or for the account of others, Purchaser and its subsidiaries have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Materially Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

    (s) ALLOWANCE FOR LOAN LOSSES. In the Purchaser's reasonable judgment, the allowance for loan losses reflected in the Purchaser's audited statement of condition at December 31, 1995 was, and the allowance for loan losses shown on the balance sheets in the Purchaser's Reports for periods ending after December 31, 1995 have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to state banks and federal savings banks as the case may be. The Purchaser has disclosed to the Seller the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Purchaser and its subsidiaries that have been classified as of December 31, 1995 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. The REO included in any non-performing assets of the Purchaser or any of its subsidiaries is carried net of reserves at the lower of cost or fair value.

    (t) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in Disclosure Schedule 2.02(t), to Purchaser's knowledge, no officer or director of the Purchaser has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Purchaser or any of its subsidiaries that would be required to be disclosed under the SEC's Regulation S-K.

    (u) INSURANCE. The Purchaser and its subsidiaries are presently insured, and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of Illinois would, in accordance with good business practice, customarily be insured. All material claims thereunder have been filed in due and timely fashion. Neither Purchaser nor its subsidiaries has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of such insurance except where such failure would not have a Material Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

    (v)    REGISTRATION  OBLIGATIONS.   Neither  the  Purchaser nor  any  of its
subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or the OTS Regulations.

    (w) BOOKS AND RECORDS. The books and records of the Purchaser and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

    (x) CORPORATE DOCUMENTS. The Purchaser has delivered to the Seller true and complete copies of the Purchaser's and each of its subsidiaries' certificate of incorporation, charter and bylaws as amended to date and currently in full force and effect.

    (y) ABSENCE OF KNOWLEDGE. As of the date hereof, the Purchaser is not aware of any reason why it would be unable to obtain all of the necessary regulatory approvals required in order to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Purchaser believes that, in light of its financial condition, it shall be able to obtain all such approvals, without the imposition of any burdensome term or condition.

    (z) BENEFICIAL OWNERSHIP OF SELLER COMMON STOCK. As of the date hereof, neither the Purchaser nor any subsidiary or affiliate thereof beneficially owns any shares of Seller Common Stock or, other than contemplated by this Agreement, have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Seller Common Stock other than as set forth in Disclosure Schedule 2.02(z).

    (aa) SEC & REGULATORY FILINGS. None of the information regarding Purchaser and its subsidiaries supplied or to be supplied by Purchaser for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any Regulatory Agencies in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any Regulatory Agencies and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the meeting of the stockholders referred to in Section 4.11, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Purchaser and its subsidiaries are responsible for filing with the SEC and any Regulatory Agencies in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    (bb) TAX TREATMENT. To the best of the knowledge of Purchaser, neither Purchaser nor any Subsidiary has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under
Section 368(a) of the Code.

    (cc) AFFILIATE PURCHASES. Affiliates of the Purchaser or its subsidiaries including, but not limited to, officers, employees, directors, and greater than 10% beneficial owners have not purchased any Purchaser Common Stock during the ten (10) trading days on which one or more trades actually occurred immediately prior to the execution of this Agreement.

    (dd) INDEMNIFICATION. To the best knowledge of Purchaser, no action or failure to take action by any director, officer, employee or agent of Purchaser or its subsidiaries has occurred which would give rise to a Claim by any such person for indemnification from Purchaser or its subsidiaries under the corporate indemnification provisions of Purchaser or its subsidiaries in effect on the date of this Agreement, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser or its subsidiaries.

                                  ARTICLE III
                           CONDUCT PENDING THE MERGER

    SECTION 3.01 CONDUCT OF THE SELLER'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement and except to the extent required by law or regulation, or by regulatory authorities, during the period from the date of this Agreement to the Effective Time the Seller shall, and shall cause its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking practice,
(ii) use its reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the appropriate services of its officers and key employees, (iii) take any action that would cause the representations in Section
2.01 to fail to be true and accurate or that would materially affect the ability of the Seller or any of its Subsidiaries to perform its covenants and agreements under this Agreement or to consummate the transaction contemplated hereby, and
(iv) not knowingly take any action (other than action consistent with clause (i) above or taken pursuant to clause (ii) above) which would materially adversely affect or delay the ability of the Seller, or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby.

    SECTION 3.02 FORBEARANCE BY THE SELLER. Without limiting the covenants set forth in Section 3.01 hereof, except as otherwise specifically provided in this Agreement and except to the extent required by law or regulation or by regulatory authorities, and except in each case as specifically permitted by other subsections of this Section 3.02 or any Schedules attached hereto, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will not, without the prior written consent of the Purchaser which written consent will not be unreasonably withheld:

       (a) amend its or their Certificate of Incorporation, Charter, or Bylaws or other corporate governance documents;

       (b) except for the issuance of shares of Seller Common Stock upon exercise of options under the Seller's Employee Plans or pursuant to this Agreement, issue any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issuance of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock or amend any of the terms of the outstanding stock options);

       (c) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, change of par or stated value or otherwise modify, change or amend the voting rights or preferences attributable to any such capital stock;

       (d) (i) except to the extent required by law, as required by business necessity or as set forth in Disclosure Schedule 3.02(d), adopt, amend or otherwise modify any of Seller's or its Subsidiaries Employee Plans, any bonus, pension, profit sharing, retirement or other compensation plan qualified or non-qualified; (ii) except as set forth in Disclosure
    Schedule 3.02(d), enter into or amend any contract of employment with any officer which is not terminable at will without cost or other liability;
    (iii) except as set forth in Disclosure Schedule 3.02(d), make or grant any general or individual wage or salary increase or increase in any manner the compensation or fringe benefits of any of its employees, officers or directors, other than general increases in compensation for employees in the ordinary course of business consistent with past practices; or (iv) become a party to or commit itself to fund or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee, officer or director;

       (e) sell, transfer or lease any of its or their assets or property (other than the Seller's portfolio of securities, classified assets or REO having a book value of less than $1,000,000) having a book value in excess of $200,000 to any individual, corporation, or other entity other than a direct or indirect wholly owned subsidiary of the Seller, except in the ordinary course of business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization in each case which are material, individually or in the aggregate, to the Seller or any of its Subsidiaries, other than in connection with the collection of any loan or credit arrangement between Seller or any of its Subsidiaries and any other person; permit the revocation or surrender by Seller or any of its Subsidiaries of its certificate of authority to do business or its certificate of authority to maintain, or file an application for the relocation of any existing branch office, or file an application for a certificate of authority to establish a new branch office;

       (f) waive, release, transfer or grant any rights, or modify or change in any material respect, any material leases, licenses or agreements, other than in the ordinary course of business;

       (g) subject any asset or property of Seller or any of its Subsidiaries to a lien, mortgage, pledge, security interest or other encumbrance
    (other than in connection with deposits, Federal Home Loan Bank ("FHLB") advances, repurchase agreements, bankers acceptances, and accounts established in the ordinary course of business, transactions in "federal funds" and any lien, mortgage, pledge, security interest or other encumbrance incurred in the ordinary course of business consistent with past practice which does not have or could not reasonably be expected to have a Material Adverse Effect on Seller or any of its Subsidiaries);

       (h) enter into any leases, licenses or agreements pursuant to which Seller or any of its Subsidiaries is obligated to pay an unaffiliated party in excess of $25,000 per annum;

       (i) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to or purchase or redeem any shares of the Seller's Common Stock, except for the payment of a quarterly cash dividends not to exceed after tax earnings for the quarter prior to such dividend as the Board of Directors may declare beginning six months after the date hereof;

       (j) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for deposit liabilities and except for indebtedness incurred in the ordinary course of business or consistent with past practices including short term FHLB advances;

       (k) cancel or compromise any debt or claim which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a Material Adverse Effect on the Seller or any of its Subsidiaries;

       (l) change its method of accounting as in effect as of December 31, 1995, except as required by changes in GAAP or by Regulatory Agencies;

       (m) settle any claim, action or proceeding involving any liability of the Seller or Seller Bank for money, damages or other payment in excess of $50,000 or which would place material restrictions upon the operations of the Seller or the Seller Bank;

       (n) fail to notify Purchaser promptly of its receipt of any letter, notice or other communication, whether written or oral, from any
    Regulatory Authority advising that it is contemplating issuing, requiring, or requesting any agreement, memoranda of understanding, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

       (o) fail to remain in compliance with any capital requirement of any Regulatory Authority to which it is subject;

       (p) fail to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

       (q) except in the ordinary course of business and consistent with applicable laws and regulations, make any loan or loan commitment to any of its officers, directors or 5% or more stockholders (or any person or entity controlled by or affiliated with such officer, director or 5% or more stockholder);

       (r) make, commit to make, acquire or commit to acquire, renew, or commit to renew any loan or purchase or commit to purchase any securities
    (other than overnight money market funds) for an amount in excess of $1 million; and

       (s) agree or make any commitment to take any action to do any of the foregoing.

    SECTION 3.03 CONDUCT OF THE PURCHASER'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided for or contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser and its subsidiaries shall carry on their respective business in the, usual, regular, ordinary course consistent with past practice and prudent banking practices. Without limiting the generality of the foregoing and except as consented to in writing by Seller, the Purchaser or any of its subsidiaries shall not, (i) take any action that would cause the representations in Section
2.02 to fail to be true and accurate or that would materially affect the ability of the Purchaser or any of its subsidiaries to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby, (ii) take any action which would materially affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby, (iii) consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless such person shall expressly assume the obligations of Purchaser hereunder, (iv) declare or pay any dividend on, or make any other distributions in respect of, the Purchaser Common Stock except for regular dividends and dividends or distributions in Purchaser Common Stock, (iv) amend its Certificate of Incorporation or Bylaws or other corporate governance documents, or (v) authorize or enter into any agreement or commitment to do any of the foregoing. Except as expressly provided in the preceding sentence, nothing contained herein shall limit Purchaser nor any of its subsidiaries from entering into agreements to acquire (i) the stock or assets of any other entity except that the Purchaser shall not enter into an agreement which would materially affect or delay the ability of Purchaser to obtain any necessary regulatory approvals or consummate the transactions contemplated hereby or (ii) outstanding shares of Purchaser Common Stock consistent with past practices, so long as such purchases of Purchaser Common Stock are consummated prior to the time period contemplated by Section 1.02(d).

                                   ARTICLE IV
                                   COVENANTS

    SECTION 4.01 NO SOLICITATION. From and after the date hereof until the termination of this Agreement, neither the Seller or Seller Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Seller or any of its Subsidiaries) will, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Seller) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of assets or any equity securities of, the Seller or any of its Subsidiaries (any such proposal or other being herein referred to as an "Acquisition Proposal"). The Seller shall notify Purchaser promptly of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Seller (or such persons) may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person related to an Acquisition Proposal, or otherwise facilitate any effort to attempt to make or implement an Acquisition Proposal, if the Board of Directors of the Seller, after consultation with its outside counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished or such facilitation undertaken. Subject to the foregoing, (i) the Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing or which are otherwise in contemplation of an acquisition transaction and (ii) the Seller will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.01. The Seller will notify the Purchaser promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Seller after the date hereof in respect of any such Acquisition Proposal, together with details as to the identity of the persons making such inquiry or proposal, requesting information or seeking such negotiations or discussions and the terms and conditions thereof.

    SECTION 4.02  EMPLOYEES, EMPLOYEE BENEFIT PLANS AND DIRECTORS.

    (a)(i) All persons who are employees of the Seller or the Seller Bank immediately prior to the Effective Time (the "Seller's Employees") shall, at the Effective Time, become employees of Purchaser or any of its subsidiaries, respectively; PROVIDED, HOWEVER, that in no event shall any of the Seller's Employees be officers of the Purchaser, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of the Purchaser. The Purchaser agrees to use its best efforts to reasonably identify, within 30 days after the Effective Date, the Seller's Employees who Purchaser intends to offer employment; PROVIDED, HOWEVER, that subject to the provisions of Section 4.02(c) herein, the Purchaser shall not have any duty or obligation to continue to employ any of Seller's or Seller Bank's Employees beyond the Effective Date. All of Seller's Employees who remain following the Effective Date shall be employed at the will of the Purchaser. No employee of Seller will become a contractual employee of Purchaser unless such contract is in writing and executed by the President or Chief Executive Officer of the Purchaser.

        (ii)
       With the exception of employees listed in Section 4.02(c)(iv) and (v), employees of Seller or its Subsidiaries who are terminated for other than cause within the meaning of 12 C.F.R. Section563.39(b)(1) within one year following the Effective Time will be eligible for the following benefits: a Seller Employee shall receive any benefits provided to similarly situated employees of Pinnacle upon termination including four (4) weeks of salary plus one (1) additional week for every year of credited service; provided however, the maximum severance payment shall be no greater than sixteen weeks. For purposes of the foregoing and purposes of calculating benefits available, Seller Employees will receive credit for service with Seller or its subsidiaries to the same extent and in the manner as if such employees had been employed by Purchaser.

       (iii)
       Employees of Seller or its Subsidiaries shall be eligible to participate in the pension and welfare plans maintained by Purchaser after the
Effective Time. For purpose of determining eligibility and vesting of participants in such plans, employees of Seller and its Subsidiaries shall be credited with years of service with Seller to the extent credited under the respective predecessor plans. Service of employees of Seller and its Subsidiaries will be recognized for vacation and disability benefits. Purchaser shall provide generally to officers and employees of Seller and its Subsidiaries who become employees of Purchaser employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially the same as those provided by Purchaser or its subsidiaries to their similarly situated officers and employees.

    (b)(i) At the Effective Time, no Employee Plans shall have any unfunded liabilities on any basis including a termination basis or any Pension
Benefit Guaranty Corporation ("PBGC") liability except as described on Disclosure Schedule 2.01(n) or 4.02(b).

        (ii)
       Seller shall make a sufficient contribution to the Security Federal Savings and Loan Association Retirement Plan ("Pension Plan") to fully fund the Pension  Plan on  a termination basis  as calculated  at the  Effective
Time.

       (iii)
       On or prior to the Effective Time, Pension Plan shall be terminated in the manner of a standard termination under the rules of the PBGC. Seller shall take all legal and administrative steps necessary to terminate the Pension Plan and in the event the Pension Plan is not terminated as of the Effective Time, Purchaser shall use their best efforts to obtain a standard termination. As soon as practicable after receipt of a letter from the IRS as to the tax qualified status of the Pension Plan upon its termination ("Final Determination Letter") distributions of the assets of the Pension Plan shall be made to Pension Plan participants and beneficiaries. From and after the Effective Date of this Agreement, Purchaser shall use their best efforts to secure a Final Determination Letter for the Pension Plan.

    (c)(i) Purchaser will assume and honor in accordance with their terms all existing written employment, severance, change in control, and other compensation agreements, including the Supplemental Employee Stock Retirement Plan ("SERP") and Supplemental Retirement Agreement ("SRA"), between the Seller and any of its Subsidiaries and any officer, director or employee of the Seller or any of its Subsidiaries listed on Disclosure Schedule 4.02(c) and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any other plan referred to in Section 2.01(n);

        (ii)
       Purchaser acknowledges  that  for purposes  of  any agreement  listed  on
       Schedule 4.02(c) conferring rights on an employee as a result of a "change in control", the Merger shall constitute a change in control;

       (iii)
       In addition, Purchaser acknowledges that there will be full vesting at the Effective Time for participants under the Security Federal Savings and Loan Association 1992 Recognition and Retention Plans ("ARP"), the Financial Security Corp. 1995 Long Term Incentive Plan, the Financial Security Corp. 1992 Incentive Stock Option Plan, the Financial Security Corp. 1992 Stock Option Plan for Outside Directors (the "Option Plans"). With respect to the ARP and the Long Term Incentive Plan, share awards will be exchanged for the Merger Consideration set forth in Section 1.02;

        (iv)
       At the Effective Time, single cash payments will be made to Ivan F. Kovac, Daniel K. Augustine, Patrick Hunt and Frank Swiderski by the
Seller in accordance with the change in control provisions of their employment agreements, unless otherwise mutually agreed to by the Purchaser and the individual officer. The method of calculating the cash payments owed under the employment agreements is set forth on Disclosure Schedule 4.02(c), PROVIDED, HOWEVER, that benefits which are dependent on 1996 performance will be recalculated according to the identical formula immediately prior to the Effective Time and disclosed on Schedule 4.02(c). Medical, dental and disability benefits, etc., will be continued pursuant to the terms of the employment agreements.

         (v)
       At the Effective Time, a cash payment will be made to Daniel R. Yamtich, William C. Preissner and Edward L. Sylvestrak in accordance with such agreement, unless otherwise mutually agreed to by the Purchaser and individual officer. The method of calculating the cash payment owed under the change in control agreements will be set forth on Disclosure Schedule 4.02(c) under the same terms discussed above in Section 4.02(c)(v). Medical, dental and disability benefits, etc. will be continued pursuant to the terms of change in control agreements.

        (vi)
       Purchaser and Seller agree that single sum cash payments will be made at the Effective Time by the Seller for benefits payable under the SRA.

    (d)On or prior to the Effective Time, the Security Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP") shall be terminated and the ESOP loan shall be repaid. As soon as practicable after the receipt of a letter from the IRS as to the tax qualified status of the ESOP upon its termination under Sections 401(a) and 4975(e) of the Code (the "Final
Determination Letter") distributions of the benefits under the ESOP shall be made to ESOP Participants and Beneficiaries. From and after the Effective Date of this Agreement to the Effective Time, in anticipation of such termination and distribution, Purchaser, Seller and their respective representatives, after the Effective Time, shall use their best efforts to apply for an obtain a favorable Final Determination Letter from the IRS.

    (e)At least 60 days prior to the Effective Time Purchaser will provide to Seller descriptions of all of its Qualified Plans and those non-qualified plans available to non-executive employees of Purchaser which includes information regarding eligibility, vesting and benefits. Materials generally provided to newly hired Purchaser Employees will be acceptable.

    SECTION 4.03  EMPLOYEE STOCK OPTIONS.

    (a) CONSIDERATION FOR SELLER STOCK OPTION. Disclosure Schedule 4.03 sets forth a list of each option outstanding on the date of this Agreement, whether or not fully exercisable, under the Option Plans, (collectively, the "Seller Stock Options") to purchase Seller Common Stock heretofore granted by the Seller. Disclosure Schedule 4.03 also sets forth with respect to each Seller Stock Option the option exercise price, the number of shares subject to the option, the date of grant, vesting, exercisability and expiration of the option and whether the option is an incentive stock option or a non-qualified stock option. All rights under the Seller Stock Options shall be treated as provided in Section 4.03(b).

    (b) CONVERSION OF SELLER STOCK OPTIONS INTO PURCHASER COMMON STOCK. Each Seller Stock Option shall be converted at the Effective Time into such number of shares of Purchaser Common Stock as are equal in value (determined by valuing each share of Purchaser Common Stock at the Purchaser Average Share Price) to
(i) the product of the number of shares of Seller Common Stock subject to Seller Stock Options, the Exchange Ratio and the Purchaser Average Stock Price less
(ii) the aggregate exercise price for the number of shares of Seller Common Stock subject to Seller Stock Options. No fractional shares shall be issued and the number of shares of Purchaser Common Stock to which the holder of Seller Stock Options would be entitled pursuant to this Section 4.03(b) shall be as determined pursuant to the provision of this Section 4.03(b) rounded to the nearest whole share.

    SECTION 4.04  ACCESS AND INFORMATION.

    (a)From the date of this Agreement through the Effective Time, Seller and its Subsidiaries shall afford to each of Purchaser and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, except for materials that are legally privileged or which the Seller and its Subsidiaries are prohibited by law from disclosing, during normal business hours and after reasonable notice; and Purchaser shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller and its Subsidiaries as it shall from time to time reasonably request, except for materials that are legally privileged or which the Seller and its Subsidiaries are prohibited by law from disclosing. Purchaser agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere with normal operations and consumer and employee relationships of Seller and its Subsidiaries. In the event the Purchaser learns of any information or matters during such investigation that the Purchaser believes may constitute or reveal a material breach of the Seller's or its Subsidiaries representations, warranties, covenants or agreements contained herein, the Purchaser shall provide the Seller with a written notice within 15 business days, specifying the information or matters learned and the basis upon which they may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements and the Seller shall have the right to cure such material breach within 30 calendar days from the date of such notice or such longer period as extended by the parties in writing. No breach of a representation, warranty, covenant or agreement that is learned pursuant to Purchaser's investigation contemplated by this Section 4.04 shall constitute a material breach of a representation, warranty, covenant or agreement by Seller or its Subsidiaries under any provision of or for any purpose under this Agreement and the information or matters underlying such breach shall be deemed to have been fully disclosed in Seller's disclosure pursuant to this Agreement, unless Purchaser provides Seller with a written notice relating thereto delivered and the Seller has not cured such breach within the time period provided in the immediately preceding sentence and Purchaser exercises its right to terminate this Agreement on the basis thereof in accordance with Section 6.01(e).

    (b)Each party hereto shall treat as strictly confidential all information received from the other party and shall not divulge to any other person, natural or corporate (other than essential employees and agents of each party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the other party which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, shall promptly return to the other party all material furnished by the other party.

    (c)Each party hereto shall will not, and will cause its respective representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.04) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information")) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Regulatory Agencies, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement,
(iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

    SECTION 4.05 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. The Purchaser and the Seller shall, (a) make as soon as practicable (or cause to be made) from the date of the Agreement, (or cause to be made) any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, (c) use reasonable efforts to obtain all such approvals, consents or waivers, to respond to all inquiries and requests for information from regulatory authorities, (d) apprise each other of the content of all communications with regulatory authorities with respect to all filings and applications, and (e) deliver to the other copies of all such filings and applications (except for materials that are legally privileged or which it is prohibited by law from disclosing) promptly after they are filed.

    SECTION 4.06 ANTITAKEOVER PROVISIONS. Subject to the continued accuracy of the Purchaser's representation in Section 2.02(p) and to the exercise of the fiduciary duties of the Seller's Board of Directors as contemplated by Section 4.01, the Seller and its Subsidiaries shall use reasonable best efforts (i) to continue to exempt the Purchaser, the Agreement and the Merger from any provisions of an antitakeover nature in the Seller's or its Subsidiaries' charters and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the reasonable request of the Purchaser, to assist in any challenge by the Purchaser to the applicability to the Agreement or the Merger of any state antitakeover law.

    SECTION 4.07 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

    SECTION  4.08    PUBLICITY.    The  initial  press  release  announcing this
Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto; PROVIDED, HOWEVER, that nothing contained in this Section 4.08 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.

    SECTION 4.09 NOTIFICATION OF CERTAIN MATTERS. The Purchaser, on the one hand, and the Seller and the Seller Bank, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule"), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by one party to the other party shall be deemed to amend the Disclosure Schedule and, unless the party receiving such amended Disclosure Schedule, by written notice to the other party given within fifteen (15) business days of its receipt of such Supplemental Disclosure
Schedule, exercises any right of termination it may then have under Section 6.01(b), and subject to the cure period set forth in 6.01(b), that party shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its subsidiaries) (i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect.

    SECTION 4.10  INDEMNIFICATION.

    (a)From and after the Effective Time through the sixth anniversary of the Effective Date, the Purchaser agrees to indemnify and hold harmless each present and former director and officer of the Seller or its Subsidiaries (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under Delaware law or, if greater, that the Seller would have been permitted under its certificate of incorporation, charter or bylaws in effect on the date hereof, and to advance any such costs to each Indemnified Party as they are from time to time incurred (subject to receipt of an undertaking to repay such advances if it is ultimately judicially determined that such Indemnified Party is not entitled to indemnification); provided that if a court of competent jurisdiction finds that the Indemnified Party is not permitted indemnification, then the Purchaser will not be liable for the expenses of such Indemnified Party.

    (b)Any Indemnified Party wishing to claim indemnification under Section 4.10(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser thereof, but the failure to so notify shall not relieve the Purchaser of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Purchaser shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Purchaser elects to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; PROVIDED, HOWEVER, that the Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) the Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

    (c)Prior to the Closing the Seller shall obtain directors' and officers' liability insurance, providing substantially the same coverage as the existing directors' and officers' liability insurance of the Seller for all persons who are directors and officers of the Seller and Seller Bank on the Date hereof for a period to continue for six years following the Effective Date provided, the aggregate cost of such insurance shall not exceed $50,000.

    SECTION 4.11  SHAREHOLDERS' MEETINGS.

    (a)The Seller shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. The Seller's Board of Directors, subject to its fiduciary duties, (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement and (ii) shall use its reasonable best efforts to solicit such approval.

    (b)The Purchaser shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of holders of Purchaser Common Stock ("Purchaser Shareholder Meeting") as promptly as practicable for the purposes of considering and voting on the approval and adoption of this Agreement. The Purchaser's Board of Directors, subject to their fiduciary duties, (i) shall recommend at the Purchaser's Shareholders Meeting that the holders of Purchaser Common Stock vote in favor of and approve the above stated matters and (ii) shall use its reasonable best efforts to solicit such approval.

    SECTION 4.12 REGISTRATION STATEMENT. As soon as practicable after the date hereof, the Purchaser shall prepare and file with the SEC a Registration Statement on Form S-4 covering the Purchaser Common Stock to be issued to the holders of Seller Common Stock in the Merger, which Registration Statement shall include the Proxy Statement for use in soliciting proxies for the shareholders' meeting to be held by the Purchaser and Seller for the purpose of considering the Merger, and Purchaser and Seller shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. Purchaser will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Purchaser Common Stock in the Merger. Seller shall promptly furnish all information concerning it and the holders of its capital stock as Purchaser may reasonably request in connection with such action, and Purchaser shall provide the Seller with reasonable opportunity to review and comment upon the content of the Registration Statement. The Purchaser represents and covenants that the Registration Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Purchaser and the Seller and the dates of the Shareholder Meeting and the Purchaser Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the SEC and, with respect to the Purchaser and the transactions contemplated herein, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.13  AFFILIATE  LETTERS.  Seller shall  disclose in the  Disclosure
Schedule 4.13 each person whom it reasonably believes is an "affiliate" of the Seller for purposes of Rule 145 under the Securities

Act. Seller shall use its reasonable efforts to cause each person to deliver to Purchaser not later than thirty (30) calendar days prior to the Effective Time, a written agreement, substantially in the form of EXHIBIT A to this Agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Purchaser Common Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder.

    SECTION 4.14 TAX OPINION. The Purchaser and Seller agree to use their reasonable efforts to obtain a written opinion of Muldoon, Murphy & Faucette or such other counsel reasonably acceptable to both parties, addressed to the Purchaser and Seller, dated the Closing Date, subject to the customary representations and assumptions referred to therein, and substantially to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code; (b) the exchange in the Merger of Purchaser Common Stock will not give rise to gain or loss to the stockholders of the Seller with respect to the exchange (except to the extent of any cash received), and (iii) each of Purchaser and Seller will be a party to that reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion, counsel shall be entitled to rely upon representations of officers of Purchaser and Seller. Each of the parties undertakes and agrees to use its best efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

    SECTION 4.15 TAX-FREE REORGANIZATION TREATMENT. Prior to Effective Time, neither the Purchaser nor the Seller shall intentionally take, fail to take or cause to be taken or not take any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    SECTION 4.16 LISTING. Purchaser shall cause Purchaser Common Stock to become qualified for quotation on the Nasdaq National Market and file with the Nasdaq Stock Market a notification for the listing on the Nasdaq Stock Market relating to the proposed issuance of the shares of Purchaser Common Stock to be issued to the holders of Seller Common Stock pursuant to the Merger.

    SECTION 4.17 AFFILIATE PURCHASES. Affiliates of the Purchaser or its subsidiaries including officers, employees, directors or greater than 10% beneficial owners agree not to purchase any Purchaser Common Stock during the thirty (30) business days prior to the Closing Date of the Merger.

                                   ARTICLE V
                           CONDITIONS TO CONSUMMATION

    SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

       (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock and Purchaser Common Stock at the
    Shareholder Meeting and the Purchaser Shareholder Meeting, respectively in accordance with applicable law;

       (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

       (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

       (d) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

       (e) Purchaser shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby;

       (f) the shares of Purchaser Common Stock and the shares issuable pursuant to the Merger shall have been approved for listing on the Nasdaq
    National Market; and

       (g) each party shall have received the opinion of Muldoon, Murphy & Faucette, dated the date of the Closing, to the effect that the
    Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 5.02 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER UNDER THIS AGREEMENT. The obligations of the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

       (a) each of the obligations, covenants and agreements of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects, except as to the failure to perform an obligation, covenant or agreement that would not, individually or in the aggregate, result in a Material Adverse Effect on Seller or Seller Bank, individually, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by the President and Chief Financial Officer of the Seller;

       (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.09) shall be true and correct in all material  respects as of the date of  this Agreement and as of the Effective
    Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by the President and the Chief Financial Officer of the Seller;

       (c) the Purchaser shall have received certified copies of the resolutions or documents of like import evidencing the authorization of this
    Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

       (d) the  Purchaser  shall  have  received  a  certificate  of   corporate
           existence for the Seller (such certificate to be dated as of a day as close as practicable to the date of the Closing);

       (e) subject to the Purchaser's compliance with Sections 4.05 and 4.06, none of the approvals or consents referred to in Section 5.01(b)
    hereof shall contain any non-standard condition (whether such condition is non-standard shall be determined based on the practices and procedures of the applicable regulatory or governmental body as of the date of this Agreement) which would, or would be reasonably likely to, have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole giving effect to the completion of the transactions contemplated hereby;

       (f) the Purchaser shall have received an opinion or opinions, dated the date of the Closing, from Muldoon, Murphy & Faucette, special counsel to the Seller, to the effect that:

              (i)
               Seller is a corporation duly authorized, validly existing and in good standing under the laws of the State of Delaware and Seller
       Bank is a Federally chartered stock savings and loan association duly organized under the laws of the United States;

             (ii)
               the Seller has the power and authority to carry on its business as described in the Proxy Statement and to consummate the transactions contemplated by the Agreement and the Subsidiaries have the corporate power and authority to carry on their business as described in the Proxy Statement;

            (iii)
               the Agreement has been duly authorized and approved by the Seller and the Agreement and the transactions contemplated thereby have been approved by the requisite vote of the Seller's shareholders and duly authorized, executed and delivered by the Seller and the Agreement constitutes the valid and binding obligation of the Seller subject to applicable laws affecting creditors' right generally and equitable defenses;

             (iv)
               to the best knowledge of such counsel, all acts, other proceedings required to be taken by or on the part of the Seller, including the  adoption  of the  Agreement  by the  shareholders  of  the
       Seller,   and  the  necessary   approvals,  consents,  authorizations  or
       notifications required to be taken to consummate the transactions contemplated by the Agreement, have been properly taken or obtained; neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws of the Seller or the Subsidiaries; or (ii) to the best knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Seller or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Seller or the Subsidiaries are a party or by which they or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Seller or the Subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the Seller or the Subsidiaries; to the best knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Seller or the Subsidiaries of the transactions contemplated by the Agreement;

              (v)
               to the best knowledge of such counsel, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

             (vi)
               to the best knowledge of such counsel, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Seller or the Subsidiaries which would have a Materially Adverse Effect on the consolidated financial condition of the Seller or the Subsidiaries;

            (vii)
               the Proxy Statement, and any supplement or amendment thereto, on the date of the mailing thereof and on the date of the special meeting of stockholders of Seller, complied as to form in all material respects with the applicable provisions of law with respect to information provided for inclusion therein by Seller; and

       (g) the Purchaser shall have received a letter, dated the date of the Closing, from Muldoon, Murphy & Faucette, special counsel to the
    Seller, to the effect that no facts have come to the attention of such counsel, with respect to information provided by Seller for inclusion in the Proxy Statement, which would lead such counsel to believe that the Proxy Statement, and any supplement or amendment thereto, on the date of the mailing thereof and on the date of the meeting of stockholders of Seller, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the fairness opinion, financial statements and notes thereto and other financial, statistical and accounting information included in the Proxy Statement); PROVIDED, HOWEVER, that such counsel may state that they have not independently verified the accuracy, completeness or fairness of the statements contained in the Proxy Statement, and the limitations inherent in their participation in the preparation of the Proxy Statement and that the knowledge available to them is such that they are unable to assume, and do not assume, responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement.

       (h) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as the Purchaser may reasonably request.

    SECTION 5.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER UNDER THIS AGREEMENT. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

       (a) each of the obligations of the Purchaser, respectively, required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by the President and Chief Financial Officer of the Purchaser;

       (b) the representations and warranties of the Purchaser and its subsidiaries contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to the foregoing effect dated the Closing Date signed by the President and the Chief Financial Officer of the Purchaser.

       (c) the Seller shall have received an opinion at the time of execution of this Agreement and a written opinion dated not more than five (5)
    days prior to the date of the Proxy Statement from Hovde Financial, Inc. or another financial advisor selected by Seller, to the effect that in the opinion of such firm, the consideration to be received in the Merger by the stockholders of Seller is fair to the stockholders of Seller from a financial point of view and such opinion shall not have been withdrawn or materially modified prior to the vote of the stockholders.

       (d) the Seller shall have received an opinion, dated as of the Effective Date, from Burke, Warren & MacKay, P.C. counsel for the Purchaser to the effect that:

              (i)
               Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

             (ii)
               all of the issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable;

            (iii)
               Purchaser has the power and authority to carry on its business as described in the Proxy Statement and to consummate the transactions contemplated by this Agreement and the subsidiaries have the corporate power and authority to carry on their business as described in the Proxy Statement;

             (iv)
               the Agreement has been duly authorized and approved by Purchaser and the Agreement and transactions contemplated thereby have been approved by the requisite vote of the Purchaser's shareholders and duly authorized, executed and delivered by Purchaser and the Agreement constitutes the valid and binding obligation of Purchaser subject to applicable laws affecting creditors' rights generally and equitable defenses;

              (v)
               all corporate acts and other proceedings required to be taken by or on the part of Purchaser including the adoption of the
       Agreement by shareholders of Purchaser and the necessary approvals, consents authorizations or notifications required to be taken to consummate the transactions contemplated by the Agreement have been properly taken or obtained; neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, with and without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation or Bylaws of Purchaser or its subsidiaries or (ii) to the actual knowledge of such counsel without inquiry or investigation, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Purchaser or the subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Purchaser or the subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Purchaser or the subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the Purchaser or the subsidiaries; to the actual knowledge of such counsel without inquiry or investigation, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Purchaser or the subsidiaries of the transactions contemplated by this Agreement and Plan of Merger;

             (vi)
               to the actual knowledge of such counsel without inquiry or investigation there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit (or to obtain substantial damages in connection with) the consummation of such transactions;

            (vii)
               all regulatory and governmental approvals and consents which are necessary to be obtained by Purchaser and its subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained;

           (viii)
               the Registration Statement, in so far as it contains information relating to the Purchaser and any of its subsidiaries, complies in all material respects as to form with the requirements of the Securities Act as in effect on the date of effectiveness of the Registration Statement. The Prospectus included therein, including any supplements or amendments thereto, at the time of the mailing thereof or at the time of the stockholders' meeting of the Purchaser, complied as to form in all material respects with the applicable provisions of law with respect to information provided for inclusion therein by Purchaser;

             (ix)
               the shares of the $4.69 par value common stock of Purchaser to be issued to the stockholders of Seller as contemplated by the
       Agreement have been duly and validly authorized for issuance, have been registered under the Securities Act of 1933, as amended, and when the certificates therefor are duly countersigned by Purchaser (or Purchaser's transfer agent) and delivered to the stockholders of Seller pursuant to the Agreement following consummation of the Merger will be duly and validly issued, fully paid and nonassessable, and no holder of any presently outstanding shares of Purchaser Common Stock has any preemptive or similar rights to subscribe for or purchase any such shares.

       (e) the Purchaser shall have received a letter, dated the date of Closing, from Burke, Warren & MacKay, P.C. counsel to Purchaser, to the effect that no facts have come to the attention of such counsel that the information provided by the Purchaser for inclusion in the Proxy Statement, and the information in the Registration Statement, and any supplements or amendments thereto, on the date of the mailing of the Proxy Statement, and on the date of the meeting of stockholders of Seller, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to made the statements contained therein, in light of the circumstances under which they were made, not misleading PROVIDED, HOWEVER, that such counsel may state that they have not independently verified the accuracy, completeness or fairness of the statements contained in the Proxy Statement and the Registration Statement, and the limitations inherent in their participation in the preparation of the Proxy Statement and the Registration Statement and that the knowledge available to them is such that they are unable to assume, and do not assume, responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement and the Registration Statement.

       (f) the Purchaser shall have furnished to the Seller with such certificates of its officers and others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as the Seller may reasonably request.

                                   ARTICLE VI
                                  TERMINATION

    SECTION 6.01 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Seller:

       (a) by the mutual consent of the Purchaser and the Seller in a written instrument if the board of directors of each so determines by a vote of a majority of the members of its entire board;

       (b) by the Purchaser or the Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Section 4.09, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

       (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, or (iii) the holders of Seller Common Stock or the Purchaser Common Stock shall fail to approve and adopt this Agreement, PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this Section 6.01(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

       (d) by the Purchaser or the Seller, in the event that the Merger is not consummated by March 31, 1997, unless the failure of such occurrence is due to the failure to perform or comply with any covenant or agreement contained in this Agreement by the party seeking to terminate;

       (e) subject to Section 4.09, by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this
    Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller or the Seller Bank; PROVIDED that the Purchaser shall have given the Seller thirty (30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period and PROVIDED, further that any exclusions from Material Adverse Effect under Section 2.01(h) shall not be deemed an event that would permit Purchaser to terminate this Agreement;

       (f) by Purchaser in accordance with Section 1.02(c)(i) upon notice to Seller;

       (g) by Seller in accordance with Section 1.02(c)(ii) upon notice to Purchaser; or

       (h) by the Purchaser by written notice to the Seller five (5) days prior to the Closing Date in the event that there has been a reduction of the value as of that date of the Bennett Portfolio, as described in Disclosure Schedule 6.01(h), in excess of a threshold amount equal to $375,000 before any tax savings (the "Threshold Amount") ("Bennett Material Adverse Change"); PROVIDED, HOWEVER, that Purchaser shall not have an option to terminate pursuant to this paragraph (h) if no later than two (2) days prior to the Closing Date, the Seller agrees to reduce the Merger Consideration by the amount of the Bennett Material Adverse Change in excess of the Threshold Amount, reduced by tax savings of 34%, divided by the number of outstanding shares of Seller Common Stock.

    SECTION 6.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 6.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or to their respective officers or directors except that (i) Sections 4.04(b), 4.04(c), 8.06 and 8.07, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    SECTION 6.03 THIRD PARTY TERMINATION. In recognition of the efforts and expenses of, and other opportunities foregone by, the Purchaser while structuring the Merger, the parties agree that the Seller shall pay to the Purchaser a termination fee of $600,000 in cash (the "Termination Fee") on demand if, during a period of eighteen (18) months after the date hereof, the Merger has not been completed and any of the foregoing occurs:

       (a) Any person other than the Purchaser or an affiliate of the Purchaser acquires beneficial ownership of 50% or more of the then outstanding
    Seller Common Stock;

       (b) The Seller, without having received the Purchaser's prior written consent, enters into an agreement to engage in an Acquisition
    Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Purchaser or any of its subsidiaries or the Seller's Board of Directors recommends that the shareholders of the Seller approve or accept any Acquisition Transaction with any person other than the Purchaser or any of its subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Seller, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Seller or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the voting power of the Seller; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Seller and/or its Subsidiaries; or

       (c) If a BONA FIDE proposal is made by a third party to the Seller or its shareholders to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: the Seller breaches any covenant or obligation contained in the Agreement which would materially impair Seller's ability to consummate the Merger and such breach entitles the Purchaser to terminate this Agreement; the Shareholder Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Purchaser; or the Seller's Board of Directors withdraws or modifies in a manner adverse to the Purchaser the recommendation of the Seller's Board of Directors with respect to this Agreement.

    Notwithstanding the foregoing, the Seller shall not be obligated to pay to the Purchaser the Termination Fee if the Seller validly terminates this Agreement pursuant to Section 6.01(b) or, prior to the Termination Fee becoming payable, the Seller terminates this Agreement pursuant to Section 6.01(c), (d) or (f).

    SECTION 6.04 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of the other party to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if a party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party hereby waives the claim or defense that the party making the claim has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance.

                                  ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

    SECTION 7.01 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of the Purchaser on such date (the "Closing Date") or such other place as mutually agreed to by the Purchaser and Seller and at such time as the Purchaser and the Seller mutually agree to within thirty (30) business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed by the parties. Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger shall be signed, verified and affirmed as required by Illinois Law or any other applicable laws and duly filed with the Secretary of State of the State of Illinois or as required by any other applicable laws. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such articles of merger.

    SECTION 7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under
Article V.

                                  ARTICLE VIII
                                 OTHER MATTERS

    SECTION  8.01    CERTAIN  DEFINITIONS;  INTERPRETATION.    As  used  in this
Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

       "material" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.

       "person"  includes   an  individual,   corporation,   partnership,
       association, trust or unincorporated organization.

    When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

    SECTION 8.02 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements contained in this Agreement (or in any instrument delivered pursuant to this Agreement) shall not survive beyond the Effective Time, except for the agreements contained in this Section 8.02 and in Article I and Sections 4.02, 4.10, 6.03, 6.04 and
8.06 hereof.

    SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.03 and signed on behalf of each of the parties hereto.

    SECTION 8.04 WAIVER. At any time prior to the Effective Date, the Purchaser, on the one hand, and the Seller, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.04 and signed on behalf of such party.

    SECTION 8.05 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    SECTION 8.06 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois or any other applicable laws except to the extent that the federal laws of the United States apply.

    SECTION 8.07 EXPENSES. Except as provided elsewhere herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Purchaser, on the one hand, and Seller, on the other hand, shall bear and pay one-half of the costs incurred in connection with the printing and mailing of the Registration Statement and the Proxy Statement. In the event one of the parties hereto files suit to enforce this Section or a suit seeking to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and related litigation) shall be borne by the losing party.

    SECTION 8.08 NOTICES. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered.

If to the Seller, to:          Financial Security Corp.
                               1209 North Milwaukee Avenue
                               Chicago, Illinois 60622
                               Facsimile: (312) 227-6689
                               Attention: Daniel K. Augustine
                               President Chief Executive Officer and

and                            Muldoon, Murphy & Faucette
                               5101 Wisconsin Avenue, N.W.
                               Washington, D.C. 20016
                               Facsimile: (202) 966-9409
                               Attention: Mary M. Sjoquist

If to the Purchaser, to:       Pinnacle Banc Group, Inc.
                               2215 York Road, Suite 208
                               Oak Brook, Illinois 60521
                               Facsimile: (708) 571-3012
                               Attention: John J. Gleason, Jr.
                               Vice Chairman

With copies to:                Burke, Warren & MacKay, P.C.
                               225 West Washington Street
                               24th Floor
                               Chicago, Illinois 60606
                               Facsimile: (312) 357-0707
                               Attention: Richard W. Burke

    SECTION 8.09 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and intended beneficiaries. Except as to Section 4.10, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.10 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

    SECTION 8.11 SCHEDULES NOT ADMISSIONS. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules, (including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          PINNACLE BANC GROUP, INC.

                                          By:      /s/ JOHN J. GLEASON, JR.

                                             -----------------------------------
                                                    John J. Gleason, Jr.
                                                        VICE CHAIRMAN

                                          FINANCIAL SECURITY CORP.

                                          By:       /s/ DANIEL K. AUGUSTINE

                                             -----------------------------------
                                                     Daniel K. Augustine
                                                 CHIEF EXECUTIVE OFFICER AND
                                                          PRESIDENT

                                                                     APPENDIX II

                       [HOVDE FINANCIAL, INC. LETTERHEAD]

July 26, 1996

Board of Directors
Financial Security Corp.
1209 N. Milwaukee Avenue
Chicago, IL 60622-2294

Members of the Board:

    Financial Security Corp. ("Financial Security"), a Delaware corporation, and Pinnacle Banc Group, Inc. ("Pinnacle"), an Illinois corporation, have entered into an Agreement and Plan of Merger (the "Agreement") dated April 22, 1996, pursuant to which Financial Security will merge with and into Pinnacle (the"Merger"). As is set forth in the Agreement at the effective time of the Merger, each of the outstanding shares of Financial Security Corp. common stock ("Financial Security Common Stock") will be converted into and have the right to receive, as determined pursuant to Section 1.02, and subject to Section 1.03(f), of the Agreement (the "Merger Consideration"), one of the following: (i) an amount in cash equal to $28.50 (the "Cash Distribution"); or (ii) 0.8803 shares of Pinnacle common stock ("Pinnacle Common Stock") (the "Exchange Ratio"); or
(iii) an amount in cash equal to 30% of the Cash Distribution and 70% of the Exchange Ratio (the "Combined Distribution"). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of Financial Security.

    Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. We are familiar with Financial Security, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement.

    We were retained by Financial Security to act as its exclusive financial advisor with respect to a review of Financial Security's strategic alternatives and the possible sale, merger, consolidation, or other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of Financial Security. We have received and will receive compensation from Financial Security in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. At your direction, we solicited the interest of third parties regarding a possible business combination with Financial Security. The Agreement is the result of this solicitation.

    During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of Financial Security and Pinnacle and material prepared in connection with the proposed transaction, including the following: the Agreement; certain publicly available information concerning Financial Security and Pinacle, including Financial Security's annual report to shareholders and Form 10-K for the year ended December 31, 1995 and quarterly financial information through March 31, 1996, and Pinnacle's annual report to shareholders and Form 10-K for the year ended December 31, 1995 and quarterly financial information through March 31, 1996; the terms of recent merger and acquisition transactions involving thrifts and thrift holding companies that we considered relevant; historical market prices and trading volumes for Financial Security Common Stock and Pinnacle Common Stock; and financial and other information provided to us by the managements of Financial Security and Pinnacle.

    In addition, we have conducted meetings with members of the senior management of Financial Security and Pinnacle for the purpose of reviewing the future prospects of Financial Security and Pinnacle. We also evaluated the pro forma ownership of Pinnacle Common Stock by Financial Security's shareholders relative to the pro forma contribution of Financial Security's assets, liabilities, equity and earnings to the pro forma company, and conducted such other studies, analyses and examinations as we deemed appropriate. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the bank and thrift industries and our general experience in securities valuations.

    In   rendering   this  opinion,   we   have  assumed,   without  independent
verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Financial Security and Pinnacle and in the discussions with Financial Security and Pinnacle management. We did not independently verify and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Financial Security and Pinnacle at March 31, 1996 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Financial Security or Pinnacle, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of Financial Security or Pinnacle, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

    We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to Financial Security and Pinnacle. In rendering this opinion, we have been advised by Financial Security and Pinnacle and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Merger and we have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Pinnacle or the surviving corporation that would have a material adverse effect on Pinnacle or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of Pinnacle or the surviving corporation after the Merger.

    Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

    We are not expressing any opinion herein as to the prices at which shares of Pinnacle Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of Financial Security Common Stock as to how such holder should vote with respect to the Agreements at any meeting of holders of Financial Security Common Stock.

    This letter is solely for the information of the Board of Directors of Financial Security and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of Financial Security Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

    Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the shareholders of Financial Security.

                                          Sincerely,

                                          /s/ Hovde Financial, Inc.

                                          HOVDE FINANCIAL, INC.

                                                                    APPENDIX III

                SECTION 262 OF DELAWARE GENERAL CORPORATION LAW

    SECTION262 APPRAISAL RIGHTS. -- (a) Any stockholders of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholders" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in (1)subsection (f) of Section251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fraction shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                                     III-1

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

                                     III-2

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to

                                     III-3
the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease, Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 299, L. '95, 2-1-96.)

                                     III-4

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, grants to each corporation the power to indemnify its directors, officers, employees and agents against expenses incurred in certain proceedings provided they acted in good faith and in a manner they reasonably believed to be in, or not opposed to the best interests of the corporation and provided that they are not adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Article VII of the By-laws of Pinnacle Banc Group, Inc. ("Pinnacle") sets forth provisions which define the indemnification available to Directors and Officers of Pinnacle. Article VII provides as follows:

                                INDEMNIFICATION

    SECTION 1. To the extent permitted by Illinois law from time to time in effect and subject to the provisions of Section 2 of this Article, the Board of Directors of the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate (whether or not by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the agent of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, of upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    SECTION 2. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Board of Directors only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 1. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (c) by the stockholders.

    SECTION 3.  OTHER.   The right of  indemnification hereinabove provided  for
shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

    The following exhibits are filed herewith unless noted otherwise.

 EXHIBIT
   NO.                                                    DESCRIPTION
- ---------  ---------------------------------------------------------------------------------------------------------
 2.1       Agreement and Plan of Merger, dated April 22, 1996, between Pinnacle Banc Group, Inc. ("Pinnacle") and
            Financial Security Corp. (Included as Appendix I to the Prospectus).
 3.1       Articles of Incorporation of Pinnacle, as amended. (Incorporated by reference to Form SE filed by
            Pinnacle on March 18, 1996.)
 3.2       By-laws of Pinnacle, as amended. (Incorporated by reference to Form SE filed by Pinnacle on March 18,
            1996.)
 4.1       The portions of the Articles of Incorporation and By-Laws of Pinnacle defining the rights of holders of
            Pinnacle's common stock are included as part of the exhibit filed on Form SE by Pinnacle on March 18,
            1996 and is hereby incorporated by reference.
 5.1       Opinion of Burke, Warren & MacKay, P.C.
 8.1       Opinion of Muldoon, Murphy & Faucette.
10.1       Form of Letter of Understanding between Executives and Pinnacle.
10.2       The Pinnacle Incentive Stock Option Plan originally adopted in 1981 (the "Prior Plan") and Form of
            Deferred Compensation Agreement entered into with Pinnacle directors and officers and related Trust
            Agreement. These items were filed as Exhibit 10 to Pinnacle's Form S-1 Registration Statement, No.
            33-19608 which became effective March 18, 1988 and are hereby incorporated by reference. The 1990
            Pinnacle Incentive Stock Option Plan (the "1990 Plan") adopted by Pinnacle's shareholders on April 24,
            1990 was included as Exhibit 3 to Pinnacle's Form 10-K for the fiscal year ended December 31, 1990 and is hereby incorporated by reference.
11.1       Statement Regarding Computation of Per Share Earnings.
21.1       Subsidiaries of Registrant.
23.1       Consent of Arthur Andersen LLP.
23.2       Consent of Crowe, Chizek & Company LLP.
23.3       Consent of KPMG Peat Marwick LLP.
23.4       Consent of Burke, Warren & MacKay, P.C. (Contained in the opinion filed as Exhibit 5.1 hereto).
23.5       Consent of Muldoon, Murphy & Faucette (Contained in the opinion filed as Exhibit 8.1 hereto).
23.6       Consent of Hovde Financial, Inc.
24.1       Powers of Attorney.
99.1       Pinnacle Form of Proxy.
99.2       Financial Security Corp. Form of Proxy.
99.3       Election Form For Use by Stockholders of Financial Security Corp.

    (b)  Financial Statement Schedules.
           Not Applicable

ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items for the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on July 26, 1996.

                                          PINNACLE BANC GROUP, INC.

                                          By       /s/ JOHN J. GLEASON, JR.

                                             -----------------------------------
                                                    John J. Gleason, Jr.
                                                      VICE CHAIRMAN AND
                                                   CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 1996.

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------
                /s/ RICHARD W. BURKE*
     -------------------------------------------                         Director and Secretary
                   Richard W. Burke

                  /s/ MARK P. BURNS*
     -------------------------------------------                                Director
                    Mark P. Burns

              /s/ WILLIAM J. FINN, JR.*
     -------------------------------------------                                Director
                 William J. Finn, Jr.

                /s/ SAMUEL M. GILMAN*
     -------------------------------------------                                Director
                   Samuel M. Gilman

                /s/ ALBERT GIUSFREDI*
     -------------------------------------------                                Director
                   Albert Giusfredi

                 /s/ JOHN J. GLEASON*
     -------------------------------------------                     Director, Chairman of the Board
                   John J. Gleason

               /s/ JOHN J. GLEASON, JR.
     -------------------------------------------           Director, Vice Chairman and Chief Executive Officer
                 John J. Gleason, Jr.                                 (Principal Executive Officer)

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------
               /s/ WILLIAM P. GLEASON*
     -------------------------------------------                                President
                  William P. Gleason

                      /s/ JAMES L. GREENE*
     -------------------------------------------                                Director
                   James L. Greene

                       /s/ DONALD G. KING*
     -------------------------------------------                                Director
                    Donald G. King

                     /s/ JAMES A. MADDOCK*
     -------------------------------------------                                Director
                   James A. Maddock

                    /s/ JAMES J. MCDONOUGH*
     -------------------------------------------                                Director
                  James J. McDonough

                       /s/ SARA J. MIKUTA*
     -------------------------------------------          Chief Financial Officer and Chief Accounting Officer
                    Sara J. Mikuta

                    /s/ WILLIAM C. NICKELS*
     -------------------------------------------                                Director
                  William C. Nickels

                      /s/ JOHN E. O'NEILL*
     -------------------------------------------                                Director
                   John E. O'Neill

                  /s/ JAMES R. PHILLIP, JR.*
     -------------------------------------------                                Director
                James R. Phillip, Jr.

               /s/ KENNETH C. WHITENER, JR.*
     -------------------------------------------                  Director and Executive Vice President
               Kenneth C. Whitener, Jr.

                   /s/ RICHARD W. BURKE, JR.
     -------------------------------------------
                Richard W. Burke, Jr.
                  ATTORNEY-IN-FACT*